UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

PRESCIENT APPLIED INTELLIGENCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☑ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $.001 per share (“Common Stock”)
Series E Convertible Preferred Stock, $.001 per share (“Series E Stock”)
Series G Convertible Preferred Stock, $.001 per share (“Series G Stock”)
(2)
Aggregate number of securities to which transaction applies:
(a) 33,600,251 shares of Common Stock, (b) options to purchase 6,939,963 shares of Common Stock (all of the outstanding options have an exercise price of greater than $0.055), (c) warrants to purchase 5,685,568 shares of Common Stock (all of the outstanding warrants have an exercise price of greater than $0.055), (d) 992 shares of Series E Stock, and (c) 479.9 of Series G Stock.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The transaction value was based on the sum of (a) the product of the 33,600,251 shares of Common Stock that will be exchanged for cash in the transaction multiplied by $0.055 per share, (b) the product of the 992 shares of Series E Stock that will be exchanged for cash in the transaction multiplied by $4,098.00 per share, and (c) the product of the 479.9 shares of Series G Stock that will be exchanged for cash in the transaction multiplied by $1,136.36 per share.

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying 0.0000393 by the aggregate value calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $6,253,669
(5)	Total fee paid: $245.77

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PRESCIENT APPLIED INTELLIGENCE, INC.
1247 Ward Avenue
West Chester, Pennsylvania 19380
(610) 719-1600

December 23, 2008

Dear Shareholders of Prescient Applied Intelligence, Inc.:

You are cordially invited to attend a special meeting of shareholders of Prescient Applied Intelligence, Inc. on January 13, 2009, at 9:00 a.m, local time, at 1247 Ward Avenue, West Chester, Pennsylvania 19380.

The board of directors of Prescient Applied Intelligence, Inc., a Delaware corporation (“Prescient” or the “Company”), has unanimously approved transactions that will result the acquisition of Prescient by Park City Group, Inc., a Nevada corporation (“Park City”), pursuant to a merger agreement. If the merger contemplated by the merger agreement is completed, unless you have properly and validly perfected your statutory rights of appraisal with respect to the merger: (i) the holders of Prescient’s Common Stock will be entitled to receive $0.055 in cash for each share of Common Stock owned by such holder immediately prior to completion of the merger; (ii) the holders of Prescient’s Series E Convertible Preferred Stock will be entitled to receive $4,098.00 in cash, for each share of Series E Convertible Preferred Stock owned by such holder immediately prior to completion of the merger; and (iii) the holders of Prescient’s Series G Convertible Preferred Stock will be entitled to receive $1,136.36 in cash for each share of Series G Convertible Preferred Stock owned by such holder immediately prior to completion of the merger, in each case without interest and less any applicable withholding tax.

At a special meeting of our stockholders, you will be asked to consider and vote on the following proposals:

1.
The merger among the Company, Park City Group, Inc. and PAII Transitory Sub, Inc., a wholly-owned subsidiary of Park City Group, Inc., and Randy Fields, the Chairman and Chief Executive Officer of Park City;

2.	Amendment to the Certificate of Designation of the Series E Convertible Preferred Stock to provide that the Merger Agreement shall govern the treatment of such stock in the merger; and

3.	Amendment to the Certificate of Designation of the Series G Convertible Preferred Stock to provide that the Merger Agreement shall govern the treatment of such stock in the merger.

As described in the accompanying proxy statement, we will not consummate the merger unless Proposals 1, 2 and 3 are approved.

As of the close of business on November 28, 2008, the record date for the merger, Park City owned 715.96 shares of Series E Stock, representing 43% of the issued and outstanding shares of Series E Convertible Preferred Stock.  As a result of its ownership of Series E Convertible Preferred Stock, Park City has 4,263,443 votes with respect to the merger proposal.  Prior to the effective time of the merger, Park City intends to purchase (i) the 4,020,666 shares of Prescient’s Common Stock owned by NewSpring Ventures, LP, a principal shareholder of the Company, at a per share purchase price of $0.05; (ii) 479.86 shares of Series G Stock from the holders thereof at a purchase price of $1,136 per share; and (iii) an additional 382.526 shares of Series E Stock from the holders thereof at a purchase price of $3,865 per share.  In addition, Randall K. Fields, the chairman and chief executive officer of Park City, also serves as chief executive officer of Prescient and will retain these positions after consummation of the merger.

To evaluate the proposed acquisition by Park City Group, Inc. of all of the outstanding shares of Prescient Common Stock, Series E Convertible Preferred Stock and Series G Convertible Preferred Stock, the board of directors of Prescient formed a special committee consisting of  Daniel W. Rumsey, Patrick L. Kiernan and Mary Lou Fox.  Prescient’s board of directors, acting on the recommendation of the special committee, has adopted a resolution approving the Merger Agreement.

THE BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS AND HAS DETERMINED THAT EACH IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE TO APPROVE EACH OF THE PROPOSALS, EACH AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the enclosed documents. Any representation to the contrary is a criminal offense.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the attached proxy in the accompanying reply envelope. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee. Thank you in advance for your cooperation and continued support.

Sincerely,

Randall K. Fields	Jane F. Hoffer
Chief Executive Officer	President and Chief Operating Officer

PRESCIENT APPLIED INTELLIGENCE, INC.
1247 Ward Avenue
West Chester, Pennsylvania 19380
(610) 719-1600

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 13, 2009

Dear Stockholders of Prescient Applied Intelligence, Inc.:

A Special Meeting of Stockholders of Prescient Applied Intelligence, Inc., a Delaware corporation (“Prescient”), will be held at Prescient’s corporate offices located at 1247 Ward Avenue, West Chester, Pennsylvania 19380, on January 13, 2008 at 9:00 a.m., local time, for the following purposes:

1.           Adoption of the Merger Agreement. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated August 28, 2008, by and among the Company, Park City Group, Inc. (“Park City”), PAII Transitory Sub, Inc., a wholly-owned subsidiary of Park City (“Merger Sub”) and Randy Fields, the Chairman and Chief Executive Officer of Park City. A copy of the Merger Agreement is attached as Annex A to the attached proxy statement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and

•
each share of Prescient Common Stock, par value $0.001 per share (the “Common Stock”) that is outstanding immediately prior to the effective time of the Merger (other than shares owned by Park City, Merger Sub or Prescient, or by any direct or indirect wholly-owned subsidiary of Park City, Merger Sub or Prescient, and shares held by stockholders, if any, who have properly and validly perfected statutory rights of appraisal with respect to the Merger) will be converted into the right to receive $0.055 in cash, without interest and less any applicable withholding tax;

•
each share of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Stock”), that is outstanding immediately prior to the effective time of the Merger, (other than shares owned by Park City, Merger Sub or Prescient, or by any direct or indirect wholly-owned subsidiary of Park City, Merger Sub or Prescient, and shares held by stockholders, if any, who have properly and validly perfected statutory rights of appraisal with respect to the Merger) will be converted into the right to receive $4,098.00 in cash, without interest and less any applicable withholding tax; and

•
each share of Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Stock”), that is outstanding immediately prior to the effective time of the Merger (other than shares owned by Park City, Merger Sub or Prescient, or by any direct or indirect wholly-owned subsidiary of Park City, Merger Sub or Prescient, and shares held by stockholders, if any, who have properly and validly perfected statutory rights of appraisal with respect to the Merger) will be converted into the right to receive $1,136.36 in cash, without interest and less any applicable withholding tax.

2.           Amendment of Series E Convertible Preferred Stock Certificate of Designation. To consider and vote on a proposal to amend the Certificate of Designation of the Relative Rights and Preferences of the Series E Stock to provide that the Merger Agreement shall govern the powers, designation and preferences of the Series E Stock in the event the Merger is consummated.

3.           Amendment of Series G Convertible Preferred Stock Certificate of Designation. To consider and vote on a proposal to amend the Certificate of Designation of the Relative Rights and Preferences of the Series G Stock to provide that the Merger Agreement shall govern the powers, designation and preferences of the Series G Stock in the event the Merger is consummated.

4.           Other Matters. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

The close of business on November 28, 2008, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Only holders of record of Common Stock, Series E Stock and Series G Stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. A complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any of our stockholders for purposes pertaining to the Special Meeting at our corporate offices, 1247 Ward Avenue, West Chester, Pennsylvania 19380, during normal business hours for a period of 10 days prior to the Special Meeting, and at the time and place of the Special Meeting.

As of the close of business on November 28, 2008, the record date for the Merger, Park City owned 715.96 shares of Series E Stock, representing 43% of the issued and outstanding shares of Series E Stock.  As a result of its ownership of Series E Stock, Park City has 4,263,443 votes with respect to the Merger proposal.  Prior to the effective time of the Merger, Park City intends to purchase (i) the 4,020,666 shares of Prescient’s Common Stock owned by NewSpring Ventures, LP, a principal shareholder of the Company, at a per share purchase price of $0.05; (ii) 479.86 shares of Series G Stock from the holders thereof at a purchase price of $1,136 per share; and (iii) an additional 382.526 shares of Series E Stock from the holders thereof at a purchase price of $3,865 per share.  In addition, Randall K. Fields, the chairman and chief executive officer of Park City, also serves as chief executive officer of Prescient and will retain these positions after consummation of the Merger.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Special Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock if the Merger is completed, but only if they properly and validly perfect statutory rights of appraisal before the vote is taken on the Merger Agreement and comply with all requirements of Delaware law, which are summarized in the attached proxy statement.

Prescient’s Board of Directors unanimously recommends that you vote “FOR” the adoption of the foregoing proposals, all of which are described in detail in the accompanying proxy statement.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

By Order of the Board of Directors,

Daniel W. Rumsey
Chairman
West Chester, Pennsylvania
December 23, 2008

-i-

-ii-

PRESCIENT APPLIED INTELLIGENCE, INC.
1247 Ward Avenue
West Chester, Pennsylvania 19380

PROXY STATEMENT
for the
Special Meeting of Stockholders
To Be Held on January 13, 2009

The enclosed proxy is solicited on behalf of the Board of Directors of Prescient Applied Intelligence, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders to be held on January 13, 2009 at 9:00 a.m., local time, and at any adjournment or postponement thereof, at Prescient’s corporate offices located at 1247 Ward Avenue, West Chester, Pennsylvania 19380. These proxy solicitation materials will be mailed on or about December 23, 2008, to all stockholders entitled to vote at our Special Meeting.

References to “Prescient,” the “Company,” “we,” “our” or “us” in this proxy statement refer to Prescient Applied Intelligence, Inc. and its subsidiaries unless otherwise indicated by context.

SUMMARY TERM SHEET

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information” beginning on page 90.

Proposals

You are being asked to vote on a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated August 28, 2008 (the “Merger Agreement”), by and among the Company, Park City Group, Inc. (“Park City”), PAII Transitory Sub, Inc. (“Merger Sub”) and Randy Fields, the Chairman and Chief Executive Officer of Park City. Pursuant to the Merger Agreement, Merger Sub will merge with and into Prescient and Prescient will be the surviving corporation and a wholly-owned subsidiary of Park City (the “Merger”).

As of the close of business on November 28, 2008, the record date for the Merger, Park City owned 715.96 shares of Series E Stock, representing 43% of the issued and outstanding shares of Series E Stock.  As a result of its ownership of Series E Stock, Park City has 4,263,443 votes with respect to the Merger proposal.  Prior to the effective time of the Merger, Park City intends to purchase (i) the 4,020,666 shares of Prescient’s Common Stock owned by NewSpring Ventures, LP, a principal shareholder of the Company, at a per share purchase price of $0.05; (ii) 479.86 shares of Series G Stock from the holders thereof at a purchase price of $1,136 per share; and (iii) an additional 382.526 shares of Series E Stock from the holders thereof at a purchase price of $3,865 per share.  In addition, Randall K. Fields, the chairman and chief executive officer of Park City, also serves as chief executive officer of Prescient and will retain these positions after consummation of the Merger.

In addition, you are being asked to vote on proposals to amend the certificates of designation of our Series E Convertible Preferred Stock (“Series E Stock”) and Series G Convertible Preferred Stock (“Series G Stock”) to provide that the Merger Agreement shall govern the powers, designations and preferences of the Series E Stock and Series G Stock in connection with the Merger, which will allow the holders of Series E Stock and Series G Stock to receive the merger consideration for their shares.

The Parties to the Merger (Page 64)

Prescient is a Delaware corporation with its corporate headquarters in West Chester, Pennsylvania and operations in Pennsylvania and Texas. We are a leading provider of on-demand solutions for the retail marketplace, including both retailers and suppliers. Our solutions capture information at the point of sale, provide greater visibility into real-time demand and turn data into actionable information across the entire supply chain. As a result, our products and services enable trading partners to compete effectively, increase profitability and excel in today’s retail business climate.

Our solutions address the primary concern of retailers and suppliers today: out of stock merchandise. Our retail supply chain and replenishment solutions provide trading partners with the ability to clearly see real-time demand and use that knowledge to drive supply chain efficiency. The results are more accurate ordering and replenishment, lower inventory levels, and fewer out of stock merchandise.

We have organized our sales operations to address several key markets: Supply Chain, focused primarily on manufacturers, distributors, and suppliers in the consumer products industry, and Advanced Commerce, focused on large mass merchandise, grocery, chain drug stores, electronics, and other “big box” retailers. In addition, we have a professional services organization that provides assessments, implementation services, and support functions to our entire array of customers.

We market our solutions to companies primarily throughout North America, with a small percentage of business in Europe. Our customers include many leading consumer goods and retail organizations, including Meijer, SUPERVALU, Sunny Delight Beverage Company, Russell Stover Candies, and Crayola, among others.

Park City, located at 3160 Pinebrook Road, Park City, Utah 84098, develops and markets computer software and profit optimization consulting services to retailers that are designed to reduce their inventory and labor costs; the two largest controllable operating expenses in the retail industry. Park City’s suite of products, Fresh Market Manager, ActionManager™ and Supply Chain Profit Link are designed to address the needs of multi-store retailers and suppliers in store operations management, manufacturing, and both durable goods and perishable product management.

Merger Sub was formed by Park City solely for the purpose of completing the proposed Merger. Merger Sub is a wholly owned subsidiary of Park City and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Subject to the terms of the Merger Agreement, at the effective time, Merger Sub will merge with and into Prescient. Upon the consummation of the proposed Merger, Merger Sub will cease to exist, Prescient will continue as the Surviving Corporation and will become a wholly owned subsidiary of Park City.

Randy Fields is the Chairman and Chief Executive Officer of the Park City and pursuant to the Merger Agreement has been appointed the Chief Executive Officer of the Company.

The Merger Agreement (Page 65)

The Merger Agreement provides that Merger Sub will merge with and into Prescient. In the Merger:

•
each share of Prescient Common Stock, par value $0.001 per share (the “Common Stock”) that is outstanding immediately prior to the effective time of the Merger (other than shares owned by Park City, Merger Sub or Prescient, or by any direct or indirect wholly-owned subsidiary of Park City, Merger Sub or Prescient, and shares held by stockholders, if any, who have properly and validly perfected statutory rights of appraisal with respect to the Merger) will be converted into the right to receive $0.055 in cash, without interest and less any applicable withholding tax;

•
each share of Series E Stock that is outstanding immediately prior to the effective time of the Merger, (other than shares owned by Park City, Merger Sub or Prescient, or by any direct or indirect wholly-owned subsidiary of Park City, Merger Sub or Prescient, and shares held by stockholders, if any, who have properly and validly perfected statutory rights of appraisal with respect to the Merger) will be converted into the right to receive $4,098.00 in cash, without interest and less any applicable withholding tax; and

•
each share of Series G Stock that is outstanding immediately prior to the effective time of the Merger, (other than shares owned by Park City, Merger Sub or Prescient, or by any direct or indirect wholly-owned subsidiary of Park City, Merger Sub or Prescient, and shares held by stockholders, if any, who have properly and validly perfected statutory rights of appraisal with respect to the Merger) will be converted into the right to receive $1,136.36 in cash, without interest and less any applicable withholding tax, which we refer to in this proxy statement collectively as the “Merger Consideration”.

Certain Effects of the Merger (Page 50)

If the Merger is completed: (i) the holders of Common Stock will be entitled to receive $0.055 in cash, (ii) the holders of Series E Stock will be entitled to receive $4,098.00 in cash, and (iii) the holders of Series G Stock will be entitled to receive $1,136.36 in cash, each without interest and less any applicable withholding taxes, for each share of Common Stock, Series E Stock or Series G Stock, as applicable, owned immediately prior to the completion of the Merger, unless such stockholders have properly and validly perfected his or her statutory rights of appraisal with respect to the Merger. As a result of the Merger, Prescient will cease to be an independent, publicly traded company. You will not own any shares of the surviving corporation and will not have any rights as a stockholder.

Treatment of Options and Warrants (Page 66)

Stock Options. Immediately prior to the effective time of the Merger, all outstanding options to purchase Common Stock under our equity incentive plans, whether or not exercisable, will be cancelled and converted into the right to receive a cash payment equal to the number of shares of Common Stock underlying the options multiplied by the amount (if any) by which $0.055 exceeds the exercise price, without interest and less any applicable withholding taxes. Based on the exercise prices of our outstanding options, no payment will be made with respect to our outstanding options.

Warrants. Each warrant to purchase Common Stock outstanding as of the effective time of the Merger will be converted into the right to receive a cash payment equal to the number of shares of Common Stock underlying the warrants multiplied by the amount (if any) by which $0.055 exceeds the exercise price, without interest and less any applicable withholding taxes. Based on the exercise prices of our outstanding warrants, no payment will be made with respect to our outstanding warrants.

Recommendation of Our Special Committee and Board of Directors (Page 31)

Our special committee and board of directors, acting with the advice and assistance of the Company’s independent legal and financial advisors, evaluated and negotiated the Merger, including the terms and conditions of the Merger Agreement, with Park City and Merger Sub. The special committee unanimously recommended that the board of directors:

•	approve and adopt the Merger Agreement;

•	approve the Merger; and

•	recommend that the stockholders of Prescient vote for the adoption and approval of the Merger Agreement.

Our board of directors, relying in part on the recommendation of the special committee, at a meeting duly called and held at which all directors were present, unanimously (i) determined that the terms of the Merger were in the best interests of the Company and its stockholders and declared it advisable to enter into the Merger Agreement providing for the merger of Merger Sub with and into the Company, in accordance with the Delaware General Corporation Law (“DGCL”), upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, in accordance with the DGCL, upon the terms and conditions contained in the Merger Agreement, (iii) approved the amendment to our Series E Stock Certificate of Designation, (iv) approved the amendment to our Series G Stock Certificate of Designation, and (v) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and amendments to the Series E Stock and Series G Stock Certificates of Designation, in accordance with the applicable provisions of the DGCL.

The board of directors believes that the Merger is fair to all unaffiliated holders of our Common Stock and unanimously recommends that our stockholders vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to amend the Series E Stock Certificate of Designation, and “FOR” the proposal to amend the Series G Stock Certificate of Designation.

In reaching its decision, our board of directors evaluated a variety of business, financial and market factors and consulted with the special committee, our management team and our legal and financial advisors. See “Special Factors – Purpose and Reasons for the Merger” and “Special Factors – Recommendation of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement” beginning on pages 26 and 31, respectively.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 54)

In considering the recommendation of the board of directors, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest, including the following:

•	Mr. Fields, who was appointed our Chief Executive Officer upon execution of the Merger Agreement, also serves as the Chairman and Chief Executive Officer of Park City;

•
Jane F. Hoffer, our President and Chief Operating Officer who served as our Chief Executive Officer from January 2005 until August 28, 2008, is a party to an agreement that provides certain severance payments and benefits in the case of her termination of employment following the Merger; and

•
the Merger Agreement provides for indemnification arrangements for each of our current and former directors and executive officers as well as insurance coverage covering such director or executive officer’s service to the Company as a director or executive officer.

The special committee and board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Merger and the recommendation that our stockholders vote in favor of the proposal to adopt the Merger Agreement.

Private Purchases of Shares; Lock-Up and Voting Agreements (Page 61)

Concurrent with the execution of the Merger Agreement, Park City entered into separate securities purchase agreements with CGA Resources, LLC, and Hudson Ventures, each a principal shareholder of the Company, pursuant to which Park City purchased an aggregate of 715.96 shares of Series E Stock. In addition, on September 12, 2008, certain other private investors entered into separate securities purchase agreements to acquire an aggregate of 382.526 shares of Series E Stock from SDS Capital Group, another principal shareholder of the Company. These purchases were arranged by Taglich Brothers, Inc., a financial advisor to Park City.  The purchasers of these shares included certain principals of Taglich Brothers.  Neither Taglich Brothers nor any of the purchasers have any relationship with the Company.  Taglich Brothers assisted Park City in arranging for these shares to be purchased, thus providing Park City with a higher level of comfort that the Merger will be completed.  The shares of Series E Stock acquired in connection with these transactions (collectively, the “Privately Purchased Shares”) were acquired from the selling stockholders at a purchase price of $3,865 per share. The Privately Purchased Shares constitute 66% of the issued and outstanding shares of Series E Stock. Park City intends to purchase all shares of Series G Stock and Common Stock held by the selling stockholders who sold the Privately Purchased Shares at or prior to the Effective Time at per share purchase prices of $1,136.36 and $0.05, respectively.   Park City also intends to purchase prior to the Effective Time: (i) all shares of Common Stock owned by NewSpring Ventures, LP, a principal shareholder of the Company, at a per share purchase price of $0.05; and (ii) all shares of Series E Stock sold by SDS Capital Group on September 12, 2008 at a purchase price of $3,865 per share.  Michael DiPiano, one of our directors, serves as a managing partner of NewSpring Ventures, LP. To complete these purchases, Park City contemplates entering into a purchase agreement with each of the holders of such shares, providing for Park City to purchase the shares for cash payment just prior to closing the Merger.  The purchase agreements will be structured as a simultaneous sign-and-close, will contain no covenants, and include limited representations and warranties as to title, due authorization and no conflicts.  These purchases will not be completed unless all closing conditions contained in the Merger Agreement are satisfied or waived.  Pursuant to the Merger Agreement, Park City has agreed to vote all of the forgoing shares in favor of Proposals 1, 2 and 3.

In connection with the foregoing, these selling stockholders, other than NewSpring Ventures, LP, entered into voting agreements with Park City pursuant to which each has agreed to vote all shares beneficially owned by them in favor of Proposals 1, 2 and 3. These shareholders hold an aggregate of 12,176,700 and 458.68 shares of Common Stock and Series G Preferred Stock, respectively, representing approximately 37% and 96% of the votes entitled to be cast by the holders of Common Stock and Series G Preferred Stock, respectively. The voting agreements terminate in the event that the Merger Agreement is terminated.

Payment for Shares of Stock; Procedure for Receiving Merger Consideration (Page 66)

Promptly following the effective time of the Merger, a payment agent will mail a letter of transmittal and instructions to you and the other Prescient stockholders. The letter of transmittal will tell you how to surrender your stock certificates in exchange for the merger consideration. You should not return your stock certificates with the proxy card, and you should return your stock certificates with the letter of transmittal.

Opinion of Prescient's Financial Advisor (Page 40)

Our special committee and board of directors considered the financial analyses and opinion of Updata Advisors, Inc. (“Updata”) delivered orally to our board of directors and subsequently confirmed in writing, to the effect that, as of August 28, 2008, and based upon and subject to the factors and assumptions set forth therein, the total value of the consideration paid to acquire the Privately Purchased Shares and total proposed Merger Consideration to be received in the aggregate by the holders of shares of Common Stock, Series E Stock and Series G Stock pursuant to the Merger Agreement was fair from a financial point of view to our stockholders as a whole. The opinion of Updata does not, however, contain a determination as to the fairness of the transaction to unaffiliated holders of our Common Stock.  The full text of the written opinion of Updata, dated September 11, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated in this proxy statement by reference. Updata provided its opinion for the information and assistance of our board of directors in connection with its consideration of the Merger. Updata’s opinion does not constitute a recommendation as to how any holder of shares of Common Stock, Series E Stock and Series G Stock should vote with respect to the adoption of the Merger Agreement or any other matter. Pursuant to an engagement letter between us and Updata, under which Updata acted as financial advisor to Prescient on this transaction, we have agreed to pay Updata a transaction fee equal to approximately $650,000, of which $75,000 has been paid and $575,000 is payable upon completion of the Merger.

Financing (Page 53)

 In connection with the execution and delivery of the Merger Agreement on August 28, 2008, Park City acquired from two of the Company’s stockholders an aggregate of 715.96 shares of Series E Preferred Stock for $3,865 a share, or an aggregate of $2,767,185 (the “Aggregate Purchased Share Consideration”).  The source of funds for the Aggregate Purchased Share Consideration was Park City’s working capital and borrowings from certain affiliates of Park City (the “Purchased Share Loans”).  The Purchased Share Loans are expected to be repaid from proceeds from certain additional loans to Park City to be incurred in connection with the consummation of the Merger (“Merger Loans”), the proceeds from which will similarly fund the balance of the Merger Consideration.  Park City expects to repay the Merger Loans after consummation of the Merger from available cash resources and cash flow from operations of Park City and its subsidiaries (including the Company).

The Merger Consideration is required to be funded by Park City prior to the date of the Meeting. The Merger Agreement does not contain any financing contingencies.

Material United States Federal Income Tax Consequences (Page 56)

The exchange of shares for cash pursuant to the Merger Agreement generally will be a taxable transaction for U.S. federal income tax purposes. Stockholders who exchange their shares in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received in the Merger and their adjusted tax basis in their shares surrendered. Because individual circumstances may differ, we urge you to consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.

Conditions to the Merger (Page 70)

Before we can complete the Merger, the following conditions must be satisfied. These include:

•	the adoption of the Merger Agreement by our stockholders;

•	the absence of governmental judgments or orders that have the effect of enjoining or otherwise prohibiting the consummation of the Merger;

•	performance by Park City, Merger Sub and Mr. Fields of all obligations under the Merger Agreement in all material respects; and

•	the delivery of closing certificates by each of Park City, Merger Sub and Mr. Fields with respect to the satisfaction of the conditions relating to the obligations.

Restrictions on Solicitations of Other Offers (Page 71)

The Merger Agreement restricts our ability to solicit, engage in or encourage discussions or negotiations with a third party regarding specified transactions regarding the Company and to provide information about the Company to any third party. Notwithstanding these restrictions, under certain circumstances required for our board of directors to comply with its fiduciary duties, our board of directors may respond to an unsolicited alternative acquisition proposal or terminate the Merger Agreement and enter into an agreement with respect to an alternative proposal after paying a termination fee.

Termination of the Merger Agreement (Page 72)

The Merger Agreement may be terminated at any time prior to the consummation of the Merger, whether before or after stockholder approval has been obtained:

•	By mutual agreement of Prescient and Park City;

•	By either Prescient or Park City if:

o
the Merger is not consummated by March 31, 2009 (the “Termination Date”), provided that if this proxy statement has not been mailed to our stockholders by February 14, 2009, the Termination Date shall be extended until the date that is 45 days after the date this proxy statement is mailed;

	o	a governmental judgment or order has been enacted, issued, promulgated or granted and is in effect that prohibits or enjoins or otherwise prevents the consummation of the Merger; or

o
our stockholders do not adopt the Merger Agreement, the amendment to the Series E Stock Certificate of Designation, or the amendment to the Series G Stock Certificate of Designation at the special meeting or any adjournment or postponement thereof.

•	By Prescient if:

o
Park City does not deposit $2,500,000 into an escrow account on or before the date this proxy statement is mailed to our stockholders or if Park City does not deposit the remainder of the funds necessary to consummate the Merger into an escrow account at least one business day prior to the date of the Special Meeting;

o
prior to the consummation of the Merger, Mr. Fields, as our Chief Executive Officer, (i) causes (except as a co-signor) or authorizes any transfer of any funds of Prescient, and Mr. Fields fails to promptly cure any such breach after we provide notice of such breach to him; (ii) causes Prescient to make, offer or agree to make any loan to any person; (iii) causes Prescient to incur or agree to incur any debt except for trade debt in the ordinary course of business consistent with past practice, (iv) sells, offers or agrees to sell any of Prescient’s assets except in the ordinary course of business consistent with past practice; or (v) causes Prescient to enter into any agreement with Park City or Mr. Fields;

	o	prior to the consummation of the Merger, Park City, Merger Sub or Mr. Fields breach any of their other obligations under the Agreement after notice and an opportunity to cure, or

o
our board of directors concludes in good faith that in order to satisfy its fiduciary duties under Delaware law, the board of directors must not make or withdraws its recommendation to our stockholders to approve the Merger.

Termination Fees and Expenses (Page 72)

Under certain circumstances, in connection with the termination of the Merger Agreement, we will be required to pay to Park City a termination fee of $250,000. Under certain circumstances, in connection with the termination of the Merger Agreement, Park City will be required to (i) pay us a termination fee of the lesser of $2,500,000 or the full amount contained in the escrow account used to hold the funds necessary to consummate the Merger, and (ii) sell us all or a portion of the 715.96 shares of Series E Stock owned by Park City at a purchase price of $0.001 per share.

If the Merger Agreement is terminated by us prior to the special meeting in order to consider or enter into a definitive agreement for an alternative acquisition proposal, we must pay to Park City a termination fee in the amount of $250,000, as described in further detail in “The Merger Agreement — Termination Fees and Expenses” below.

Remedies (Page 73)

In the event that Park City receives the termination fee as described above, such fee shall be deemed to be liquidated damages for any and all damages incurred by it. In addition, the parties are entitled to seek specific performance of the terms and provisions of the Merger Agreement with respect to the obligations of the other party or parties hereto, including seeking an injunction to prevent or restrain breaches or threatened breaches of the Merger Agreement and enforcing compliance with the covenants and obligations under the Merger Agreement.

Appraisal Rights (Page 86)

Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement. The judicially determined appraisal amount could be more than, the same as or less than the Merger Consideration. Any stockholder intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the proposal to adopt the Merger Agreement and must not vote or otherwise submit a proxy in favor of adoption of the Merger Agreement and must otherwise strictly comply with all of the procedures required by Delaware law. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of the relevant section of Delaware law is attached hereto as Annex E.

Market Price of Common Stock (Page 77)

Our Common Stock is listed on the Over-the-Counter Bulletin Board (“OTCBB”) under the trading symbol “PPID.” The closing sale price of Common Stock on the OTCBB on August 27, 2008, the last trading day prior to the execution of the Merger Agreement, was $0.03. The $0.055 per share to be paid for each share of Common Stock in the Merger represents a premium of approximately 83% to the closing price on August 27, 2008, and a premium of approximately 68% to the average closing share price during the thirty (30) trading days ended August 27, 2008. The closing sale price of our Common Stock as reported on the OTCBB on December 18, 2008, was $.035.

The Special Meeting (Page 58)

Time, Place and Date (Page 58)

The special meeting will be held on January 13, 2009 at 9:00 a.m. local time, at the Company’s headquarters, 1247 Ward Avenue, West Chester, Pennsylvania 19380.

Purpose (Page 58)

The purpose of the special meeting is to vote on the proposals to enter into the Merger Agreement, amend the Certificate of Designation of the Series E Stock, and amend the Certificate of Designation of the Series G Stock.

Record Date and Quorum (Page 59)

You are entitled to vote at the special meeting if you owned shares of Common Stock, Series E Stock or Series G Stock at the close of business on November 28, 2008, the record date for the special meeting. Generally, you will have one vote for each share of Common Stock and 5,955 votes for each share of Series E Stock that you owned as of the close of business on the record date. With respect to the separate class vote of Series E Stock required under Proposal No. 2, you will have one vote for each share of Series E Stock that you owned as of the close of business on the record date. With respect to the separate class vote of Series G Stock required under Proposal No. 3, you will have one vote for each share of Series G Stock that you owned as of the close of business on the record date As of the close of business on the record date, there were 33,200,822 shares of Common Stock outstanding and entitled to vote, 1,707.977 shares of Series E Stock outstanding and entitled to vote, and 479.9 shares of Series G Stock outstanding and entitled to vote.

A majority of the votes entitled to be cast by the holders of Common Stock and Series E Stock issued and outstanding on the record date represented at the special meeting in person or by a duly authorized and properly completed proxy constitutes a quorum for the purpose of considering all of the proposals. In addition (i) a majority of the shares of Series E Stock issued and outstanding on the record date represented at the special meeting in person or by a duly authorized and properly completed proxy will be necessary to constitute a quorum for purposes of considering Proposal 2 and (ii) a majority of the shares of Series G Stock issued and outstanding on the record date represented at the special meeting in person or by a duly authorized and properly completed proxy will be necessary to constitute a quorum for purposes of considering Proposal 3.

Vote Required (Page 59)

The adoption of the Merger Agreement, the amendment of the Series E Stock Certificate of Designation, and the amendment of the Series G Stock Certificate of Designation each require the affirmative vote of the holders of a majority of the votes entitled to be cast by the shares of Common Stock and Series E Stock, voting together as a single class, outstanding on the record date for special meeting. In addition: (i) the amendment of the Series E Stock Certificate of Designation also requires the affirmative vote of the holders of at least two-thirds (2/3) of the shares of Series E Stock outstanding on the record date for the special meeting; and (ii) the amendment of the Series G Stock Certificate of Designation also requires the affirmative vote of the holders of at least three-fourths (3/4) of the shares of Series G Stock outstanding on the record date for the special meeting. Failure to vote your shares by proxy or in person or an abstention will have the same effect as voting against approval of the Merger Agreement, the amendment of the Series E Stock Certificate of Designation, and the amendment of the Series G Stock Certificate of Designation.

Stock Ownership of Directors and Executive Officers (Page 78)

As of the close of business on November 28, 2008, the record date, the directors and executive officers of Prescient held and are entitled to vote, in the aggregate, 4,692,325 shares of Common Stock, representing approximately 14% of the outstanding Common Stock. No shares of Series E Stock or Series G Stock were held by directors or executive officers of the Company on the record date, except NewSpring Ventures, LP, an affiliate of Michael DiPiano, which owns 274 shares of Series E Stock and 21 shares of Series G Stock.

Stock Ownership of Park City (Page 78)

As of the close of business on November 28, 2008, the record date, Park City owns 715.96 shares of Series E Stock representing 43% of the issued and outstanding shares of Series E Stock. As a result of its ownership of Series E Stock, Park City has 4,263,443 votes to be voted on the Merger Proposal.

Voting and Proxies (Page 59)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card by mail or by voting in person by appearing at the special meeting. If your shares of Common Stock are held in “street name” by your broker or nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; if you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

Broker Non-Votes (Page 60)

Broker non-votes are included in the determination of the number of shares represented at the special meeting for purposes of determining whether a quorum is present. For Proposals 1, 2 and 3, broker non-votes have the practical effect of a vote “AGAINST” such proposals.

Revocability of Proxy (Page 60)

Any stockholder of record who executes and returns a proxy card may revoke the proxy at any time before it is voted at the special meeting in any one of the following ways:

•	by notifying our Secretary at 1247 Ward Avenue, West Chester, Pennsylvania 19380;
•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting); or
•	by submitting a later-dated proxy card.

If you hold your shares through a broker, bank or other nominee and you have instructed a broker, bank or other nominee to vote your shares of Common Stock, follow the directions received from your broker, bank or other nominee to change your vote.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation in person, by telephone, or by facsimile by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See “Where You Can Find More Information” beginning on page 90.

Q.           What is the proposed transaction?

A.           The proposed transaction is the acquisition of Prescient by Park City. Once the Merger Agreement has been adopted by the stockholders and other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub, a wholly-owned subsidiary of Park City, will merge with and into Prescient. Prescient will be the Surviving Corporation and a wholly-owned subsidiary of Park City and the shares of the Company’s Common Stock will not publicly trade after the Merger.

Q.           What will I receive in the Merger?

A.           Upon completion of the Merger, unless you have properly and validly perfected your statutory rights of appraisal with respect to the Merger: (i) if you own Common Stock, you will be entitled to receive $0.055 in cash, for each share of Common Stock that you own immediately prior to completion of the Merger; (ii) if you own Series E Stock, you will be entitled to receive $4,098.00 in cash, for each share of Series E Stock that you own immediately prior to completion of the Merger; and (iii) if you own Series G Stock, you will be entitled to receive $1,136.36 in cash for each share of Series G Stock that you own immediately prior to completion of the Merger, in each case, without interest and less any applicable withholding tax. For example, if you own 100 shares of Common Stock, 100 shares of Series E Stock and 100 shares of Series G Stock, you will receive $5.50, $409,800, and $113,636 in cash, respectively, in exchange for your shares of Common Stock, Series E Stock and Series G Stock, respectively, less any applicable withholding tax. You will not own any shares in the Surviving Corporation.

Q:           How will options and warrants to purchase Company Common Stock be treated in the Merger?

A.           Stock Options. Immediately prior to the effective time of the Merger, all outstanding options to purchase Common Stock under our equity incentive plans, whether or not exercisable, will be cancelled and converted into the right to receive a cash payment equal to the number of shares of Common Stock underlying the options multiplied by the amount (if any) by which $0.055 exceeds the exercise price, without interest and less any applicable withholding taxes. Based on the exercise prices of our outstanding options, no payment will be made with respect to our outstanding options.

Warrants. Each warrant to purchase Common Stock outstanding as of the effective time of the Merger will be converted into the right to receive a cash payment equal to the number of shares of Common Stock underlying the warrants multiplied by the amount (if any) by which $0.055 exceeds the exercise price, without interest and less any applicable withholding taxes. Based on the exercise prices of our outstanding warrants, no payment will be made with respect to our outstanding warrants.

Q.           When and where is the special meeting?

A.           The special meeting of stockholders of Prescient will be held on January 13, 2009, at 9:00 a.m. local time, at the Company’s headquarters, 1247 Ward Avenue, West Chester, Pennsylvania 19380.

Q.           What vote is required for Prescient’s stockholders to approve the proposal to adopt the Merger Agreement?

A.           An affirmative vote of the holders of a majority of the votes entitled to be cast by the shares of Common Stock and Series E Stock outstanding on the record date, voting together as a single class, is required to approve the proposal to adopt the Merger Agreement. Accordingly, failure to vote in person or by proxy or an abstention will have the same effect as a vote “AGAINST” the Merger Agreement.

Q.           What vote of our stockholders is required to approve the proposal to amend the Certificate of Designation of our Series E Stock?

A.           Approval of the proposal to amend the Certificate of Designation of the Series E Stock requires the affirmative vote of (i) holders of at least two-thirds (2/3) of the shares of Series E Stock outstanding on the record date, and (ii) a majority of the votes entitled to be cast by the shares of Common Stock and Series E Stock outstanding on the record date, voting together as a single class. Accordingly, failure to vote in person or by proxy or an abstention will have the same effect as a vote “AGAINST” the amendment.

Q.           What vote of our stockholders is required to approve the proposal to amend the Certificate of Designation of our Series G Stock?

A.           Approval of the proposal to amend the Certificate of Designation of the Series G Stock requires the affirmative vote of (i) holders of at least three-fourths (3/4) of shares of Series G Stock outstanding on the record date, and (ii) a majority of the votes entitled to be cast by the shares of Common Stock and Series G Stock outstanding on the record date, voting together as a single class. Accordingly, failure to vote in person or by proxy or an abstention will have the same effect as a vote “AGAINST” the amendment.

Q.           What was the role of the Special Committee?

A.           The board of directors appointed a special committee of independent directors, meaning directors who do not have a financial or other material interest in the outcome of the transaction, to negotiate and evaluate all potential transactions to purchase the Company and to recommend to the board of directors the transaction that resulted in the highest and best value that was available and in the best interests of Prescient’s stockholders.  In determining materiality, the board used the $120,000 threshold for related party transactions set forth in Item 404 of Regulation S-K under the Securities Exchange Act of 1934.  In addition, all members of the special committee satisfied the independence standards for directors set forth in Section 803 of the American Stock Exchange Company Guide, except Daniel W. Rumsey, due to his position as Interim Chief Financial Officer of Prescient.  Mr. Rumsey also serves as the president of SEC Connect, LLC, an EDGAR filing agent filing for both Prescient and Park City Group.  SEC Connect billed less than $10,000 and approximately $2,000 to Prescient and Park City Group, respectively, during 2008, and expects to bill Park City Group less than $5,000 for filing services during 2009.  As a result, the board did not consider this relationship material in determining Mr. Rumsey’s independence.

Q.           What was the recommendation of the special committee to Prescient’s board of directors?

A.           The special committee has unanimously determined that the Merger and the Merger Agreement are advisable to and in the best interests of Prescient and its stockholders and recommended to Prescient’s board of directors that the Merger and the Merger Agreement be approved and adopted. In arriving at its conclusion, the special committee considered, among other factors, the opinion of Updata Advisors, an independent financial advisor that, subject to the qualifications and limitations set forth therein, as of August 28, 2008, the total value of the consideration paid to acquire the Private Purchased Shares and proposed Merger Consideration to be paid to Prescient’s stockholders in the Merger was fair from a financial point of view. See “Special Factors − Opinion of Prescient’s Financial Advisor” on page 40.

Q.           How does Prescient’s board of directors recommend that I vote?

A.           The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to amend the Certificate Designation of our Series E Stock, and “FOR” the proposal to amend the Certificate of Designation of our Series G Stock.

Q.           What effects will the proposed Merger have on Prescient?

A.           As a result of the proposed Merger, Prescient will cease to be a publicly-traded company and will be wholly-owned by Park City. You will no longer have any interest in future earnings or growth of Prescient. Following consummation of the Merger, the registration of our Common Stock and our reporting obligations with respect to our Common Stock under the Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated upon application to the Securities and Exchange Commission (the “SEC”). In addition, upon completion of the proposed Merger, shares of our Common Stock will no longer be listed on the OTCBB.

Q.           What happens if the Merger is not consummated?

A.           If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, Prescient will remain an independent public company and our Common Stock will continue to be listed and traded on the OTC BB. Under specified circumstances, we may be required to pay Park City a termination fee as described under the caption “The Merger Agreement — Termination Fees and Expenses” beginning on page 72.

Q.           What happens if the amendments to our Certificates of Designation are not approved?

A.           Currently, the Certificate of Designation of our Series E Stock and the Certificate of Designation of our Series G Stock provide that in the event of a merger or consolidation of the Company with or into another corporation, the Series E Stock and Series G Stock shall each maintain its relative powers, designations and preferences provided for in the respective Certificate of Designation. The closing of the Merger is conditioned upon the approval of amendments to the Certificates of Designation of our Series E Stock and our Series G Stock to provide for the Merger Agreement to govern the treatment of the Series E Stock and Series G Stock in the event the Merger is consummated. These amendments will provide for the holders of the Series E Stock and Series G Stock to receive the Merger Consideration. If either of the proposals to amend the Certificates of Designation is not approved, we will not proceed with the Merger.

Q.           What do I need to do now?

A.           We urge you to read the proxy statement carefully, including the annexes and to consider how the Merger and other proposals affect you. If you are a stockholder of record, you can ensure your shares are voted at the special meeting by completing, signing, dating and mailing the enclosed proxy card or voting by telephone or internet. Even if you plan to attend the special meeting, we encourage you to return the enclosed proxy card. If you hold your shares in “street” name, you can ensure that your shares are voted at the special meeting by instructing your broker or nominee how to vote, as discussed below. Do NOT return your stock certificate(s) with your proxy.

Q.           How do I vote?

A.           You may vote by:

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	if you hold your shares in “street name,” follow the procedures provided by your broker, bank or other nominee.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to amend the Series E Stock Certificate of Designation, and “FOR” the proposal to amend the Series G Stock Certificate of Designation.

Q.           If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A.            Yes, but only if you instruct your broker, bank or other nominee how to vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If your broker, bank or other nominee does not have discretionary authority to vote your shares and if you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the Merger Agreement, the proposal to amend the Series E Stock Certificate of Designation, and the proposal to amend the Series G Stock Certificate of Designation.

Q.           How can I change or revoke my vote?

A.           You have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

•	by notifying our Secretary at 1247 Ward Avenue, West Chester, Pennsylvania 19380;

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting); or

•	by submitting a later-dated proxy card.

If you have instructed a broker, bank or other nominee to vote your shares, the above instructions do not apply and instead you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q.           What do I do if I receive more than one proxy or set of voting instructions?

A.           If your shares are registered differently or are in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. These should each be completed, signed and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q.           What happens if I sell my shares before the special meeting?

A.           The record date of the special meeting is earlier than the special meeting and the date that the Merger is expected to be completed. If you transfer your shares of Common Stock, Series E Stock or Series G Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the Merger Consideration to be received by our stockholders in the Merger. In order to receive the Merger Consideration, you must hold your shares through completion of the Merger.

Q.           Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A.           Yes. As a holder of Common Stock, Series E Stock and/or Series G Stock, you are entitled to appraisal rights under Delaware law in connection with the Merger if you meet certain conditions. See “Dissenters’ Rights of Appraisal” beginning on page 86.

Q.           Should I send in my stock certificates now?

A.           No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Common Stock certificates for the Merger Consideration. If your shares are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Please do not send your certificates in now.

Q:           When do you expect the Merger to be completed?

A:           We are working toward completing the Merger as quickly as possible, and we anticipate that it will be completed by the end of 2008, assuming satisfaction or waiver of all of the conditions to the Merger. However, because the Merger is subject to certain conditions, including adoption of the Merger Agreement by our stockholders (as defined below under “The Merger Agreement—Effective Time”), the exact timing of the completion of the Merger and the likelihood of the consummation thereof cannot be predicted. If any of the conditions in the Merger Agreement are not satisfied, including the conditions described below under “The Merger Agreement—Conditions to the Merger” beginning on page 70 of this proxy statement, the Merger Agreement may terminate as a result.

Q:           Who will bear the cost of this solicitation?

A:           This solicitation is being made on behalf of the Company. Accordingly, the expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby as well as the fees, costs and expenses of a proxy solicitor will be borne by the Company. Additional solicitation may be made in person, by telephone, or by facsimile by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation therefor. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

Q.           Who can help answer my other questions?

A.           If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Common Stock or need additional copies of the proxy statement or the enclosed proxy card, please (1) mail your request to Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380, Attn: Daniel W. Rumsey, or (2) call Daniel W. Rumsey, our Interim Chief Financial Officer at (310) 242-5699. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents to which we refer you in this proxy statement include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “Questions and Answers about the Special Meeting and the Merger,” and “Special Factors” and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” or other similar words or phrases. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this proxy statement or elsewhere. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•	the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of the Merger to close as a result of Park City failing to obtain adequate financing;

•	the failure of the Merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the effect of the announcement of the Merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

•	the ability to recognize the benefits of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	the outcome of any legal proceedings that have been or may be instituted against Prescient and others relating to the Merger Agreement;

and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 8-K, 10-Q and 10-KSB, including but not limited to the risks detailed in the sections entitled “Risk Factors.” See “Where You Can Find More Information” beginning on page 90. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

SPECIAL FACTORS

This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Background of the Merger

Following consummation of our merger with Prescient Systems, Inc. in December 2005, we obtained financing in the amount of approximately $2.25 million from TAK Investments, LLC (TAK), and entered into a remote outsourcing agreement with an affiliate of TAK designed to significantly reduce certain operating and development costs, which agreement was later terminated. The Company continued its efforts to raise additional working capital, which efforts were unsuccessful. Management continued to evaluate a wide variety of different strategies to achieve positive cash flow, obtain necessary working capital and enhance stockholder value. These strategies included seeking acquisition or merger opportunities, possible partnerships or alliances, outsourcing opportunities, and other financing and strategic transactions. To assist in the process, we engaged Mufson, Howe, Hunter & Company LLC (MHH), a regional investment banking and financial advisory firm. These efforts failed to generate opportunities deemed acceptable to the Company’s board of directors, and MHH’s engagement with the Company was terminated, in November 2006.

We intensified efforts to achieve profitability and grow revenue during 2006 and early 2007, principally through cost cutting initiatives, reductions to staffing levels, and seeking merger or other strategic partners. On May 8, 2007, we announced our intent to merge with Fastech Integrated Solutions LLC (Fastech). The proposed acquisition was intended to accelerate profitability resulting from the elimination of redundant costs, as well as provide opportunities to accelerate growth. On July 17, 2007, we announced that we had terminated discussions to acquire Fastech, as a result of certain material adverse changes in the business of Fastech since the announcement of the proposed merger.

Following the termination of the proposed merger with Fastech, we continued to evaluate options intended to enhance shareholder value. Specifically, we retained a senior consultant to assist in developing our sales organization, as well as management’s efforts in identifying potential merger and acquisition opportunities. In a special meeting of our board of directors held on August 1, 2007, management recommended, and the board approved, that management focus on a possible sale of the Company, in addition to possible acquisitions or mergers. The board’s support was based on its assessment that the Company’s valuation had substantially increased since achieving profitability in the fourth quarter of 2006, and that the Company could address many of its challenges in growing an effective sales organization, and therefore, could increase revenue and cash flow, if it were part of a larger enterprise.

To assist management in bringing opportunities to the board to review, at a meeting of the board held on October 31, 2007, the board approved management’s recommendation to engage Updata Advisers, Inc. (Updata), an investment advisory firm. Updata was selected following management’s review of several regional investment banking firms specializing in information technology, which included presentations and site visits from prospective firms.  These firms were selected for consideration based on referrals, reputation, and experience in the software industry.  Management selected Updata based on Updata’s experience in mergers, acquisitions, private placements, fairness opinions and corporate restructurings for the information technology industry, including software as a service.  In addition, Updata is perennially ranked among the top five advisors in transaction volume to companies in the computer software, supplies and services industry, a factor that management considered important in considering Updata’s ability to successfully bring opportunities to the board of directors for its consideration.

Updata’s engagement also included assisting management in analyzing and evaluating the business, operations and financial position of the Company, and serving as the Company’s financial advisor in connection with a possible transaction. At that meeting, the board established a special committee, consisting of Messrs. Rumsey and Jones, to consider possible transactions presented to the board.  Messrs. Rumsey and Jones were selected because of Mr. Rumsey’s experience in negotiating merger and acquisition transactions, his executive management role with the Company, and because each of the directors were considered to be independent as they did not have any material financial or other interest in the outcome of any possible transaction.  In determining materiality, the board used the $120,000 threshold for related party transactions set forth in Item 404 of Regulation S-K under the Securities Exchange Act of 1934.  In addition, all members of the special committee satisfied the independence standards for directors set forth in Section 803 of the American Stock Exchange Company Guide, except Daniel W. Rumsey, due to his position as Interim Chief Financial Officer of Prescient.  Mr. Rumsey also serves as the president of SEC Connect, LLC, an EDGAR filing agent filing for both Prescient and Park City Group.  SEC Connect billed less than $10,000 and approximately $2,000 to Prescient and Park City Group, respectively, during 2008, and expects to bill Park City Group less than $5,000 for filing services during 2009.  As a result, the board did not consider this relationship material in determining Mr. Rumsey’s independence.

On November 14, 2007, representatives of Updata made a presentation to the Company’s board, which focused on issues relating to valuation, and the process for marketing the Company. At that meeting, the board also considered a plan to recapitalize the Company’s preferred stock, in light of the challenges our capital structure presented in consummating potential transactions. At that time the Series E Stock and Series G Stock had a combined stated value, or liquidation preference, of $21,878,370. The board authorized management to seek support from the holders of our preferred stock regarding the terms of a possible recapitalization. Mr. Rumsey discussed a possible recapitalization of the Company’s preferred stock with certain substantial holders of preferred stock, who expressed their support, but only as part of a combination or other strategic transaction.

On February 5, 2008, Updata delivered a status report to the board, at its regularly scheduled meeting. At that meeting, representatives of Updata summarized its efforts to market the Company, including the number of companies contacted, and the number expressing an interest in acquiring the Company.  Representatives of Updata also advised the board that expected indications of interest were anticipated to be at valuations substantially lower than original estimated.  Following discussion, management advised the board of its intent to develop a contingent plan to break up the Company in the event valuations for the Company were unacceptable, and it was determined that the value of individual business units were higher than the total valuation of the Company as expressed to Updata by those parties interested in further pursuing discussions with us.

The board again met to receive an update from management at a special meeting of the board held on March 5, 2008. At that meeting, management advised that no formal written offers had been received by the Company, but several parties were preparing indications of interest, or offers. Following March 5, 2008, management received several preliminary indications of interest in acquiring the Company.  The indications of interest received after March 5, 2008 were relayed to the Company through Updata.  All indications of interest were preliminary, non-binding, and expressed valuation ranges for either all or parts of the Company.  Each was subject to completion of due diligence, and a definitive agreement on price and other terms to be negotiated in connection with the execution of definitive agreements.   Only two of the initial indications of interest proposed valuation ranges that exceeded the valuation placed on the Company by Park City.  Except as described below, none of the indications of interest proposed by prospective buyers led to definitive written offers or agreements to acquire the Company.

At a special meeting held on April 2, 2008, the board met to consider the indications of interest, and receive a report from representatives of Updata. In addition, Mr. Rumsey reviewed alternatives to selling the Company at the current valuations, although Mr. Rumsey advised that shareholders holding a substantial portion of the Company’s preferred stock had expressed their support for a sale of the Company at the highest and best offer. Management advised that a formal plan to separate the Company was nearing completion, in reaction to the interest shown by certain strategic buyers in purchasing individual business lines rather than the entire Company, and that it was possible that such offers in the aggregate could exceed the valuations set forth in indications of interest received by the Company.

On April 10, 2008, the board again met at a special meeting called for the purpose of considering a March 31, 2008 indication of interest of a prospective financial buyer valuing the Company at between $10.0 and $11.0 million, which represented the highest and best offer received to date. At that meeting, Mr. Rumsey reviewed efforts of the board to increase shareholder value since March 2006 when the Company engaged MHH, and the results from such efforts. He also outlined the discussions he had with senior executives at certain companies competing in markets served by the Company regarding possible combinations, many of which were facing similar challenges as the Company. Mr. Rumsey then discussed alternatives to accepting the offer represented by the proposed indication of interest, including taking the Company private, growing the Company organically, and selling individual business units. Mr. Rumsey reiterated the desire of certain holders of the Company’s preferred stock to pursue the indication of interest in lieu of pursuing alternatives that may place the Company’s ability to generate net cash provided by operating activities at risk, which would likely result in a further decrease in the current valuations being placed on the Company. Management advised the board that it would continue to attempt to improve upon the current indications of interest, and would provide the board with additional information necessary in its deliberations. At that meeting, the board approved the appointment of Mr. Kiernan and Ms. Fox to the special committee, and Mr. Jones resigned for personal reasons.  Mr. Fox and Kiernan were appointed to the special committee because of their independence, as neither had  any material financial or other interest in the outcome of any possible transaction and neither was employed by the Company.

On April 23, 2008, representatives of the prospective financial buyer met with management at our offices in West Chester, Pennsylvania, for the purposes of conducting preliminary due diligence in furtherance of its indication of interest.  The prospective financial buyer later withdrew its indication of interest; however, management of the prospective financial buyer advised that it might be willing to provide a revised indication of interest at a proposed valuation range approximately 30% less than the range set forth in its original indication of interest, subject to completion of additional due diligence, among other conditions.  The proposed revised valuation range of between approximately $7.0 and $8.0 million was deemed unacceptable to the Board, and the prospective financial buyer declined to submit a higher offer.

As a result of the elimination of the prospective financial buyer, one financial buyer remained that had expressed an interest in acquiring the Company, prior to conducting any due diligence, at a valuation of between approximately $10.0 and $12.0 million.  That financial buyer later withdrew its indication of interest, as it was contemporaneously engaged in an alternative transaction that precluded continued negotiations with the Company in furtherance of its indication of interest.  Also pending were certain informal, non-binding expressions of interest for parts of the Company’s business at valuations that were substantially less than the reduced valuation expressed by the prospective financial buyer for the entire Company.  Management believed that these expressions of interest were not in the best interests of the Company’s shareholders due to, among other reasons, the low valuations offered and the desire by management to seek alternatives that maximized the value of the entire enterprise for the Company’s shareholders.  Management, therefore, did not pursue these expressions of interest.

On May 5, 2008, Ms. Hoffer met with Randy Fields, Park City’s President and Chief Executive Officer, in Philadelphia.  At that meeting, Ms. Hoffer and Mr. Fields discussed potential synergies and the perceived benefits of a combination of the Company and Park City, and concluded that sufficient interest existed to warrant further discussion.  During July, 2007, Messrs. Rumsey and Fields had a preliminary conversation regarding each company’s interest in a possible transaction; however, this conversation failed to result in sufficient interest to justify further discussions. Following the meeting with Ms. Hoffer and Mr. Fields on May 5, 2008, the full board met at our corporate office on May 8, 2008 for its regularly scheduled board meeting, at which time the board received an update from management regarding prospective interest in the Company, including from Park City. At the meeting, representatives of Updata provided a summary of its marketing activities. Updata reported that 49 potential acquirers had been approached since December 2007, that Company management had conducted seven meetings with potential acquirers between December 7, 2007 and May 6, 2008, and that 28 potential acquirers determined not to submit offers for the Company due to, among other reasons, the Company’s lack of scale or critical mass, absence of growth, client concentration, and relatively small market size. Updata’s representatives also summarized current indications of interest received to date, for both the entire Company and individual business lines. Following the summary, Updata advised the board that, based on (i) indications of interest received to date, (ii) feedback from potential acquirers who had been approached during the process, (iii) the Company’s revenue projections, (iv) the limited size of the Company’s core markets, and (v) the macroeconomic environment, the Company’s valuation was substantially lower than originally estimated. At that meeting, the board also received a verbal presentation from a research director from AMR Research, confirming Updata’s conclusions regarding the absence of growth in scan based trading, one of our core markets.

Following the May 8, 2008 meeting of the board, Mr. Rumsey and Mr. Fields held several discussions focusing on relative valuations, corporate structure, and other issues regarding the proposed Merger.  On May 12 and 13, 2008, Ms. Hoffer met with management of Park City, including Mr. Fields, at Park City’s corporate offices in Park City, Utah.  The purpose of the meetings was to further review operating and business synergies, to begin the process of building financial models in support of a possible transaction, and to discuss the terms and conditions of a possible combination.

On May 29, 2008, Park City transmitted an indication of interest to the Company, proposing to acquire the Company for a combination of cash, stock and notes, with the cash portion representing approximately 7.5% of the total consideration.  The total value of the indication of interest proposed by Park City was approximately $11.0 million, subject to execution of a definitive agreement, completion of due diligence, consent to the proposal by certain holders of the Company’s Series E Stock and Series G Stock, among other terms and conditions.  Mr. Rumsey and Ms. Hoffer met with management of Park City at Park City’s corporate offices on June 2 and 3, 2008 to negotiate terms and conditions of the proposed Merger, to conduct initial due diligence, and to further the process of building financial models and organizational structure assuming consummation of the Merger.

While senior management of the Company and Park City continued to work on a plan to bring the companies together, and negotiate terms, representatives from Updata continued to contact parties who had expressed an interest in acquiring the Company in an attempt to obtain an offer that could effectively compete with the proposal from Park City, which presented significant and numerous challenges to complete given the required participation by holders of a substantial portion of the Company’s preferred stock, among other issues.

On June 11, 2008, the board met at a special meeting called for the purpose of receiving an update from Updata regarding its efforts to secure higher offers for the Company, and to hear a presentation from management of Park City regarding the proposed combination. Following the presentation, Mr. Rumsey advised the board in executive session that the offer received from Park City was the highest and best offer received to date. He also advised the board that he was discussing the potential offer with certain holders of the Company’s Series E Stock and Series G Stock, whose consent was a condition to consummation of the potential merger. He further advised that Updata was still trying to improve upon the previous indications of interest received from prospective financial buyers. At that meeting, the board authorized management to continue to negotiate a potential merger with Park City on substantially the terms presented to the board.

Subsequent to the board’s special meeting on June 11, 2008, senior management of the Company and Park City held several conference calls to develop and review the combined operating and financial plan, and met in person at their respective offices in West Chester, Pennsylvania, Park City, Utah, and Dallas, Texas for the purpose of developing a proposed integration plan.

On June 24, 2008, the special committee of the board held a meeting, and invited certain members of Park City management to present its operating and financial plan to members of the special committee. Following the presentation, the special committee met in executive session and expressed continued support for the proposed Merger.

On June 28, 2008, the Company received an indication of interest from a prospective financial buyer offering to acquire the Company in an all cash transaction, at a valuation of approximately $8.0 million, subject to execution of definitive agreements, due diligence, among other terms and conditions, including payment by the Company of all costs and expenses incurred in connection with closing, estimated at approximately $675,000. Since the indication of interest represented an all cash transaction, management reviewed the potential indication of interest relative to the proposal from Park City, applying a discounted value to the offer from Park City given the risk associated with the subordinated notes and common stock (which together comprised in excess of 90% of the total consideration) proposed to be offered by Park City, and concluded that the proposed Park City offer presented the higher and better offer. Messrs. Rumsey and Fields continued negotiations to address issues related to Park City’s offer, specifically the mix of Merger Consideration offered, and the complexity of the proposed offer given the consents required and the disparate interests of the holders of the Company’s Series E Stock in consenting to specific terms and conditions of non-cash consideration.  Mr. Rumsey’s efforts were intended to simplify Park City’s offer and to improve several of the terms and conditions of the debt component of the Merger Consideration.

Between June 30 and July 3, 2008, management of the Company, including Mr. Rumsey, met with senior management of Park City at Park City’s corporate offices to continue conducting due diligence, to negotiate specific terms and conditions, and to further develop the integration plan. In turn, between July 8 and July 10, 2008, Park City management traveled to the Company’s corporate offices to conduct due diligence, and further develop and review the proposed operating and financial plan.

On July 15, 2008, management of Park City made a presentation to representatives of the Company’s four largest holders of Series E Stock, summarizing the benefits of the proposed Merger. Together, these representatives controlled approximately 50% of the Company’s Common Stock, 83% of the Series E Stock, and 100% of the Series G Stock. Also present for the presentation was certain management of the Company, and certain members of the Company’s board of directors, including members of the special committee.

Between July 21, 2008 and July 25, 2008, the Company’s sales, marketing and development teams met to further develop and revise integration plans, and to rationalize their respective operations, to support Park City’s proposed offer for the Company.

On July 26, 2008, the prospective financial buyer whose offer was previously rejected indicated that it would be willing to improve its proposed offer for the Company, with certain conditions to closing. The prospective financial buyer proposed to assume the projected closing and related costs of approximately $675,000, effectively raising its total offer to $8.65 million.  Based on the discounted analysis of the proposed offer from Park City, the higher indication of interest received from the prospective financial buyer represented an offer that, in management’s view, effectively competed with the offer for the Company presented by Park City.  In this regard, after applying a risk adjusted discount to the debt and equity components of the proposed consideration offered by Park City, and considering the payment of closing and related costs, both indications of interest were valued within approximately $100,000 of each other.

The special committee met on July 28, 2008 to consider the offer from Park City and the revised offer presented by the prospective financial buyer. Following a review of (i) the risks and challenges associated with each transaction, which included obtaining necessary consents from holders of the Company’s Series E Stock and Series G Stock required in connection with the proposal from Park City, and the conditions to closing set forth in the proposed indication of interest from the prospective financial buyer; and (ii) the relative values of each proposed transaction, applying a discounted value to the consideration offered in connection with the Merger, the special committee considered Park City’s proposed indication of interest inferior,  The special committee expressed support for the revised all cash offer from the prospective financial buyer, and directed management to negotiate terms and conditions for presentation to the full board for review and approval.  The special committee also directed management to continue to attempt to improve upon the offer from Park City to both reduce its complexity and improve the attractiveness of the offer to our shareholders, including holders of the Company’s Series E Stock and Series G Stock.

On August 5, 2008, the Company and the prospective financial buyer executed an exclusivity agreement requiring that we negotiate exclusively with them for eight (8) days, which agreement permitted us to continue negotiations with Park City. During this period, we responded to requests from the prospective financial buyer for certain documents to facilitate due diligence, and began negotiating definitive terms and conditions.  During this time, negotiations with Park City continued with the objective of obtaining a superior offer, by improving the terms and conditions of the proposed Merger.

On August 11, 2008, the board met at its regularly scheduled meeting to address the issues presented by the offer from Park City, and to receive an update from management regarding the status of the offer from the prospective financial buyer, which continued to conduct due diligence. At that meeting, the board directed the Company’s management to advise management of Park City that the board would not approve the current offer from Park City in the absence of a substantially simplified transaction resulting in the payment of a greater portion of the purchase price in cash, among other terms and conditions.

Management of the Company and the prospective financial buyer continued negotiating the terms and conditions of a potential acquisition during the weeks of August 11 and 18, 2008, including negotiating an agreement and plan of merger, and related documents. During this period, management of Park City discussed its proposal with certain substantial holders of our Series E Stock, whose support was required to gain approval of the potential Merger. Those discussions focused on the objections raised by such holders to the debt component of the Merger Consideration and their preference for an all cash transaction.  On August 21, 2008, management of Park City advised management of the Company that it had reached an agreement with certain holders of our Series E Stock to acquire their interests for all cash in private transactions, and was proposing acquiring, for cash, all remaining equity interests from the Company’s shareholders upon consummation of the Merger at a premium to the price paid to the holders of the Series E Stock. Between August 22 and August 25, 2008, management of the Company negotiated certain covenants and other terms designed to protect shareholders in the event the Merger failed, including, among other terms and conditions, providing us with the right and option to acquire the Series E Stock purchased from the holders thereof in the private transaction, at a price of $0.001 per share.  The total value of the revised Merger Consideration offered by Park City was approximately $8.8 million, representing a premium over the total value set forth in the indication of interest proposed by the prospective financial buyer, with an approximate 10% cash premium proposed to be paid to unaffiliated holders of the Company’s Common Stock.

On August 26, 2008, the special committee met to review and consider the revised terms proposed by Park City relative to the proposed offer from the prospective financial buyer, and to review with counsel its fiduciary and related duties to shareholders.   At that meeting, the special committee recommended that the full board approve the proposed Merger with Park City, subject to Park City’s agreement to certain conditions designed to (i) protect shareholders in the event of a failed Merger; (ii) eliminate as many conditions to Park City’s obligation as possible in order to provide more certainty to closing than the competing offer from the prospective financial buyer, which offer was contingent on the absence of any material adverse changes in the business of the Company; (iii) provide a higher level of comfort that Park City would have funds available to complete the Merger together with liquidated damages if Park City failed to have the funding necessary to complete the Merger; and (iv) to permit the board to consider other proposals, withdraw its recommendation that its stockholders approve the Merger and terminate the Merger Agreement if in its judgment, it would be required to do so in order to satisfy its fiduciary and related duties to shareholders. The recommendation of the special committee reflected the higher value placed on the Company by Park City relative to the value placed on the Company by the prospective financial buyer, the concomitant higher premium paid to holders of the Company’s Common Stock and Preferred Stock, and greater certainty of closing as a result of the very limited conditions to closing.  A summary of certain of the principal terms considered by the special committee, by way of example, are set forth below:

Proposed Term	Park City Group	Prospective Financial Buyer

Total Merger Consideration (1)	$8,824,699	$8,000,000
Proposed consideration to be paid to holders of Common Stock	$.055 per share	$.05 per share
Company representations and warranties	Minimal	Extensive
Conditions to Closing	Minimal. No material adverse change clause.	Extensive, including accuracy of representations and warranties at Closing, absence of a material adverse change, and condition that the Company incur no more than $675,000 in closing costs
Break-up fee to be paid to the Company in the event of a failure to close resulting from a breach by acquirer	$2,500.000 (2)	None
Break-up fee to be paid to the acquirer in the event of a failure to close resulting from a breach by the Company or receipt by the Company of a superior proposal	$250,000	$325,000 plus expenses up to $150,000

(1)             The proposed Merger Consideration represents the approximate net distribution to all holders of the Company’s equity securities, including Common Stock, Series E Stock, and Series G Stock, after deducting closing and related costs of approximately $675,000.

(2)             In addition to the $2,500,000 to be paid to the Company in the event Park City fails to close, if the Merger fails to close prior to the Special Meeting, but after Park City deposited an additional $2,078,982 in escrow, such additional funds would be paid to the Company, thereby increasing the break-up fee to $4,578,982 at Closing.  The Company also has the option to purchase a certain number of shares of Series E Stock held by Park City for $.001 per share in the event Park City failed to close.

            The full board, with all members in attendance, met following the meeting of the special committee. At the invitation of the board, representatives of Updata were present to provide its prospective regarding the proposed offers by the prospective financial buyer and Park City and outside counsel to discuss the board’s fiduciary duties to its shareholders. Following a detailed briefing by Mr. Rumsey regarding the status of the Park City offer, as well as the offer by the prospective financial buyer, the board unanimously accepted, with one abstention, the recommendation of the special committee, and determined that the proposed indication from the prospective financial buyer was inferior.  The board of directors directed management to negotiate a definitive agreement and plan of merger with Park City. Michael DiPiano abstained based on his position as a principal of NewSpring Capital, a substantial holder of Series E Stock, and his belief that such position presented a conflict in voting to approve the proposal.  The board also directed management to advise the prospective financial buyer of the superior offer, at such time as Park City had agreed to the conditions approved by the special committee, and to allow the prospective financial buyer the opportunity to submit a superior offer for the Company.

Park City agreed to each of the board’s conditions, with the exception of the issuance to the Company of an option to purchase 100% of the Series E Stock acquired in the private transactions for par value in the event of a failed Merger, which Park City proposed reducing to 50% following the date the proxy statement was mailed to shareholders so long as $2,500,000 had been placed into escrow to fund payment of the Merger Consideration and that such amount would be paid to the Company in the event of a failed Merger. The full board met to consider the proposal on August 28, 2008, at which meeting the proposal was accepted. On August 29, 2008, the board, with all members in attendance, met to review in detail each of the terms and conditions set forth in the draft Merger Agreement. At the meeting, the Merger Agreement was unanimously approved, with such changes deemed appropriate by management of the Company. Following the board’s approval, Mr. Rumsey advised the prospective financial buyer of the superior offer. The prospective financial buyer declined to submit a superior offer, and Mr. Rumsey executed the Merger Agreement on the afternoon of August 28, 2008. On September 3, 2008, the Company and Park City issued a joint public announcement of the Merger.

Purpose and Reasons for the Merger

Prescient’s Purpose and Reasons for the Merger

Our special committee, acting with the advice and assistance of the Company’s independent legal and financial advisors, evaluated and negotiated the Merger proposal, including the terms and conditions of the Merger Agreement, with Park City and Merger Sub. The special committee unanimously recommended that the board of directors:

•	approve and adopt the Merger Agreement;

•	approve the Merger; and

•	recommend that the stockholders of Prescient vote for the adoption and approval of the Merger Agreement.

After considering the recommendation of the special committee, our board of directors (i) determined that the terms of the Merger are fair and in the best interests of the Company and its stockholders, including the unaffiliated holders of our Common Stock, and declared it advisable to enter into the Merger Agreement providing for the merger of Merger Sub with and into the Company, in accordance with the DGCL, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, in accordance with the DGCL, upon the terms and conditions contained in the Merger Agreement and (iii) resolved to recommend that the stockholders of the Company adopt the Merger Agreement, in accordance with the applicable provisions of the DGCL.

In the course of reaching its determination, the special committee and board of directors considered Park City’s proposed concurrent acquisition of 43% of our outstanding Series E Stock, which is equal to 10% of the voting power of the Company. The special committee and board of directors also considered a number of positive factors and potential benefits of the Merger, each of which the members of the board of directors believed supported its decision. The factors the special committee and board of directors considered included the following material factors:

•
The modest growth in our revenue since the merger with Prescient Systems, Inc. in 2005, and our concern that our ability to grow future revenue posed a substantial risk to our shareholders, absent the consummation of a strategic or other transaction;

•
the current and historical market prices of Common Stock and the fact that the price of $0.055 per share represented a premium to those historical prices, a premium of approximately 83% to the closing share price of Common Stock on August 27, 2008, the last trading day prior to the execution of the Merger Agreement, and a premium of approximately 68% to the average closing price for the thirty (30) trading days prior to August 27, 2008;

•	our inability, despite ongoing efforts to solicit additional offers from other potential strategic and financial acquirers, to receive a better offer;

•
the board’s belief that the Merger was more favorable to our stockholders than any other alternative reasonably available to us and our stockholders and the risks and uncertainties associated with being able to enter into and consummate the Merger as compared to the risks and uncertainties associated with alternative transactions, and continuing to seek other proposals;

•
the possible alternatives to the sale of Prescient, including continuing to operate on a stand-alone basis, and the risks and uncertainties associated with such alternatives, compared to the certainty of realizing in cash a fair value for their investment provided to our stockholders by the Merger. Some of the risks of continuing to operate on a stand-alone basis include:

o
the fact that, when purchasing strategic and mission-critical solutions of the type we offer, customers increasingly seek to deal with vendors that are much larger than us, making it difficult for us to attract new customers;

	o	the risk of attrition in our current customer base;

	o	the difficulty in increasing our revenues;

	o	the challenges we face at our present scale or at any scale we might reasonably be able to achieve within the next several years;

o
the size and lengthy sales cycle for many of our revenue transactions, coupled with the limited number of revenue transactions per quarter, making stability and predictability of quarterly revenues and profits difficult;

	o	our dependence on certain key customers, especially in view of the difficulties we have experienced in replacing lost customers and in generating new accounts;

o
the internal estimates of our future financial performance we provided to third parties, as well as the potential impact on such future financial performance of the many challenges and risks to our business; and

o
the fact that recent and historical trading volumes in our Common Stock make it difficult for stockholders to achieve any liquidity through open market sales, whereas the consummation of the Merger would provide complete liquidity;

•
the process undertaken to solicit potential purchasers of the Company, with the assistance of our financial and legal advisors, including the length and scope of the process and the multiple opportunities that had been provided to possible purchasers to make an offer to buy the Company;

•	the results of the sale process, including the feedback provided by parties that declined interest in acquiring the Company;

•
the likelihood and expected timing of consummating the Merger compared to the likelihood and expected timing and probability of closing alternative transactions, including identifying and negotiating with other possible acquirers and receiving a bids from them;

•
the fact that if we did not execute the Merger Agreement, there was no assurance that any of the other parties that had indicated a potential interest in a business combination with us would still be willing to negotiate towards a transaction with us, and our belief that the purchase price in a transaction with such other parties could be below $0.055 per share;

•	the desire of certain significant holders of our Preferred Stock to consummate the Merger; and

•	the terms of the Merger Agreement, including:

	o	our ability, under certain limited circumstances, to furnish information to and conduct negotiations with third parties regarding other proposals;

	o	our ability to terminate the Merger Agreement in order to consider or accept an alternative acquisition proposal, subject to paying Park City a termination fee of $250,000;

	o	the absence of any financing contingency;

o
if Park City breaches the Merger Agreement, in some instances after notice and a cure period, to pay us the full amount contained in the escrow account of up to $2,500,000 and sell to us, depending on the circumstances, either all or 50% of the shares of Series E Stock owned by Park City at a price of $0.001 per share;

o
the fact that the Merger Consideration is all cash, allowing our stockholders to immediately realize a value for their investment, while also providing such stockholders certainty of value for their shares; and

o
the availability of appraisal rights to stockholders who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.

    The special committee and board of directors also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the Merger, including the following:

•
the risks and costs to us if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on our business and relationships with customers and suppliers;

•
the fact that our stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company, including any appreciation in value that could be realized as a result of improvements to the Company’s operations;

•	the requirement that we pay Park City a termination fee of $250,000 if our board of directors accepts an alternative acquisition proposal;

•	the interests of our officers and directors in the Merger, including the payment to our president and chief operating officer of possible severance; and

•	the fact that an all cash transaction would be taxable to the Company’s stockholders that are U.S. persons for U.S. federal income tax purposes.

Our special committee and board of directors also considered the financial analyses and opinion of Updata Advisors, delivered orally to our special committee and board of directors and subsequently confirmed in writing, to the effect that, as of September 11, 2008, and based upon and subject to the factors and assumptions set forth therein, the total value of the consideration paid to acquire the Privately Purchased Shares and proposed Merger Consideration to be received by the Company’s shareholders, pursuant to the Merger Agreement, was fair from a financial point of view. The full text of the written opinion of Updata Advisors, dated September 11, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated in this proxy statement by reference. Updata Advisors provided its opinion for the information and assistance of our board of directors in connection with its consideration of the Merger. The Updata Advisors opinion does not constitute a recommendation as to how any holder of shares of stock should vote with respect to the adoption of the Merger Agreement or any other matter.

The foregoing discussion summarizes the material factors considered by the special committee and board of directors in its consideration of the Merger. After considering these factors, as well as others, the special committee and board of directors concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors. In view of the wide variety of factors considered by the special committee and board of directors and the complexity of these matters, the special committee and board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors but conducted an overall analysis of the transaction. In addition, individual members of the special committee or board of directors may have assigned different weights to various factors. The special committee and board of directors unanimously approved and recommends the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

The board of directors, based in part on the recommendation of the special committee, recommends that Prescient’s stockholders vote FOR the adoption and approval of the Merger Agreement. The recommendation of the board of directors was made after careful consideration of all the material factors, both positive and negative, as described above.

Park City’s, Merger Sub’s and Randall K. Fields’ Purpose and Reasons for the Merger

Under applicable SEC rules, Park City, Merger Sub and Randall K. Fields are deemed to be engaged in a “going private” transaction and, therefore, are required to express their reasons for the Merger to Prescient’s unaffiliated stockholders, as defined in Rule 13e−3 under the Exchange Act. Park City, Merger Sub and Mr. Fields are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e−3 and related rules under the Exchange Act.

For Park City, Merger Sub and Mr. Fields, the reason for the Merger is to complete the acquisition of 100% of each class of Capital Stock of the Company. Park City and Merger Sub will achieve this by way of the Merger of Merger Sub with and into Prescient, pursuant to which (i) all of the shares of Prescient Common Stock not already owned by Park City will be cancelled in exchange for $0.055 per share in cash, (ii) all of the shares of Series E Stock not already owned by Park City will be cancelled in exchange for $4,098.00 per share in cash, and (iii) all of the shares of Series G Stock not already owned by Park City will be cancelled in exchange for $1,136.36 per share in cash, so that Prescient can be operated as a privately held wholly owned company by Park City. Park City, Merger Sub and Mr. Fields believe that structuring the transaction in such manner will enable Park City to acquire all of the outstanding shares of Prescient, and at the same time, it provides an opportunity for Prescient’s unaffiliated stockholders to receive cash for their investment at a full, compelling, fair value, and premium for their shares.

Park City, Merger Sub and Mr. Fields also believe Park City will benefit from any future earnings and growth of Prescient after the Merger, and Park City will bear the risk of its investment in Prescient. Prescient’s unaffiliated stockholders will not benefit from any future earnings and growth of Prescient after the Merger, and they will not bear the risk of investment in Prescient. For federal income tax consequences of the transaction for Prescient’s unaffiliated stockholders, you should read the “Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” section of this proxy statement.

In addition, Park City, Merger Sub and Mr. Fields believe that if the Merger is completed, Park City will be better positioned to enhance Prescient’s competitive position in the market, increase Prescient’s financial flexibility, focus on long−term decision making for Prescient, simplify Prescient’s organization, accelerate Prescient’s investment in technology, and reduce the costs associated with operations including those of being a public company. They also believe that Park City can offer additional products and services to Prescient’s clients, therefore generating revenue that would not otherwise be possible in the absence of the Merger.

Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement

Both the special committee and the board of directors of Prescient has determined that the Merger Agreement and the Merger are fair to, advisable to and in the best interests of the unaffiliated stockholders of Prescient, including holders of Common Stock. The special committee has unanimously recommended that the board of directors:

•	approve and adopt the merger agreement;

•	approve the merger; and

•	recommend that the stockholders of Prescient vote for the adoption and approval of the Merger Agreement.

After considering the recommendation of the special committee, the board of directors has unanimously approved and adopted the Merger Agreement, approved the Merger, and recommends that the stockholders of Prescient vote for the adoption and approval of the Merger Agreement.

In reaching its determination that the Merger Agreement and the Merger are fair to, and in the best interests of unaffiliated stockholders of Prescient, including holders of Common Stock, and making its recommendation, both the special committee and the board of directors considered the financial information, projections and assumptions (based on the best information available to management at that time) provided by management.

In reaching its determination and making its recommendation, the special committee and the board of directors considered factors including:

•
the opinion delivered by Updata Advisors on September 11, 2008 that, as of that date and based upon and subject to the assumptions, factors, limitations and qualifications set forth in the opinion, the total value of the consideration paid to acquire the Privately Purchased Shares and total proposed Merger Consideration to be received by the holders of shares of Common Stock, Series E Stock and Series G Stock pursuant to the Merger Agreement was fair from a financial point of view to our stockholders as a whole, of which the conclusions and analyses underlying such opinion were expressly adopted by the special committee;

•
the special committee’s and the board of director’s consideration of the various analyses undertaken by Updata Advisors, each of which is described below under “Opinion of Prescient’s Financial Advisor”;

•
the special committee’s and the board of director’s belief that while the principal advantage of Prescient continuing as a public company would be to allow public stockholders to continue to participate in any growth in the value of Prescient’s equity, the value to stockholders that would be achieved by continuing as a public company in the near to intermediate term was not likely to be as great as the Merger Consideration of $0.055 per share of Common Stock in view of (i) the $21,878,370 of liquidation preferences applicable to our outstanding Series E and Series G shares would require over a tenfold increase in our market capitalization before holders of our Common Stock would realize any additional value above the liquidation preference, and (ii) trading characteristics of companies with market capitalizations similar in size and business characteristics to Prescient.

•
the active and direct role of the members of the special committee in the negotiations with respect to the Merger, and the consideration of the transaction by the special committee at numerous special committee meetings;

•
the negotiations that took place between Prescient and another third party regarding an alternative transaction proposal, which in the opinion of the special committee, was less favorable for Prescient’s stockholders, including holders of Common Stock, due, in part, to the lower consideration offered in such transaction proposal;

•
the terms of the Merger Agreement that permit Prescient, under certain circumstances, to furnish information to and conduct negotiations with a third party that has made an alternative unsolicited bona fide written acquisition proposal;

•
the terms of the Merger Agreement that permit our board of directors, prior to the time that Prescient receives the approval of its stockholders, to withhold or withdraw its recommendation with respect to the Merger Agreement and the Merger if it determines in good faith, after consultation with its financial advisors and legal counsel, that the failure to do so would reasonably be expected to result in a violation of the directors’ fiduciary duties under applicable law;

•
the right of either Park City or Prescient to terminate the Merger Agreement in the event that our board of directors withholds or withdraws its recommendation with respect to the Merger Agreement and the Merger due to the existence of an alternative acquisition proposal;

•
the availability to stockholders who vote against approval of the Merger Agreement of appraisal rights under Delaware law, which provide stockholders who dispute the fairness of the Merger Consideration with an opportunity to have a court determine the fair value of their shares; and

•
the Merger will provide liquidity, without the brokerage and other costs typically associated with market sales, for Prescient’s public stockholders whose ability, absent the Merger, to sell their shares of Prescient Common Stock is adversely affected by the limited trading volume and low public float of the shares.

The special committee and Prescient’s board of directors also considered that the Merger Consideration of $0.055 per share of Common Stock represented a premium of approximately 83% to the $.03 closing market price of Prescient Common Stock on the OTC Bulletin Board on August 27, 2008, the last trading day before the Merger Agreement was executed, a 57% premium to the closing market price one week prior to the last trading day before the Merger Agreement was executed, and an 83% premium to the closing market price four weeks prior to the last trading day before the Merger Agreement was executed.  The special committee and board of directors were aware of and considered that the Merger Consideration of $0.055 per share was less than the average price per share of Common Stock as quoted on the OTC Bulletin Board during the year preceding the last trading day prior to the execution of the Merger Agreement, and was substantially less than the highest price of its Common Stock reported on the OTC Bulletin Board during the year preceding the last trading day prior to the execution of the Merger Agreement.  However, in light of, among other factors cited above (i) the liquidation preference applicable to our outstanding Preferred Stock; (ii) the analysis of the valuation of Prescient conducted by Updata Advisors; (iii) the absence of adequate liquidity for Prescient’s stockholders to sell their Common Stock without materially and adversely affecting the trading price of our Common Stock on the OTC Bulletin Board; and (iv) management’s belief that revenue growth presented a material challenge, which could adversely affect Prescient’s ability to increase shareholder value, the special committee and board of directors have concluded that the Merger Consideration of $0.055 is fair to the unaffiliated holders of Common Stock.

While the opinion of Updata Advisors does not specifically address the fairness of the Merger or the per share Merger Consideration to the unaffiliated holders of Common Stock, the special committee and board of directors believes that the opinion supports their conclusion that the Merger and Merger Agreement are fair to and in the best interests of unaffiliated holders of the Company’s Common Stock.  The special committee and board of directors interpret Updata Advisors’ opinion to mean that the Merger Consideration and the consideration to acquire the Privately Purchased Shares represents a fair valuation for the entire Company.  In its opinion, Updata analyzed sales of comparable public companies with stock prices of less than $5.00 per share with respect to premiums paid over the target’s publicly traded stock price at one, five and thirty trading days prior to the announcement of such transactions and concluded that the premiums ranged between 35% and 179%, 39% and 202% and 49% and 242% of the average of target’s publicly traded stock price at one, five and thirty trading days prior to the announcement of such transactions, respectively.  The per share Merger Consideration to be paid to the unaffiliated holders of the Company’s Common Stock is within the premium range identified by Updata.  Realizing this premium in a transaction where the total consideration is viewed as fair by Updata and where the holders of the Company’s Series E Stock and Series G Stock are receiving substantially less than the approximately $21.0 million of liquidation preference applicable to such shares, provided further support to the special committee and board’s conclusion that the Merger Consideration to be paid to the unaffiliated holders of our Common Stock was fair.

The special committee and board of directors believes that each of these factors supported its conclusion that the Merger is fair to, advisable to and in the best interests of Prescient’s unaffiliated stockholders, including unaffiliated holders of Prescient Common Stock. In reaching its determination and making its recommendation, the special committee and board of directors considered the value of each of Prescient’s businesses individually in determining the fairness of the Merger and Merger Consideration to unaffiliated stockholders, including holders of Common Stock, and received informal expressions of interest for such businesses following the engagement of Updata Advisors and prior to the execution of the Merger Agreement.  Each such indication of interest valued Prescient substantially below the Merger Consideration.  Based on the lower aggregate valuation for the individual businesses, the special committee and board of directors concluded that the liquidation value of Prescient’s assets and value of individual businesses would be substantially below the value of Prescient’s assets as a single going concern.

Further, neither the special committee nor the board of directors considered net book value, which is an accounting concept, as a factor because they believe that net book value is not a material indicator of the value of Prescient as a going concern but rather is indicative of historical costs. The special committee and the board of directors considered the valuation analyses presented by Updata Advisors, some of which represented the sale of the Company as a continuing business and some of which represented the Company remaining as a stand-alone entity. While the special committee and the board of directors did not believe that there is a single method for determining “going concern value,” the special committee and board of directors believed that each of Updata Advisor’s valuation methodologies represented a valuation of the Company as it continues to operate its business, and, to that extent, such analyses could be collectively characterized as forms of going concern valuations.

            The special committee and board of directors also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by it, including the Merger. These factors included:

•
the fact that the Company’s stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company, including any appreciation in value that could be realized as a result of improvements to the Company’s operations;

•	the fact that the Merger Agreement does not include a “majority of the minority” approval provision;

•
the fact that, because Park City agreed to vote, or cause to be voted, approximately 37%, 96% and 66% of the voting power of Prescient Common Stock, Series G Stock and Series E Stock, respectively, in favor of approving the Merger, the Merger only requires the approval of less than 10% of the voting power of unaffiliated common stockholders;

•
the fact that, while Prescient expects the Merger will be consummated, there can be no assurances that all conditions to the parties’ obligations to complete the Merger Agreement will be satisfied and, as a result, the Merger may not be consummated; and

•	the fact that Park City’s ownership interest in Prescient made a competing third party offer unlikely.

This discussion of the information and factors considered by the special committee and board of directors in reaching its conclusions and recommendation includes all of the material factors considered by the special committee and board of directors, but is not intended to be exhaustive. In view of the wide variety of factors considered by the special committee and board of directors in evaluating the Merger Agreement and the transactions contemplated by it, including the Merger, and the complexity of these matters, neither the special committee nor the board of directors found it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the special committee and board of directors may have given different weight to different factors.

The special committee and board of directors believe that sufficient procedural safeguards were and are present to ensure the fairness of the Merger and to permit the special committee and board of directors to represent effectively the interests of Prescient’s unaffiliated stockholders, including holders of Prescient’s Common Stock, even though (x) the Merger only requires the approval of less than 10% of the voting power of Prescient’s unaffiliated common stockholders and (y) Park City currently has the power to vote 26%, 46% and 43% of Prescient’s Common Stock, Series G Stock and Series E Stock, respectively, and has indicated its intention not to sell any portion of those shares prior to consummation of the Merger. These procedural safeguards include the following:

•
the fact that at all times during the discussions and negotiations with Park City, there was no affiliation or other relationship between Park City, its directors, officers and affiliates on the one hand, and the Company and its directors, officers and affiliates on the other, nor had there been at any time during the previous three (3) years.

•
the substantial efforts of the Company and Updata in marketing the Company to potential financial and strategic buyers over an eight (8) month period which resulted in a small number of indications of interest, and two firm offers with the Park City Group offer representing the highest offer received.

•
the special committee’s active and intense negotiations, with the assistance of Prescient’s advisors, with representatives of Park City regarding the Merger Consideration and the other terms of the Merger and the Merger Agreement;

•
the special committee and the board of directors received the advice and assistance of Updata Advisors as its financial advisor and requested and received from Updata Advisors, on September 11, 2008, an opinion that, as of that date and based upon and subject to the assumptions, factors, limitations and qualifications set forth therein, the Merger Consideration is fair from a financial point of view;

•	the recognition by the special committee and the board of directors that it had no obligation to recommend the approval of the Merger or any other transaction;

•
the recognition by the special committee and our board of directors that our board of directors could consider and recommend an alternate acquisition proposal and terminate the Merger Agreement, thereby enabling Prescient’s unaffiliated stockholders to retain their equity stake in Prescient, which would then remain a publicly traded company; and

•	the availability of appraisal rights under Delaware law for Prescient’s stockholders who oppose the Merger.

           In reaching its determination that the Merger Agreement and the Merger are advisable, substantively and procedurally fair to and in the best interests of Prescient’s unaffiliated stockholders, including holders of Common Stock, the board of directors considered the analysis of the special committee, and its independent conclusions respecting the fairness of the Merger and the Merger Agreement to Prescient’s unaffiliated stockholders of the Merger Consideration of $0.055, $4,098.00 and $1,136.36 for each share of Common Stock, Series E Stock and Series G Stock, respectively. In considering the special committee’s analysis, our board of directors considered:

•	the process the special committee conducted in considering the merger;

•	the special committee’s having received advice from a financial advisor, Updata Advisors;

•	the comprehensive pre-signing marketing of the Company by Updata Advisors to strategic and financial buyers over an eight month period;

•
the special committee’s recommendation on August 26, 2008 that the board of directors determine that the Merger Agreement, the performance by Prescient of its obligations under the Merger Agreement, and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, are fair to, advisable to and in the best interests of Prescient’s stockholders, including holders of Common Stock (other than holders of excluded shares), and approve, adopt, authorize and declare advisable the Merger Agreement, the performance by Prescient of its obligations under the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger; and

•	the availability of appraisal rights under Delaware law for Prescient’s stockholders who oppose the Merger.

The board of directors also believes that sufficient procedural safeguards were present to ensure the fairness of the transaction and to permit the special committee to represent effectively the interests of Prescient’s unaffiliated stockholders. The board of directors reached this conclusion based on, among other things:

•	the fact that the special committee consisted solely of independent directors who are not affiliated with Park City;

•	the selection and retention by the special committee of a financial advisor; and

•
the fact that the negotiations that had taken place between Park City and its representatives, on the one hand, and the special committee and its representatives, on the other hand, were structured and conducted so as to preserve the independence of the special committee and promote the fairness of the transaction.  These included the following:

	•	no member of the special committee or any of their representatives had any business, interlocking or other relationship with Park City or its representatives;

	•	all negotiations and interactions were conducted at arm’s length;

	•	each of the parties to the transaction and its advisors paid their own expenses;

	•	no members owned any shares of Series E Stock or Series G Stock, which have substantial liquidation preferences and which shares were the subject of privately negotiated purchases by Park City; and

	•	the special committee had full authority to negotiate the terms of the Merger Agreement.

In light of the procedural protections described above, the special committee and board of directors did not consider it necessary to retain an unaffiliated representative to act solely on behalf of Prescient’s unaffiliated stockholders, including holders of its Common Stock, for purposes of negotiating the terms of the Merger or preparing a report concerning the fairness of the transaction.

In view of the wide variety of factors considered by the board of directors in evaluating the Merger and the complexity of these matters, the board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the board of directors may have given different weight to different factors.

Based in part upon the recommendation and analysis of the special committee, the board of directors voted to approve and adopt the Merger Agreement and resolved to recommend that you vote FOR the adoption and approval of the Merger Agreement.

If the Merger is consummated, members of the board of directors of Prescient, based on their ownership of shares of Prescient Common Stock, options and warrants to purchase Common Stock, Series E Stock and Series G Stock will be entitled to receive an aggregate of approximately $1,384,525 as Merger Consideration, approximately $34,581 of which would be received by members of the special committee.

The board of directors, based in part on the recommendation of the special committee, recommends that Prescient’s stockholders vote FOR the adoption and approval of the Merger Agreement. The recommendation of the board of directors was made after consideration of all the material factors, both positive and negative, as described above.

Position of Park City, Merger Sub and Mr. Fields as to the Fairness of the Merger to Prescient’s Unaffiliated Stockholders

Under applicable SEC rules, Park City, Merger Sub and Mr. Fields are deemed to be engaged in a “going private” transaction, and therefore, are required to express their beliefs as to the fairness of the Merger to Prescient’s unaffiliated stockholders, including to holders of Prescient’s Common Stock. Park City, Merger Sub and Mr. Fields are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Park City’s, Merger Sub’s and Mr. Fields’ views as to fairness of the Merger should not be construed as a recommendation to any stockholder of Prescient as to how such stockholder should vote on the proposal to adopt and approve the Merger Agreement.

Prescient’s special committee negotiated the terms and conditions of the Merger Agreement with the assistance of Prescient’s legal advisors. Accordingly, neither Park City, Merger Sub nor Mr. Fields undertook any independent evaluation of the fairness of the Merger to Prescient’s unaffiliated stockholders, including holders of Prescient’s Common Stock, or engaged a financial advisor for such purposes. Park City, Merger Sub and Mr. Fields did not participate in the deliberations of Prescient’s special committee regarding, or receive advice from Prescient’s legal or financial advisors as to, the fairness of the Merger. Park City, Merger Sub and Mr. Fields believe, however, that the Merger is fair to the unaffiliated stockholders of Prescient, including to holders of Common Stock, based on the following factors:

•
the Merger Consideration of $0.055 per share of Common Stock represents a premium of approximately 83% to the $0.03 closing market price of Prescient Common Stock on the OTC Bulletin Board on August 27, 2008, the last trading day before the Merger Agreement was executed, a 57% premium to the closing market price one week prior to the last trading day before the Merger Agreement was executed, and a 83% premium to the closing market price four weeks prior to the last trading day before the Merger Agreement was executed;

•	the Merger will provide consideration to Prescient’s stockholders entirely in cash, thus eliminating any uncertainty in valuing the Merger Consideration;

•
the Merger Agreement permits Prescient’s board of directors, under certain limited circumstances, to furnish information to and conduct negotiations with third parties regarding other acquisition proposals;

•
the Merger Agreement permits Prescient’s board of directors, prior to the time that Prescient receives the approval of its stockholders, to withhold or withdraw its recommendation with respect to the Merger Agreement, if it determines that the failure to do so would reasonably be expected to result in a violation of the directors’ fiduciary duties under applicable law;

•
the Merger Agreement permits Prescient to terminate the Merger Agreement in the event that Prescient’s board of directors withholds or withdraws its recommendation with respect to the Merger Agreement due to the existence of an alternate acquisition proposal;

•	Prescient’s special committee had no obligation to recommend the approval of the Merger proposal or any other transaction;

•
Prescient’s special committee was deliberative in its process, analyzing, evaluating and negotiating the terms of the Merger, its members and their representatives took active and direct roles in the negotiations with respect to the Merger, including considering the transaction at numerous meetings of the board of directors;

•
neither Park City nor Merger Sub participated in or had any influence on the deliberative process of, or the conclusions reached by, Prescient’s special committee or the negotiating positions of Prescient’s special committee;

•	Prescient retained nationally recognized financial and legal advisors, each of which has extensive experience in transactions similar to the Merger;

•
the Merger Consideration and other terms and conditions of the Merger Agreement resulted from extensive negotiations between the special committee and its advisors and Park City and Merger Sub and their advisors;

•
the members of Prescient’s special committee unanimously determined that the Merger Agreement and the Merger are fair to, advisable to and in the best interests of Prescient and its unaffiliated stockholders, including holders of Prescient’s Common Stock;

•
Prescient’s special committee received an opinion from its financial advisor, to the effect that, based upon and subject to the assumptions, factors, limitations and qualifications set forth therein, as of September 11, 2008, the aggregate consideration to be paid to acquire all outstanding shares of Prescient Common Stock, Series E Stock and Series G Stock was fair from a financial point of view.  See “Opinion of Prescient’s Financial Advisor” below;

•
stockholders who do not vote in favor of the Merger Agreement and who comply with certain procedural requirements will be entitled, upon completion of the Merger, to exercise statutory appraisal rights under Delaware law, which allow stockholders to have the fair value of their shares determined by the Delaware Court of Chancery and paid to them in cash;

•
the Merger will provide liquidity, without the brokerage and other costs typically associated with market sales, for Prescient’s public stockholders whose ability, absent the Merger, to sell their shares of Prescient Common Stock is adversely affected by the limited trading volume and low public float of the shares; and

•
the value of Prescient’s equity and that the value to stockholders that would be achieved by continuing Prescient as a public company in the near to intermediate term was not likely to be as great as the Merger Consideration in view of (i) the $21,878,370 of liquidation preferences applicable to our outstanding Series E and Series G shares would require a ten fold increase in our market capitalization before holders of our outstanding would realize any additional value above the liquidation preference and (ii) trading characteristics of companies with market capitalizations similar in size to that of Prescient.

The Merger Agreement does not require the transaction to be approved by at least a majority of unaffiliated stockholders. Park City, Merger Sub and Mr. Fields believe, however, that taking into account the factors listed above, as well as the fact that the agreement between Park City, Merger Sub and Prescient resulted from arms-length negotiations between Prescient and its advisors and Park City and Merger Sub and their advisors, that at all times of the negotiation there was no affiliation between Park City and any of its directors, officers or affiliates, on the one hand, and Prescient or any of its directors, officers or affiliates on the other; the absence of such a voting requirement did not diminish the fairness of the process undertaken by Prescient’s special committee.

Park City, Merger Sub and Mr. Fields also believe that, in light of the procedural protections described above, it was not necessary for the special committee and board of directors of Prescient to retain an unaffiliated representative to act solely on behalf of Prescient’s unaffiliated stockholders, including holders of its Common Stock, for purposes of negotiating the terms of the Merger or preparing a report concerning the fairness of the transaction.

In arriving at the Merger Consideration, Park City, Merger Sub and Mr. Fields did not consider the liquidation value of Prescient because they believed that the liquidation value of Prescient would be substantially less than either the going concern value or the Merger Consideration proposed to be paid by Park City and, therefore, did not conduct a liquidation analysis.  Further, Park City, Merger Sub and Mr. Fields did not consider net book value, which is an accounting concept, as a factor because they believe that net book value is not a material indicator of the value of Prescient as a going concern but rather is indicative of historical costs.

The foregoing discussion of the information and factors considered and given weight by Park City, Merger Sub and Mr. Fields in connection with the fairness of the merger is not intended to be exhaustive. Park City, Merger Sub and Mr. Fields did not find it practicable to, and did not, quantify or otherwise assign relative weights to the individual factors considered in reaching their conclusions as to the fairness of the Merger. Rather, the fairness determinations were made after consideration of all of the foregoing factors as a whole.

Opinion of Prescient’s Financial Advisor

Updata Advisors has provided a fairness opinion to our board of directors in connection with the Merger. Updata Advisors is an investment banking firm that specializes in providing capital raising and advisory services (including mergers and acquisitions advice and fairness opinions) to information technology companies and their investors. Updata was selected following management’s review of several regional investment banking firms specializing in information technology, which included presentations and site visits from prospective investment advisory firms.  These firms were selected for consideration based on referrals, reputation, and experience in the software industry.  Management selected Updata based on Updata’s extensive experience in mergers, acquisitions, private placements, fairness opinions and corporate restructurings for the information technology industry, including software as a service.  In addition, Updata is perennially ranked among the top five advisors in transaction volume to companies in the computer software, supplies and services industry, a factor that management considered important in considering Updata’s ability to successfully bring opportunities to the board of directors for its consideration.

            At the August 26, 2008 meetings of our special committee and board of directors, Updata Advisors delivered its oral opinion, subsequently confirmed in writing, to our board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Updata Advisors, the $9,033,000 of cash consideration paid to acquire the Privately Purchased Shares and to be received in the aggregate by the holders of shares of our Common Stock, Series E Stock and Series G Stock pursuant to the Merger was fair, from a financial point of view, to our stockholders as a whole.  Updata Advisors did not opine specifically as to the fairness of the Merger Agreement or the Merger to the unaffiliated holders of our Common Stock.

The full text Updata Advisors’ written opinion, dated September 11, 2008, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Updata Advisors in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. You are urged to read the Updata Advisors opinion in its entirety.

Updata Advisors provided its opinion for the information and assistance of our special committee and board of directors in connection with its consideration of the Merger. Updata Advisors did not express any opinion as to the underlying decision of our board of directors to recommend the Merger, nor as to the fairness, from a financial point of view, as to the allocation of consideration paid and payable with respect to the Privately Purchased Shares and pursuant to the Merger Agreement among the various classes and series of our capital stock.  More specifically, the opinion of Updata does not contain a determination as to the fairness of the transaction to unaffiliated holders of our Common Stock.  The Updata Advisors opinion is not a recommendation as to how any holders of our capital stock should vote with respect to the Merger. In connection with Updata Advisors arriving at its opinion, Updata Advisors has, among other things:

•	reviewed the Merger Agreement;

•
reviewed Prescient’s financial results including but not limited to (i) its audited financial statements for the one-year periods ended December 31, 2007 and December 31, 2006, (ii) unaudited financial results for the six-months ended June 30, 2008, (iii) projected financial and operating results for the six-month period ending December 31, 2008, and (iv) projected financial and operating results for the five-year period ending December 31, 2012;

•	reviewed certain internal financial analyses and forecasts for Prescient prepared by its management;

•	reviewed share price performance and trading activity for Prescient Common Stock;

•	participated in certain discussions with our senior management concerning our operational performance and prospects, and strategic rationale for the Merger;

•	compared certain aspects of our financial and market performance with other relevant publicly-traded companies;

•	analyzed available information concerning certain other comparable mergers and acquisitions; and

•	reviewed such other information, performed such other analyses and procedures, and considered such other factors as Updata Advisors deemed appropriate for purposes of its opinion.

In conducting its analysis, Updata Advisors took into account general economic, monetary, political, market and other conditions as well as its experience in connection with similar transactions and securities valuation generally. The opinion is based upon all of such conditions as they existed as of the date of the opinion. Such conditions are subject to rapid and unpredictable changes and such changes could impact the opinion.

In rendering the opinion, Updata Advisors did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Company furnished to it by the Company, or the publicly-available financial and other information regarding the Company and other companies used in its analysis. Updata Advisors assumed that all such information was accurate and complete. Updata Advisors further relied on assurances of management of the Company that they were not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading.

With respect to internal financial forecasts prepared by the Company’s management provided to Updata Advisors, Updata Advisors assumed, with the consent of the board of directors, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company’s management. Updata Advisors further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make any information provided to Updata Advisors, when considered in light of all of the information provided to it, inaccurate or misleading. In addition, Updata Advisors did not make, and was not provided with, any independent evaluation or appraisal of specific assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of the Company. Updata Advisors made no physical inspection of the Company’s assets or liabilities.

Updata Advisors analyzed the Company as a going concern and accordingly expressed no opinion as to its liquidation value. Updata Advisors expressed no opinion on matters of legal, regulatory, tax or accounting nature related to the acquisition of the Company by Park City. The opinion was based only on information available to Updata Advisors and the financial, market, economic, and other conditions, facts, and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after that date could materially affect the assumptions used by Updata Advisors in preparing its opinion, and Updata Advisors assumed no responsibility to update or revise its opinion based on circumstances or events occurring after the date of its opinion.
The following is a summary of the material financial analyses delivered by Updata to our board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Updata, nor does the order of analyses described represent relative importance or weight given to those analyses by Updata. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Updata Advisor’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 11, 2008 and is not necessarily indicative of current market conditions.

Historical Stock Trading and Premium Analysis. Updata Advisors reviewed the average stock price and volume over the course of the one year period preceding September 11, 2008, which are as follows:
	Stock Price	Volume
Closing Stock Price as of September 11, 2008	$0.06	1,000
One Month Average	0.04	2,633
Three Month Average	0.04	5,736
Six Month Average	0.05	19,548
One Year Average	0.07	15,847
One Year High	0.13

In addition, Updata Advisors analyzed selected M&A transactions in both the enterprise software sector and the broader field of software and information technology services sectors with respect to premiums paid over the target’s publicly traded stock price at 1, 5 and 30 trading days prior to the announcement date of such transactions.  The transactions that Updata Advisors analyzed included the acquisitions of: i2 Technologies; MIVA Inc.; Insightful Corporation; Kintera, Inc.; Optio Software; VantagePoint Systems; NUVO Network Management Inc.; Verticalnet, Inc.; Gensym Corporation; VantageMed Corporation; Artemis International Solutions; Versata, Inc.; Robocom Systems International Inc.; OATSystems, Inc.; CAM Commerce Solutions; Verisign/Retail Data Services; iTrade Network; NSB Retail Systems PLC; EnfoTrust Networks; Landsteinar Nederland BV; Torex Retail; InfoGenesis; Blue Agave Software; Solika Solutions; ThePage.com; ISS Retail; StorePerform; TradePoint Solutions, Inc.; Comergent Technologies; Precision Software Limited; icarz; Retail-J Limited; BlueCube Software; Demantra; Eleven Technology; Manugistics Group Inc.; Savista Corp.; MATRA Systems; CommercialWare, Inc.; 360Commerce Inc.; CRS Retail Systems; Khimeterics, Inc.; Retail Solutions Inc.; Systech Retail Systems Corp.; G-Log; Triversity; Digitaol Union Limited; ProfitLogic; TCI Solutions, Inc.; Integrated Distribution Solutions; Retek Inc.; UNIT S.P.A.; CIMNET; Click Commerce, Inc.; Zomax; Manugistics Group Inc.; Neoforma, Inc.; QRS Corporation; Catalyst International, Inc.; SciQuest; FreeMarkets, Inc.; IQ Navigator; HighJump Software; Edge Dynamics, Inc.; Incuity Software, Inc.; FullTilt Solutions, Inc.; Four Soft Ltd.; Acsis Inc.; Open Channel Solutions, Inc.; Optimization Alternatives Ltd.; BetweenMarkets; Navis Holdings, LLC; Procuri Inc.; Global Freight Exchange Limited; Tela Point, Inc; SmartTrack; RMI; PulseOne Solutions Group; Ocean Tariff Bureau and Blue Pacific; IPACS e-Solutions Group; LogicTools; FMI International LLC; Comergent Technologies, Inc.; Cube Route Inc.; Headwater Technology Solutions, Inc.; Acuity ID LLC; Flagship Customs Services, Inc.; Global Link Logistics; Frictionless Commerce; Nistevo; Savi Technology, Inc.; ViaSafe, Inc.; Ideal Systems, Inc.; LDS Corporation; SupplyWorks Inc.; Provia Software Inc.; Owens Direct; SeeCommerce; RiverOne, Inc.; eBoomerang, Inc.; Elance, Inc.; MARC Global Holdins; JRG Software; Requisite Technology, Inc.; Acsis, Inc.; Interchain Holdings, B.V.; RangeGate Mobile Solutions Ltd.; DCS Transportation and Logistics Solutions; Modulair Easy Access BV; Prophet 21 Inc.; Evant, Inc.; Digital Union Limited; QUATRO Information Systems; Intuita Holdings Ltd.; Perwill Plc; Xelus, Inc.; IDS; RedPrairie Corp.; Contract Management Solutions; Optum, Inc.; ChannelWave; Mercia Software; Valuedge; Indus International, Inc.; MRO Software, Inc.; SSA Global Technologies; Datastream Systems, Inc.; Geac Computer Corporation; Intentia; Mapics Inc.; Speedware Corporation Inc.; PeopleSoft Inc.; Visiprise, Inc.; Integrated Solutions Ltd; KCS.net Holding AG; Mobisoft Oy; Silk Systems Inc. Hansen Information Technologies; CrossBorder Solutions; Mincom Limited; Solid Data NV/SA; Cognition Solutions Ltd; MVI Technology; FBO Systems, Inc.; Taxware LP; TaxWise Corporation; Caver-Morehead Systems, Inc.; Praxis Software Solutions; Bluefinger Limited; Baurer GmbH; Primavera Systems, Inc.; AssetMetrix Inc.; Relevant Business Systems Inc.; Encompix Inc.; Activant Solutions Inc.; Assurity Technologies Inc.; AXIS Computer Systems Inc.; Constructware; FiveSight Technologies; Adonix SA; Capri Corp.; FormulaWare; Infra Business Solutions, GmbH; Wind2 Software Inc.; ProfitKey International; Foresight Software, Inc.; Simple Concepts AB; Lighthammer Software Development; Systems House Inc.; Gruppo Formula; 2nd Story Software Inc.; ERP Complete; Ceitel SA; Visionary Systems, LTD; Symfonia; and Simultan AG.

The results of the M&A transactions analysis are as follows:

	Prescient Price/Share	Previously Paid Range of Premiums			Implied Offer Price/Share
		Low	Median	High	Low	Median	High
Selected Enterprise Software Deals
Premium – 1 day prior	$0.06	-54.4%	21.4%	115.2%	$0.03	$0.07	$0.12
Premium – 5 days prior	$0.03	-46.2%	23.0%	94.8%	$0.02	$0.04	$0.06
Premium – 30 days prior	$0.03	-6.9%	34.0%	110.3%	$0.03	$0.04	$0.07

Selected Software and Services Deals (1)
Premium – 1 day prior	$0.06	-66.0%	27.0%	179.0%	$0.02	$0.07	$0.15
Premium – 5 days prior	$0.03	-63.0%	32.5%	202.0%	$0.01	$0.04	$0.09
Premium – 30 days prior	$0.03	-62.0%	39.5%	242.0%	$0.01	$0.05	$0.11

(1) This analysis was done on transactions where the price paid per share was less than $5.00.

Based on the analysis above, these calculations indicated an overall (low/high) range of implied per share equity values for Prescient of $0.01 to $0.15. The Merger Consideration of $0.055 per share of Common Stock is within this range.

Selected Companies Analysis. Updata Advisors reviewed and compared certain financial information for Prescient to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the supply chain management/enterprise resource planning sectors, which Updata Advisors refers to collectively as the comparable public companies:

Supply Chain Management

•	Ariba, Inc.
•	DesCartes Systems Group Inc.
•	Global Sources Ltd.
•	JDA Software Group Inc.
•	Kewill Systems Plc
•	Logility Inc.
•	Manhattan Associates, Inc.

Enterprise Resource Planning

•	CDC Corporation
•	Epicor Software Corp.
•	Lawson Software Inc.
•	QAD Inc.
•	Sage Group PLC

These companies were selected, among other reasons, because they share similar business characteristics to Prescient and they operate in a similar industry as Prescient.  More specifically, these companies are small to mid-market level companies which operate in the supply chain management and/or enterprise resource planning subsector of the enterprise software market, and operate in segments which Prescient views as competitive.  However, comparability between these companies and Prescient is very difficult due to widely varying sizes and operating statistics. While none of the companies listed is identical to Prescient, Updata Advisors made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the enterprise values of the selected companies. Updata Advisors noted that the selected companies did not represent the entire universe of potentially relevant supply chain or enterprise resource planning companies.

In this analysis, Updata compared the Enterprise Value (EV) being paid for Prescient as implied by the aggregate consideration being paid, expressed as a multiple of Prescient’s last twelve months (LTM) revenue and EBITDA, and projected calendar year 2008 revenue and EBITDA, to the respective multiples of LTM and projected calendar year 2008 EV-to-revenue and EV-to-EBITDA of the comparable companies implied by the public trading prices of their common stock. Updata Advisors identified the following valuation ranges for both the supply chain management and enterprise resource planning companies:

	Comparable Public Companies			Prescient (as implied by transaction enterprise value)
Supply Chain Management	Low	High
LTM Revenue	1.0x	3.7x		1.0x
2008P Revenue	0.9x	3.5x		0.9x
LTM EBITDA	3.6x	9.3x		5.6x
2008P EBITDA	6.3x	26.2x		8.8x
Enterprise Resource Planning
LTM Revenue	0.6x	2.9x		1.0x
2008P Revenue	0.6x	2.8x		0.9x
LTM EBITDA	8.3x	45.6x	*	5.6x
2008P EBITDA	7.2x	26.4x	*	8.8x

Updata also applied a 20% liquidity discount to the selected companies analysis (not reflected in the table above) given Prescient’s illiquidity (i.e., very low average daily trading volume) relative to the comparables group.

* Outliers

Discounted Cash Flow Analysis. Updata Advisors performed a discounted cash flow analysis on Prescient using Prescient management’s projections. Updata Advisors calculated indications of present values of unlevered free cash flows for Prescient for fiscal years 2008 through 2012 using an annual discount rate of 10%. Updata Advisors calculated indications of values of perpetual unlevered free cash flows based on an implied perpetual growth rate of 2.9%. Using a terminal EBITDA multiple of 8.0x, Updata Advisor’s analysis resulted in an enterprise value of $8.0 million. After taking the Company’s current cash holdings and outstanding debt into account, the analysis resulted in an equity value of $8.5 million.

The average cost of capital used to determine the discount rate was calculated by taking into account the following four components of the Company’s capital structure, along with their respective costs (which are noted parenthetically): Debt (4.6%), Common Stock (19.5%), Series E Convertible Preferred Stock (8%) and Series G Convertible Preferred Stock (0%). The Company’s preferred stock represented 86.5% of the Company’s total capitalization, resulting in a discount rate that was heavily weighted by the existence of preferred stock.

Updata Advisors raised the discount rate to 10% because the discount rate should reflect inherent risk that cash flows can be achieved and also be in line with the internal rate of return that a potential buyer is seeking with the Company.  The 10% discount rate, along with the 8x terminal EBITDA multiple, resulted in an implied perpetual growth rate of 2.9%.

            Updata Advisors also conducted a sensitivity analysis using discount rates ranging from 8.0% to 14.0% and EBITDA multiples ranging from 6.0x to 10.0x. The results of such analysis indicate a range of implied enterprise values of $5.8 million to $10.1 million.

Selected Transactions Analysis. Updata Advisors analyzed certain information relating to selected M&A transactions involving (i) similar situations to the Merger, meaning transactions involving public software companies in which the target company had exhibited “flat” or declining revenues prior to the transaction, (ii) retail vertical applications, (iii) supply chain management and (iv) enterprise resource planning. The results of this analysis showed an implied enterprise value in the following ranges:

•	Similar Situation ($6.0 million to $9.5 million)
•	Retail Vertical Applications ($18.1 million to $21.6 million)
•	Supply Chain Management ($7.8 million to $11.2 million)
•	Enterprise Resource Planning ($7.8 million to $11.2 million)

Updata Advisors noted that no company or transaction used in the above analyses as a comparison is directly comparable to Prescient or Park City or the contemplated transaction.

            In connection with the review of the Merger by our board of directors, Updata Advisors performed a variety of financial and comparative analyses.  The summary set forth above does not purport to be a comprehensive description of all of the analyses and factors considered by Updata Advisors.

A copy of Updata Advisors written presentation to the board of directors on September 11, 2008 has been filed as an exhibit to the Schedule 13E–3 filed with the SEC in connection with the Merger. The written presentation will be available for any interested Prescient stockholder (or any representative of a stockholder who has been so designated in writing) to inspect and copy at our principal executive offices during regular business hours. Alternatively, you may inspect and copy the presentation at the office of, or obtain it by mail from, the SEC.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.  Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Updata Advisors opinion. In arriving at its fairness determination, Updata Advisors considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Updata Advisors made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.  The conclusions by Updata Advisors may involve significant elements of subjective judgment and qualitative analysis.  In performing its analyses, Updata Advisors considered general economic, market and financial conditions and other matters, many of which are beyond our control.

Updata prepared these analyses for purposes of providing its opinion to our board of directors as to the fairness from a financial point of view to the Company’s stockholders as a whole of the consideration paid to acquire the Privately Purchased Shares and to be paid to the holders of the shares of Common Stock, Series E Stock and Series G Stock pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Prescient, Park City, Updata or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration to be paid pursuant to the Merger Agreement was determined through arms’ length negotiations between Prescient and Park City and was approved by our board of directors. Updata provided advice to Prescient during these negotiations. Updata did not, however, recommend any specific amount of consideration to Prescient or our board of directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, the Updata opinion to our special committee and board of directors was one of many factors taken into consideration by our special committee and board of directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Updata Advisors in connection with the fairness opinion, a copy of which is attached as Annex B.

Projected Financial Information

We do not as a matter of course make public projections as to future performance or earnings. However, certain prospective financial information prepared by our management team was made available to the special committee, our board of directors, to Updata, to and to other parties who had executed non-disclosure agreements in connection with their consideration of a transaction with the Company.  We have included the material portions of this prospective financial information below in order to give our stockholders access to this information as well.  The prospective financial information set forth below was prepared for purposes of the board’s consideration and evaluation of the Merger, Updata’s financial analysis in connection with the Merger and to facilitate the due diligence review of other parties who had expressed interest in a transaction with the Company. The inclusion of the prospective financial information below should not be regarded as an indication that our management team, our board of directors, Updata or any other recipient of this information considered, or now considers, it to be predictive of actual future results.

Our management team advised the special committee, our board of directors, Updata and the other recipients of the prospective financial information that its internal financial forecasts, upon which the following prospective financial information was based, was subjective in many respects. The prospective financial information set forth below reflects numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond the Company’s control. The prospective financial information set forth below also reflects numerous estimates and assumptions related to our business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, although the prospective financial information set forth below was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

            The prospective financial information set forth below was prepared for the Company’s use, for use by Updata  in preparing its financial analysis in connection with the Merger and for use by other potential purchasers of the Company and not with a view toward public disclosure or toward complying with U.S. Generally Accepted Accounting Principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  Our independent registered public accounting firm has not examined or compiled any of the prospective financial information set forth below, expressed any conclusion or provided any form of assurance with respect to such information and, accordingly, assumes no responsibility for such information. The prospective financial information set forth below does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account or give effect to the Merger, any revised prospects of our business, changes in general business or economic conditions or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future. Prospective financial information of this type is based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 18.  Since the prospective financial information set forth below covers multiple years, such information by its nature is subject to greater uncertainty with each successive year.

We have made publicly available our actual results for the second quarter of 2008.  You should review our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 to obtain this information. See “Where You Can Find More Information” beginning on page 90. You are cautioned not to place undue reliance on the specific portions of the prospective financial information set forth below.  No one has made or makes any representation to any stockholder regarding the information included in the prospective financial information set forth below.

For the foregoing reasons, as well as the bases and assumptions on which the prospective financial information set forth below was compiled, the inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such.  Except as required by applicable securities laws, we have not updated nor do we intend to update or otherwise revise the prospective financial information set forth below, including, without limitation, to reflect circumstances existing after the date such information was prepared or to reflect the occurrence of future events, including, without limitation, changes in general economic or industry conditions, even in the event that any or all of the assumptions underlying the prospective financial information is shown to be in error.

The prospective financial information set forth below for fiscal years 2008 through 2012, which was provided to our board of directors, Updata, and other parties who expressed interest in a transaction with the Company, included the following estimates of the Company’s future financial performance:

Income Statement – Prescient Applied Intelligence		($ in millions except per share data)
	Estimated	Projected
	2008	2009	2010	2011	2012
Revenue	$9.217	$9.309	$9.588	$10.068	$10.873
Revenue Growth		1%	3%	5%	8%
Expenses
General and Administrative Expenses	7.286	7.359	7.579	7.958	8.595
Development	1.442	1.456	1.500	1.575	1.701
Total Expenses	8.727	8.815	9.079	9.533	10.296

Operating Income (EBIT)	$0.489	$0.494	$0.509	$0.535	$0.577
Interest Expense (1)	(0.162)	(0.095)	0.000	0.000	0.000
Interest Income (2)	0.040	0.023	0.000	0.000	0.000
Pre-Tax Income	0.367	0.423	0.509	0.535	0.577
Income Taxes (Effective Tax Rate of 5.0%)	(0.018)	(0.021)	(0.025)	(0.027)	(0.029)
Net Income	$0.349	$0.402	$0.484	$0.508	$0.548

EBITDA	$0.957	$0.962	$0.977	$1.003	$1.045

Depreciation	0.468	0.468	0.468	0.468	0.468
Capital Expenditures (3)	0.067	0.318	0.070	0.073	0.079

(1)	Interest related to TAK Note.
(2)	Assumes the Company uses existing cash balance to repay TAK Note in 2009 ($2.1 million). Interest income and expense reduced to $0 in August 2009 and beyond.
(3)	The Company estimates spending $250,000 for moving its data center in 2009.

    In developing the prospective financial information for fiscal years 2008 through 2012, we made numerous assumptions about our industry, markets, products and services and ability to execute on our business plans.  Among the other more significant assumptions are the following:

•
The prospective financial information assumes that our business would be operated on an organic basis and does not anticipate any acquisitions or divestitures during the periods covered by such information.

•	The prospective financial information assumes a rate of attrition in our client base consistent with past experience.

Alternatives to the Merger

Park City is continually seeking ways to enhance its business and increase shareholder value, including mergers, acquisitions and other strategic transactions.  Following discussions with Prescient’s management, Park City reached the conclusion that purchasing some of the outstanding Series E Stock and entering into a merger agreement with Prescient to acquire the remaining Prescient capital stock was the optimal solution because it better positions Park City to compete and substantially increase revenue, and enhances Prescient’s competitive position in the market.  In addition, the acquisition allows management of Prescient the ability to focus on long-term decisions, increases its financial flexibility, simplifies its capital structure, and accelerates its investment in technology.  In addition, the combination substantially reduces the combined public company compliance costs.

Mr. Fields has been appointed as the Chief Executive Officer of Prescient in order to begin integrating these improvements prior to the consummation of the Merger.  After reaching the conclusion to acquire all of the shares of Prescient other than the Series E Stock that it intended to purchase from certain holders of the Series E Stock, Park City chose the merger structure, because it was the preferable means to acquire the entire equity interest in Prescient and provide cash to Prescient’s unaffiliated stockholders. Park City also considered a tender offer transaction, but rejected that alternative because a merger allows for a prompt and orderly transfer of ownership of the shares in a single step, without the necessity of acquiring enough shares to execute a back-end, short-form merger associated with a tender offer.

Certain Effects of the Merger

Conversion of Outstanding Prescient Common Stock, Series E Stock and Series G Stock

Upon the Merger Agreement being approved by Prescient’s stockholders and the other conditions to the closing of the Merger being satisfied or waived, Merger Sub will be merged with and into Prescient, with Prescient continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Park City. After the Merger, Park City will directly own all of the outstanding shares of capital stock of Prescient.

            When the Merger is completed, (i) each share of Prescient Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than excluded shares) will be converted into the right to receive $0.055 in cash, without interest, (ii) each share of Series E Stock issued and outstanding immediately prior to the effective time of the Merger (other than excluded share) will be converted into the right to receive $4,098.00 in cash, without interest, and (iii) each share of Series G Stock issued and outstanding immediately prior to the effective time of the Merger (other than excluded share) will be converted into the right to receive $1,136.36 in cash, without interest.

Stock Options

Each outstanding stock option (whether vested or unvested) at the effective time of the Merger will be cancelled, and each holder thereof will receive, at or as soon as practicable after the effective time of the Merger, an amount in cash equal to the product of (1) the excess of the per share Merger Consideration of $0.055 over the per share exercise price of such stock option, multiplied by (2) the number of shares subject to such stock option, less applicable taxes required to be withheld with respect to such payment.  Based on the exercise prices of our outstanding warrants, no payment will be made with respect to our outstanding options.

Warrants

Each warrant to purchase Common Stock outstanding as of the effective time of the Merger shall be converted into the right to receive a cash payment equal to the excess, if any, of (i) $0.055, over (ii) the exercise price payable in respect of the share of Common Stock issuable under the warrant.  Based on the exercise prices of our outstanding warrants, no payment will be made with respect to our outstanding warrants.

Effect on Ownership Structure of Prescient

At the effective time of the Merger, our current stockholders (other than Park City), will cease to have ownership interests in Prescient or rights as Prescient stockholders. Therefore, our current stockholders (other than Park City) will not participate in any earnings or growth of Prescient following the Merger and will not benefit from any increase in the value of Prescient following the Merger.

Effect on Listing, Registration and Status of Prescient Common Stock

Our Common Stock is currently registered under the Exchange Act and is listed on the OTCBB under the symbol “PPID.” As a result of the Merger, we will be a privately held company, and there will be no public market for its Common Stock. After the Merger, our Common Stock will cease to be listed on the OTCBB, and price quotations with respect to sales of shares of our Common Stock in the public market will no longer be available. In addition, registration of the Common Stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to Prescient. After the effective time of the Merger, Prescient will also no longer be required to file periodic reports with the SEC.

Effect on Organization and Management of Prescient

At the effective time of the Merger, the directors of Merger Sub will become the directors of the surviving corporation in the Merger. It is expected that, immediately following the effective time of the merger, the officers of Prescient immediately prior to the effective time of the Merger will remain officers of the surviving corporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the Merger shall, from and after the effective time of the Merger, be the certificate of incorporation of the surviving corporation, until duly amended as provided therein or by applicable law.

It is expected that, upon consummation of the Merger, and subject to the discussion above, the operations of Prescient will be conducted substantially as currently conducted; however, Prescient will not be subject to the obligations and constraints, and the related direct and indirect costs and personnel requirements, associated with being a public company. Management of Park City has advised Prescient that it does not have any present plans or proposals that relate to, or would result in, an extraordinary corporate transaction following completion of the merger involving Prescient’s corporate structure, business or management, such as a merger, liquidation, physical relocation of headquarters or sale or transfer of a material amount of assets.    It is expected, however, that following the Merger, Prescient’s management will continuously evaluate and review Prescient’s business and operations and may develop new plans and proposals they consider appropriate to maximize the value of Prescient. Park City reserves the right to make any changes deemed appropriate in light of its evaluation and review or in light of future developments.

               Beneficial and Detrimental Effects

Benefits of the Merger to Park City include that, after the Merger, Park City will be entitled to 100% of the future earnings and growth of Prescient, if any, and Prescient’s interests in the net book value and net earnings of Prescient will be 100% based on its holdings of Prescient’s outstanding capital stock. In addition, Park City will be entitled to 100% of Prescient’s savings associated with the avoidance of the filing requirements and general compliance provisions of U.S. federal securities laws, which Park City estimates will be approximately $500,000 annually. Detriments of the merger to Park City include the lack of liquidity for Prescient capital stock following the Merger, the risk that Prescient will decrease in value following the Merger, and the payment by Prescient of approximately $800,000 in transaction costs and estimated fees and expenses related to the Merger. See “— Estimated Fees and Expenses of the Merger.”

The benefits of the Merger to Prescient’s unaffiliated stockholders are the right to receive $0.055, $4,098.00 and $1,136.36 per share in cash for their shares of Prescient Common Stock, Series E Stock and Series G Stock, respectively, and not bearing the risk of continuing their investment in Prescient. The detriments of the Merger to such stockholders are that they will cease to participate in Prescient’s future earnings and growth, if any, will no longer own any interest in Prescient’s net book value or net earnings, and that the receipt of the payment for their shares in the Merger will be a taxable event for federal income tax purposes. See “— Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders.”

Estimated Fees and Expenses of the Merger

Prescient expects to incur approximately $810,000 in fees and expenses in connection with the consummation of the Merger and the related transactions, as set forth in the table below:

Expenses	Estimated Amount
Financial advisory fees and expenses	$650,000
Legal and accounting fees and expenses	$125,000
Special committee and board fees and expenses	$25,000
Printing and mailing fees and expenses	$25,000
SEC filing fees	$246
Total:	$810,246

In addition, Merger Sub and/or Park City will incur regulatory filing fees and financial, legal and other advisory fees.

In general, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense.

Financing

In connection with the execution and delivery of the Merger Agreement on August 28, 2008, Park City acquired from two of the Company’s shareholders an aggregate of 715.96 shares of Series E Preferred Stock for $3,865 a share, or an aggregate of $2,767,185, in cash (the “Aggregate Purchased Shares Consideration”).  The source of funds for the Aggregate Purchased Shares Consideration were Park City’s working capital, in the amount of $567,185, and borrowings aggregating $2,200,000 from (i) an affiliate of Randall K. Fields, the Chairman of the Board and Chief Executive Officer of Park City ($1,500,000); (ii) Robert W. Allen, a director of Park City ($500,000): and (iii) Robert P. Hermanns, a director and Senior Vice President of Park City ($200,000) (the “Purchased Share Loans”).  The Purchased Share Loans represent unsecured obligations of Park City, which bear interest at the rate of 10% a year and are due and payable December 1, 2008.  Park City expects to repay the Purchased Share Loans with the proceeds of the Merger Loans, as defined below.

Pursuant to the Merger Agreement, Park City will acquire, for an aggregate of $3,769,502: (i) the 559 outstanding shares of Series E Stock it will not own immediately prior to the Effective Time for $4,098 per share, or an aggregate of $2,290,782,  (ii) all 479.9 outstanding shares of Series G Stock for $1,136.36 per share, or an aggregate of $545,339, and (iii) all 16,970,574 outstanding shares of Common Stock that it will not own immediately prior to the Effective Time for $.055 per share, or an aggregate of $933,381.  Immediately prior to the Effective Time, Park City intends to purchase 16,230,248 shares of Common Stock from the principal shareholders of the Company for $0.05 per share, or an aggregate of $811,512, and the 382.536 shares of Series E Stock, sold by SDS Capital Group on September 12, 2008, for $3,865 per share, or an aggregate of $1,478,501.

The source of funds for the Aggregate Merger Consideration, and for the repayment of the Purchased Share Loans are expected to be from proceeds from the issuance by Park City of securities to private investors (which may include affiliates of Park City) aggregating approximately $7,200,000 (the “Merger Loans”), the terms of which are currently being negotiated.  Park City expects to repay the Merger Loans from anticipated cash resources and cash flow from operations of Park City and its subsidiaries (including the Company).  If the cash flow from operations is insufficient to satisfy Park City’s obligations under the terms of the Merger Loans, Park City will refinance or restructure the Merger Loans.  Park City has no current plans with respect to any such refinancing or restructuring.

The Aggregate Merger Consideration is required to be funded by Park City prior to the date of the Meeting. The foregoing assumes that no Prescient stockholder validly exercises and perfects its appraisal rights.  There are no financing contingencies contained in the Merger Agreement.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the board of directors to vote “FOR” the proposal to adopt the Merger Agreement, Prescient’s stockholders should be aware that certain of Prescient’s directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of Prescient’s stockholders generally, including the following:

•	Mr. Fields, our chief executive officer, also serves as the chairman and chief executive officer of Park City;
•
Jane F. Hoffer, our president and chief operating officer who served as our chief executive officer from January 2005 until August 28, 2008, is a party to an agreement that provides certain severance payments and benefits in the case of her termination of employment under certain circumstances following a change of control;

•
the Merger Agreement provides for indemnification arrangements for each of our current and former directors and executive officers that will continue for six (6) years following the effective time of the Merger as well as insurance coverage covering such director or executive officer’s service to the Company as a director or executive officer; and

•
although no agreements have been entered into as of the date of this proxy statement, it is expected that a number of our executive officers will remain after the Merger is completed and such executive officers may enter into new arrangements regarding employment with the Surviving Corporation or the right to purchase or participate in the equity of the Surviving Corporation.

These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Merger and the recommendation that our stockholders vote in favor of proposal to adopt the Merger Agreement.

Treatment of Stock Options

Immediately prior to the effective time of the Merger, all outstanding options to purchase Common Stock under the Company’s equity incentive plans, whether or not exercisable, will be cancelled and converted into the right to receive a cash payment equal to the number of shares of Common Stock underlying the options multiplied by the amount (if any) by which $0.055 exceeds the exercise price, without interest and less any applicable withholding taxes.  Based on the exercise prices of our outstanding options, no payment will be made with respect to our outstanding options.

Treatment of Restricted Stock

The Company currently has issued and outstanding 234,121 shares of restricted Common Stock.  The Company intends to pay each holder of restricted Common Stock the Merger Consideration multiplied by the number of shares of Common Stock held by each such holder, prior to consummation of the Merger.

Change of Control Benefits

Jane F. Hoffer, our president and chief operating officer, has a severance agreement with the Company pursuant to which she is entitled to one year severance in the event she is terminated without cause.  In the event the Merger is consummated, she has agreed to remain with the Company until January 15, 2009, at which time she may elect to terminate her employment and receive a severance payment equal to one year in base salary, payable according to the Company’s normal payroll policies for six months, with the balance due in full at the end of such six months.  In addition, in the event of the termination of Ms. Hoffer’s employment, she is entitled to the continuation of her health care benefits for a period terminating on the earlier to occur of one year from the date of her termination, or the date that she finds employment providing comparable health care benefits.

Indemnification and Insurance

Park City has agreed to indemnify each of our present and former officers and directors against all reasonable expenses, losses and liabilities incurred in connection with any claim, action, suit proceeding or investigation arising out of, relating to, or in connection with, any act or omission in their capacity as an officer, director or employee occurring on or before the effective time of the Merger.

For a period of six (6) years from the effective time of the Merger, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are presently set forth in our certificate of incorporation and by-laws.

The Merger Agreement provides that the Surviving Corporation shall purchase and maintain directors’ and officers’ liability insurance policies containing the same coverage and in the same amount as the Company’s existing policies and with a claims period of six (6) years from the effective time of the Merger for claims arising from facts or events that occurred on or prior to the effective time of the Merger.

Plans for Prescient if the Merger is Not Completed

It is expected that if the Merger is not completed, the current management of Prescient, under the direction of the board of directors, will continue to manage Prescient as an ongoing business.  It is expected that, from time to time, Prescient will evaluate and review its business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger is not consummated for any reason, there can be no assurance that any other transaction acceptable to Prescient will be offered or that Prescient’s business and operations will not be adversely affected.

 Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. persons (as defined below) whose shares are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term “U.S. person” to mean a beneficial owner of shares that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States or any of its political subdivisions;
•
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. A partner of a partnership holding shares should consult its tax advisor.

This discussion is based on current law, which is subject to change, possibly with retroactive effect. It applies only to beneficial owners who hold shares as capital assets, and may not apply to shares received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who validly exercise their rights under Delaware law to object to the Merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold stock as part of a hedge, straddle or a constructive sale or conversion transaction). This discussion does not address the receipt of cash in connection with the cancellation of shares of stock appreciation rights, restricted stock units or options to purchase shares of Common Stock or Series E Stock, or any other matters relating to equity compensation or benefit plans. This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and it does not address any aspect of state, local or foreign tax laws.

Exchange of Shares for Cash Pursuant to the Merger Agreement.  The exchange of shares for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder whose shares are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the stockholder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a stockholder’s holding period for such shares is more than twelve (12) months at the time of the consummation of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.  The Merger will not be a taxable transaction to Prescient, Park City, PAII Transitory Sub, Inc. or Mr. Fields.

Backup Withholding and Information Reporting.  Backup withholding of tax may apply to cash payments to which a non-corporate stockholder is entitled under the Merger Agreement, unless the stockholder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Each of our stockholders should complete and sign the Substitute Form W-9 that will be included as part of the letter of transmittal and return it to the payment agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the payment agent.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against a stockholder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Cash received in the Merger will also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult with the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options, stock appreciation rights or restricted stock units to purchase shares of Common Stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Delisting and Deregistration of Common Stock

If the Merger is completed, the Common Stock will be delisted from OTC BB and deregistered under the Exchange Act and we will no longer file periodic or annual reports with the SEC on account of the Common Stock.

Provisions for Unaffiliated Security Holders

No provision has been made to grant our stockholders access to the corporate files of the Company or any affiliated shareholder or to obtain counsel or appraisal services at the expense of the Company or any affiliated stockholder.

Regulatory Approvals and Requirements

In connection with the Merger, Prescient, Park City and Merger Sub are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with Delaware law after the approval and adoption of the Merger Agreement by Prescient’s stockholders.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on January 13, 2009, at 9:00 a.m., at the Company’s headquarters, 1247 Ward Avenue, West Chester, Pennsylvania 19380, or at any adjournment or postponement thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the following proposals:

1.	a proposal to adopt the Merger Agreement;

2.	a proposal to amend the Certificate of Designation of the Relative Rights and Preferences of the Series E Stock to provide that the Merger Agreement will govern the treatment of the Series E Stock in the event the Merger is consummated; and

3.	a proposal to amend the Certificate of Designation of the Relative Rights and Preferences of the Series G Stock to provide that the Merger Agreement will govern the treatment of the Series G Stock in the event the Merger is consummated.

Our stockholders must adopt Proposals 1, 2 and 3 in order for the Merger to occur. If the stockholders fail to adopt such Proposals, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. A copy of the Certificate of Amendment to the Series E Stock Certificate of Designation is attached to this proxy as Annex C. A copy of the Certificate of Amendment to the Series G Stock Certificate of Designation is attached to this proxy as Annex D. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about December 23, 2008.

Record Date and Quorum

We have fixed the close of business on November 28, 2008 as the record date for the special meeting, and only holders of record of Common Stock, Series E Stock and Series G Stock on the record date are entitled to receive notice of and vote at the special meeting. As of the close of business on the record date, there were 33,200,822 shares of Common Stock outstanding and entitled to vote, 1,657 of Series E Stock outstanding and entitled to vote, and 479.860 shares of Series G Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to one vote on all matters properly coming before the special meeting. Each share of Series E Stock entitles its holder to 5,955 votes on Proposals 1, 2 and 3 and all other matters properly coming before the special meeting and one vote with respect to the class vote required under Proposal 2. Each share of Series G Stock entitles its holder to one vote with respect to the class vote required under Proposal 3. The holders of Series G Stock are not entitled to vote on any other matters properly coming before the special meeting. As of the record date, with respect to all matters other than the class votes required under Proposal 2 and 3, the outstanding shares represented 43,068,257 votes, consisting of 33,200,822 attributable to Common Stock and 9,867,435 attributable to Series E Stock.

In order to constitute a quorum for the conduct of business at the special meeting, shares representing a majority of the votes entitled to be cast at the special meeting by the holders of Common Stock and Series E Stock, voting together as a single class, must be represented at the special meeting. In addition, with respect to the proposal to amend the Series E Stock Certificate of Designation, a majority of the shares of Series E Stock outstanding must be represented at the special meeting in order to constitute a quorum for such proposal. Further, with respect to the proposal to amend the Series G Stock Certificate of Designation, a majority of the shares of Series G Stock outstanding must be represented at the special meeting in order to constitute a quorum for such proposal.

Vote Required for Approval

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the votes entitled to be cast by the shares of our Common Stock and Series E Stock outstanding on the record date, voting together as a single class. Approval of the proposal to amend the Certificate of Designation of the Series E Stock requires the affirmative vote of the holders of (i) at least two-thirds (2/3) of the shares of Series E Stock outstanding on the record date, and (ii) a majority of the votes entitled to be cast by the shares of our Common Stock and Series E Stock outstanding on the record date, voting together as a single class. Approval of the proposal to amend the Certificate of Designation of the Series G Stock requires the affirmative vote of the holders of (i) at least three-fourths (3/4) of the shares of Series G Stock outstanding on the record date, and (ii) a majority of the votes entitled to be cast by the shares of our Common Stock and Series E Stock outstanding on the record date, voting together as a single class. If you do not submit a proxy by mail or vote your shares in person, it has the same effect as a vote “AGAINST” the proposals to adopt the Merger Agreement, to amend the Series E Stock Certificate of Designation, and to amend the Series G Stock Certificate of Designation. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” all of the foregoing proposals.

As of the close of business on November 28, 2008, the record date, the directors and executive officers of Prescient held and are entitled to vote, in the aggregate, 4,692,325 shares of Common Stock, representing approximately 14% of the outstanding Common Stock. No shares of Series E Stock or Series G Stock were held by directors or executive officers of the Company on the record date, except NewSpring Ventures, LP, an affiliated of Michael DiPiano, which owns 274 shares of Series E Stock and 21 shares of Series G Stock.

As of December 23, 2008, certain of the Company’s principal stockholders, which includes Park City, holding an aggregate of 12,176,700 shares of Common Stock, 1,098.496 shares of Series E Stock, and 479.860 shares of the Series G Stock, respectively, representing approximately 37%, 66% and 96% shares of Common Stock, Series E Stock and Series G Stock entitled to vote, respectively, have agreed to vote all of their shares in favor of Proposals 1, 2 and 3. For more information, please see “Private Purchase of Shares; Lock-Up and Voting Agreements” beginning on page 61.

Abstentions and Broker Non-Votes

Shares represented at the special meeting but not voted, including shares for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Although the law in Delaware is unclear on the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining whether a quorum is present. Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will be counted for the purpose of determining whether a quorum is present. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postpone to solicit additional proxies.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; if you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.” Broker non-votes will be included in the determination of the number of shares represented at the special meeting for purposes of determining whether a quorum is present. For Proposals. 1, 2 and 3, broker non-votes have the practical effect of a vote “AGAINST” such proposals.

Proxies and Revocation

If you submit a proxy by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to amend the Certificate of Designation of the Series E Stock, and “FOR” the proposal to amend the Certificate of Designation of the Series G Stock.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

•	by notifying our Secretary, at 1247 Ward Avenue, West Chester, Pennsylvania 19380;

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting); or

•	by submitting a later-dated proxy card.

If you hold your shares through a broker, bank or other nominee and you have instructed a broker, bank or other nominee to vote your shares of Common Stock, the above instructions do not apply and, instead, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the Merger Consideration in exchange for your stock certificates.

Private Purchase of Shares; Lock-Up and Voting Agreements

Concurrent with the execution of the Merger Agreement, Park City entered into separate securities purchase agreements with CGA Resources, LLC and Hudson Ventures, each a principal shareholder of the Company, pursuant to which it purchased an aggregate of 715.96 shares of Series E Stock. In addition, on September 12, 2008, certain other private investors entered into separate securities purchase agreements to acquire an aggregate of 382.526 shares of Series E Stock from SDS Capital Group, a principal shareholder of the Company.  These purchases were arranged by Taglich Brothers, Inc., a financial advisor to Park City.  The purchasers of these shares included certain principals of Taglich Brothers.  Neither Taglich Brothers nor any of the purchasers have any relationship with the Company.  Taglich Brothers assisted Park City in arranging for these shares to be purchased, thus providing Park City with a higher level of comfort that the Merger will be consummated. The shares of Series E Stock acquired in connection with these transactions (collectively, the “Privately Purchased Shares”) were acquired from the selling stockholders at a purchase price of $3,865 per share. The Privately Purchased Shares constitute 66% of the issued and outstanding shares of Series E Stock. Park City intends to purchase all shares of Series G Stock and Common Stock held by the selling stockholders who sold the Privately Purchased Shares at or prior to the Effective Time at per share purchase prices of $1,136.36 and $0.05, respectively.

Park City also intends to purchase prior to the Effective Time: (i) all shares of Common Stock owned by NewSpring Ventures, a principal shareholder of the Company, at a per share purchase price of $0.05; and (ii) all shares of Series E Stock sold by SDS Capital Group on September 12, 2008 at a purchase price of $3.865 per share.  Michael DiPiano, one of our directors, is an affiliate of NewSpring Ventures, LP.  To complete this purchase, Park City contemplates entering into a purchase agreement with each of the holders of such shares, providing for Park City to purchase the shares for cash payment just prior to closing the Merger.  The purchase agreements will be structured as a simultaneous sign-and-close, will contain no covenants, and include limited representations and warranties as to title, due authorization and no conflict.  These purchases will not be completed unless all closing conditions contained in the Merger Agreement are satisfied or waived.  Pursuant to the Merger Agreement, Park City has agreed to vote all of the forgoing shares in favor of Proposals 1, 2 and 3.

As of December 23, 2008, certain of the Company’s principal shareholders holding an aggregate of 12,176,700 and 458.68 shares of Common Stock and Series G Preferred Stock, respectively, representing approximately 37% and 96% of the votes entitled to be cast by the holders of Common Stock and Series G Preferred Stock, respectively, have agreed to vote all of their shares, pursuant to lock-up and voting agreements, including all shares acquired after the date of the lock-up and voting agreements, as follows:

•
in favor of the adoption of the Merger Agreement and the approval of all other actions contemplated by the Merger Agreement, including the Merger, and the applicable lock-up and voting agreement, and any actions required in furtherance of the Merger Agreement and the applicable lock-up and voting agreement;

•
against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Prescient under the Merger Agreement; and

•	against any action involving Prescient or its subsidiaries, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger.

The lock-up and voting agreements terminate upon the earlier of the termination of the Merger Agreement or the effective time of the Merger. The lock-up and voting agreements generally prohibit the signing stockholders from selling or disposing of any shares of the Company beneficially owned by the signing stockholders, unless the transferee agrees to be bound by the terms and conditions of the applicable lock-up and voting agreement.

In addition, as of November 28, 2008, Park City owns 715.96 shares of Series E Stock, representing approximately 43% of the votes entitled to be cast by the holders of Series E Stock, voting as a single class, and approximately 10% of the votes entitled to be cast by the holders of Series E Stock and Common Stock, voting together as a single class. Pursuant to the Merger Agreement, Park City has agreed to vote the foregoing shares in favor of Proposals 1, 2 and 3.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed. Any adjournment may be made without notice (if the adjournment is not for more than thirty (30) days), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, the chairman of the meeting or the holders of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting.

Rights of Stockholders Who Object to the Merger

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the Merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “Dissenters’ Rights of Appraisal” beginning on page 86 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex E.

Solicitation of Proxies

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation in person, by telephone, or by facsimile by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please (1) mail your request to Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380, Attn: Daniel W. Rumsey, or (2) call Daniel W. Rumsey, our Interim Chief Financial Officer, at (310) 242-5698. If your broker holds your shares, you should call your broker for additional information.

Availability of Documents

The reports, opinions or appraisals referenced in this proxy statement will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of Common Stock, Series E Stock or Series G Stock.

PROPOSAL 1

APPROVAL OF MERGER AGREEMENT

THE PARTIES TO THE MERGER
Prescient

Prescient is a Delaware corporation with operations in Pennsylvania and Texas. Our principal executive offices are located at 1247 Ward Avenue, West Chester, Pennsylvania 19380 and our phone number is (610) 719-1600. We are a leading provider of on-demand solutions for the retail marketplace, including both retailers and suppliers. Our solutions capture information at the point of sale, provide greater visibility into real-time demand and turn data into actionable information across the entire supply chain. As a result, our products and services enable trading partners to compete effectively, increase profitability and excel in today’s retail business climate.

Our solutions address the primary concern of retailers and suppliers today: out of stock merchandise. Our retail supply chain and replenishment solutions provide trading partners with the ability to clearly see real-time demand and use that knowledge to drive supply chain efficiency. The results are more accurate ordering and replenishment, lower inventory levels, and fewer out of stock merchandise.

We market our solutions to companies primarily throughout North America, with a small percentage of business in Europe. Our customers include many leading consumer goods and retail organizations, including Meijer, SUPERVALU, Sunny Delight Beverage Company, Russell Stover Candies, and Crayola, among others.

We have organized our sales operations to address several key markets: Supply Chain, focused primarily on manufacturers, distributors, and suppliers in the consumer products industry, and Advanced Commerce, focused on large mass merchandise, grocery, chain drug stores, electronics, and other “big box” retailers. In addition, we have a professional services organization that provides assessments, implementation services, and support functions to our entire array of customers.

Our objective is to maintain our position as a leading provider of advance commerce and supply chain solutions for retail trading partners by enhancing collaboration from the point-of-sale through the entire supply chain. Our solutions translate consumer insight into better execution at the store shelf by capturing scan-sales data, improving forecast accuracy and increasing supply chain efficiencies.

For more information about Prescient, please visit our website at www.prescient.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference. See also “Where You Can Find More Information” beginning on page 90. Our Common Stock is publicly traded on the OTC BB under the symbol “PPID.”

Park City

Park City, located at 3160 Pinebrook Road, Park City, Utah 84098, develops and markets computer software and profit optimization consulting services to retailers that are designed to reduce their inventory and labor costs; the two largest controllable operating expenses in the retail industry. Park City’s suite of products, Fresh Market Manager, ActionManager™ and Supply Chain Profit Link (“SCPL”) are designed to address the needs of multi-store retailers and suppliers in store operations management, manufacturing, and both durable goods and perishable product management.

Because the product concepts originated in the environment of actual multi-unit retail chain ownership, the products are strongly oriented to an operation’s bottom line results. The products use a contemporary technology platform that is capable of supporting existing product lines and can also be expanded to support related products. Park City continues to transition its software business from a licensed based approach to its new subscription based model through its targeted SCPL strategy. The subscription based SCPL tool and analytics group focuses on leveraging multi-store retail chains, C-Store Chains, and their respective suppliers in order to reduce shrink, labor costs, and increase profitability.

Merger Sub

Merger Sub was formed by Park City solely for the purpose of completing the proposed Merger. Merger Sub is a wholly owned subsidiary of Park City and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Subject to the terms of the Merger Agreement, at the effective time, Merger Sub will merge with and into Prescient. Upon the consummation of the proposed Merger, Merger Sub will cease to exist, Prescient will continue as the Surviving Corporation and will become a wholly owned subsidiary of Park City.

Randy Fields

Mr. Fields is the Chairman and Chief Executive Officer of Park City. As a result of the execution of the Merger Agreement, Mr. Fields was appointed the Chief Executive Officer of the Company.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in “Where You Can Find More Information” beginning on page 90.

The Merger

The Merger Agreement provides for the Merger of Merger Sub with and into Prescient upon the terms, and subject to the conditions, of the Merger Agreement. As the Surviving Corporation, Prescient will continue to exist following the Merger. Upon consummation of the Merger, the directors of Merger Sub will be the initial directors of the Surviving Corporation and the officers of the Company will be the initial officers of the Surviving Corporation. All Surviving Corporation directors and officers will hold their positions until their successors are duly elected and qualified or until the earlier of their resignation or removal.

We, Park City or Merger Sub may terminate the Merger Agreement prior to the consummation of the Merger in some circumstances, whether before or after the adoption by our stockholders of the Merger Agreement. Additional details on termination of the Merger Agreement are described in “Termination of the Merger Agreement” beginning on page 72.

Effective Time

The Merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger). We expect to complete the Merger as promptly as practicable after our stockholders adopt the Merger Agreement.

Merger Consideration

Each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $0.055 in cash, each share of Series E Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $4,098.00 in cash, and each share of Series G Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $1,136.36 in cash, in each case without interest and less any applicable withholding taxes, other than the following shares:

•	shares held by holders who have properly and validly perfected their statutory rights of appraisal with respect to the Merger; and

•	shares held in treasury or owned by Park City or Merger Sub or any direct or indirect wholly-owned subsidiary of Park City, Merger Sub or the Company.

After the Merger is effective, each holder of a certificate representing any shares of Common Stock, Series E Stock and Series G Stock (other than shares for which appraisal rights have been properly and validly perfected) will no longer have any rights with respect to the shares, except for the right to receive the Merger Consideration. See “Dissenters’ Rights of Appraisal” beginning on page 57.

Treatment of Options and Warrants

Stock Options.  Immediately prior to the effective time of the Merger, all outstanding options to purchase Common Stock under the Company’s equity incentive plans, whether or not exercisable, will be cancelled and converted into the right to receive a cash payment equal to the number of shares of Common Stock underlying the options multiplied by the amount (if any) by which $0.055 exceeds the exercise price, without interest and less any applicable withholding taxes.  Based on the exercise prices of our outstanding options, no payment will be made with respect to our outstanding options.

Warrants.  Each warrant to purchase Common Stock outstanding as of the effective time of the Merger shall be converted into the right to receive a cash payment equal to the excess, if any, of (i) $0.055, over (ii) the exercise price payable in respect of the share of Common Stock issuable under the warrant. Based on the exercise prices of our outstanding warrants, no payment will be made with respect to our outstanding warrants.

Payment for the Shares of Stock; Procedure for Receiving Merger Consideration

Park City will designate an exchange agent to make payment of the merger consideration as described above. At the closing of the Merger, Park City will deposit, or cause to be deposited, with the exchange agent, for payment to the holders of shares of Common Stock, Series E Stock and Series G Stock, an amount of cash equal to the aggregate share consideration.

Following the effective time of the Merger, we will close our stock ledger. After that time, there will be no further transfer of shares of Common Stock, Series E Stock or Series G Stock.

Promptly following the effective time of the Merger, Park City and the Surviving Corporation will cause the exchange agent to mail to you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the Merger Consideration. The exchange agent will pay you your Merger Consideration after you have (i) surrendered your certificates to the exchange agent and (ii) provided to the exchange agent your signed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the Merger Consideration. The exchange agent may reduce the amount of any Merger Consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

Any portion of the funds deposited with the exchange agent that remain undistributed to holders of Common Stock of the Company for one year after the Effective Time will be delivered to Park City, together with interest and other income received by the Paying Agent. Holders of Company Common Stock who at that time have not yet complied with the exchange procedures outlined above shall thereafter look only to Park City, as general creditors of Park City, for delivery of any Merger Consideration, without interest, that may be payable upon due surrender of their respective share certificates. None of Park City, Merger Sub, the Company, the surviving corporation or the Paying Agent will be liable for any amount properly delivered to a public official under any applicable abandoned property, escheat or similar law.

If the exchange agent is to pay some or all of your Merger Consideration to a person other than you, as the registered owner of a stock certificate, you must have your certificates properly endorsed and otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the satisfaction of Park City (or any agent designated by Park City) that the taxes have been paid or are not required to be paid.

The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the Surviving Corporation, post a bond in an amount that the Surviving Corporation reasonably directs as indemnity against any claim that may be made against Park City, the Surviving Corporation or the exchange agent with respect to the lost, stolen or destroyed certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties made by us to Park City and Merger Sub and representations and warranties made by Park City and Merger Sub to us. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders or used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

In the Merger Agreement, Prescient, Park City and Merger Sub each made representations and warranties relating to:

•	corporate organization and existence;
•	corporate power and authority to enter into and perform its obligations under, and enforceability of, the Merger Agreement;
•	the absence of conflicts with or defaults under organizational documents, other contracts and applicable laws; and
•	required regulatory filings and consents and approvals of governmental entities; and

In the Merger Agreement, Park City and Merger Sub also each made representations and warranties relating to:

•	broker’s and finder’s fees; and
•	the availability of funding necessary to consummate the Merger.

 In the Merger Agreement, we also made representations and warranties relating to:

•	capital structure;
•	subsidiaries;
•	receipt of a fairness opinion;
•	approval of our board of directors;
•	absence of certain material adverse changes or events since June 30, 2008; and
•	broker’s and finder’s fees.

Covenants

We agreed in the Merger Agreement to appoint Randy Fields, the Chairman and Chief Executive Officer of Park City, as our Chief Executive Officer, effective upon execution of the Merger Agreement.  The Merger Agreement provides that, without the express prior approval of Prescient’s board of directors, Mr. Fields shall have no authority to, and shall not, engage in any of the following actions:

•	execute any checks (except as co-signor) or authorize any transfer of any funds of the Company;

•	cause the Company to make, offer or agree to make any loan to any person;

•	cause the Company to incur or agree to incur any debt except for trade debt in the ordinary course of business consistent with past practice;

•	sell, offer or agree to sell any assets of the Company except in the ordinary course of business consistent with past practice; or

•	cause the Company to enter into any agreement with Park City or Mr. Fields except in the ordinary course of business consistent with past practice or joint sales practices.

The Merger Agreement also provides that, subject to certain limited exceptions, prior to the consummation of the Merger, Park City shall not vote any Common Stock, Series E Stock or Series G Stock beneficially owned by it or initiate any Company stockholder action to:

•           amend the certificate of incorporation or by-laws of the Company;

•           split, combine or reclassify any shares of Prescient’s outstanding capital stock;

•           issue any shares of Prescient’s capital stock or any options or other rights to acquire any shares of Prescient’s capital stock;

•           amend or waive any provision of the Series G Stock certificate of designation;

•           amend or waive any provision of the Series E Stock certificate of designation;

•           designate or authorize the issuance of any new class or series of capital stock;

 •           adopt a plan or agreement of liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

•           remove any director of the Company or increase or decrease the size of our board of directors;

•           take any action that could be reasonably expected to, directly or indirectly, prevent or materially impair or delay the consummation of the Merger; or

•           authorize the payment of any dividend or distribution to Prescient’s stockholders.

Agreement to Use Commercially Reasonable Efforts

Upon the terms and subject to the conditions set forth in the Merger Agreement, each of parties has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Merger, including making all filings with governmental authorities in connection with the Merger Agreement and the consummation of the Merger and obtaining all consents under any material contracts.

Availability of Funds

Prior to the execution of the Merger Agreement, Park City delivered to us a letter stating that, when and as required under the Merger Agreement, it shall have available or have access to funds sufficient to perform its obligations under the Merger Agreement, including the consummation of the Merger.

On or prior to the date that this proxy statement is mailed to Prescient’s stockholders, Park City shall place $2,500,000 into an escrow account which funds shall be used to partially fund the Merger Consideration.  Upon certain breaches of the Merger Agreement by Park City, this amount may be payable to us.  See “—Termination of the Merger Agreement” below.  At least one business day prior to the date of our special meeting of stockholders, Park City will deposit into the escrow account the balance of the funds necessary to consummate the Merger and pay the Merger Consideration to Prescient’s stockholders.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:

•	the Merger Agreement must have been adopted by our stockholders; and

•	no preliminary or permanent injunction or other order by any federal or state court prohibiting the consummation of the Merger shall have been issued and remains in effect.

Conditions to Prescient’s Obligations.  Our obligation to complete the Merger is subject to the satisfaction or waiver of the following further conditions, any of which may be waived exclusively by us:

•	Park City, Merger Sub and Mr. Fields shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement on or prior to the closing date; and
•	Park City, Merger Sub and Mr. Fields must each deliver a closing certificate to us with respect to the satisfaction of the foregoing conditions relating to covenants and obligations.

Restrictions on Solicitations of Other Offers

The Merger Agreement provides that, from and after the date of the Merger Agreement, we shall not directly or indirectly, solicit the submission of any acquisition proposal.

Notwithstanding the forgoing restriction, we are permitted to participate or engage in discussions or negotiations with, and/or furnish any non-public information relating to the Company or any of our subsidiaries or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of our subsidiaries to any person that has made a bona fide unsolicited written acquisition proposal.

Upon receipt of such an acquisition proposal, we are required to promptly notify Park City in writing of such acquisition proposal and, subject to applicable confidentiality obligations, provide a copy of all written materials provided by such person in connection with such acquisition proposal.  Park City will have up to five business days to respond to such acquisition proposal.

An “acquisition proposal” means any offer or proposal for any transaction or series of related transactions other than the transactions contemplated by the Merger Agreement involving:

(i)           (A) any merger, arrangement, consolidation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving any of the Company or its subsidiaries, (B) any transaction in which a person or group of persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding voting securities of any of the Company or its subsidiaries, or (C) any transaction in which any of the Company or its subsidiaries issues securities representing more than 20% of the outstanding voting securities of any of the Company or its subsidiaries;

(ii)           any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of any of the Company or its subsidiaries; or

(iii)           any liquidation or dissolution of any of the Company or its subsidiaries.

We are not entitled to enter into any agreement with respect to an acquisition proposal unless the Merger Agreement has been or is concurrently terminated in accordance with its terms and we have concurrently paid to Park City the $250,000 termination fee as described in further detail in “Termination Fees and Expenses” beginning on page 72.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the consummation of the Merger, whether before or after stockholder approval has been obtained:

•	By mutual agreement of Prescient and Park City;

•	By either Prescient or Park City if:

o
the Merger is not consummated by March 31, 2009 (the “Termination Date”), provided that if this proxy statement has not been mailed to our stockholders by February 14, 2009, the Termination Date shall be extended until the date that is 45 days after the date this proxy statement is mailed;

	o	a governmental judgment or order has been enacted, issued, promulgated or granted and is in effect that prohibits or enjoins or otherwise prevents the consummation of the Merger; and

o
our stockholders do not adopt the Merger Agreement, the amendment to the Series E Stock Certificate of Designation, or the amendment to the Series G Stock Certificate of Designation at the special meeting or any adjournment or postponement thereof.

•	By Prescient if:

o
Park City does not deposit $2,500,000 into an escrow account on or before the date this proxy statement is mailed to our stockholders or if Park City does not deposit the remainder of the funds necessary to consummate the Merger into an escrow account at least one business day prior to our special meeting of stockholders;

o
prior to the consummation of the Merger, Mr. Fields, as our chief executive officer, (i) causes (except as a co-signor) or authorizes any transfer of any funds of Prescient, and if Mr. Fields fails to promptly cure any such breach after we provide notice of such breach to him; (ii) causes Prescient to make, offer or agree to make any loan to any person; (iii) causes Prescient to incur or agree to incur any debt except for trade debt in the ordinary course of business consistent with past practice, (iv) sells, offers or agrees to sell any of Prescient’s assets except in the ordinary course of business consistent with past practice; or (v) causes Prescient to enter into any agreement with Park City or Mr. Fields; or

o
our board of directors concludes in good faith that in order to satisfy its fiduciary duties under Delaware law, the board of directors must not make or withdraw its recommendation to our stockholders to approve the Merger.

If the Merger Agreement is terminated by us prior to the special meeting in order to enter into a definitive agreement for an alternate acquisition proposal, we must pay Park City a termination fee, as described in further detail in “— Termination Fees and Expenses” below.

Termination Fees and Expenses

We have agreed to pay Park City a termination fee of $250,000 if we terminate the agreement prior to the special meeting in order to consider or enter into a definitive agreement for an alternate acquisition proposal.  In the event of such termination fee, this termination fee will be Park City’s sole and exclusive remedy under the Merger Agreement.

If we terminate the Merger Agreement because Park City did not deposit $2,500,000 into an escrow account or because Park City or Mr. Fields breached certain covenants of the Merger Agreement (after notice and a cure period in certain instances), we will:

•	be entitled to all funds contained in the escrow account; and

•	have the right to purchase from Park City, and Park City shall be obligated to sell to us, 715.96 Series E Shares owned by Park City at a purchase price of $0.001 per share.

If we terminate the Merger Agreement after Park City has deposited $2,500,000 into an escrow account because Park City has failed to deposit sufficient funds to consummate the Merger at least one business day prior to our special meeting or because Park City or Mr. Fields breached certain covenants of the Merger Agreement (after notice and a cure period in certain instances), we will:

•	be entitled to $2,5000,000 of the funds contained in the escrow account; and
•	have the right to purchase from Park City, and Park City shall be obligated to sell to us the 357.98 Series E Shares owned by Park City at a price of $0.001 per share.

Park City may not transfer or assign any of shares of Prescient Common Stock, Series E Stock or Series G Stock owned by it prior to the consummation of the Merger.

Remedies

In the event that Park City receives a termination fee as described above, such fee shall be deemed to be liquidated damages for any and all damages incurred by Park City in connection with the matter forming the basis for such termination and no other claims may be brought with respect to such matters.   In addition, the parties are entitled to seek specific performance of the terms and provisions of the Merger Agreement with respect to the obligations of the other party or parties, as applicable, including seeking an injunction to prevent or restrain breaches or threatened breaches of the Merger Agreement and enforcing compliance with the covenants and obligations under the Merger Agreement.

Indemnification and Insurance

Upon the effective time of the Merger, Park City will, unless prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the effective time of the Merger, a director or an officer of the Company or any of its subsidiaries to the fullest extent permitted by the DGCL from and against all liabilities, costs, expenses and claims (including reasonable legal fees and disbursements) arising out of the actions taken in performance of their duties as directors or officers of the Company or any of its subsidiaries whether asserted or claimed prior to, at or after the effective time, provided that Park City and the Surviving Corporation shall have no obligation to indemnify such person if the indemnification of such person is determined by a court of competent jurisdiction to be prohibited by applicable law.

For six (6) years from the effective time, the Surviving Corporation shall cause the certificate of incorporation and bylaws of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers (and any other employees or agents who otherwise would be entitled to similar benefits thereunder pursuant to the terms thereof in effect on the date of the Merger Agreement), in each case in their respective capacities as such, occurring at or prior to the effective time of the Merger, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificate of incorporation and bylaws of the Company and its subsidiaries as of the date of the Merger Agreement.

    For six (6) years from the effective time of the Merger, the Surviving Corporation shall provide a policy on the directors’ and officers’ liability insurance. Such policy shall cover the directors and officers of the Company on terms no less favorable to such directors and officers than the terms of such policy in effect on the date of the Merger Agreement.  In satisfying its obligations with respect to directors’ and officers’ liability insurance, the Surviving Corporation is not obligated to pay annual premiums in excess of 100% of the amount we paid for coverage for our last full fiscal year. If the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation is obligated to obtain a policy with the greatest coverage available for a cost not exceeding that 100% maximum.

Amendment and Waiver

The parties may amend the Merger Agreement at any time, except that after our stockholders have adopted the Merger Agreement, there shall be no amendment that by law requires further approval by our stockholders without such approval having been obtained.  All amendments to the Merger Agreement must be approved by the parties’ respective boards of directors and shall be in a writing signed by us, Park City and Merger Sub.

Vote Required and Board Recommendation

The approval of the Merger Agreement requires the affirmative vote of a majority of the votes entitled to be cast by the shares of our Common Stock and Series E Stock outstanding on the record date, voting together as a single class.  Stockholders representing 43% of the voting power of the outstanding shares of our Common Stock and Series E Stock, voting together as a single class, currently entitled to vote at the Special Meeting have agreed to vote in favor of this proposal.

The board of directors believes that the Merger is in the best interests of our stockholders and recommends a vote “FOR” this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 2

AMENDMENT OF CERTIFICATE OF DESIGNATION OF SERIES E STOCK

Subject to approval of the transactions contemplated in Proposal No. 1 above and Proposal No. 3 below, we propose to amend our Certificate of Designation of our Series E Stock to provide that the Merger Agreement and any related documents shall govern the treatment of the Series E Stock in the event the Merger is consummated.  The text of the proposed certificate of amendment to amend the Series E Stock Certificate of Designation is included herein as Annex C.

The Board believes that the Certificate of Designation must be amended in order to allow the holders of Series E Stock to receive the Merger Consideration.  The Certificate of Designation currently provides that in the event of the merger or consolidation of the Company with or into another corporation, the Series E Stock shall maintain its relative powers, designations and preferences provided for in the Certificate of Designation.  In order to allow the holders of Series E Stock to receive the Merger Consideration, we are amending the Certificate of Designation to provide that the Merger Agreement will govern the treatment of the Series E Stock in the event the Merger is consummated.   Currently, the Certificate of Designation provides the holders of Series E Stock with certain rights and preferences, including dividend rights, a liquidation preference, and enhanced voting rights.  If the amendment is adopted and the proposed Merger is consummated, the holders of Series E Stock will receive the Merger Consideration in exchange for all of their shares of Series E Stock and will therefore forfeit all rights and preferences granted to them by the existing Certificate of Designation.  The amendment to the Certificate of Designation is specific to the transactions contemplated by the Merger and will have no effect if the Merger is not approved.

Vote Required and Board Recommendation

The approval of the amendment to the Certificate of Designation of our Series E Stock requires the affirmative vote of (i) the holders of at least two-thirds (2/3) of the Series E Stock outstanding on the record date, and (ii) a majority of the votes entitled to be cast by the shares of our Common Stock and Series E Stock outstanding on the record date, voting together as a single class.  Stockholders representing 43% of the voting power of the outstanding shares of our Common Stock and Series E Stock outstanding on the record date of our Common Stock, voting together as a single class, have agreed to vote in favor of this proposal.

The board of directors believes that the amendment to our Certificate of Designation of our Series E Stock is in the best interests of our stockholders and recommends a vote “FOR” this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 3

AMENDMENT OF CERTIFICATE OF DESIGNATION OF SERIES G STOCK

Subject to approval of the transactions contemplated in Proposal No. 1 and Proposal No. 2 above, we propose to amend our Certificate of Designation of our Series G Stock to provide that the Merger Agreement and any related documents shall govern the treatment of the Series G Stock in the event the Merger is consummated.  The text of the proposed certificate of amendment to amend the Series G Stock Certificate of Designation is included herein as Annex D.

The Board believes that the Certificate of Designation must be amended in order to allow the holders of Series G Stock to receive the Merger Consideration.  The Certificate of Designation currently provides that in the event of the merger or consolidation of the Company with or into another corporation, the Series G Stock shall maintain its relative powers, designations and preferences provided for in the Certificate of Designation.  In order to allow the holders of Series G Stock to receive the Merger Consideration, we must amend the Certificate of Designation to provide that the Merger Agreement will govern the treatment of the Series G Stock in the event the Merger is consummated.  Currently, the Certificate of Designation provides the holders of Series G Stock with certain rights and preferences, including dividend rights and a liquidation preference.  If the amendment is adopted and the proposed Merger is consummated, the holders of Series G Stock will receive the Merger Consideration in exchange for all of their shares of Series G Stock and will therefore forfeit all rights and preferences granted to them by the existing Certificate of Designation.  The amendment to the Certificate of Designation is specific to the transactions contemplated by the Merger and will have no effect if the Merger is not approved.

Vote Required and Board Recommendation

The approval of the amendment to our Certificates of Designation of our Series E Stock requires the affirmative vote of (i) the holders of at least three-fourths (3/4) of the Series G Stock, and (ii) a majority of the votes entitled to be cast by the shares of our Common Stock and Series E Stock outstanding on the record date, voting together as a single class.  Stockholders representing 43% of the voting power of the outstanding shares of our Common Stock and Series E Stock outstanding on the record date of our Common Stock, voting together as a single class, have agreed to vote in favor of this proposal.

            The board of directors believes that the amendment to our Certificate of Designation of our Series G Stock is in the best interests of our stockholders and recommends a vote “FOR” this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

MARKET PRICE OF COMMON STOCK

Our Common Stock is quoted on the OTC BB under the symbol PPID. The following table sets forth, for the periods indicated, the high and low sale prices of our Common Stock as reported by the OTC BB. These prices may not be an accurate indicator of the value of our shares. Bid prices entered by market makers are inter-dealer price quotations and do not reflect retail markup, markdown or commissions, and may not represent actual transactions.

	Common Stock
	High	Low
2006
First Quarter	$.12	$.06
Second Quarter	$.15	$.07
Third Quarter	$.14	$.07
Fourth Quarter	$.11	$.07
2007
First Quarter	$.30	$.12
Second Quarter	$.21	$.15
Third Quarter	$.24	$.06
Fourth Quarter	$.11	$.04
2008
First Quarter	$.12	$.06
Second Quarter	$.07	$.03
Third Quarter	$.05	$.03
Fourth Quarter	$.04	$.04

The closing sale price of the Common Stock on the OTCBB on August 27, 2008, the last trading day prior to the execution of the Merger Agreement, was $0.03 per share. On December 18, 2008, the most recent practicable date before this proxy statement was printed, the closing price for the Common Stock on the OTC BB was $.035 per share. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

If the Merger is completed, our Common Stock will be delisted from OTC BB and deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer file periodic reports with the SEC on account of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our Common Stock, our Series E Convertible Preferred Stock and our Series G Convertible Preferred Stock, as of November 28, 2008 by:

•
each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding Common Stock, Series E Convertible Preferred Stock and Series G Convertible Preferred Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our Common Stock subject to options, warrants or other derivative instruments, such as convertible Preferred Stock, currently exercisable or exercisable within 60 days of November 28, 2008 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, warrants or other derivative instruments, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon (i) 33,200,822 shares of our Common Stock outstanding, (ii) 1,657 shares of our Series E Stock outstanding and (iii) 479.860 shares of our Series G Stock outstanding as of November 28, 2008, as the case may be. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380.

	Common Stock			Series E Convertible Preferred Stock (1)			Series G Convertible Preferred Stock (2)
	Number		Percent of Class Outstanding	Number		Percent of Class Outstanding	Number	Percent of Class Outstanding
Directors and Named Executive Officers:
Jane F. Hoffer	2,064,961	(3)	5.89%

Warren D. Jones	439,726	(4)	1.29%

Patrick Kiernan	420,176	(5)	1.24%

Michael A. DiPiano	4,450,392	(5)(6)(10)	13.23%

Daniel W. Rumsey	396,826	(5)	1.17%

Mary Lou Fox	430,706	(7)	1.27%

Directors and executive officers as a group (6 persons)	8,202,787		22.10%

5% Stockholders:

SDS Capital Group P.O. Box 174865 Cayman Corporate Center 27 Hospital Road Grand Cayman E9	5,731,743	(8)	17%				237	49%

CGA Resources, LLC 590 Madison Avenue 5th Floor New York, NY 10022	3,603,975	(9)	11%				222	46%

New Spring Ventures 500 No. Gulph Road Suite 500 King of Prussia, PA 19406	4,053,566	(10)	12%	274		17%	21	4%

Hudson Ventures 660 Madison Avenue 14th Floor New York, NY 10021	2,840,982		9%				—

Park City Group, Inc. 3160 Pinebrook Road Park City, UT 84098				715.96	(11)	43%

* Less than 1%

(1)
The holder of each share of our Series E Convertible Preferred Stock shall be entitled to vote such number of shares of Common Stock into which such share of Series E Stock could be converted for purposes of determining the shares of our Common Stock entitled to vote at any regular, annual or special meeting of our stockholders, and shall have voting rights and powers equal to the voting rights and powers of our Common Stock.  The holders of our Series E Stock also have separate class voting rights with respect to certain actions proposed to be taken by us.  Each share of our Series E Stock is convertible into 5,955 shares of our Common Stock, subject to anti-dilution provisions. However, a holder of shares of our Series E Stock may not convert such shares of Series E Stock into shares of our Common Stock if the number of shares of our Common Stock to be issued pursuant to such conversion would cause, when aggregated with all other shares of our Common Stock owned by such holder at such time, such holder to beneficially own in excess of 9.99% of the then issued and outstanding shares of our Common Stock. Such holder of shares of our Series E Stock may elect to convert such shares of our Series E Stock into greater than 9.99% of all the then outstanding shares of our Common Stock by giving to us 61 days advance notice of its intention to do so.

(2)
Our holders of Series G Stock are entitled to vote as a separate class on matters that affect their share ownership in our equity securities. Otherwise they will not be entitled to vote. Each share of Series G Stock is convertible into 22,727 shares of Common Stock, subject to anti-dilution provisions. However, a holder of shares of our Series G Stock may not convert such shares of Series G Stock into shares of our Common Stock if the number of shares of our Common Stock to be issued pursuant to such conversion would cause, when aggregated with all other shares of our Common Stock owned by such holder at such time, such holder to beneficially own in excess of 9.99% of the then issued and outstanding shares of our Common Stock. Such holder of shares of our Series G Stock may elect to convert such shares of our Series G Stock into greater than 9.99% of all the then outstanding shares of our Common Stock by giving to us 61 days advance notice of its intention to do so.

(3)	Includes 1,422,599 shares of our Common Stock issuable upon exercise of stock options and 41,153 shares of our Common Stock issuable upon exercise of warrants.

(4)	Includes 429,726 shares of our Common Stock issuable upon exercise of stock options.

(5)	Includes 396,826 shares of our Common Stock issuable upon exercise of stock options.

(6)	Mr. DiPiano is the managing partner of New Spring Ventures.

(7)	Includes 426,506 of shares of our Common Stock issuable upon exercise of stock options.

(8)	Does not include shares of our Series G Stock currently convertible into 5,375,000 shares of our Common Stock upon 61 days advance written notice to us.

(9)	Includes 5,049,545 shares of our Common Stock issuable upon conversion of our Series G Stock.

(10)
Does not include warrants that are exercisable into 467,070 shares of our Common Stock, shares of our Series E Stock currently convertible into 1,632,811 shares of our Common Stock, and Series G Stock currently convertible into 481,364 shares of our Common Stock, each upon 61 days advance written notice to us. The

(11)
Consists Does not include shares of our Common Stock issuable upon conversion of our Series E Stock within 61 days advance written notice to us.  In the aggregate, Park City holds Series E Stock convertible into 4,263,443 shares of our Common Stock.

PAST CONTRACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS BETWEEN THE PARTIES

Concurrent with the execution of the Merger Agreement, Park City entered into separate securities purchase agreements with certain principal shareholders of the Company pursuant to which it purchased an aggregate of 715.96 shares of Series E Stock.  In addition, on September 12, 2008, certain other private investors entered into separate securities purchase agreements to acquire an aggregate of 382.526 shares of Series E Stock from another principal shareholder of the Company.  The shares of Series E Stock acquired in connection with these transactions (collectively, the “Privately Purchased Shares”) were acquired from the selling stockholders at a purchase price of $3,865 per share.  The Privately Purchased Shares constitute 66% of the issued and outstanding shares of Series E Stock.  Park City intends to purchase all shares of Series G Stock and Common Stock held by the selling stockholders who sold the Private Purchased Shares at or prior to the Effective Time at per share purchase prices of $1,136.36 and $0.05, respectively.  Pursuant to the Merger Agreement, Park City has agreed to vote the foregoing shares in favor of Proposals 1, 2 and 3.  Park City also intends to purchase all shares of Common Stock owned by NewSpring Ventures, LP at or prior to the Effective Time at a per share purchase price of $0.05.

In connection with the foregoing, these selling stockholders, except for NewSpring Ventures, LP, entered into voting agreements with Park City pursuant to which each has agreed to vote all shares beneficially owned by them in favor of Proposals 1, 2 and 3.  These shareholders hold an aggregate of 12,176,700 and 458.68 shares of Common Stock and Series G Preferred Stock, respectively, representing approximately 37% and 96% of the votes entitled to be cast by the holders of Common Stock and Series G Preferred Stock, respectively.  The voting agreements terminate in the event that the Merger Agreement is terminated.

INFORMATION RELATING TO THE COMPANY, PARK CITY AND MERGER SUB

The following sets forth certain information relating to Prescient Applied Intelligence, a Delaware corporation (“Prescient” or the “Company”), Park City Group, Inc., a Nevada corporation (“Park City”) and PAII Transitory Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Park City (“Merger Sub”) and directors and officers of each such party that is required under certain rules of the Securities and Exchange Commission.

Prescient

We are a Delaware corporation with our corporate headquarters located at 1247 Ward Avenue, West Chester, Pennsylvania 19380; (610) 719-1600.

The names and positions of the directors and executive officers of the Company are set forth below. Each director and executive officer of the Company is a citizen of the United States. Except where indicated, each director’s and executive officer’s principal occupation is as listed below and principal business address is 1247 Ward Avenue, West Chester, Pennsylvania 19380. During the last five years, neither the Company, nor, any of its directors or executive officers (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such federal or state securities laws.

Executive Officers and Directors of the Company

    The following table sets forth information regarding our executive officers and directors as of December 18, 2008:

Name	Position
Randall K. Fields	Chief Executive Officer
Jane F. Hoffer	Chief Operating Officer and Director
Daniel W. Rumsey	Interim Chief Financial Officer and Director
Patrick L. Kiernan	Director
Michael D. DiPiano	Director
Warren D. Jones	Director
Mary Lou Fox	Director

Business and Background of Executive Officers and Directors of the Company

Randall K. Fields has been our Chief Executive Officer since August 28, 2008.  Mr. Fields also serves as the Chief Executive Officer, and Chairman of the Board of Directors of Park City, located at 3160 Pinebrook Road, Park City, Utah 84098.  Mr. Fields has served in his capacity as Chief Executive Officer of Park City since June, 2001.  Mr. Fields founded Park City in 1990 and has been its President, Chief Executive Officer, and Chairman of the Board since its inception in 1990.  Mr. Fields has been responsible for the strategic direction of Park City since its inception.  Mr. Fields co-founded Mrs.  Fields Cookies with his then wife, Debbi Fields.  He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990.  In the early 1970’s Mr. Fields established a financial and economic consulting firm called Fields Investment Group.  Mr. Fields received a Bachelor of Arts degree in 1968 and a Masters of Arts degree in 1970 from Stanford University, where he was Phi Beta Kappa, Danforth Fellow and National Science Foundation Fellow.

Jane F. Hoffer has served as our Chief Operating Officer since August 28, 2008 and as a member of our board of directors since December 2004, following her appointment in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. Prior to her appointment as our Chief Operating Officer, Ms. Hoffer served as our Chief Executive Officer since December 31, 2004.  Ms. Hoffer previously served as President, Chief Executive Officer and a member of the board of directors of Prescient Systems, located at 1247 Ward Avenue, West Chester, Pennsylvania, 19380.  Ms. Hoffer founded Prescient Systems, Inc. having led the management buyout from Lucas, Bear and Associates, Inc. in December 1996. From 1994 to 1996, she served as Chief Executive Officer of Lucas, Bear and Associates, Inc. Ms. Hoffer was elected to the Albert Einstein Healthcare Network, a private not-for-profit company in July 2002 and was elected to the Board of Trustees in July 2003 and still serves as a trustee.

Daniel W. Rumsey has served as Chairman of our board of directors since December 2004, following his election in connection with the merger between our predecessors, The viaLink Company and Prescient Systems on December 31, 2004. Following the resignation of our Chief Financial Officer in November 2006, Mr. Rumsey assumed the responsibility of Interim Chief Financial Officer. He is currently Chief Executive Officer and Chairman of the Board of Directors of Azzurra Holding Corporation, located at 6800 Centre Drive, Suite 600, Los Angeles, California 90045.  Azzurra Holding Corporation is a public shell company which recently emerged from Chapter 11 of the U.S. Bankruptcy Code.  From March 2003 to March 2006, Mr. Rumsey held various other positions at Azzurra Holding Corporation including Vice President, General Counsel and Secretary, Chief Financial Officer and Acting Chief Executive Officer. From 2000 to 2002, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Prior to joining Knowledge Kids Network, Inc., Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999. Mr. Rumsey has an extensive legal and finance background, dating back to 1987 when he served as a staff attorney in the SEC’s Division of Corporation Finance. In addition to serving on the Board of Directors of Azzurra Holding Corporation, Mr. Rumsey serves on the board of directors of World Racing Group, Inc. and XELR8 Holdings, Inc.
Patrick L. Kiernan has served as a member of our board of directors since January 2004. Mr. Kiernan currently serves as the President of Day/Kiernan & Associates, a consulting group located at 3285 El Pomar Road, Colorado Springs, Colorado 80906.  Day/Kiernan is focused on growth strategies and emerging issues with an emphasis on consumer future forces, customized education programs, and trade policy development, were he has served since 1998. Mr. Kiernan is a contributing editor writing for Grocery Headquarters Magazine, serves on the staff of Saint Joseph’s University Center for Food Marketing, The Council of Logistics Management Research Strategies Committee, and is a research affiliate with the Institute for the Future.

Michael A. DiPiano has served as a member of our board of directors since December 2004, following his election in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. Mr. DiPiano is the Managing Partner of NewSpring Capital, a venture capital firm located at 555 East Lancaster Avenue, Suite 520, Radnor, Pennsylvania 19087,  and has served in that capacity since, 2001. From 1998 to 2004, he was Chairman of Maxwell Systems, a venture-funded e-commerce and software company during which time he also co-founded four additional venture backed startups, including MessageLink, HR Division, Alliance One, and Vytek Wireless. From 1996 until 1998, Mr. DiPiano was affiliated with Safeguard Scientifics, Inc. and its related venture funds, serving in high-level management positions, and working on investment matters with several of their wireless and IT related companies. He is currently a director of Nutrisystem, Inc. (NASDAQ: NTRI). He is also a director of a number of private companies including Ecount and FemmePharma. Mr. DiPiano is also a director of the University City Science Center.

Warren D. Jones has served as a member of our board of directors since December 1999. From September 2001 until August 2002, he served as our interim Chief Executive Officer. Prior to his retirement in 2002, Mr. Jones spent 31 years at PricewaterhouseCoopers LLP where he served as managing partner in New Orleans and Pittsburgh, and most recently was responsible for risk management and compliance for the firm’s Southwest region technology, telecommunications and entertainment customers.

Mary Lou Fox has served as a member of our board of directors since December 2004, following her election in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. She previously served as a director of Prescient Systems from August 2001 until the completion of the merger in December 2004. Ms. Fox is currently President of Fox Supply Chain Consulting, a supply chain consulting group located at 10903 Glen Road, Potomac, Maryland 20854.  Ms. Fox has served in that capacity since 2001. Ms. Fox is a recognized expert in supply chain management and has broad experience in the software and services industry. Her career at Manugistics spanned the growth of Manugistics from the beginning of its supply chain business through 1999, where Ms. Fox built the consulting services business as well as serving in executive positions in marketing and product development. Ms. Fox was chief operating officer at NextLinx, a global trade software company, from January 2000 to January 2001.

Park City and Merger Sub

Incorporated in 1964, Park City is a Delaware corporation with its executive offices at 3160 Pinebrook Road, Park City, Utah 84098.  Its telephone number is (435) 645-2000. Merger Sub, a Delaware corporation and wholly-owned subsidiary of Park City, was organized solely for the purpose of entering into the Merger Agreement with Prescient and completing the Merger. Merger Sub was incorporated on August 28, 2008 and has not conducted any business operations. Merger Sub’s principal executive offices are located at c/o Park City Group, Inc., 3160 Pinebrook Road, Park City, Utah 84098.

Set forth below is certain information for each director and executive officer of Park City and Merger Sub. Each person identified below is a United States citizen except as otherwise stated below. During the last five years, none of Park City, Merger Sub or any of the directors and executive officers listed below (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) was a party to any judicial or administrative proceedings (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal business address of each director and executive officer listed below is c/o Park City Group, Inc., 3160 Pinebrook Road, Park City, Utah 84098.

Executive Officers and Directors of Park City and Merger Sub

The following table sets forth information regarding Park City’s and Merger Sub’s executive officers and directors as of August 28, 2008:

Name	Position
Randall K. Fields*	Chief Executive Officer and Chairman of the Board of Directors
Robert P. Hermanns	Senior Vice President of Sales and Director
John R. Merrill	Chief Financial Officer and Treasurer
Edward L. Clissold	Secretary
Robert W. Allen	Director
Richard S. Krause	Director
James R. Gillis	Director

* Director, President and Chief Executive Officer of Merger Sub

Business and Background of Executive Officers and Directors of Park City and Merger Sub

Randall K. Fields. See above at "--Business and Background of Executive Officers and Directors of the Company."

Robert P. Hermanns joined Park City in March of 2007 as Senior Vice President. Mr. Hermanns is responsible for U.S. customer relations and corporate development and also is an acting member of the Park City Group Board of Directors. Mr. Hermanns has over 40 years experience in all phases of retail and wholesale grocery operations. Mr. Hermanns was President and Chief Executive Officer and Vice Chairman of the Board of Directors of Associated Grocers, Inc. from 2002 through 2005, located at 3301 South Norfolk Street, Seattle, Washington 98118.  Associated Grocers provided products and services to a variety of supermarket retailers in the Western United States. He is also the former Chief Operating Officer of Weis Markets, a $2 billion NYSE company operating 163 retail food markets in the Mid-Atlantic States. Prior to joining AG and Weis Markets, Mr. Hermanns enjoyed a 30-year career with American Stores Company, an $18 billion food and drug retailer, where he held a number of executive management positions including Chief Operating Officer for Procurement and Logistics. A graduate of Western Michigan University with a BS degree in Food Marketing, Mr. Hermanns also holds an MBA from the University of Southern California.

John R. Merrill joined Park City in August of 2006 as Director of Finance, Accounting & Administration. On September 10, 2007 he was promoted and appointed to Chief Financial Officer and Treasurer. He has over 18 years experience in both the public and private sectors of finance and accounting.  Prior to joining Park City, he was most recently Chief Financial Officer for Peak Solutions Group a consulting firm focused on providing business solutions for growth oriented small business.  His offices were located at 4222 Hilltop Place, Park City, Utah 84098.  From 1998 to 2003, Mr. Merrill was Controller for Clear Channel Communications, Inc., a $19 billion publicly traded broadcasting and outdoor advertising company operating 1,200 radio stations in the United States. Prior to joining Clear Channel, Mr. Merrill was the Controller of the Academies Division of IMG, a $2 billion global leader in professional athlete management whose clients included Tiger Woods, Venus Williams, Pete Sampras and Anna Kournikova.  Throughout his career, Mr. Merrill has had significant exposure to various sectors of both sporting goods retail and service industries.  Mr. Merrill began his career with KPMG and holds a Bachelors and a Masters degree in Accounting from the University of South Florida.

Edward L. Clissold was appointed Secretary on September 10, 2007.  In January of 2007, Mr. Clissold was hired as an employee of Park City, Inc as General Counsel.  Formerly, he was in private practice and was Park City’s corporate counsel. His office was located at 9036 Cottonwood Trail, Park City, Utah 84098.  Mr. Clissold has over 25 years experience in the legal profession and has been affiliated with Park City and its predecessors for over 20 years.  He was also General Counsel for Mrs. Fields Cookies, Inc. for approximately 10 years. Mr. Clissold received a Bachelors of Science Degree in Finance from the University of Utah and a Juris Doctorate from Brigham Young University.

Richard S. Krause joined the Board of Directors of Park City in January, 2008. Mr. Krause is a seasoned executive with many years of experience in senior leadership roles with consumer packaged goods manufacturers and marketers such as Procter & Gamble, Newell Rubbermaid and ConAgra Foods.  Mr. Krause has over twenty years of experience in leading organizations through significant milestones and inflection points by creating motivated, highly competitive, and winning cultures. Mr. Krause is currently Chief Executive Officer of New England Confectionary Company, Inc., located at 135 American Legion Highway, Revere, Massachusetts 18034, which is a multi-line candy company manufacturing numerous confectionary brands.  Formerly, Mr. Krause was President and Chief Executive Officer of Elan Nutrition, Inc. (an affiliate of Sun Capital Partners, Inc.) a major manufacturer and formulator of sports-performance, weight management and healthy lifestyle nutrition bars.  Prior to this, he was President of Cannon Solutions, Inc., a global operating group with businesses in the merchandising systems, automated distribution and retail technologies sectors serving major brand marketers and retailers. Throughout his career, Mr. Krause has consistently developed and instituted share increasing, cost saving, and revenue building programs for several well-known consumer packaged goods brands.

Robert W. Allen joined the Board of Directors of Park City in October, 2007. Mr. Allen is currently retired.  He is a seasoned executive with many years experience as Chairman, President and Chief Executive Officer of businesses ranging in size from $200 million to $2.5 billion.  Mr. Allen has over thirty years experience in the dairy industry, most notably as a catalyst for developing companies and a turn-around agent for troubled companies or divisions. Until 2004, Mr. Allen was Chief Executive Officer of Southern Belle Dairy, located at 607 East Bourne Avenue, Somerset, Kentucky 42501.  While at Southern Belle Dairy, Mr. Allen established a leadership team to reposition the company and developed a position in the market place for the branding of its products.  Prior to this, he was Executive Vice President of Borden, Inc. where he was recruited to turn around the largest and most trouble division of the Company.  He is also the immediate past Chair of Kid Peace International, a $160 million non- profit agency assisting children in crisis.

James R. Gillis joined the Board of Directors of Park City in February, 2008. Mr. Gillis is President, Chief Operating Officer and Co-CEO of Source Interlink Companies, Inc., located at 27500 Riverview Center Blvd, Suite 400, Bonita Springs, Florida 34134, which is a premier marketing, merchandising and fulfillment company of entertainment products where he has been instrumental in developing annual revenues in excess of $1.9 billion and over 95 business units in the US.   While at Source Interlink, Mr. Gillis has also developed and maintained relationships with public equity investors, hedge funds, stock analysts, investment banks and private equity firms, both domestically and internationally, while creating a marketing infrastructure to provide a portfolio of fully integrated products and services in 110,000 locations for more than 1,000 retail chains.  Prior to his tenure with Source, he was President, CEO, and Owner of Brand Manufacturing Corporation, a leading designer and manufacturer of retail display systems. Previously, he was Managing Partner of Aders, Wilcox, Gillis Group, a global developer of trade relationships serving major brand marketers and retailers worldwide.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Delaware (the “DGCL”), you have the right to dissent from the Merger and to receive payment in cash for the fair value of your shares as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than twenty (20) days before the stockholders’ meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262; and

•
You must not vote in favor of or consent to the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal. If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares.

All demands for appraisal should be addressed to Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380, Attention: Daniel W. Rumsey, must be delivered before the vote on the Merger Agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a stockholder must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten (10) days after the effective time of the Merger, the Surviving Corporation must give written notice that the Merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of or consent to the Merger Agreement. At any time within sixty (60) days after the effective time of the Merger, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his or her shares. Within one hundred twenty (120) days after the effective date of the Merger, any stockholder who has complied with Section 262 shall, upon written request to the Surviving Corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within ten (10) days after such written request is received by the Surviving Corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later. Within one hundred twenty (120) days after the effective time of the Merger, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. After notice, if so ordered by the Chancery Court, to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, from the effective date of the Merger through the date of payment of the judgment, which shall be compounded quarterly and shall accrue at a default rate 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. When the value is determined, the Chancery Court will direct the payment of such value, with interest, if any, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Costs of the appraisal proceeding may be imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the Merger; however, if no petition for appraisal is filed within one hundred twenty (120) days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within sixty (60) days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for his, her or its shares pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than sixty (60) days after the effective time of the Merger may only be made with the written approval of the Surviving Corporation. In addition, no appraisal proceeding may be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just.

In view of the complexity of Section 262, the Company’s stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed or if we are otherwise required to do so under applicable law, we would hold a 2008 annual meeting of stockholders. Any stockholder proposals to be considered timely for inclusion in next year’s proxy statement must be submitted in writing to our principal executive offices, Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380, Attention: Daniel Rumsey within a reasonable time before we begin to print and send its proxy materials.  Such proposals must also comply with the SEC’s rules concerning the inclusion of stockholder proposals in company-sponsored proxy materials as set forth in Rule 14a-8 promulgated under the Exchange Act and our bylaws.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please (1) mail your request to Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380, Attention: Daniel W. Rumsey, or (2) call Daniel W. Rumsey, our Interim Chief Financial Officer, at (310) 242-5698. Upon written or oral request, we will provide a separate copy of the annual reports and proxy statements. In addition, security holders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request at the address and telephone number stated above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Prescient and Park City have filed with the SEC a Schedule 13E−3 with respect to the proposed Merger. The Schedule 13E−3, including any amendments and exhibits, is available for inspection as set forth above.

You may obtain additional copies of the documents related to this transaction, including the Prescient Form 10−KSB and Form 10−Q attached hereto and other relevant materials, and any amendments or supplements thereto, without charge, by requesting them in writing or by telephone from:

Daniel W. Rumsey
Prescient Applied Intelligence, Inc.
1247 Ward Avenue
West Chester, Pennsylvania 19380
Telephone: (310) 242-5699

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 23. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

Dated August 28, 2008

The parties to this Agreement and Plan of Merger are Park City Group, Inc. (the “Parent”), a Nevada corporation, PAII Transitory Sub, Inc. (the “Sub”), a Delaware corporation and wholly owned subsidiary of Parent, Prescient Applied Intelligence, Inc. (the “Company”), a Delaware corporation, and Randy Fields, an individual who serves as the Chairman and CEO of Parent (“Fields”).

The board of directors of each of the Parent, the Sub, and the Company have approved, and deem it advisable and in the best interests of its respective shareholders, to consummate the acquisition of the Company by the Parent by way of the merger (the "Merger") of the Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and this Agreement.

Concurrent with the execution of this Agreement, Parent has purchased an aggregate of 715.96 shares, and intends to purchase in a separate transaction 382.536 shares (collectively, the “Privately Purchased Shares”) of the Company’s Series E Convertible Preferred Stock, par value $.001 per share, pursuant to separate securities purchase agreements between and among the Parent and the holders of such shares.

Accordingly, the parties agree as follows:

ARTICLE I

THE MERGER

Section  1.1     The Merger.        At the Effective Time (as defined in Section 1.2), the Sub shall be merged with and into the Company, in accordance with the DGCL, at which time the separate existence of the Sub shall cease, and the name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall remain “Prescient Applied Intelligence, Inc.” The Merger will have the effects set forth in the DGCL.

Section  1.2        Effective Time of the Merger.  The Merger will become effective upon the later of (a) the filing of a properly executed certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Department of State") in accordance with the DGCL, or (b) such later date and time as may be set forth in the Certificate of Merger (the "Effective Time").

ARTICLE II

THE SURVIVING CORPORATION

Section  2.1       Certificate of Incorporation.  The certificate of incorporation of the Sub in effect at the Effective Time will be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and as provided in the DGCL.

Section  2.2   Bylaws.  The by-laws of the Sub in effect at the Effective Time will be the by-laws of the Surviving Corporation, until thereafter amended in accordance with its terms and as provided in the certificate of incorporation and the DGCL.

Section  2.3       Directors and Officers of Surviving Corporation

(a)           The directors of the Sub at the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation or as otherwise provided by law.

(b)           The officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation or as otherwise provided by law.

ARTICLE III

CONVERSION OF SHARES

Section  3.1     Conversion of Shares

(a)           Subject to Sections 3.2 and 3.3, at the Effective Time, by virtue of the Merger and without any action on the part of the holder of shares of common stock, par value $.001 per share, of the Company (collectively, the "Common Shares"), each Common Share  issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 3.3) and other than Common Shares owned by the Parent or the Sub) (the “Outstanding Common Shares”) will be converted into the right to receive $.055 (the “Merger Consideration Per Common Share”) in cash and without interest upon surrender of the certificate formerly evidencing such Common Shares.  From and after the Effective Time, all Outstanding Common Shares shall no longer be outstanding and shall be deemed to be cancelled and retired and shall cease to exist, and each holder of a certificate evidencing Outstanding Common Shares shall cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration Per Common Share in respect of those Shares, without interest, upon the surrender of such certificate in accordance with Section 3.2 or as otherwise provided by law.

(b)           Subject to Sections 3.2 and 3.3, at the Effective Time, by virtue of the Merger and without any action on the part of the holder of shares of Series E Convertible Preferred Stock, par value $.001 per share, of the Company (collectively, the "Series E Shares"), each Series E Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 3.3) and other than any Series E Shares owned by the Parent or the Sub) (the “Outstanding Series E Shares”) will be converted into the right to receive $4,098.00 (the “Merger Consideration Per Series E Share”) in cash and without interest upon surrender of the certificate formerly evidencing such Series E Shares.   From and after the Effective Time, all converted Series E Shares shall no longer be outstanding and shall be deemed to be cancelled and retired and shall cease to exist, and each holder of a certificate evidencing converted Series E Shares shall cease to have any rights with respect to such Series E Shares, except the right to receive the Merger Consideration Per Series E Share in respect of those Series E Shares, without interest, upon the surrender of such certificate in accordance with Section 3.2 or as otherwise provided by law.  In connection with the Merger, the Certificate of Designation of the Relative Rights and Preferences of the Series E Convertible Preferred Stock shall be amended to provide that the Merger Agreement shall govern the powers, designation and preferences of the Series E Convertible Preferred Stock in the event the Merger is consummated.

(c)           Subject to Sections 3.2 and 3.3, at the Effective Time, by virtue of the Merger and without any action on the part of the holder of shares of Series G Convertible Preferred Stock, par value $.001 per share, of the Company (collectively, the "Series G Shares"), each Series G Share  issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 3.3) and any Series G  Shares owned by the Parent or the Sub) (the “Outstanding Series G  Shares”) will be converted into the right to receive $1,136.36 (the “Merger Consideration Per Series G Share” and together with the Merger Consideration Per Common Share and the Merger Consideration Per Series E Share, the “Merger Consideration”) in cash and without interest upon surrender of the certificate formerly evidencing such Series G Shares.  From and after the Effective Time, all converted Series G Shares shall no longer be outstanding and shall be deemed to be cancelled and retired and shall cease to exist, and each holder of a certificate evidencing converted Series G Shares shall cease to have any rights with respect to such Series G Shares, except the right to receive the Merger Consideration Per Series G Share in respect of those Series G Shares, without interest, upon the surrender of such certificate in accordance with Section 3.2 or as otherwise provided by law.  In connection with the Merger, the Certificate of Designation of the Relative Rights and Preferences of the Series G Convertible Preferred Stock shall be amended to provide that the Merger Agreement shall govern the powers, designation and preferences of the Series G Convertible Preferred Stock in the event the Merger is consummated.

(d)           Each share of capital stock owned by the Company (or held in the treasury of the Company) or by the Parent or Sub immediately prior to the Effective Time will be cancelled and retired.

(e)           Each share of common stock, par value $0.01 per share, of the Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.

Section  3.2     Exchange of Certificates   The procedures for exchanging Outstanding Common Shares for the Merger Consideration Per Common Share, Outstanding Series E Shares for the Merger Consideration Per Series E Share, and Outstanding Series G Shares for the Merger Consideration Per Series G Share pursuant to the Merger are as follows:

(a)           Exchange Agent.  At or prior to the Effective Time, the Parent shall deposit or cause to be deposited $4,787,833 (or such greater amount as shall be necessary to consummate the Merger and pay the full amount of the Merger Consideration) in immediately available funds with Computershare Trust or another bank or trust company selected by the Buyer and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Common Shares, the Series E Shares and the Series G Shares outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 3.2, which amount will be sufficient to make payment of the Merger Consideration Per Common Share, the Merger Consideration Per Series E Share, and the Merger Consideration Per Series G Share pursuant to Section 3.1 in exchange for all of the Outstanding Common Shares, Outstanding Series E Shares, and Outstanding Series G Shares (the “Exchange Fund”).

(b)           Exchange Procedures.  As soon as reasonably practicable, the Parent shall cause the Exchange Agent to mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding Common Shares, Series E Shares, and Series G Shares (each, a “Certificate”) (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration Per Common Share, the Merger Consideration Per Series E Share, and the Merger Consideration Per Series G Share  (as the case may be) payable with respect thereto.  Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the Merger Consideration Per Common Share, the Merger Consideration Per Series E Share, and the Merger Consideration Per Series G Share that such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered shall immediately be cancelled.  In the event of a transfer of ownership of Common Shares, Series E Shares and Series G Shares which is not registered in the transfer records of the Company, the Merger Consideration Per Common Share, the Merger Consideration Per Series E Share, or the Merger Consideration Per Series G Share may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration Per Common Share, the Merger Consideration Per Series E Share, or the Merger Consideration Per Series G Share, as the case may be, as contemplated by this Section 3.2.

 (b)           Transfer Books; No Further Ownership Rights in the Outstanding Shares.  At the Effective Time, the stock transfer books of the Company will be closed, and thereafter there will be no further registration of transfers of the Outstanding Common Shares, Outstanding Series E Shares or Outstanding Series G Shares (collectively, the “Outstanding Shares”) on the records of the Company.  From and after the Effective Time, the holders of Certificates evidencing Outstanding Common Shares, Outstanding Series E Shares or Outstanding Series G Shares ease to have any rights with respect to such Outstanding Shares, except as otherwise provided in this Agreement or by applicable law.

(c)           Withholding.  The Parent may deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of any Outstanding Shares such amounts as the Parent is required to deduct and withhold under applicable law with respect to the making of such payment.  To the extent that amounts are so withheld by the Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Outstanding Shares in respect of whom such deduction and withholding was made by the Parent.

Section  3.3       Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, no Outstanding Shares the holder of which has complied with the applicable provisions of the DGCL as to dissenter's rights ("Dissenting Shares") shall be deemed converted into and to represent the right to receive the Merger Consideration, and the holders of Dissenting Shares, if any, will be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares, to the extent permitted by and in accordance with the applicable provisions of the DGCL; provided, however, that (a) if any holder of Dissenting Shares shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of that holder’s demand for appraisal of such Dissenting Shares, or (b) if any holder fails to establish that holder’s entitlement to rights to payment as provided in the applicable provisions of the DGCL, or (c) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in the applicable provisions of the DGCL, such holder or holders shall forfeit such right to payment  for such Dissenting Shares pursuant to the DGCL, and each such Outstanding Share will not be considered a Dissenting Share but will thereupon be converted into the right to receive the Merger Consideration.

Section 3.4    Options. Immediately prior to the Effective Time, each outstanding option to acquire Common Shares  held by any Company employee or by any other person (each, an “Option”) granted or assumed under the 1999 Stock Option/Stock Issuance Plan or the 2007 Equity Incentive Plan (collectively, as amended, the “Stock Plans”), whether or not then exercisable, shall be cancelled by the Company, and the holder thereof shall be entitled to receive as soon as practicable after the Effective Time from the Parent following the Merger in consideration for such cancellation an amount in cash equal to the product of (a) the number of Common Shares previously subject to each such Option and (b) the excess, if any, of the Merger Consideration Per Common Share over the exercise price per Common Share previously subject to such Option (collectively, the “Option Consideration”) (it being understood that if any such exercise price exceeds the Merger Consideration Per Common Share, the amount payable in respect of such Option shall be zero), reduced by the amount of any withholding or other Taxes required by Law to be withheld; it being understood that with respect to an Option held by a person whose employment by the Company was terminated prior to the Effective Time, consideration shall only be paid with respect to the portion of such Option that was outstanding immediately prior to the Effective Time and was vested as of the time such person’s employment relationship with the Company terminated. The Company shall use such procedures as it deems necessary and consistent with the terms of the respective Stock Plan to implement the provisions contemplated herein.  Immediately prior to the Effective Time, the Company shall deposit in a bank account an amount of cash, if any, equal to the Option Consideration for the payment of any options that are eligible for Option Consideration (subject to any applicable withholding Tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such options that are eligible for Option Consideration in accordance with this Section 3.4.

Section 3.5    Warrants.  Each warrant to purchase Common Shares that is outstanding as of the Effective Time (each, a “Warrant”) shall be converted at the Effective Time into the right to receive a cash amount, if any, equal to the Warrant Consideration (as defined below) for each Common Share then subject to such Warrant.  Prior to the Effective Time, the Company shall take all necessary action and timely provide all notices to effect the conversion of such Warrants as contemplated by this Section 3.5.  Promptly following the Effective Time, the Company shall deposit in a bank account an amount of cash, if any, equal to the sum of the aggregate Warrant Consideration for each such Warrant then outstanding (subject to any applicable withholding Tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such Warrants in accordance with this Section 3.5.  For purposes of this Agreement, “Warrant Consideration” means, with respect to Common Share issuable under a particular Warrant, an amount equal to the excess, if any, of: (i) the Merger Consideration per Common Share, over (ii) the exercise price payable in respect of such Common Share issuable under such Warrant (it being understood that if the exercise price payable in respect of such Common Share issuable under such Warrant exceeds the Merger Consideration per share, the Warrant Consideration in respect of such Warrants shall be zero).

Section  3.5      Closing.  The Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the office of the Parent  at 3160 Pinebrook Road, Park City, Utah  84098, at 10:00 a.m., local time, on the later of (a) the date of the shareholders' meeting  or written consent referred to in Section  6.3 or (b) the day on which the conditions set forth in Article VII are satisfied or waived, or at such other date, time, and place as the Parent and the Company agree.  At the Closing, the parties shall take all action and execute and deliver all documents and instruments (including, without limitation, the Certificate of Merger) required to effect the Merger as promptly as possible.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

The Parent and Sub, jointly and severally represent and warrant to the Company as follows:

Section  4.1       Existence and Corporate Power of the Parent and Sub.  The Parent is a corporation validly existing and in good standing under the law of state of Nevada, and has the corporate power to execute, deliver, and perform its obligations under this Agreement.  The Sub is a corporation validly existing and in good standing under the law of the state of Delaware, and has the corporate power to execute, deliver, and perform its obligations under this Agreement.

Section  4.2        Authority.    The execution, delivery, and performance of its obligations under this Agreement by each of the Parent and the Sub have been duly authorized by its board of directors, and by the Parent as the sole shareholder of the Sub, and no other corporate proceedings on the part of the Parent or the Sub are necessary to authorize the execution, delivery, or performance of this Agreement.  This Agreement has been duly and validly executed and delivered by each of the Parent and the Sub and constitutes a valid and binding agreement of each of the Parent and the Sub, enforceable against each in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies.

Section  4.3       Consents and Approvals; No Violations.  Except for the filing and recordation of a certificate of merger under the DGCL and any filings under applicable securities laws, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by the Parent and the Sub of the transactions contemplated by this Agreement.  Neither the execution and delivery of this Agreement by the Parent or the Sub nor the performance  by the Parent or the Sub of its obligations under this Agreement will (a) conflict with or result in any breach of any provisions of its certificate of incorporation or bylaws, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any agreement or other instrument to which it is a party or by which it or any of its assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to it or its assets.

Section 4.4          Brokers.      No broker, finder, or financial advisor is entitled to any brokerage, finders, or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or the Sub.

Section 4.5        Available Funds.   The Parent shall, when and as required under this Agreement, have access to all the funds necessary to consummate the Merger, pay all Merger Consideration and pay all fees and expenses payable by the Parent or the Sub related to the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as of the date of this Agreement to the Parent and the Sub as follows:

Section  5.1        Existence and Corporate Power of the Company.  The Company is a corporation validly existing and in good standing under the law of the state of Delaware, and has the corporate power to execute, deliver, and perform its obligations under this Agreement.

Section  5.2         Authority.    The execution, delivery, and performance of its obligations under this Agreement by the Company have been duly authorized by its board of directors, and, subject to approval by the Company’s shareholders at the meeting referred to in Section 6.3, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery, or performance of this Agreement.  This Agreement has been duly and validly executed and delivered by Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies.

Section  5.3         Consents and Approvals; No Violations.  Except for the filing and recordation of a certificate of merger under the DGCL and any filings under applicable securities laws, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement.  Neither the execution and delivery of this Agreement by the Company nor the performance  by the Company of its obligations under this Agreement will (a) conflict with or result in any breach of any provisions of its certificate of incorporation or bylaws, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any agreement or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to it or its assets.

Section 5.4       Capitalization.    The authorized and outstanding capital stock of the Company is comprised of (a) 400,000,000 authorized Common Shares, of which 33,200,822 are outstanding, (b) 1,250 authorized Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), none of which are outstanding, (c) 1,660 authorized Series E Shares, of which 1,657 are outstanding, and (d) 480 authorized Series G Shares, of which 479.9 are outstanding.  Schedule 5.4 lists each of the Company’s outstanding Options and Warrants, including the number of shares issuable upon exercise of each Option and Warrant and the exercise price of each Option and Warrant.  All the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and nonassessable.  Except for the Series E Shares, the Series G Shares, and as set forth in Schedule 5.4, there are no outstanding options, warrants, agreements, convertible securities, or other commitments pursuant to which the Company is or may become obligated to issue any shares of capital stock or other securities.

Section 5.5     No Subsidiaries.      Other than as set forth on Schedule 5.5, the Company does not own any shares or other interests of any kind in any other business or entity.  All subsidiaries are wholly owned by the Company and there are no outstanding rights or options to purchase any equity interest in any subsidiary.

Section 5.6      Fairness.         Prior to the Effective Time, the Company expects to receive an opinion of Updata Advisors to the effect that, as of the date of this Agreement, the total consideration to be received for the Outstanding Shares pursuant to this Agreement is fair from a financial point of view.

Section 5.7   Board Recommendation.        At a meeting duly called and held on August 28, 2008, at which a quorum was present and acting throughout, the board of directors of the Company determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the stockholders, and resolved to recommend that such holders adopt this Agreement and approve the Merger.

Section 5.8    No Material Change.    Except as set forth in Schedule 5.8, there has been no material adverse change in the business of the Company or its subsidiaries since June 30, 2008, including any material adverse change in the Company’s or its subsidiaries’ relationships with customers or vendors or in the Company’s and its subsidiaries consolidated balance sheet.  As of the date of this Agreement, the Company has not received written or verbal notice from any current customer who accounted for a material amount of the Company’s revenue during the past 12 months  regarding the termination or intention to terminate any contract with the Company.

Section 5.9      Brokers.    No broker, finder, or financial advisor is entitled to any brokerage, finder's, or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement, other than the sum of $575,000 due and owing Updata Advisers upon consummation of the Merger.

ARTICLE VI

COVENANTS

Section 6.1     Appointment of Chief Executive Officer.

(a)           Concurrent with the execution of this Agreement, the Company shall appoint Fields to serve as the Chief Executive Officer of the Company.  In connection therewith, Fields shall provide to the Company any and all information reasonably requested by the Company in order for the Company to comply with its filing obligations under applicable securities laws, including, but not limited to, completing and executing a directors and officers questionnaire.  Without the express prior approval of the Board of Directors of the Company, prior to the Effective Time, Fields shall have no authority to, and shall not, engage in any of the following actions: (i) execute any checks (except as a co-signor) or authorize any transfer of any funds of the Company; (ii) cause the Company to make, offer or agree to make any loan to any person; (iii) cause the Company to incur or agree to incur any debt except for trade debt in the ordinary course of business consistent with past practice; (iv) sell, offer or agree to sell any assets of the Company except in the ordinary course of business consistent with past practice; or (v) cause the Company to enter into any agreement with Parent or Fields.

(b)           subject to Section 6.1(a) and the other provisions of this Agreement: (i) Fields and other representatives of Parent as authorized by Fields, shall have full access to all the Company’s facilities and personnel, and (ii) the Company shall promptly furnish Fields and other representatives of Parent as authorized by Fields, all information requested from time to time that is reasonably available to the Company.

Section  6.2        Prohibitions on Voting of Capital Stock.  Except as contemplated by Section 6.3(b)(i) of this Agreement, prior to the Effective Time, Parent shall not vote any Common Shares, Series E Shares or Series G Shares (or act by written consent in lieu thereof) beneficially owned by it or initiate any Company shareholder action to:

 (a)           amend the certificate of incorporation or by-laws of the Company;

 (b)           split, combine, or reclassify any shares of its outstanding capital stock;

 (c)           issue any shares of its capital stock or any options or other rights to acquire any shares of capital stock;
(d)           amend or waive any provision of the Certificate of Designation of the Series G Shares;

(e)           amend or waive any provision the Certificate of Designation of the Series E Shares;

(f)           designate or authorize the issuance of any new class or series of capital;

(g)           adopt a plan or agreement of liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

(h)           remove any director of the Company or increase or decrease the size of the Company’s Board of Director;

(i)           take any action that could reasonably be expected to, directly or indirectly prevent or materially impair or delay the consummation of the transactions contemplated hereby;

(j)           authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions; or

(k)         authorize the payment of any dividend or distribution to stockholders.

Section 6.3      Shareholder Approval

(a)           Subject to Section 6.9 of this Agreement, the Board of Directors of the Company, as soon as practicable in accordance with applicable law and its certificate of incorporation and by-laws shall:

(i)           submit for approval and adoption by the Company’s shareholders at a meeting of its shareholders held for such purpose (or by written consent in lieu thereof) this Agreement and the Merger and shall use its best efforts to obtain such approval; and

(ii)           recommend approval and adoption of this Agreement and the Merger by the Company’s shareholders and take all lawful action to solicit such approval.

(b)           Until such time as the Board of Directors withdraws its recommendation to approve the Merger, the Parent shall, and shall cause its controlled affiliates to (i) vote all Common Shares, Series E Shares or Series G Shares beneficially owned by them in favor of this Agreement and the Merger at the meeting or by written consent contemplated by clause (a)(i) above, vote against any proposal inconsistent with the foregoing, and take all other action reasonably effect the purposes of this Section 6.3, and (ii) not sell, transfer, or otherwise dispose of, or grant or issue any option, warrant or other right to purchase, or hypothecate, pledge, or give a proxy or right to vote with respect to, any Common Shares, Series E Shares or Series G Shares.

Section 6.4        SEC Filings.  As promptly as practicable after the execution of this Agreement, the Company, in cooperation with the Parent, shall prepare and file with the SEC a Proxy Statement and if required a Schedule 13E-3.  Parent and Sub, as the case may be, shall furnish all information concerning Parent and Sub (and their respective Affiliates, if applicable), as is required to be included in the Proxy Statement or Schedule 13E-3 that is customarily included in such filings in connection with the preparation and filing with the SEC of such filings.  The Company or the Parent shall notify the other party promptly upon the receipt of any comments or requests from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement, Schedule 13E-3 or any other filing with the SEC related to the Merger or Parent’s purchase of the Privately Purchased Shares and shall supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to such filings.  The parties shall reasonably cooperate with and assist each other in responding to any comments and providing any additional or revised disclosure.  The Parent shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.4 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.  Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any other filings with the SEC, the Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.  If Parent or Sub or any of their respective affiliates is required to file any report, schedule, form or other document with the SEC in connection with the transactions contemplate by this Agreement, including its purchase of certain Common Shares, Series G Shares and Series E Shares, Parent, Sub and their respective affiliates, if applicable, such person shall promptly prepare and file with the SEC such required report, schedule, form or other document, including any and all required exhibits or amendments, within the time period required by, and in accordance with, applicable law and the rules of the SEC.

Section  6.5       Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, will be paid by the party incurring such costs and expenses.

Section 6.6      Severance Agreements.  The Parent agrees and acknowledges the existence of certain severance agreements by and between the Company and certain of its officers, as set forth in Schedule 6.6 attached hereto, which agreements may require certain payments by the Company upon consummation of the Merger.

Section  6.7     Additional Agreements.  Each party agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents, and approvals and to effect all necessary registrations and filings.

Section 6.8    Availability of Funds.        Prior to the execution of this Agreement, Parent has delivered to the Company a comfort letter to the effect that, when and as required under this Agreement, it shall have available or have access to funds sufficient to perform its obligations under this Agreement, including the consummation of the Merger.  On or before the date that the definitive proxy statement to approve the Merger is mailed to the Company’s shareholders (the “Escrow Funding Date”), Parent shall place $2,500,000 (which shall not be funded by or collateralized with, in whole or in part, any assets of the Company) (the “Escrow Amount”) into an escrow account at the Silicon Valley Bank (the “Escrow Account”) pursuant to an escrow agreement with terms that are standard and customary for transactions of this kind, which funds shall be used to partially fund the Exchange Fund or satisfy the Parent’s obligations under Section 8.2(a) or (b).  On or before two (2) business days prior to the Escrow Funding Date, the Company shall provide written notice to Parent setting forth the Escrow Funding Date.

The balance of the funds required to complete the Merger and pay the Merger Consideration shall be deposited by Parent into the Escrow Account at least one (1) business day prior to the date of the Company’s shareholders’ meeting and shall not be funded by or collateralized with, in whole or in part, any assets of the Company.

Section 6.9       Fiduciary Out.  Nothing in this Agreement shall prohibit the Company (either directly or indirectly through advisors, agents or intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party who has made a bona fide Alternative Transaction Proposal, (ii) engaging in discussions or negotiations with any such third party who has made a bona fide Alternative Transaction Proposal, (iii) following receipt of a bona fide Alternative Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended, or otherwise making a disclosure to stockholders, and/or (iv) following receipt of a bona fide Alternative Transaction Proposal, failing to make or withdrawing or modifying its recommendation that the stockholders of the Company approve the Merger, in each case referred to in the foregoing clauses (i)-(iv), to the extent the Board of Directors of the Company shall have concluded that such action or actions are required to satisfy its fiduciary duties to the Company and its stockholders under applicable Delaware Law.  For the purpose of this Agreement,  “Alternative Transaction Proposal” means any offer or proposal for any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (i) (A) any merger, arrangement, consolidation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving any of the Company or its Subsidiaries, (B) any transaction in which a person or group of persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding voting securities of any of the Company or its Subsidiaries, or (C) any transaction in which any of the Company or its Subsidiaries issues securities representing more than 20% of the outstanding voting securities of any of the Company or its Subsidiaries; (ii) any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of any of the Company or its Subsidiaries; or (iii) any liquidation or dissolution of any of the Company or its Subsidiaries.  Notwithstanding anything to the contrary in this Agreement (i) the Company shall not, and shall not authorize any person or entity acting on its behalf, to solicit an Alternative Transaction Proposal, (ii) if the Company receives an Alternative Transaction Proposal, the Company shall promptly notify the Parent in writing of that fact and furnish the Parent copies of all written documents including or incidental to  the Alternative Transaction Proposal subject to any confidentiality restrictions in such proposal, (iii) the Company shall afford the Parent not fewer than five (5) business days to respond to the Alternative Transaction Proposal, and (iv) if the Company terminates this Agreement pursuant to Section 8.1(e), the Company shall immediately pay the Parent $250,000 and notwithstanding anything to the contrary contained herein, such amount shall be the Parent’s sole and exclusive remedy.  The parties further agree that the forgoing payment shall be as liquidated damages and not as a penalty, that actual damages resulting to Parent from Company’s termination of this Agreement would be difficult or impossible to measure, and that the forgoing payment is a reasonable estimate of what those damages would be.

Section 6.10      Confidentiality.  Each party shall hold, and shall cause its respective affiliates and representatives to hold, all Confidential Information made available to it in connection with the Merger in strict confidence, shall not use such information except for the sole purpose of completing the transaction contemplated hereby or serving as the CEO of the Company, and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of completing the transaction contemplated hereby (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially).  If this Agreement is terminated, each party shall immediately return to the other party all such information, all copies thereof and all information prepared by the receiving party based upon the same. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party.  The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subsection (a).  Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall:  (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.  For the purposes of this Agreement, the term “Confidential Information” shall mean the existence and contents of this Agreement and the schedules and exhibits hereto, and all proprietary technical, economic, operational, financial and/or business information or material of one party that, prior to or following the Closing Date, has been disclosed by the Parent, Sub or Fields, on the one hand, or the Company, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other.

ARTICLE VII

CONDITIONS TO CLOSING

(a)           The respective obligations of each party to effect the Closing will be subject to the satisfaction at or prior to the Closing of the following conditions:

(i)           this Agreement, the Merger, and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company in accordance with applicable law;

(ii)           no preliminary or permanent injunction or other order by any federal or state court in the United States that prohibits the consummation of the Merger shall have been issued and remains in effect; and

(b)           The obligation of the Company to effect the Closing will be subject to the satisfaction at or prior to the Closing of the following condition:  each of the Parent, Sub and Fields has performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Effective Time; and the Company shall have received a certificate signed by Fields and on behalf of the Parent and Sub by an authorized executive officer to the effect that it has complied with all covenants and agreements on the part of the Parent, Sub or Fields set forth in this Agreement.

ARTICLE VIII

TERMINATION

Section  8.1         Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the shareholders of the Company:

(a)           by mutual consent of the Parent and the Company;

(b)           by the Parent or the Company, if the Closing shall not have been consummated on or before March 31, 2009 (the “Termination Date”); provided, however, if the definitive proxy statement has not been mailed to the Company’s shareholders by February 14, 2009, the Termination Date shall be extended until the date that is forty five (45) days after the date the definitive proxy statement is mailed;

                       (c)           by the Company or the Parent, if either of the conditions specified in Article VII Section (a) has not been fulfilled or waived by the other party on or before the Termination Date;

(d)           by the Company, if there has been a breach of Section 6.8, Section 6.1(a)(ii), (iii), (iv) or (v), or a material breach of or failure to perform any other material representation, warranty, covenant or agreement on the part of the Parent, Sub or Fields set forth in this Agreement, and such breach is not cured promptly after notice thereof to the Parent by the Company.  For the avoidance of doubt, there shall be no cure period for any breach of Sections 6.8, Section 6.1(a)(ii), (iii), (iv) or (v); or

(e)           by the Company, if the Board of Directors of the Company  concludes in good faith that in order to satisfy its fiduciary duties under applicable Delaware Law, such Board of Directors must not make or must withdraw its recommendation that the stockholders of the Company approve the Merger.

Section 8.2       Effect of Termination.

(a)           In the event of a termination of this Agreement under Section 8.1(d) as a result of a breach of this Agreement by Parent, Sub or Fields (each a “Parent Breach”) and such breach occurs before the Escrow Funding Date or at a time when the full amount of the Escrow Amount has not been deposited into the Escrow Account: (i) all funds in the Escrow Account shall be delivered to and become the property of the Company, and (ii) the Company shall have the right to purchase from the Parent, and the Parent shall have the obligation to sell to the Company (the “Option”), the Privately Purchased Shares at a purchase per price of $.001 per share (the “Exercise Price”) which shall be exercised as follows:  In the event of a Parent Breach, the Company shall deliver to Parent a written notice of exercise (“Option Notice”), together with the full payment of the Exercise Price in cash or immediately available funds and the Company shall immediately cancel and retire the Privately Purchased Shares subject to the Option. Within ten (10) days from the date of the Option Notice, Parent shall deliver to the Company certificates duly endorsed in blank evidencing the Privately Purchased Shares subject to the Option free of all liens and encumbrances of every nature and the Company.  The Parent shall not assign, sell, hypothecate or otherwise transfer the Privately Purchased Shares until such time as the Merger is consummated under this Agreement.

(b)           In the event of a termination of this Agreement under Section 8.1(d) as a result of a Parent Breach and such breach occurs after a time when the full amount of the Escrow Amount has been deposited into the Escrow Account: (i) the Escrow Amount shall be delivered to and become the property of the Company, and (ii) the Company shall have the right to purchase from the Parent, and the Parent shall have the obligation to sell to the Company, fifty percent (50%) of the Privately Purchased Shares at the Exercise Price which shall be exercised as follows:  In the event of a Parent Breach, the Company shall deliver to Parent an Option Notice, together with the full payment of the Exercise Price in cash or immediately available funds and the Company shall immediately cancel and retire the Privately Purchased Shares subject to the Option. Within ten (10) days from the date of the Option Notice, Parent shall deliver to the Company certificates duly endorsed in blank evidencing the Privately Purchased Shares subject to the Option free of all liens and encumbrances of every nature.

(c) The parties further agree that payment of the Escrow Fund, or such lesser amount as may be in the Escrow Account, to Company and exercise of the Option by Company under Section 8.2(a) or (b) shall be as liquidated damages and not as a penalty, that actual damages resulting to Company from Parent's breach of this Agreement would be difficult or impossible to measure, and that the Escrow Fund (or such lesser amount as may be in the Escrow Account) and Option are a reasonable estimate of what those damages would be.  Parent shall deliver the Escrow Fund (or such lesser amount as may be in the Escrow Account) and the Privately Purchased Shares to Company promptly upon receiving written notice from Company that Parent is in default beyond the applicable cure period, if any, that the provisions of Section 8.2(a) or (b) apply, and that Company has elected to receive the Escrow Fund (or such lesser amount as may be in the Escrow Account) and the Privately Purchase Shares hereunder.

(d)  The parties agree and acknowledge that the terms and conditions set forth in this Section 8.2 are in addition to any other remedies available to the Company, at law or in equity, in the event of a termination of this Agreement caused by a Parent Breach.

ARTICLE IX

INDEMNIFICATION

Section 9.1           Commencing at the Effective Time and ending six (6) years after the Effective Time, the Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company than are presently set forth in the Certificate of Incorporation and By-laws of the Company.

Section  9.2           Subject to the next sentence, the Surviving Corporation shall provide at no expense to the beneficiaries, and maintain in effect for six (6) years from the Effective Time directors’ and officers’ liability insurance with respect to mattersexisting or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) covering the directors and officers of the Company (the “Indemnified Parties”) currently covered by the Company’s directors’ and officers’ liability insurance policy on terms and conditions reasonably agreed to by the Continuing Directors, so long as the annual premium therefor would not be in excess of  100% of the last aggregate annual premium paid prior to the Effective Time (such 100%, the “Maximum Premium”).  If the annual premium for such new insurance coverage exceeds the Maximum Premium, the Surviving Corporation shall obtain as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Company’s existing directors’ and officers’ liability insurance.

Section  9.3            The provisions of this Article IX are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the former and current officers and directors of the Company, their heirs and their representatives.

Section  9.4            The Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or an officer of the Company (the “Indemnified Parties”) to the fullest extent permitted by the DGCL from and against all liabilities, costs, expenses and claims (including without limitation reasonable legal fees and disbursements, which shall be paid, reimbursed or advanced by the Parent or Surviving Corporation in a manner consistent with applicable provisions of the Company’s certificate of incorporation as in effect on the date hereof) arising out of the actions taken in performance of their duties as directors or officers of the Company whether asserted or claimed prior to, at or after the Effective Time; provided, however, neither the Parent nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party if the indemnification of such Indemnified Party in the manner contemplated hereby is determined pursuant to a final non-appealable judgment rendered by a court of competent jurisdiction to be prohibited by applicable law.

Section 9.5            The Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Article IX in connection with the enforcement of their rights provided in this Article IX.

ARTICLE X

GENERAL PROVISIONS

Section 10.1      Notices.       All notices, requests, consents, and other communications provided for in this Agreement shall be in writing and shall be (a) delivered in person, (b) transmitted by telecopy, (c) sent by first-class, registered or certified mail, postage prepaid, or (d) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient.  Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

If to the Company, to it at:

Prescient Applied Intelligence, Inc.
1247 Ward Avenue
West Chester, Pennsylvania, 19380
Attn: Daniel W. Rumsey
Telecopy: 310-317-7484

with a copy to:

Fox Rothschild LLP
997 Lenox Drive, 3rd Floor
Lawrenceville, New Jersey 08648
Attn: Vincent A. Vietti
Telecopy: (609) 896-1469

If to the Fields, Parent or the Sub, to each at:

Park City Group, Inc.
3160 Pinebrook Road
Park City, Utah 84098
Facsimile: (435) 645-2010

with a copy to:

Edward W. Kerson, Esq.
80 University Place
Third Floor
New York, NY 10003
Facsimile: (212) 675-5794

Section  10.2      Amendment and Waiver.         No amendment of any provision of this Agreement shall be effective, unless it is in writing and signed by the party to be charged.  Any failure of a party to comply with any provision of this Agreement may only be waived in writing by the parties affected.  No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of that party's right to enforce any provision of this Agreement or to take any such action.

Section 10.3      Counterparts.         This Agreement may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one Agreement.

Section 10.4         Headings.       The headings of the various Sections of this Agreement have been inserted for reference only and shall not be deemed part of this Agreement.

Section 10.5      Governing Law.     This Agreement shall be governed by and construed in accordance with the law of the state of Delaware applicable to agreements made and to be performed wholly in Delaware.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

Section 10.6        Severability.         If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the Agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated.

Section 10.7    Remedies.  Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.8        Entire Agreement.         This Agreement constitutes the entire Agreement among the parties with respect to their subject matter and supersedes all prior arrangements or understandings among them.

PARK CITY GROUP, INC.

By: /s/Randy Fields
Name: Randy Fields
Title: President and CEO

PAAI TRANSITORY SUB, INC.

By: /s/ Randy Fields
Name: Randy Fields
Title: President and CEO

PRESCIENT APPLIED INTELLIGENCE, INC.

By: /s/ Daniel W. Rumsey
Name: Daniel W. Rumsey
Title: Chairman of the Board

RANDY FIELDS
/s/ Randy Fields

Annex B
September 11, 2008
CONFIDENTIAL

Board of Directors
Prescient Applied Intelligence, Inc.
1247 Ward Avenue
Suite 200
West Chester, PA 19380

Dear Members of the Board:

We understand that Prescient Applied Intelligence, Inc., a Delaware corporation (“Prescient” or the “Company”), Park City Group, Inc., a Nevada corporation (“Parent”), PAII Transitory Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“the Sub,” and collectively with Parent, the “Buyer”) and Randy Fields, an individual who serves as the Chairman and CEO of Parent, have entered into agreement and plan of merger (the “Agreement”) providing for the Sub to merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Concurrent with the execution of the Agreement, Buyer has purchased an aggregate of 715.96 shares, and intends, by September 5, 2008, to purchase in a separate transaction an additional 382.536 shares (collectively, the “Privately Purchased Shares”), of the Company’s Series E Convertible Preferred Stock, par value $.001 per share, pursuant to separate securities purchase agreements between and among the Buyer and the holders of such shares.  The combined value of these private transactions totals $4.25 million, representing a price of $3,865.00 per share.  The private transactions and the Merger are collectively referred to herein as the “Transaction.”

In connection with the Transaction, each share of Series G Convertible Preferred Stock, par value $.001 per share, of Prescient issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and other than any Series G Shares owned by the Buyer) will be converted into the right to receive $1,136.36 in cash without interest upon surrender of certificates formerly evidencing such Series G Shares.  Each share of Series E Convertible Preferred Stock, par value $.001 per share, of Prescient issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and other than any Series E Shares owned by the Buyer) will be converted into the right to receive $4,098.00 in cash without interest upon surrender of certificates formerly evidencing such Series E Shares.  Each Common Share, par value $.001 per share, of Prescient issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and other than any Common Shares owned by the Buyer) will be converted into the right to receive $0.055 in cash without interest upon surrender of certificates formerly evidencing such Common Shares.  Notwithstanding the foregoing, the Common Shares owned by the Company’s four largest shareholders will receive $0.05.

You have requested our opinion as to whether the total consideration to be paid, including for the Privately Purchased Shares and for those shares to be purchased at the Effective Time (the “Transaction Consideration”), by Buyer to the holders of the Company’s Common Stock, Series E Preferred Stock and Series G Preferred Stock (collectively, the “Company Stockholders”) in the Transaction is fair, from a financial point of view, to the Company Stockholders as a whole.  Based on the number of Series E Shares, Series G Shares, and Common Shares issued and outstanding, we understand that the Transaction Consideration will be approximately $8.83 million.

Updata Advisors, Inc. (“Updata”) focuses on providing merger and acquisition advisory services to information technology (“IT”) companies.  In this capacity, we are continually engaged in valuing such businesses, and we maintain a database of IT mergers and acquisitions for comparative purposes.

In rendering our opinion, we have among other things:

1.	reviewed the final Agreement dated August 28, 2008, and based our opinion on our understanding that the terms and conditions of the Agreement will not materially change;

2.	reviewed the Company’s unaudited and audited historical and projected financial statements provided by management of the Company;

3.	reviewed certain other financial and operating information of the Company based on information provided by Company management and publicly available information;

4.	participated in certain discussions with the Company’s senior management concerning the Company’s operational performance and prospects, and strategic rationale for the Transaction;

5.	compared certain aspects of the financial and market performance of the Company with public companies we deemed comparable in whole or in part to the Company;

6.	analyzed available information concerning certain other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

7.	reviewed historical reported closing prices and trading activity for Prescient Common Stock on the OTC Bulletin Board;

8.	prepared a discounted cash flow analysis based on financial projections and assumptions provided by the Company;

9.	assisted in negotiations and discussions related to the Transaction; and

10.	conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation, the representations and warranties contained in the Agreement) that was publicly available or furnished to us by the Company.  We have further relied upon the assurances of management of the Company that they are unaware of any facts that would make the information provided incomplete or misleading in any material respect.  With respect to the financial projections reviewed by us, we have assumed that they were reasonably prepared and reflect the best available estimates and good faith judgments of Company management, and we do not assume any responsibility for or express any view as to the financial forecasts or the assumptions on which they are based.  The projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, facts related to general economic and market conditions.  Accordingly, actual results could vary significantly from those set forth in such projections.  We have neither made nor obtained an independent appraisal or valuation of any of the Company’s assets, nor have we conducted an inspection of the respective properties and facilities of the Company.  Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated only as of the date of this opinion.  Although any change in such conditions or other developments may impact this opinion, we do not have an obligation to update, revise or reaffirm this opinion.

In rendering our opinion, we have assumed, with your consent, that the Transaction will be consummated on the terms described in the Agreement, without waiver of any material terms or conditions by the Company.

For purposes of this opinion, we have assumed that the Company is not currently involved in any material transaction other than the Transaction and those activities undertaken in the ordinary course of conducting its business.

Based upon and subject to the foregoing, we are of the opinion that the Transaction Consideration paid and payable to the Company Stockholders in the Transaction is fair, from a financial point of view, to the Company Stockholders as a whole.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.  In addition, the Company has agreed to indemnify us for certain liabilities which may arise out of the rendering of this opinion.

This opinion speaks only as of the date hereof.  The issuance of this opinion has been approved by a fairness committee of Updata.  It is understood that this opinion is for the information of the Board of Directors of the Company in connection with its consideration of the Transaction, and that Updata is not expressing a view as to the business merits of the Transaction.  Our opinion is limited to the fairness, from a financial point of view, of the Transaction Consideration to the Company Stockholders as a whole and we express no opinion as to the underlying decision of the Company’s Board of Directors to recommend the Merger.  In rendering this opinion, we are not opining as to the fairness, from a financial point of view, as to the allocation of the Transaction Consideration among the various classes and series of the Company’s capital stock.  We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons relative to the Transaction Consideration.  Furthermore this opinion does not constitute a recommendation to any Company stockholder as to whether such stockholder should vote its, his or her shares of Company Common or Preferred Stock in favor of the Merger.  This opinion may not be published or referred to, in whole or part, without our prior written permission, except that the letter may be included in its entirety in a proxy statement in respect of the Merger filed with the Securities and Exchange Commission and mailed by the Company to its stockholders.

Sincerely,

Updata Advisors, Inc.

Annex C

PROPOSED AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE SERIES E CONVERTIBLE PREFERRED STOCK

1.           Paragraph (b) of Article 4 of the Certificate of Designation of the Relative Rights and Preferences of the Series E Convertible Preferred Stock shall be amended to include the following at the end of the paragraph:

“; provided, however, in the event of the merger of the Corporation with or into Park City Group, Inc. or any of its subsidiaries or affiliates, the terms of the Agreement and Plan of Merger dated August 28, 2008 by and among the Corporation, Park City Group, Inc. and PAII Transitory Sub, shall govern the treatment of the issued and outstanding shares of Series E Convertible Preferred Stock in such merger.”

C-1

Annex D

PROPOSED AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE SERIES G CONVERTIBLE PREFERRED STOCK

1.           Paragraph (b) of Article 4 of the Certificate of Designation of the Relative Rights and Preferences of the Series G Convertible Preferred Stock shall be amended to include the following at the end of the paragraph:

“; provided, however, in the event of the merger of the Corporation with or into Park City Group, Inc. or any of its subsidiaries or affiliates, the terms of the Agreement and Plan of Merger dated August 28, 2008 by and among the Corporation, Park City Group, Inc. and PAII Transitory Sub, shall govern the treatment of the issued and outstanding shares of Series G Convertible Preferred Stock in such merger.”

D-1

Annex E
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

               (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16.)

Annex F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-KSB

ANNUAL REPORT UNDER SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2007

Commission file number: 000-21729

PRESCIENT APPLIED INTELLIGENCE, INC.
(Name of Small Business Issuer in our Charter)

Delaware	73-1247666
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1247 Ward Avenue West Chester, Pennsylvania	19380
(Address of Principal Executive Offices)	(Zip Code)
(610) 719-1600
(Issuer’s Telephone Number, Including Area Code)

Securities registered under Section 12(b) of the Exchange Act:
Title of Each Class	Name of Each Exchangeon Which Registered
None	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, $.001 par value
(Title of Class)
 Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. □

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. Yes  ☑    No  □

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  □    No  ☑

The issuer’s revenues for the fiscal year ending December 31, 2007 were $9,403,603.

As of March 12, 2008, the aggregate market value of the common stock of the registrant held by non-affiliates of the registrant (affiliates for these purposes being the registrant’s directors, executive officers and holders of more than 10% of the Registrant’s common stock on such date), computed by reference to the last sales price at which the common stock was sold was $1,854,094.

As of March 12, 2008 the issuer had 33,600,251 outstanding shares of Common Stock

Transitional Small Business Disclosure Format: Yes  □    No  ☑

Table of Contents for the 10-KSB

PART I

SPECIAL PRECAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10-KSB contains forward-looking statements that involve substantial risks and uncertainties. These statements can be identified by forward-looking words such as “may,” “will,” ”expect, ” ”intend, ” ”anticipate, ” ”believe, ” ”estimate, ” ”continue” and other similar words. You should read statements that contain these words carefully because they discuss our future expectations, make projections of future results of operations or of our financial condition, or state other ”forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the sections captioned ”Additional Factors That May Affect Future Results” and ”Management’s Discussion and Analysis of Financial Condition and Results of Operations, ” as well as any cautionary language in this Form 10-KSB, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.

Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Annual Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ITEM 1.	Description of Business

We were originally formed in 1985 as Applied Intelligence Group, an Oklahoma corporation. In 1998, we changed our name to The viaLink Company. In 1999, we reorganized as a Delaware corporation. On December 31, 2004, we merged with Prescient Systems, Inc. (Prescient Systems) and changed our name to Prescient Applied Intelligence, Inc.

OVERVIEW

We are a leading provider of on-demand solutions for the retail marketplace, including both retailers and suppliers. Our solutions capture information at the point of sale, provide greater visibility into real-time demand and turn data into actionable information across the entire supply chain. As a result, our products and services enable trading partners to compete effectively, increase profitability and excel in today’s retail business climate. This represents our one operating segment.

Our solutions address the primary concern of retailers and suppliers today: out of stock merchandise.  According to the Grocery Manufacturers Association Out of Stock Survey (GMA Survey), the amount of lost sales due to out of stock merchandise is substantial - over $6.0 billion annually, and almost 50% of all out of stock merchandise is caused by poor store ordering. Our retail supply chain and replenishment solutions provide trading partners with the ability to clearly see real-time demand and use that knowledge to drive supply chain efficiency. The results are more accurate ordering and replenishment, lower inventory levels, and fewer out of stock merchandise.

Table of Contents for the 10-KSB

Our solution set includes:

•	Store Level Replenishment (SLR)
•	Vendor Managed Inventory (VMI)
•	Scan Based Trading (SBT)
•	Visibility & Analytics (V&A)
•	Global Data Sync Adaptor (GDS)
•	Enterprise Demand & Distribution Planning (ED&EP)
•	Production Line Sequencing
•	Professional Services
We have organized our sales operations to address several key markets: Supply Chain, focused primarily on manufacturers, distributors, and suppliers in the consumer products industry, and Advanced Commerce, focused on large mass merchandise, grocery, chain drug stores, electronics, and other “big box” retailers. In addition, we have a professional services organization that provides assessments, implementation services, and support functions to our entire array of customers.

We market our solutions to companies primarily throughout North America, with a small percentage of business in Europe. Our customers include many leading consumer goods and retail organizations, including Meijer, SUPERVALU, Sunny Delight Beverage Company, Russell Stover Candies, and Crayola, among others.

We maintain our corporate headquarters in West Chester, Pennsylvania, and have an office in Dallas, Texas. Our fiscal year ends December 31.

INDUSTRY BACKGROUND

Technology that Impacts the Consumer Experience

As competition increases and consumer loyalty declines, retailer trading partners must focus on creating store and brand loyalty, improving customer satisfaction, and building destination-faithful traffic. This is accomplished through a detailed understanding of consumer demand combined with effective retail execution.
According to a recent retail industry market study conducted by a leading industry analyst, retailers will be investing in technology that helps them build brand and store loyalty through a better shopping experience and flawless execution on the sales floor. These technology investments include better store systems and planning applications that focus on demand intelligence to more accurately forecast from supplier to shelf.

Table of Contents for the 10-KSB

IT Cost Containment

In order to stay focused on the consumers, retailers need to free up working capital to invest in merchandising and promoting products, creating the need to operate more efficiently. Management believes, that between now and 2009, retailers will invest in commercially available software systems to replace internally developed applications because they can no longer afford to support them. Industry analysts suggest that retailer software spending will move towards technology capabilities like demand planning and global supply network visibility - applications that use consumer demand information to optimize merchandising plans and drive more efficient store execution.

Software as a Service

Faced with lower IT budgets and the need for rapid return on investment, management believes that chief information officers are hesitant to invest money up front to buy software only to realize later that the product did not deliver what they expected. An alternate model is Software as a Service (Saas), where the customer subscribes to, rather than licenses, the software. We believe companies want the choice of entering into either a subscription-based contract or software license purchase, based on the particular application and their overall business strategy. Therefore, we offer both subscription-based services and traditional license-based contracts.

The Importance of Collaboration

Companies that want to succeed in today’s highly competitive retail market are continually seeking new ways to enhance the productivity of their enterprise business systems and processes. We believe that those companies that effectively communicate, collaborate, and integrate with their business partners - suppliers, distributors, wholesalers, and retailers - can realize significant competitive advantages in the form of lower costs and greater responsiveness to true consumer demand. Significant process improvements are possible when trading partners collaborate to find a better mutual set of practices that focus on value-added, consumer-driven activities on the sales floor.

STRATEGY

Our objective is to maintain our position as a leading provider of advance commerce and supply chain solutions for retail trading partners by enhancing collaboration from the point-of-sale through the entire supply chain. Our solutions translate consumer insight into better execution at the store shelf by capturing scan-sales data, improving forecast accuracy and increasing supply chain efficiencies.

Table of Contents for the 10-KSB

The following are our strategies to achieve our objective:

•
Management believes that we are the only company to provide solutions that serve both suppliers and retailers by coupling supply chain planning solutions with retail programs to drive results at the store shelf. We believe our position as the only company to offer solutions that address the needs of both retailers and suppliers, from the capture of scan sales data to increased supply chain efficiencies to stocked shelves, provides us with the opportunity to attract a critical mass of retailers and suppliers.

•
Deliver technology that focuses on the consumer experience. We expect this will be accomplished through an emerging industry trend that analysts have labeled DDSN - the Demand-Driven Supply Network, alternately known as the Consumer-Driven Supply Network or Customer Focused Differentiation. Our solutions support this trend, emphasizing the need to focus on real-time consumer demand through collaboration between retail trading partners.  Our solutions integrate demand data (gathered at the point of sale) into the end-to-end supply chain network of consumers, retailers, consumer product manufacturers, distributors, and raw material suppliers. The ultimate goal is to ensure a positive shopping experience for the consumer.

•
Deliver the majority of solutions through subscription-based offerings. Our advanced commerce solutions have historically been offered through a subscription-based model. Positioned effectively for the industry shift toward SaaS solutions, we derived 62% of our revenue in 2007 from subscription-based contracts.

•
Provide cost-effective solutions that are fast and easy to implement. We believe that our on-demand model removes many of the traditional barriers to technology adoption, enabling retailers and suppliers to implement our solutions quickly, with less risk, fewer resources and reduced up-front investment.

•
Build strategic alliances and business relationships. We combine and complement our solutions with the competencies of third parties, including consulting firms and technology providers like MicroStrategy and Microsoft. We are a Microsoft Business Solutions ISV partner, and also partner with various Microsoft resellers. We are actively engaged in key industry associations, including: Private Label Manufacturer’s Association and Texas A&M University’s Center for Retailing Studies.

•
Seek growth opportunities through mergers, acquisitions and strategic transactions. We intend to seek growth opportunities to enhance stockholder value by considering acquisitions, combinations or other strategic transactions.

 SOLUTIONS

In a typical retail marketplace, there is a strong relationship between retailers, suppliers, and consumers.  The points where their distinct needs intersect are where the real challenges exist.  Our solutions address the challenges inherent in the retail demand chain.

We believe that the consumer is at the center of the retail transaction. Our solutions facilitate the flow and use of demand data between retailer and supplier, allowing trading partners to gather, cleanse, analyze, and respond to consumer demand. This greater understanding of consumer trends and needs directly impacts performance at the store shelf, increases sales, and reduces overall costs.

Our solutions provide visibility into consumer demand at the point of sale, driving the flow of goods, and allowing retail trading partners to focus on value-added activities at store level, such as keeping shelves stocked with merchandise.  According to the GMA Survey, retail grocers incur lost sales of over $6.0 billion resulting from out of stocks (empty shelves), and once lost, the sales can never be recovered.

Table of Contents for the 10-KSB

Our solutions provide suppliers and retailers with benefits throughout the retail demand chain, from new product introduction through invoicing and support, planning and execution, and enhanced analysis including:

•	Reduced invoice discrepancies through synchronization of trading information, thereby reducing write-offs and the administrative costs associated with discrepancy resolution;
•	Increased sales from reducing out-of-stocks and improving replenishment processes;
•	Lower inventory levels due to increased visibility into consumer demand and improved forecast accuracy;
•	Higher service levels based on the suppliers’ ability to achieve the perfect order;
•	Reduced manual data entry and price book maintenance, thereby increasing overall administrative efficiency;
•	Improved ability to manage pricing and to protect gross margin in an environment with constantly changing prices;
•	Increased sales force productivity resulting from decreased time spent resolving errors and disputes and increased time actually selling;
•	Enhanced promotion effectiveness and ability to facilitate more efficient new product introductions due to greater trading information visibility; and
•	Improved delivery and store receiving process.
Our comprehensive offering consists of the following solutions:

Store Level Replenishment (SLR). Many retailers are placing the responsibility of replenishing product at the store shelf directly onto the suppliers who bring that product into the store. Avoiding overstocks and under stocks, particularly with highly promoted products such as ice cream or bread, has been a challenge for direct store delivery (DSD) suppliers. Our SLR solution provides these suppliers with visibility into store level movement and activity, and generates replenishment orders based on point of sale data. Suppliers using this solution are able to optimize store-level demand forecasting and replenishment, resulting in fewer out of stocks and lost sales. Retailers benefit by having product on the shelf.

Vendor Managed Inventory (VMI). VMI programs are gaining in popularity because suppliers have come to realize that VMI offers the opportunity to better align themselves with their trading partners and add value to those relationships. Our VMI solution provides collaboration tools that increase supply chain efficiencies, lower inventory, and enhance trading partner relationships. The solution is pre-mapped to the specific requirements of each trading partner for the transfer of electronic data directly into our system. This enables suppliers to analyze retailer-supplied demand information, automatically generate orders for each customer, set inventory policy at the retailer’s distribution center and monitor on-going inventory levels, determine which items need to be replenished, and how to ship them most cost-effectively. Our VMI suite has the flexibility and functionality to scale to accommodate new trading partners. Our solution delivers real value for suppliers through fewer out-of-stocks, increased inventory turns, and increased customer satisfaction and loyalty.

Table of Contents for the 10-KSB

Scan Based Trading (SBT). Our SBT solution eliminates supply chain inefficiencies and helps retailers and suppliers get product to the store shelves more quickly, efficiently, and profitably. SBT is an advanced commerce practice where the supplier retains ownership of the inventory until it scans at the cash register. Once the retailer and supplier agree to begin an SBT relationship, the first step is item and price authorization. This process matches retailer and supplier product data to eliminate invoice discrepancies at the point of sale. Our SBT system receives the scan sales data and maintains it in a repository to ensure that product movement data is available to all members of the trading community. SBT is offered as a hosted service, so implementation is immediate and the application is readily available.

Visibility & Analytics (V&A). Our V&A solution is a web-based business intelligence tool that helps retailers and suppliers improve performance at store level. The V&A suite consists of a foundational data layer and a set of specifically-focused modules, including: V&A Shrink (for DSD suppliers who are conducting SBT with Prescient); V&A Sales (tracks trends by store, item, etc.); V&A Inventory (analyze in-stock position and product flow); and V&A Performance Analysis (a scorecarding module).  This solution is easily configurable to include data attributes that facilitate decision-making, such as geography, product groups, or routes. The ability to access and analyze accurate and timely data is critical to keeping shelves stocked.

Global Data Sync Adaptor (GDS Adaptor). Our GDS Adaptor provides retailers with a “one pipe” solution for receiving data from their Global Data Synchronization Network (GDSN) and non-GDSN suppliers. The GDS Adapter enables retailers to synchronize and receive item and price data in the format of their choice, for whatever items they specify, no matter where the data originates. Suppliers publish their data to their desired data pool, which is routed through our GDS Adapter. Suppliers who don’t publish to a pool can send their data directly to us.

Enterprise Demand & Distribution Planning (ED&DP). Our ED&DP solution helps users analyze POS data and other demand signals to gain insight into customer demand. Suppliers have visibility into historical data - seasonal events, promotions, and buying trends - to facilitate accurate forecasting. Our software assesses how inventory will be impacted, then calculates recommended stocking levels, considers service level goals, and develops a time-phased replenishment plan.  The solution brings demand data into one place, and will determine whether orders should come from existing inventory or if new production or procurement is necessary. And it is extremely flexible, so it can be configured to meet the needs of any company’s supply chain processes.

Inventory & Replenishment Planning. Part of ED&DP, the Inventory & Replenishment Planning modules help customers achieve balance between inventory investment and optimal customer service levels. In addition, it synchronizes all the elements affecting inventory to ensure product is available for timely distribution to customers.  Users can easily manage the complex sets of data and parameters that impact their businesses, including seasonal builds, desired service levels, and manufacturing constraints. The solution considers consumption rates and inventory levels, and automatically calculates time-phase safety stocks and replenishment quantities for each item and each location.

New Product Introduction and Product Profiling.  Also part of our ED&DP suite, New Product Introduction and Product profiling facilitate new product introductions, conduct promotion analysis, and manage the product lifecycle. By providing a detailed analysis of past demand patterns and applying that data to similar products, these modules help customers understand what makes a product launch successful, how a promotion will impact demand forecasts and revenue streams, and how long a product is likely to be profitable. They also create seasonality profiles and help manage inventory pipeline fill requirements through increased visibility into consumer demand.

Production Line Sequencing. Our Production Line Sequencing solution is a robust software application that enables more effective use of resources to meet customer demand and corporate goals. Production Line Sequencing works with existing enterprise resource planning (ERP) systems, combining master data with the latest forecasts, customer orders, on-hand inventories, and planned receipts to generate production plans and master production schedules.

Table of Contents for the 10-KSB

PROFESSIONAL SERVICES

We provide professional consulting services to ensure that our solutions are seamlessly integrated into our customers’ business processes as quickly and efficiently as possible. In addition to implementation of our solutions, we have developed a portfolio of service offerings designed to deliver unparalleled performance throughout the lifecycle of the customer’s solution. Specific services are tailored to each customer and include the following: implementation, business optimization, technical services, education, business process outsourcing, and advisory services. The intent of such services is to support our clients’ business operations by enabling them to maximize the speed, effectiveness, and overall value of our offerings. We believe that the ability to create value for our customers is critical to our long-term success.

TECHNOLOGY PLATFORM

Our advanced commerce technology platform is based on open architectures and industry standard technologies. It provides an efficient and effective e-commerce model because it acts as the single interface between one retailer and its community of suppliers, or one supplier and its community of retailers. This removes the challenges that both retailers and suppliers face when exchanging information with multiple trading partners who communicate in different ways.

Access to our advanced commerce services is available through a variety of methods, including an Internet browser and sophisticated EDI using an XML-based interface. In order to maintain the security of our database, users do not have direct access to the underlying data stored in the Oracle database. Users connect to application programs, which interpret the requests for service, then connect to the Oracle database for access to the underlying data. We expect to issue four advanced commerce releases on an annual basis, and expect to provide service packs with enhancements throughout the year.

Our advanced commerce services production operations are housed and hosted in a facility that is secured through a variety of technical and physical protection mechanisms, including a full-time staff. The facility provides redundant infrastructure such as backup utilities and communication lines to support a high availability operation. The servers hosting these services include fail-over capability, with redundant data storage and communications resources.

Our suite of supply chain solutions is built on a common data model, has a common user interface, and offers an integration module that easily connects our applications with other enterprise applications such as ERP or continuous replenishment model (CRM) systems. Supported database platforms include Oracle and SQL Server. We expect to issue a major software release on an annual basis, and expect to provide service packs with enhancements throughout the year.

SALES AND MARKETING

We sell our advance commerce products and services through our direct sales force to US retailers and their community of suppliers.  We sell our supply chain planning solutions through our direct sales force as well as select channel partners, primarily to US suppliers, manufacturers, and distributors.  To further increase sales, we intend to expand our sales force in 2008, as well as increase our marketing efforts.

Table of Contents for the 10-KSB

Sales strategies include:

•
The network effect: By targeting leading retailers and suppliers and providing the services necessary to create efficiencies for all participants, the value to each participant using our advanced commerce services increases with the addition of each new participant, increasing the overall value of the solution. Consequently, our best sales and marketing support often comes from our existing customers

•	Partnerships: To further our penetration into the mid-market sector, we are a Microsoft Business Solutions ISV partner, and are integrated with Microsoft’s mid-market ERP package, Microsoft Dynamics.
•
Industry consultants: We maintain working relationships with several industry consultants who have extensive expertise in various segments of the market, such as retail effectiveness and trade promotion management.

Our marketing strategy is to create programs that give prospects a compelling reason to contact us, whether in response to an offer, register for an on-line event, or request information from our website.  This is what we refer to as inbound lead generation.  Typically, inbound leads (where a prospect reaches out to us) have a much higher likelihood of making it into our sales pipeline than an outbound lead (where we have contacted a prospect through outbound activities).

To support this strategy, our marketing programs include: electronic campaigns in relevant industry newsletters and daily clipping services; and integrated campaign in the industry’s leading consumer goods manufacturing publication; targeted direct mail and electronic campaigns featuring specific solutions; public relations activities such as regular announcements, by-lined articles, company mentions in industry articles, and customer testimonials; a series of podcasts that feature both Prescient solutions and client interviews; identification of the available market for both retailers and suppliers; bi-monthly electronic communications to our database of prospects and clients; and informative, dynamic content on our web site.

CLIENTS

We service over 600 clients - manufacturers, wholesalers, distributors, suppliers and retailers - from small companies to regional retail chains to large national companies whose names are well known.

Some of our clients include:

•	Retailers and Wholesalers: Ahold, CVS, Meijer, Rite Aid, Schnuck Markets, Sunoco, SUPERVALU, WinCo Foods, and Winn-Dixie.
•
Suppliers: Allen’s Canning, Attends Health Care Products, Bimbo Bakeries, BIC Corporation, Boar’s Head, Bush Brothers, Churchill China, Cliffstar, Coors Brewing Company, Crayola, Dean Foods, Domino’s Pizza, Dreyer’s/ Edy’s Grand Ice Cream, Flowers Foods, General Nutrition Corporation, George Weston Bakeries, Hallmark, I & K Distributors, Interstate Brands, J.M. Smucker Co., NutriSystem, Pepperidge Farm, Perfection Bakeries, Ranir, Riviana Foods, Rhodes International, Russell Stover Candies, Sara Lee Bakery Group, Schwan’s Consumer Brands, Snyder’s of Berlin, Well’s Dairy, Wyeth, and Zondervan.

One customer individually accounted for 16% of our total revenues in 2007.  The same customer accounted for 12% of our total revenues in 2006.

Table of Contents for the 10-KSB

COMPETITION

Our advanced commerce solutions currently compete principally with a potential customer’s desire to build the functionality in-house. This is a costly approach to advanced commerce, one that many retailers can no longer afford. We believe the in-depth industry knowledge embedded in the functionality of our advanced commerce services, cost-effective subscription pricing, and the accessibility of our services to all potential customers in the industry are competitive advantages for us. Additionally, we believe that we have the most advanced electronic commerce solutions in production today built on synchronized item, price and promotion information.

As the cost-savings and benefits of scan based trading become more mainstream, direct competition for advanced commerce and Visibility & Analytics services will continue to develop and increase in the future, coming from several potential sources, including but not limited to:

•	Large enterprise-wide software vendors, developers and integrators such as Oracle and SAP;
•	B2B exchanges such as 1SYNC and Agentrics;
•	Consulting firms such as CGEY;
•	Existing industry participants who may attempt to deploy their proprietary systems as industry solutions; and
•	Business intelligence technology platforms such as Microsoft, MicroStrategy, SAS and Cognos.
These potential competitors, if successful, may provide functionality similar to our advanced commerce services. Many potential competitors have substantially greater resources than we do. Any failure by us to achieve rapid market penetration or to successfully address the risks posed by expected competition could have a material adverse effect on our business, financial condition and operating results.

The market for our supply chain solutions currently has more direct competitors. Our competitors offer a variety of solutions directed at various aspects of the supply chain, as well as the enterprise application market as a whole. These include, but are not limited to:

•	Supply Chain vendors such as Logility/Demand Solutions who will compete primarily on functionality, domain expertise, and price;
•
Major Enterprise Resource Planning (ERP) software vendors, developers and integrators such as SAP, Oracle, and JDA, each of which offers ERP solutions that currently incorporate supply chain management modules. SAP and Oracle are also marketing more aggressively to the mid-market;

•
Mid-market ERP vendors such as Ross Systems (a division of CDC Corporation) and Infor, who also offer supply chain capabilities and will position their solutions as offering one-stop shopping to mid-market prospects; and

•	Niche players for VMI & SLR such as IBM and Market6, respectively, who focus exclusively on continuous replenishment planning solutions for warehouse and DSD environments.

Table of Contents for the 10-KSB

We believe our supply chain solutions are designed to address the need of mid-sized suppliers in the consumer goods industry, including: industry-specific functionality such as vendor-managed inventory and collaborative planning; the ability to easily integrate with companies’ existing enterprise resource planning backbones; and rapid implementation that results in faster return on investment. We also believe that our domain expertise, our flexible pricing options, our customer support, and our reputation in the market also provide us with a competitive advantage.

PRODUCT DEVELOPMENT AND ENHANCEMENT

All development of our advanced commerce services and supply chain software is conducted by an in-house staff that consists of development, quality assurance, technical writing and technical support personnel. During the year ended December 31, 2007, we spent approximately $1.15 million on research and development expenses.

We intend to continue to make investments in product development and enhancements in order to improve and extend our services. Growth of our advanced commerce services requires us to continue to invest in our hardware platform, including additional servers, enterprise storage systems and additional backup and recovery capabilities.

Our supply chain application suite has been designed to meet the needs of mid-market manufacturers and distributors. These needs include ease of initial implementation, ease of use by the average worker, and a low cost of maintenance of the application set over time.

A major supply chain software release is anticipated once a year, and service packs with enhancements are provided throughout the year. In addition, our advanced commerce services have four feature enhancements each year.

Currently, the dynamic nature of the information technology industry places significant research and development demands on businesses that desire to remain competitive. Our future success, particularly our ability to achieve widespread market adoption, depends on the success of our product development and enhancement efforts in a timely manner.

PROPRIETARY RIGHTS

Our success and ability to compete are dependent upon our ability to develop and maintain the proprietary aspects of our technology and operate without infringing on the proprietary rights of others. We rely primarily on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our proprietary rights in all of our products and licensing arrangements in our software products. We have no patents or pending patent applications. We believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are very important to establishing and maintaining a technology leadership position in our product and service offerings, in addition to the various legal protections available for our technology.

Table of Contents for the 10-KSB

In the future, we may receive notice of claims of infringement of other parties’ proprietary rights. Although we do not believe that our products infringe on the proprietary rights of third parties, there can be no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business, operating results, or financial condition. Regardless of the validity or the successful assertion of such claims, defending against such claims could result in significant costs and diversion of resources with respect to the defense thereof, which could have a material adverse effect on our business, operating results, or financial condition. In addition, the assertion of such infringement claims could result in injunctions preventing us from distributing certain products or providing certain services, which could have a material adverse effect on our business, operating results, or financial condition. If any claims or actions are asserted against us, we may seek to obtain a license to such intellectual property rights. There can be no assurance, however, that such a license would be available on reasonable terms, or at all.

We require all of our employees and consultants to enter into non-disclosure and confidentiality agreements. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. We cannot be certain that others will not develop technologies that are similar or superior to our technology or design around the copyrights and trade secrets owned by us. We believe, however, that these measures afford only limited protection. Despite these precautions, it may be possible for unauthorized parties to copy portions of our products, reverse engineer, or obtain and use information that we regard as proprietary.

In our retailer-centric solutions business, we enter into license agreements with each of our customers. Each of our license agreements provides for non-exclusive license of the software. Our license agreements generally allow the use of our retailer-centric software solely by the customer for internal purposes without the right to sublicense or transfer the software to third parties. Our contracts also contain strict confidentiality and non-disclosure provisions, a limited warranty covering the software and indemnification for the customer from any infringement action related to the retailer-centric software.

We believe that the foregoing measures afford only limited protection. Despite our efforts, it may be possible for third parties to copy certain portions of our retailer-centric solutions or reverse engineer or obtain and use information that we regards as proprietary. In addition, the laws of certain countries do not protect our proprietary rights to the same extent as do the laws of the United States. Accordingly, there can be no assurance that we will be able to protect our proprietary retailer-centric software against unauthorized third party copying or use, which could adversely affect our competitive position. Policing unauthorized use of our retailer-centric software products is difficult, and while we are unable to determine the extent to which piracy of our software exists, software piracy can be expected to be a problem. Furthermore, there can be no assurance that our competitors will not independently develop similar technologies to what we offer.

Table of Contents for the 10-KSB

EMPLOYEES

As of December 31, 2007, we had 39 full-time employees: nine employed in sales and marketing; 12 employed in technical development; 14 employed in customer operations and support; and four employed in administration, finance and accounting. We also had three part-time consultants.

None of our employees are represented by a labor union. We have experienced no work stoppages and believe that our employee relations are generally good. In addition, we utilize consultants, independent contractors, and temporary employees to meet our staffing needs.

ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS

You should carefully consider these factors that may affect future results, together with all of the other information included in this Form 10-KSB, in evaluating our business. The risks and uncertainties described below are those that we currently believe may materially affect our business and results of operations. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect our business and results of operations.

Keep these risks in mind when you read “forward-looking” statements elsewhere in this Form 10-KSB. These are statements that relate to our expectations for future events and time periods. Generally, the words “anticipate,” “expect,” “intend,” and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Please see “Special Cautionary Note Regarding Forward-Looking Statements” above in this Item 1.

We have only recently achieved profitable operations and we may incur operating losses in the future, resulting in a deterioration of our cash position.

Our existing cash and cash equivalents, expected cash flow from operations, and available borrowings under a Financing Agreement by and between us and Sand Hill, dated May 25, 2006 (Financing Agreement), are expected to be sufficient to meet our projected operating and capital requirements.  However, in the event we fail to maintain profitable operations, our cash position will deteriorate. As a result, we may need additional financing. No assurances can be given that we will continue to maintain profitable operations in the future, and that funding will be available when we need it on terms that we find favorable, if at all.
Our current cost reduction efforts could severely limit our ability to maintain and grow our business.

Our current cost reduction efforts place significant demands on management and operational resources. We may not be able to maintain and grow our business at current staffing levels. Additionally, the failure to retain the highly trained technical personnel that are essential to our product development, marketing, service and support may limit the rate at which we can generate revenue and develop new products or product enhancements.

Table of Contents for the 10-KSB

Our failure to adequately expand our direct sales force has and will continue to impede our growth.

We expect to be substantially dependent on our direct sales force to obtain new customers and to manage our customer base. We believe that there is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. Our inability to adequately recruit and retain a significant sales force has impeded our sales growth, and our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training, and retaining sufficient direct sales personnel. New hires require significant training and may, in some cases, take more than a year before they achieve full productivity. Our recent hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. If we are unable to hire and develop sufficient numbers of productive sales personnel, sales of our products and services may suffer.

Our client base is concentrated and our success depends in part on our ability to retain existing customers and subscribers.

If one or more of our major advanced commerce clients were to substantially reduce or terminate their use of our services, our business, operating results and financial condition would be harmed, as evidenced by the loss of revenue associated with one such client which terminated its relationship with us in the second quarter of 2007.  This client accounted for approximately 6% of our total revenues in 2007 and 13% in 2006. The amount of our revenue attributable to specific clients is likely to vary from year to year. We do not have long-term contractual commitments with any of our current clients, and our clients may terminate their contracts with little or no advance notice and without significant penalty. As a result, we cannot be certain that any of our current clients will be clients in future periods. A client termination would not only result in lost revenue, but also the loss of client references that are necessary for securing future clients. For the year ended December 31, 2007, subscription revenue comprises 62% of our total revenue and approximately 67% of our subscription revenue was derived from our five largest clients. Our largest client accounted for approximately 16% of total revenue for year ended December 31, 2007.

We are dependent upon the operation of an outsourced data center for the timely and secure delivery of our advanced commerce services.

We currently contract with Fastech Integrated Solutions LLC (Fastech) to host our advanced commerce services. We are dependent on a continued relationship with Fastech, for the timely and secure delivery of our advanced commerce services. If our outsourced data center fails to meet our expectations in terms of reliability and security, or if the outsourced data center vendor, as our largest vendor, withdraws its support, our ability to deliver our advanced commerce services will be seriously harmed, resulting in the potential loss of customers and subscription revenue. Furthermore, if our relationship with the outsourced data center vendor were terminated, or we would otherwise be forced to find another service provider to host our services, there is no assurance that any potential new data environment will improve operations or even equal our current operations. In the process of moving the data environment, our customers may experience outages in availability to our hosted data environment. Such outages may result in loss of existing customers, require us to pay damages and may impact our ability to acquire new customers.

If our security measures are breached and unauthorized access is obtained to a customer’s data, our advance commerce services may be perceived as not being secure and customers may curtail or stop using our service.

Table of Contents for the 10-KSB

Our advance commerce services involve the storage, analysis, and transmission of customers’ proprietary information, and security breaches could expose us to a risk of loss or corruption of this information, litigation, and possible liability. If our security measures are breached as a result of third-party action, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party obtains access to one or more of our customers’ data, our reputation could be damaged, our business may suffer, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. While we are not aware of any such breach, if an actual or perceived breach of our security occurs, the perception by existing or potential customers of the effectiveness of our security measures could be harmed and we could lose sales and customers.

The interests of our controlling stockholders may conflict with our interests and the interests of our other stockholders.

As of December 31, 2007, SDS Capital Group SDC LTD and its affiliate, CGA Resources, LLC and its affiliates, and NewSpring Ventures owned approximately 22%, 17%, and 10%, respectively, of our outstanding common stock on a fully diluted basis. If our controlling stockholders choose to act together, they may be able to exercise control over us, including the election of directors and the approval of actions submitted to our stockholders. In addition, without the consent of these controlling stockholders, we may be prevented from engaging in transactions that would be beneficial to our other stockholders. Therefore, the interests of the controlling stockholders may materially conflict with our interests and the interest of our other stockholders.

We have an annual limitation on the use of our tax net operating loss carry forwards.

Due to the change of ownership resulting from our merger with Prescient Systems, Inc. on December 31, 2004, we are subject to an annual limitation on the use of our tax net operating loss carry forwards.

Acquisitions or other corporate transactions may disrupt or otherwise have a negative impact on our business.

We may make acquisitions of complementary companies, technologies, and assets or otherwise engage in a corporate transaction. Future acquisitions and transactions are subject to the following risks:

•
acquisitions and other transactions may cause a disruption in our ongoing business, distract our management and other resources, and make it difficult to maintain our standards, controls, and procedures;

•	we may acquire companies in markets in which we have little experience;
•	we may not be able to successfully integrate the services, products, and personnel of any acquisition or other transaction into our operations;
•	we may be required to incur debt or issue equity securities, which may be dilutive to existing stockholders, to pay for any acquisition or other transaction;
•	we may be exposed to unknown or undisclosed liabilities; and
•	any acquisition or other transaction may not result in any return on our investment and we may lose our entire investment.

Table of Contents for the 10-KSB

If our services and software fail to gain market acceptance, our business will be materially adversely affected.

Virtually all of our revenue for the foreseeable future will be derived from implementation fees, subscription revenues, license sales, and related maintenance and professional fees. We need to generate an increased amount of revenues from these services. A number of factors will determine whether these services achieve market acceptance, including:

•	competitive offerings;
•	performance and functionality of the services;
•	ease of adoption;
•	satisfaction of initial subscribers; and
•	success of our marketing efforts.
If market acceptance develops more slowly than expected, or fails to develop at all, our business, operating results and financial condition will be seriously damaged.

Our success is dependent upon a critical mass of leading retailers and suppliers subscribing to our advanced commerce services.

The success of our advanced commerce business depends on a significant number of retailers subscribing to and using these services and linking with manufacturers, wholesalers and distributors over the Internet (or other technologies) through our advanced commerce suite of services. We cannot predict if, or when, a significant number of manufacturers, suppliers and retailers will subscribe to our services. To encourage purchasers to subscribe to and use our advanced commerce services, we must offer a broad range of product, price and promotion information from a large number of suppliers through our advanced commerce service. However, to attract suppliers to subscribe to our advanced commerce solutions, we must increase the number of retailers who use our services. If we are unable to build a critical mass of retailers and suppliers, we will not be able to benefit from a network effect where the value of our services to each subscriber significantly increases with the addition of each new subscriber. Our inability to achieve this network effect would reduce the overall value of our services to retailers and suppliers and, consequently, would harm our business.

Our advanced commerce sales cycle causes unpredictable variations in our operating results.

Our advanced commerce sales cycle has been and may continue to be unpredictable. Our sales cycle is also subject to delays because we have little or no control over customer-specific factors, including customer’s budgetary constraints and internal acceptance procedures. Consequently, we may spend considerable time and expense providing information to prospective customers about the use and benefits of our services without generating corresponding revenue. The length of the sales pursuit makes it difficult to accurately forecast the quarter in which implementation and subscription services will occur. This may cause our revenues from those services to be delayed from the expected quarter to a subsequent quarter or quarters or to vary from quarter to quarter. Furthermore, we have little or no control over customer-specific deployment plans, including but not limited to the expansion of the customer’s trading community. Our future revenue growth is dependent upon the addition of new customers and the expansion of our existing customers’ trading communities. As a result, our revenues and results of operations in any quarter may not meet market expectations or be indicative of future performance.

Table of Contents for the 10-KSB

We depend on suppliers for the success and accuracy of our advanced commerce services.

We depend on suppliers to subscribe to our advanced commerce services in sufficient and increasing numbers to make the services attractive to retailers and, consequently, other suppliers. In order to provide retailers accurate data, we rely on suppliers to update their item, price and promotion information stored in the advanced commerce database. We cannot guarantee that the item, price and promotion information available from our services will always be accurate, complete and current, or that it will comply with governmental regulations, such as those relating to pricing alcohol and liquor or nutritional guidelines. Incorrect information could expose Prescient to liability if it harms users of our services or results in decreased adoption and use of these services.

We expect to face increased competition with our advanced commerce services; if we are unable to compete successfully, our business will be harmed.

If we face increased competition with our advanced commerce services, we may not be able to sell our advanced commerce services on favorable terms. Furthermore, increased competition could reduce our advanced commerce market share or require us to reduce the price of our services.

To achieve market acceptance and thereafter to increase our advanced commerce market share, we will need to continually develop additional services and introduce new features and enhancements. Our potential competitors may have significant advantages over us, including:

•	significantly greater financial, technical and marketing resources;
•	greater name recognition;
•	the ability to offer a broader range of products and services; and
•	larger customer bases.
Consequently, if we are unable to compete successfully, our business will be harmed.

There can be no assurance that future sales of new supply chain licenses or subscriptions will increase enough to ensure revenue growth and profitability.

We have a history of uneven revenue performance due to the unpredictable nature of our supply chain software license sales. We also have recently shifted our focus towards offering our supply chain solutions through a subscription-based model. There can be no assurance that new supply chain software license sales will ever increase sufficiently enough for our retailer-centric solutions business to achieve consistent growth and profitability, or that our focus on offering our supply chain solutions through a subscription based model will offset the loss of revenue from license sales.

Our supply chain solutions are dependent upon the Microsoft platform for our business rules, which may limit our acceptance by potential customers.

Our supply chain solutions are dependent on Microsoft operating systems and PC based systems to run our business rules. While the solutions can run databases on UNIX or Linux, it cannot run business rules on these platforms. Therefore, the inability of our supply chain solutions to run business rules on non-Microsoft platforms may severely limit our potential customer base.

Table of Contents for the 10-KSB

Industry competitors have licensed our supply chain application code and could develop a product competitive to our own technology, or partner with an organization that would offer a more robust solution.

Ross Systems signed a technology licensing agreement with our predecessor, Prescient Systems’ on April 21, 2004, under which it licensed application code owned by Prescient Systems in order to resell and build out a Ross-specific solution based upon Prescient Systems’ technology. The agreement with Ross included a non-compete clause that restricted Ross’s ability to compete with Prescient Systems for one year. Ross is no longer prohibited from selling directly into our customer base with a competing solution. Therefore, we may have to compete against solutions provided by Ross that are based on our own technology, although Ross does not have any rights to any technology developed by us since April 21, 2004. Ross also has the ability to partner with other providers of consumer goods industry point solutions, thus rounding out Ross’ ERP solution. If Ross is able to offer a more robust solution to the consumer goods industry, there can be no assurance that we will be able to offer comparable functionality. Therefore, there can be no assurance that we will be able to compete effectively against Ross.

We must adapt to technology trends and evolving industry standards to remain competitive. We may be unable to adapt our offerings to meet the continuing evolution of the advanced commerce and supply chain markets, or capitalize on more advanced technology offerings.

The web-based advanced commerce market is characterized by rapid changes due to technological innovation, evolving industry standards and changes in customer needs. Our future success will depend on our ability to continue to develop and introduce a variety of new services and enhancements that are responsive to technological change, evolving industry standards and customer requirements on a timely basis. We cannot be certain that technological developments and products and services that our competitors introduce will not cause our existing services, and new technologies in which we invest, to become obsolete.

The supply chain market is evolving to include new, more advanced technology offerings such as RFID (radio frequency identification) for the gathering, exchange, and analysis of information. As the market continues to evolve, additional competitors may enter the market and competition may intensify. The software market is characterized by rapid changes, and is highly competitive with respect to the need for timely and state-of-the-art product innovation. Our success, in part, depends on our ability to remain abreast of the latest technologies and to incorporate new and advanced technologies into our product offerings. There can be no assurance that we will be sufficiently innovative to remain competitive.

Our success is dependent on retaining key personnel.

We are highly dependent on our president and chief executive officer, Jane F. Hoffer. The loss of Ms. Hoffer’s services could have a material adverse effect on our future operations. Our success is also dependent on our ability to attract, retain, and motivate highly trained technical, marketing, sales, and management personnel. There is no assurance we will be able to retain our key employees or that we will be successful in attracting and retaining such personnel in the future and an inability to do so would materially adversely affect our business.

Our stockholders will experience dilution in connection with the exercise of warrants and stock options, the conversion of our preferred stock, or any restructuring of our senior securities.

Our stockholders will experience dilution in connection with the exercise of warrants and stock options into shares of our common stock, the conversion of shares of our preferred stock into shares of our common stock, or the restructuring of any of our outstanding senior securities. As of December 31, 2007 we had:

Table of Contents for the 10-KSB

•	outstanding warrants exercisable into approximately 5.7 million shares of our common stock;
•	outstanding stock options exercisable into approximately 7.1 million shares of our common stock; and
•	outstanding shares of preferred stock convertible into approximately 20.8 million shares of our common stock.

The sale of a substantial number of shares of our common stock underlying the above warrants, options or preferred stock, or even the potential for such sales, or the restructuring of any of our outstanding senior securities into common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of equity securities.

There are certain rules applicable to our common stock as a “penny stock,” and those rules may limit the liquidity and the resale of our common stock.

The SEC has promulgated rules governing the trading in penny stocks, defined generally as low-priced (below $5), speculative securities of very small companies. While penny stocks generally trade over-the-counter, such as on the OTCBB or the Pink Sheets, they may also trade on securities exchanges, including foreign securities exchanges. Under these rules, our common stock is currently classified as a penny stock. As a penny stock, our common stock is currently subject to rules promulgated by the SEC that impose additional sales practice requirements on broker-dealers that might sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. Further, if the price of the stock is below $5 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange, sales of such stock in the secondary trading market are subject to certain additional rules promulgated by the SEC. Our common stock is currently subject to these additional rules. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. These rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale. Furthermore, penny stocks, including our common stock, may trade infrequently, which means that it may be difficult to sell penny stock shares, including shares of our common stock, once you own them. Investors in penny stocks, including our common stock, should be prepared for the possibility that they may lose their whole investment.

Table of Contents for the 10-KSB

Our common stock price is likely to remain highly volatile.

The market for stocks of technology companies has been highly volatile over the past few years. Throughout this period, the market price of our common stock has experienced significant volatility, and our daily trading volume has been, and will likely continue to be, highly volatile. Investors may not be able to resell their shares of our common stock following periods of price or trading volume volatility because of the market’s adverse reaction to such volatility. Factors that could cause volatility in our stock price and trading volume, in some cases regardless of our operating performance, include, among other things:

•	general economic conditions, including suppressed demand for technology products and services;
•	actual or anticipated variations in quarterly operating results;
•	announcements of technological innovations;
•	new products or services;
•	changes in the market valuations of other software or technology companies;
•	failure to meet analysts’ or investors’ expectations;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, or joint ventures;
•	our cash position and cash commitments;
•	our prospects for advance commerce and software sales and new customers; and
•	additions or departures of key personnel.

Table of Contents for the 10-KSB

ITEM 2.	Description of Property

We currently lease the following facilities under operating leases:

•
Approximately 3,500 square feet of space in Dallas, Texas under a lease expiring on September 30, 2011. The lease requires monthly rental payments of $7,595 which includes customary operating expenses. This location houses certain of our development and professional service teams.

•
Approximately 7,634 square feet of office space in West Chester, Pennsylvania. This lease expires April 30, 2010. The lease requires monthly rental payments $11,061 subject to customary annual operating expense escalations. This location serves as our corporate headquarters.

We believe that our existing facilities are adequate for our current needs and that additional space will be available as needed.

ITEM 3.	Legal Proceedings

We are not party to any legal proceedings.

ITEM 4.	Submission of Matters to a Vote of Security Holders

None.

Table of Contents for the 10-KSB

PART II

ITEM 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities

Our common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) under the symbol PPID.OB. The following table sets forth, for the periods indicated, the high and low sale prices of our common stock as reported by the OTCBB. These prices may not be an accurate indicator of the value of our shares. Bid prices entered by market makers are inter-dealer price quotations and do not reflect retail markup, markdown or commissions, and may not represent actual transactions.

	Common Stock Price
	High	Low
2007:
First Quarter	$.12	$.06
Second Quarter	.15	.07
Third Quarter	.14	.07
Fourth Quarter	.11	.07

2006:
First Quarter	$.30	$.12
Second Quarter	.21	.15
Third Quarter	.24	.06
Fourth Quarter	.11	.04

As of March 12, 2008, there were approximately 273 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and do not intend to pay cash dividends on our capital stock for the foreseeable future. The Certificate of Designations for our Series E Preferred Stock prohibit the payment of dividends on our common stock unless and until all accrued and unpaid dividends on our Series E Preferred Stock have been paid in full.   We currently expect to retain any future earnings to fund the operation and expansion of our business. Any future determination as to the payment of dividends will be at the discretion of our board of directors.

ITEM 6.	Management’s Discussion and Analysis

You should read the following discussion and analysis of our financial condition and results of operation in conjunction with the financial statements and related notes. In addition to historical information, this discussion and analysis contains forward-looking statements based on current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the “Additional Factors That May Affect Future Results” section and elsewhere in this Form 10-KSB.

Table of Contents for the 10-KSB

This Form 10-KSB contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may, “might, “”will,“ “should, “”could,““intends,“ “estimates,“ “predicts,” “potential,“ “continue,” “believes, “ “anticipates,“ “plans,“ “expects” and similar expressions, involve risks and uncertainties, and relate to, without limitation, statements about our market opportunities, our strategy, our competition, our projected revenue and expense levels and the adequacy of our available cash resources. This Form 10-KSB also contains forward-looking statements attributed to third parties. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, including those factors discussed in “Additional Factors That May Affect Future Results.”

Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Annual Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Overview

We were originally formed in 1985 as Applied Intelligence Group, an Oklahoma corporation. In 1998, we changed our name to The viaLink Company. In 1999, we reorganized as a Delaware Corporation. On December 31, 2004, we merged with Prescient Systems, Inc. (Prescient Systems) and changed our name to Prescient Applied Intelligence, Inc.

Prescient Systems was founded in 1982 as Lucas, Bear and Associates, Inc. Prescient Systems was renamed in 1996, after a management buyout of Lucas, Bear & Associates, Inc., led by Jane Hoffer, our President and CEO. In 2000, Prescient Systems acquired Proasis Ltd., a provider of Advanced Planning and Scheduling, or APS, software based in the United Kingdom. Coupling industry insight with strategic growth, Ms. Hoffer, Prescient Systems’ CEO since 1996, and her team evolved Prescient Systems into a premier provider and innovator of retailer-centric planning and collaboration solutions.

Sources of Revenue

We derive our revenue primarily from (i) subscription services; (ii) software licenses; (iii) maintenance and support and (iv) professional services. See “Critical Accounting Policies” for a more detailed description of our revenue recognition policies.

Subscription Services. We provide our advance commerce hosting solutions to customers for a monthly fee. Subscription revenue is recognized as the services are provided to the customer. Monthly service fees are charged to customers based on negotiated rates in individual contracts.

Software Licenses. Revenue from software license fees is recognized upon contract execution, provided delivery has occurred, fees are fixed and determinable, and collection of the related receivable is deemed probable. Typically, our license fees are non-refundable. If a software license contains customer-specific acceptance criteria or a cancellation right, recognition of the software revenue is deferred until the earlier of customer acceptance or the expiration of the acceptance period or cancellation right.

Table of Contents for the 10-KSB

Maintenance and Support. Maintenance revenue includes post-contract customer support and the rights to unspecified software upgrades and enhancements. Maintenance revenues, including those sold with an initial license fee, are deferred based on vendor-specific objective evidence, determined by the renewal rate of the annual maintenance contract and recognized ratably over the maintenance contract period, which is typically one year.

Professional Services. Professional services, which include project management, systems planning, design and implementation, customer configurations and training, are billed on an hourly basis (time and materials) or under fixed price contracts. Revenue is recognized as the work is performed. On fixed price contracts, services revenue is recognized using the proportional performance method of accounting by relating labor hours incurred to date to total estimated labor hours. In the event services are billed in advance of work being performed, the billed amount is initially recorded as deferred services revenue and recognized as services revenue when the work is performed.

We generate substantially all of our revenue from within the United States. During the year ended December 31, 2007 and 2006, approximately 96% and 98%, respectively, of our total revenue was generated within the United States. Approximately 4% and 2% of our total revenue was generated from Europe and Canada in 2007 and 2006, respectively.

Operating Expenses

We classify our operating expenses as follows:

Customer Operations and Support. Customer operations expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing our technical operations and hosting facilities. Customer operations expense also includes the cost of providing support and maintenance to customers.

Development. Development expense includes personnel and contract labor costs and professional fees incurred for product development, enhancements, upgrades, quality assurance and testing.

Selling and Marketing. Selling and marketing expense consists primarily of personnel costs, travel, seminars and technical conferences, and limited advertising and public relations programs.

General and Administrative (G&A). G&A expense consists primarily of the personnel and other costs for the administration of our financial and human resources requirements and the fees and expenses associated with legal, accounting and other services.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to valuation allowances for accounts receivable, deferred income taxes and long-lived assets, certain accrued expenses, and certain equity instruments valuation. We base these estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates.

Table of Contents for the 10-KSB

We believe that the following critical accounting policies affect our more significant estimates and judgments used in the preparation of our consolidated financial statements:

Revenue Recognition. We generate revenues from monthly subscriptions to our advance commerce and supply chain services. Additionally, we generate revenues from the sale of licenses of our supply chain planning software along with related maintenance revenue. We also provide professional services to our customers.

Subscriptions - For use of our subscription advance commerce services, customers pay a flat monthly subscription rate, a rate based on the number of trading partners and the size and complexity of the trading relationships, or the dollar volume of the transactions that go through the advanced commerce engine. Supply chain subscription services are based on the modules selected, the number of users, and the number of trading partners with whom our customer does business. Other services are available for additional monthly subscription fees. Subscription services are provided by and are resident on our database servers. Customers gain access to and use our services through means ranging from Internet web browsers to fully automated batch interfaces imbedded in the customer’s IT systems. For new advanced commerce transactions, customers are typically charged an implementation fee ranging from $200 for an on-line implementation to more than $100,000 for complex supplier and retailer installations. Such fees are separately priced from the use of advance commerce services on a time and materials basis and are included in professional services revenue described below. We have no obligation to perform any future implementation services and no additional implementation services are necessary upon renewal of the service by the customer.

We recognize revenues for our subscription services ratably over the term of the subscription arrangement. Revenues collected in advance are deferred and recognized as earned. In cases where customers are charged a “per use” fee, we recognize revenues for subscription fees for customer use of services as these services are provided. Revenues collected in advance and revenues dependent upon future performance criteria are deferred and recognized as earned and those performance criteria are met.

License and maintenance - Software license revenue is recognized upon shipment of the software product, where no significant obligations by us exist, the payment is fixed or determinable, the arrangement is evidenced by an agreement and collection is probable. Maintenance revenues are recognized ratably over the maintenance period, in accordance with the terms of the related agreements. We use the residual method of allocating a portion of the total fee to maintenance and license fees when both are included in the total contract fee (license and maintenance).

Professional services - Professional services revenue is recognized as the services are performed, based upon the fair value of services performed. A Professional Services Agreement is a time and materials agreement for services provided by us for new and existing customers. Professional services performed include implementation, training, audit assessment, upgrades, and enhancements.

Allowance for Doubtful Accounts. Our allowance for doubtful accounts relates to trade accounts receivable. The allowance for doubtful accounts is an estimate prepared by management based on identification of the collectability of specific accounts and the overall condition of the receivable portfolios. We specifically analyze individual customer balances in trade receivables, historical bad debts, customer credit, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Likewise, should we determine that it would be able to realize more of our receivables in the future than previously estimated, an adjustment to the allowance would increase income in the period such determination was made. The allowance for doubtful accounts is reviewed on a quarterly basis and adjustments are recorded as deemed necessary.

Table of Contents for the 10-KSB

Asset Impairment. We review long-lived assets for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 required us to identify events or changes in circumstances, which indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the long-lived assets, the carrying value is reduced to the estimated fair value as measured by the discounted cash flows.

Losses from operations are one factor that the carrying amounts of any of our assets may not be recoverable. We performed an analysis comparing estimated future cash flows to the carrying value of our assets at December 31, 2007. The analysis did not indicate that impairment exists as of December 31, 2007. The estimated future cash flows were based upon certain assumptions and are dependent upon future performance. See “Additional Factors That May Affect Future Results”  for factors that may cause operations to vary from our estimates. If actual results differ from the estimated future cash flows impairment may be evident in future periods.

Goodwill and Other Intangible Assets.  Goodwill and other Intangible Assets represent the excess of costs over fair value of assets of business acquired. Goodwill and intangible assets acquired in the purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. The occurrence of certain events may be indicators that goodwill is impaired and therefore require us to test for impairment other than annually.

Determining fair value of a reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates, future economic and market conditions and determination of appropriate market comparables. We base our fair value estimates on assumptions we believe to be reasonable but that are unpredictable and inherently uncertain. Actual results may differ from those estimates.  Our goodwill impairment analysis, which was perfomed as of December 31, 2007, did not result in an impairment charge.

Stock Based Compensation.  We account for stock based compensation under SFAS No. 123R, which requires that share-based payments be reflected as an expense based upon the grant-date fair value of those awards. The expense is recognized over the remaining vesting period of the awards. The Company estimates the fair value of these awards using the Black-Scholes model. This model requires management to make certain estimates in the assumptions used in this model, including the expected term the award will be held, volatility of the underlying common stock, discount rate and forfeiture rate. We develop our assumptions based on our past historical trends as well as consider changes for future expectations.

Results of Operations

Comparison of 2007 to 2006

Revenues. Our revenues are comprised of revenues for subscriptions for our advanced commerce solutions, as well as license, maintenance and services revenues for our retail-centric solutions. The following table sets forth for the periods indicated the components of revenue included in our consolidated statements of operations:

Table of Contents for the 10-KSB

	For the year ended December 31,
	2007	2006
Revenues:
Subscription services	$5,830,449	$5,792,739
Licenses	595,527	649,081
Maintenance	1,592,097	1,621,330
Professional services	1,385,530	1,181,075
	$9,403,603	$9,244,225

Subscription revenues were $5.8 million in 2007, up slightly from 2006. Continued subscription revenue growth is dependent upon the number of subscribers to these services, the number of trading partners with which they are exchanging data (connections), and upon increasing the number of connections between our existing customers and adding new customers. The rate at which the connections increase can vary significantly from one customer to another depending upon each company’s deployment strategy.   While we experienced growth in our existing communities in the year ended December 31, 2007, as compared to the same period in the prior year, and we added new customers during the year, these increases were largely offset by client cancellations attributable to a single retail hub.  This retail hub accounted for approximately 10% and 21% of total subscription revenue for the year ended December 31, 2007 and 2006, respectively.  Management believes that the loss of revenue as a result of the cancellation of this retail hub will be at least partially offset by gains in other business verticals in 2008, specifically the addition of new clients and the continued expansion of existing clients.

License revenues decreased 8% to $596,000 as compared to $649,000 in 2006.  The decrease in revenue is principally due to the sale of nine new licenses in 2007, compared to 12 new licenses in 2006.  License revenue recognition is dependent upon finalization of new arrangements and is comprised of perpetual license sales to both new customers and upgrades to existing customers.   The terms of each new license sale, as well as the revenue attributable to each license, vary depending on such factors as the number and type of products sold and permitted number of users.

Maintenance revenues were $1.6 million in 2007, down slightly from 2006. Maintenance revenue is primarily associated with new license sales and services performed with existing accounts.  Maintenance revenue is largely dependent on the number of new licenses sold during the period.  The slight decrease in 2007 is the result of the 8% decrease in the number of new licenses sold during 2007 compared to 2006.

Professional services revenue, which includes implementation, increased 17% from $1.2 million in 2006 to $1.4 million in 2007. Professional services revenue mainly results from new license installation, training, application analysis and custom enhancements. The increase is due primarily to two large contracts for custom enhancements completed in 2007, which accounted for approximately $400,000 or 29% of the total professional services revenue in 2007.

Customer Operations and Support. Customer operations and support expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing technical operations and hosting facilities in support of our advance commerce offerings. Customer operations and support expense also includes the cost of providing support and maintenance to customers. Our customer operations and support expense decreased to $2.7 million in 2007, as compared to $3.5 million in 2006. The decrease is due primarily to reductions in personnel costs of $222,000 resulting from a decrease in headcount from 17 at December 31, 2006 to 14 at December 31, 2007, and decreased data center costs of $508,000, offset by increases of $30,000 in maintenance agreements, $24,000 in hosting expenses, and $11,000 in equipment rentals related to the transition of the HP data center to Fastech in August 2006.

Table of Contents for the 10-KSB

Development. Development expense includes personnel and professional fees incurred for product development, enhancements, upgrades, and quality assurance and testing across both advanced commerce and supply chain product offerings. Our development expenses decreased to $1.2 million in 2007 as compared to $1.4 million in 2006. The decrease is due primarily to reductions in personnel costs of $219,000, offset by an increase of $14,000 in communication costs.

Selling and Marketing. Selling and marketing expense consists primarily of personnel costs, travel, sales lead generation fees, public relations fees, seminars and conferences. Selling and marketing expense decreased to $1.8 million in 2007, as compared to $2.0 million in 2006. The decrease in 2007 is principally attributable to decreases in the following: personnel costs of $99,000, travel expenses of $68,000, and marketing expenses of $69,000.  We currently  intend to add sales staff in 2008 and, therefore, anticipate an increase in our selling and marketing expenses in 2008 compared to 2007.

General and Administrative. G&A expense consists primarily of the personnel and other costs for the administration of our financial, human resources and executive requirements, and the fees and expenses associated with legal, accounting and other services. G&A expense decreased to $2.0 million in 2007, as compared to $3.1 million in 2006. This decrease is due to a decrease in bad debt expense of $140,000, decreases in legal and accounting fees of $247,000, workers compensation of $41,000, and communication charges of $61,000. Further decreases include $226,000 in personnel costs, $133,000 in office rent, and reduction in stock-based compensation expense of $96,000.

Depreciation and Amortization. Depreciation and amortization expense decreased to $472,000 in 2007 as compared to $506,000 in 2006. Depreciation of property plant and equipment increased $10,000 while amortization expense decreased $44,000 due to the full amortization in 2006 of certain intangible assets recorded in 2004 related to our merger with Prescient Systems, Inc. (Merger).

Other Income (Expense).  We recorded interest expense of $258,000 and $91,000 in 2007 and 2006, respectively, related to a promissory note issued to Tak Investments, LLC (Tak), a former affiliate and supplier of ours, pursuant to a Settlement Agreement between us and Tak in July 2006 (Tak Note). The interest expense paid to Tak includes payments required under the terms of the Tak Note through December 31, 2007, plus amortization of the warrant issued to Tak under the terms of the Settlement Agreement, which was recorded as a discount on the Tak Note payable, and is being amortized to interest expense over the term of the Tak Note. Additional interest in the amount of $3,000 was paid to Sand Hill Finance, LLC (Sand Hill) in 2007 as compared to $26,000 in 2006, in conjunction with a Financing Agreement we entered into with Sand Hill, dated May 25, 2006 (Financing Agreement).  We also paid interest of $5,000 in both 2007 and 2006 related to financing our director’s and officers’ insurance policy.

Accrued damages to stockholders in the amount of $45,000 in 2006 represents contractually obligated penalty payments arising from registration rights agreements with certain preferred stockholders.  There were no such accruals in the current period.

Tax provision.   For the year ended December 31, 2007, we had a taxable profit that was offset by previously unrecognized Federal and state tax loss carryforwards.  However, the Federal alternative minimum tax system imposes an overall 90% limitation on the amount of tax loss carryforwards that can be utilized to reduce taxable income in any given year.  As a result of these limitations, we were subject to the Federal alternative minimum tax on approximately 10% of taxable income and recorded an income tax provision of $29,071.

Deemed Dividend on Series E Preferred Stock. In connection with the conversion price reset provision of our Series E Preferred Stock, we recorded a non-cash charge of $1.2 million and $359,000 in 2007 and 2006, respectively, that represented the deemed dividend relating to the intrinsic value of the beneficial conversion feature of the preferred stock (see Note 10 in the Notes to Consolidated Financial Statements).

Table of Contents for the 10-KSB

Liquidity and Capital Resources

Our principal sources of liquidity are cash on hand and cash generated from current operations. As of December 31, 2007, we had cash and cash equivalents of $2.6 million, which, together with expected cash flow from operations, are expected to be sufficient to meet our operating and capital requirements for the next 12 months.  We have incurred operating losses and negative cash flow in the past, however, and may incur operating losses in the future.  In addition, spending is anticipated to increase in the future for further technology and product development and other technology and database costs, and due to an expected increase in the number of sales personnel.   As a result, our cash and cash equivalents may decrease in subsequent periods.  Management continues to be focused on achieving positive cash flow from operations by carefully managing expenses, and pursuing sales efforts with (a) new retailers to create new communities, (b) small to medium size suppliers for the use of the supply chain software and (c) suppliers that will become subscribers to our advanced commerce services within existing and new hub communities.

During the year ended December 31, 2007, $2.0 million was provided by our operating activities. Cash provided by operating activities during 2007 reflects a net income of $1.0 million which includes non cash items such as, $472,000 of depreciation and amortization, non-cash compensation expense of $205,000, and $18,000 provision for doubtful accounts.  Other primary provisions of cash include an increase in accounts payable and accrued liabilities of $86,000 and a decrease in accounts receivable of $183,000 due to improved collection efforts during the year.

During the year ended December 31, 2007, approximately $89,000 was used in our investing activities reflecting capital expenditures.

Our Financing Agreement with Sand Hill allows us to assign certain accounts receivable to Sand Hill and for Sand Hill to advance up to $1.0 million to us in contemplation of the collection of those accounts receivable. As of December 31, 2007, no amounts were owed to Sand Hill under the terms of the Financing Agreement. Sand Hill is entitled to full recourse against us for any uncollected accounts. Accordingly, the Financing Agreement is accounted for as a debt instrument collateralized by accounts receivable. The Financing Agreement has an initial term of one year with automatic renewals on an annual basis, but either party may terminate it at any time upon notice to the other.

Advances made under the Financing Agreement are subject to finance charges, an annual facility fee and other administrative charges. The finance charge is paid on a monthly basis and equals 1.9% on the net outstanding account balance for the month, calculated on a daily basis. The annual facility fee currently equals $10,000 of which $5,000 is paid and we will not be required to pay the balance of the fee until our obligations under the Financing Agreement exceed $500,000. We will also be charged certain administrative fees for wire transfers and returned checks for insufficient funds in connection with collection of our accounts receivable.

On July 31, 2006, we entered into the Settlement with Tak. Under the terms of the Settlement Agreement, we issued a three year secured promissory note, in the principal amount of $2,558,348 that bears interest at the prime rate plus 2% (9.25% at December 31, 2007).  The Tak Note is payable in monthly payments of $30,000, which includes interest, with the remaining amounts of principal and interest, equal to approximately $2,152,000, due in August 2009.  The Tak Note has an outstanding principal balance, net of the debt discount, of $2,398,000 at December 31, 2007. A loss of $1.2 million is included in our consolidated statements of operations for the year ended December 31, 2006, resulting from the recognition of costs and fees, reversal of certain accruals and the effect of recapitalization related to this settlement. (See Note 7 in the Notes to Consolidated Financial Statements for further details regarding the Settlement Agreement).

Table of Contents for the 10-KSB

Set forth below is a summary of our current obligations as of December 31, 2007 to make future payments due by the period indicated below, excluding payables and accruals.
	Total	Within 1 year	2 - 3 years	4 - 5 years
Contractual Obligations

Rental lease obligations	$656,000	$224,000	$364,000	$68,000
Equipment lease obligations	362,000	136,000	226,000	-
Obligations in connection with Fastech data center	732,000	477,000	255,000	-
Obligations in connection with Tak Promissory Note (1)	2,722,000	360,000	2,362,000	-
	$4,472,000	$1,197,000	$3,207,000	$68,000

(1)	Includes interest payable to August 2009.

Off Balance Sheet Agreements

As of December 31, 2007, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.  As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Recently Issued Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, ”The Fair Value Option for Financial Assets and Financial Liabilities", which includes an amendment to FASB Statement No. 115 (SFAS 159).  SFAS 159 permits entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value (referred to as the fair value option) and report associated unrealized gains and losses in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We do not expect SFAS 159 to have a material effect on our financial position or results of operations.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, SFAS 157 does not require any new fair value measurements. However, for some entities, the application of SFAS 157 will change current practice. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The future implementation of SFAS 157 is not expected to have a significant effect on our financial statements.

ITEM 7.	Financial Statements

See Index to Financial Statements on Page F-1 of this Annual Report on Form 10-KSB.

ITEM 8.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Table of Contents for the 10-KSB

ITEM 8A(T).	Controls and Procedures

Disclosure Controls and Procedures.

An evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934) was carried out by us under the supervision and with the participation of our President, who serves as our principal executive officer, and our Interim Chief Financial Officer, who serves as our principal financial officer.  Based upon that evaluation, they concluded that as of December 31, 2007, our disclosure controls and procedures were effective to ensure (i) that information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) that such information is accumulated and communicated to management, including our president, in order to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934.  Our internal control system was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial reporting and the preparation of financial statements for external purposes, in accordance with generally accepted accounting principles.  Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management, including our President, who serves as our principal executive officer, and our Interim Chief Financial Officer, who serves as our principal financial officer, conducted an evaluation of the effectiveness of internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control - Integrated Framework.  Based on its evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2007.

This Annual Report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this Annual Report.

There have not been any changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act ) that occurred during the fiscal quarter ended December 31, 2007 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

This report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Changes in Internal Control Over Financial Reporting

Table of Contents for the 10-KSB

During our last fiscal quarter of 2007, there was no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 8B.	Other Information

None.
PART III

ITEM 9.	Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance with Section 16(a) of the Exchange Act

Directors and Executive Officers

The following table sets forth information concerning our executive officers and directors as of December 31, 2007:

Name	Age	Position
Jane F. Hoffer	42	Chief Executive Officer and Director
Daniel W. Rumsey	46	Interim Chief Financial Officer, Chairman of the Board of Directors
Patrick L. Kiernan	63	Director
Michael A. DiPiano	49	Director
Warren D. Jones	65	Director
Mary Lou Fox	65	Director

Jane F. Hoffer has served as our Chief Executive Officer and as a member of our board of directors since December 2004, following her appointment in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. Ms. Hoffer previously served as President, Chief Executive Officer and a member of the board of directors of Prescient Systems. Ms. Hoffer founded Prescient Systems, Inc. having led the management buyout from Lucas, Bear and Associates, Inc. in December 1996. From 1994 to 1996, she served as Chief Executive Officer of Lucas, Bear and Associates, Inc. Ms. Hoffer was elected to the Albert Einstein Healthcare Network, a private not-for-profit company in July 2002 and was elected to the Board of Trustees in July 2003 and still serves as a trustee.

Daniel W. Rumsey has served as Chairman of our board of directors since December 2004, following his election in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. Following the resignation of our Chief Financial Officer in November 2006, Mr. Rumsey assumed the responsibility of Interim Chief Financial Officer. He is currently the Chief Executive Officer and Chairman of the Board of Directors of Azzurra Holding Corporation, a public company which recently emerged from Chapter 11 of the U.S. Bankruptcy Code. From 2003 to March 2006, Mr. Rumsey held various other positions at Azzurra Holding Corporation including Vice President, General Counsel and Secretary, Chief Financial Officer and Acting Chief Executive Officer. From 2000 to 2002, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Prior to joining Knowledge Kids Network, Inc., Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999. Mr. Rumsey has an extensive legal and finance background, dating back to 1987 when he served as a staff attorney in the SEC’s Division of Corporation Finance. In addition to serving on the Board of Directors of Azzurra Holding Corporation, Mr. Rumsey serves on the board of directors of World Racing Group, Inc. and XELR8 Holdings, Inc.

Table of Contents for the 10-KSB

Patrick L. Kiernan has served as a member of our board of directors since January 2004. Mr. Kiernan currently serves as the President of Day/Kiernan & Associates, a consulting group focused on growth strategies and emerging issues with an emphasis on consumer future forces, customized education programs, and trade policy development, were he has served since 1998. Mr. Kiernan is a contributing editor writing for Grocery Headquarters Magazine, serves on the staff of Saint Joseph’s University Center for Food Marketing, The Council of Logistics Management Research Strategies Committee, and is a research affiliate with the Institute for the Future.

Michael A. DiPiano has served as a member of our board of directors since December 2004, following his election in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. Mr. DiPiano is the Managing Partner of NewSpring Capital and has served in that capacity since, 2001. From 1998 to 2004, he was Chairman of Maxwell Systems, a venture-funded e-commerce and software company during which time he also co-founded four additional venture backed startups, including MessageLink, HR Division, Alliance One, and Vytek Wireless. From 1996 until 1998, Mr. DiPiano was affiliated with Safeguard Scientifics, Inc. and its related venture funds, serving in high-level management positions, and working on investment matters with several of their wireless and IT related companies. He is currently a director of Nutrisystem, Inc. (Nasdaq: NTRI). He is also a director of a number of private companies including Ecount and FemmePharma. Mr. DiPiano is also a director of the University City Science Center.

Warren D. Jones has served as a member of our board of directors since December 1999. From September 2001 until August 2002, he served as our interim Chief Executive Officer. Prior to his retirement, Mr. Jones spent 31 years at PricewaterhouseCoopers LLP where he served as managing partner in New Orleans and Pittsburgh, and most recently was responsible for risk management and compliance for the firm’s Southwest region technology, telecommunications and entertainment customers.

Mary Lou Fox has served as a member of our board of directors since December 2004, following her election in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. She previously served as a director of Prescient Systems from August 2001 until the completion of the merger in December 2004. Ms. Fox is currently President of Fox Supply Chain Consulting and has served in that capacity since 2001. Ms. Fox is a recognized expert in supply chain management and has broad experience in the software and services industry. Her career at Manugistics spanned the growth of Manugistics from the beginning of its supply chain business through 1999, where Ms. Fox built the consulting services business as well as serving in executive positions in marketing and product development. Ms. Fox was chief operating officer at NextLinx, a global trade software company, from January 2000 to January 2001.

Executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has an audit committee, a compensation committee and a nominating and governance committee. A majority of our board members meet the criteria for independence under Nasdaq Marketplace Rule 4200(a)(15)(B).

Audit Committee. We have established a standing audit committee in accordance with 3(a)(58)(A) of the Exchange Act that makes recommendations to our board of directors regarding the selection of an independent registered public accounting firm, reviews the results and scope of our audits and other accounting-related services and reviews and evaluates our internal control functions. Our audit committee is comprised of Messrs. Jones (Chair) and Kiernan. Our board of directors has determined that Mr. Jones is an “audit committee financial expert” as currently defined under the SEC rules implementing Section 407 of SOX.

Table of Contents for the 10-KSB

Compensation Committee. We have a standing compensation committee that reviews and makes recommendations to our board of directors concerning salaries and incentive compensation for our officers and employees. Our compensation committee also administers the 2007 Equity Incentive Plan. Our compensation committee is currently comprised entirely of directors, each of whom is (a) “independent” as defined by the listing standards of The Nasdaq Stock Market, (b) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and (c) an “outside director” as defined for the purposes of Section 162(m) of the Internal Revenue Code. The members of the compensation committee are Ms. Fox and Mr. Kiernan (Chair).

Nominating and Governance Committee. Our nominating and governance committee is responsible for the recommendation of the criteria for the selection of board members and assisting our board of directors in identifying candidates. Our nominating and governance committee is currently composed entirely of independent directors that are “ndependent” as defined by the listing standards of The Nasdaq Stock Market. Our nominating and governance committee is comprised of Messrs. Kiernan (Chair) and Fox.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who beneficially own more than 10% of our common stock (collectively, Reporting Persons) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended December 31, 2007, all the Reporting Persons complied with all applicable filing requirements.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers and employees and meets the requirements of the SEC’s rules and regulations. Our Code of Ethics is available on our website, www.prescient.com, or can be obtained without charge by a written request addressed to the Secretary, Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380. We do not anticipate making amendments to or waivers from the provisions of our Code of Ethics. If we make any amendments to our Code of Ethics, or if our board of directors grants any waiver from a provision thereof for our principal executive officer, our principal financial officer, our principal accounting officers, or controller, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver on our internet website.

ITEM 10.	Executive Compensation

 The following section sets forth summary information concerning the compensation paid to our executive officers and directors during 2007.

Table of Contents for the 10-KSB

SUMMARY COMPENSATION TABLE

The following table sets forth certain information about the compensation paid or accrued during the last two fiscal years to our Chief Executive Officer and our Interim Chief Financial Officer, the only other executive officer who was serving at December 31, 2007, whose total compensation exceeded $100,000 in any of the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Jane Hoffer	2007	235,385			11,317	(2)	9,750	(3)	256,452
President and Chief Executive Officer	2006	214,615	37,500	(4)	122,743	(2)	6,000	(3)	380,858

Daniel W. Rumsey(5)	2007				30,931	(6)	120,000	(5)	150,931	(5)
Chairman and Interim Chief Financial Officer	2006				20,085	(6)	28,000	(5)	48,085	(5)

(1)
The value for Option Awards in the table above represents the dollar amount recognized for financial reporting purposes for each respective year in accordance with Statement of Financial Accounting Standards No. 123R, Accounting for Stock-Based Compensation, (SFAS 123R). The dollar amount for each named executive officer varies depending on the number of options held, the fair value of such options, and the vesting terms of such options. See Note 9 of Notes to Consolidated Financial Statements for the year ended December 31, 2007 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under SFAS 123R.

(2)
Ms. Hoffer was granted options to purchase 250,000 shares of common stock during 2007, of which 83,333 will vest on September 26, 2008, and 6,945 will vest on October 26, 2008, and on the 26th of each month thereafter until fully vested. During 2006, Ms. Hoffer was granted 600,000 options, of which 349,992 vested on March 3, 2006, and 16,668 vested on March 26, 2006, and on the 26th of each month thereafter until fully vested.

(3)	Represents an automobile allowance paid to Ms. Hoffer of $6,000, in each of 2007 and 2006, and an employer contribution to Ms. Hoffer under the Company's 401(k) Profit Sharing Plan, in 2007.

(4)	Ms. Hoffer’s bonus resulted from the consummation of the merger of the Company and The viaLink Company on December 31, 2004, which was paid partially in 2005 with the remaining amount paid in 2006.

(5)
Mr. Rumsey currently serves as our Chairman, Interim Chief Financial Officer and Secretary.  Mr. Rumsey is paid $10,000 per month in his capacity as Interim Chief Financial Officer.   Amounts paid to Mr. Rumsey in 2007 and 2006 include $15,000 and $18,000, respectively, as compensation for serving on our board of directors.

(6)	Mr. Rumsey was granted options to purchase 634,921 shares of common stock during 2007, of which 277,778 vested on May 1, 2007, and 357,143 will vest on May 1, 2008.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following table sets forth information regarding unexercised options for each of the named executive officers as of December 31, 2007.

Table of Contents for the 10-KSB

			Option Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Jane Hoffer	222,599	-	$1.00	7/24/12
	1,200,000	-	0.21	5/26/14
	-	250,000	0.07	9/26/17
Daniel W. Rumsey	119,048	-	0.21	12/09/15
	277,778	-	0.09	05/01/16
	-	357,143	0.07	05/01/17

DIRECTOR COMPENSATION

Effective May 3, 2005, we approved a compensation program that provides for our non-employee directors to be paid $3,000 quarterly for service on our board of directors and $1,000 for every audit committee meeting attended. We also reimburse our directors for any out-of-pocket expenses and additional fees incurred in attending meetings of our board of directors and committees thereof on which such directors serve.

Each of our non-employee directors are also entitled to receive annual grants of stock options to purchase the number of shares equal to $25,000 divided by the fair market value of our common stock on the date of grant. Such options generally vest one year after grant.

The following table sets forth information concerning the compensation of our directors during the last completed fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)

Daniel W. Rumsey	15,000	30,931	(2)	105,000	(3)	150,931
Warren Jones	16,000	30,931	(4)			46,931
Mary Lou Fox	12,000	30,931	(5)			42,931
Patrick Kiernan	13,000	30,931	(6)			43,931
Mike DiPiano	12,000	30,931	(7)			42,931

(1)
The value for Option Awards in the table above represents the dollar amount recognized for financial reporting purposes for 2007, in accordance with Statement of Financial Accounting Standards No. 123R, Accounting for Stock-Based Compensation, (SFAS 123R). The dollar amount for each named executive officer varies depending on the number of options held, the fair value of such options, and the vesting terms of such options. See Note 9 of Notes to Consolidated Financial Statements for the year ended December 31, 2007 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under SFAS 123R.

(2)	As of December 31, 2007, Mr. Rumsey owned options to purchase 753,969 shares of commons stock.

Table of Contents for the 10-KSB

(3)	Mr. Rumsey was paid $10,000 per month for providing consulting services to the Company as Interim Chief Financial Officer during 2007.

(4)	As of December 31, 2007, Mr. Jones owned options to purchase 786,869 shares of commons stock.

(5)	As of December 31, 2007, Ms. Fox owned options to purchase 783,649 shares of commons stock.

(6)	As of December 31, 2007, Mr. Kiernan owned options to purchase 753,969 shares of commons stock.

(7)	As of December 31, 2007, Mr. DiPiano owned options to purchase 753,969 shares of commons stock

Employment Agreements

On December 8, 2005, we entered into employment agreements with Jane F. Hoffer, our Chief Executive Officer.   Ms. Hoffer's employment agreement terminated on December 31, 2007.  We are currently negotiating a new agreement with Ms. Hoffer.

Table of Contents for the 10-KSB

ITEM 11.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Equity Compensation Plan Information (as of December 31, 2007)

Our stockholders have approved all of the equity compensation plans pursuant to which we are currently granting equity awards.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (1)
Equity compensation plans approved by security holders
Stock options	7,066,093	$0.72	3,380,935
Restricted stock (2)	273,581	$0.07
Equity compensation plans not approved by security holders	-	-
Total	7,339,674		3,380,935

(1)                   On September 26, 2007, the shareholders approved the 2007 Equity Incentive Plan (2007 Plan) which replaced the 1999 Stock Option Plan/Stock Issuance Plan (1999 Plan). The aggregate number of shares of common stock that may be issued under the 2007 Plan pursuant to all types of awards shall not exceed 6,065,674 which includes, 65,674 shares which remained for issuance under the 1999 Plan. In addition, 4,654,935 options previously granted under the 1999 Plan also remain outstanding until they are either exercised of forfeited.

(2)                   Awards of restricted stock may be granted under the 2007 Plan and may or may not be subject to vesting.  Vesting shall incur in full installments upon satisfaction of the conditions specified in the restricted stock agreement.

Table of Contents for the 10-KSB

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to beneficial ownership of our common stock, our Series E Convertible Preferred Stock and our Series G Convertible Preferred Stock, as of March 12, 2008 by:

•	each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding common stock, Series E Convertible Preferred Stock and Series G Convertible Preferred Stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our common stock subject to options, warrants or other derivative instruments, such as convertible preferred stock, currently exercisable or exercisable within 60 days of March 12, 2008 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, warrants or other derivative instruments, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon (i) 33,600,251 shares of our common stock outstanding, (ii) 1,657 shares of our Series E Convertible Preferred Stock outstanding and (iii) 480 shares of our Series G Convertible Preferred Stock outstanding as of March 12, 2008, as the case may be. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380.

	Common Stock			Series E Convertible Preferred Stock (1)		Series G Convertible Preferred Stock (2)
	Number		Percent of Class Outstanding	Number	Percent of Class Outstanding	Number	Percent of Class Outstanding
Directors and Named Executive Officers:
Jane F. Hoffer	2,064,961	(3)	5.89%
Warren D. Jones	439,726	(4)	1.29%
Patrick Kiernan	420,176	(5)	1.24%
Michael A. DiPiano	4,450,392	(5)(6)(10)	13.23%
Daniel W. Rumsey	396,826	(5)	1.17%
Mary Lou Fox	430,706	(7)	1.27%
Directors and Executive officers as a Group (6 persons)	8,202,787		22.10%

5% Stockholders:
SDS Capital Group SPC LTD (including Merchant Fund)	5,731,743	(8)	17.06%	383	23%	237	49%
CGA Resources, LLC	3,356,665	(9)	9.99%	460	28%	222	46%
New Spring Ventures	4,053,566	(10)	12.06%	274	17%	21	4%
Hudson Ventures	3,356,665	(11)	9.99%	205	12%

* Less than 1%

Table of Contents for the 10-KSB

(1)
The holder of each share of our Series E Convertible Preferred Stock shall be entitled to vote such number of shares of common stock into which such share of Series E Convertible Preferred Stock could be converted for purposes of determining the shares of our common stock entitled to vote at any regular, annual or special meeting of our stockholders, and shall have voting rights and powers equal to the voting rights and powers of our common stock. The holders of our Series E Convertible Preferred Stock also have separate class voting rights with respect to certain actions proposed to be taken by us. Each share of our Series E Convertible Preferred Stock is convertible into 5,955 shares of our common stock, subject to anti-dilution provisions. However, a holder of shares of our Series E Convertible Preferred Stock may not convert such shares of Series E Convertible Preferred Stock into shares of our common stock if the number of shares of our common stock to be issued pursuant to such conversion would cause, when aggregated with all other shares of our common stock owned by such holder at such time, such holder to beneficially own in excess of 9.99% of the then issued and outstanding shares of our common stock. Such holder of shares of our Series E Convertible Preferred Stock may elect to convert such shares of our Series E Convertible Preferred Stock into greater than 9.99% of all the then outstanding shares of our common stock by giving to us 61 days advance notice of its intention to do so.

(2)
Our holders of Series G Convertible Preferred Stock shall be entitled to vote as a separate class on matters that affect their share ownership in our equity securities. Otherwise they will not be entitled to vote. Each share of Series G Convertible Preferred Stock is convertible into 22,727 shares of common stock, subject to anti-dilution provisions. However, a holder of shares of our Series G Convertible Preferred Stock may not convert such shares of Series G Convertible Preferred Stock into shares of our common stock if the number of shares of our common stock to be issued pursuant to such conversion would cause, when aggregated with all other shares of our common stock owned by such holder at such time, such holder to beneficially own in excess of 9.99% of the then issued and outstanding shares of our common stock. Such holder of shares of our Series G Convertible Preferred Stock may elect to convert such shares of our Series G Convertible Preferred Stock into greater than 9.99% of all the then outstanding shares of our common stock by giving to us 61 days advance notice of its intention to do so.

(3)	Includes 1,422,599 shares of our common stock issuable upon exercise of stock options and 41,153 shares of our common stock issuable upon exercise of warrants, each within 60 days of March 12, 2008.

(4)	Includes 429,726 shares of our common stock issuable upon exercise of stock options within 60 days of March 12, 2008.

(5)	Includes 396,826 shares of our common stock issuable upon exercise of stock options within 60 days of March 12, 2008.

(6)	Mr. DiPiano is the managing partner of New Spring Ventures.

(7)	Includes 426,506 of shares of our common stock issuable upon exercise of stock options within 60 days of March 12, 2008.

Table of Contents for the 10-KSB

(8)
Does not include warrants that are exercisable into 1,331,258 shares of our common stock, shares of our Series E Convertible Preferred Stock currently convertible into 2,277,890 shares of our common stock, and Series G Convertible Preferred Stock currently convertible into 5,375,000 shares of our common stock, each upon 61 days advance written notice to us. The address of SDS is P.O. Box 174865, Cayman Corporate Center, 27 Hospital Road, Grand Cayman, E9.

(9)
Includes a maximum of 1,705,574 shares of our common stock issuable upon conversion of either of our Series E Convertible Preferred Stock or our Series G Convertible Preferred Stock, or warrants within 60 days of March 12, 2008. Does not include shares of our common stock in excess of 1,705,574 shares issuable upon conversion of either our Series E Convertible Preferred Stock or our Series G Convertible Preferred Stock or warrants, each within 61 days advance written notice to us. In the aggregate, CGA Resources, LLC holds preferred stock convertible into 7,788,788 shares of our common stock and warrants exercisable into 1,648,500 shares of our common stock. The address of CGA Resources, LLC is 590 Madison Avenue, 5th Floor, New York, NY 10022.

(10)
Does not include warrants that are exercisable into 467,070 shares of our common stock, shares of our Series E Convertible Preferred Stock currently convertible into 1,632,811 shares of our common stock, and Series G Convertible Preferred Stock currently convertible into 481,364 shares of our common stock, each upon 61 days advance written notice to us. The address of New Spring Ventures is 500 N Gulph Road, Suite 500, King of Prussia, PA 19406.

(11)
Includes a maximum of 515,683 shares of our common stock issuable upon conversion of either our Series E Convertible Preferred Stock or, or warrants within 60 days of March 12, 2008. Does not include shares of our common stock in excess of 515,683 shares issuable upon conversion of either our Series E Convertible Preferred Stock or warrants, each within 61 days advance written notice to us. In the aggregate, Hudson Ventures holds preferred stock convertible into 1,219,312 shares of our common stock and warrants exercisable into 311,579 shares of our common stock. The address of Hudson Ventures is 660 Madison Avenue, 14th Floor, New York, NY 10021.

Table of Contents for the 10-KSB

ITEM 12.	Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

On August 4, 2006, we entered into a services agreement with Fastech for hardware relocation/migration services and on demand hosting services. The services agreement shall remain in effect for a period of 36 months and shall renew each term for a consecutive 36-month period until terminated by one party 120 days prior to the expiration of the then current term. Under the terms of the services agreement, Fastech is paid approximately $40,000 per month. Under the terms of the services agreement, $477,120 and $164,000 was paid or accrued to Fastech for the years ended December 31, 2007 and 2006, respectively.  Michael A. DiPiano, a member of our Board of Directors and a General Partner in NewSpring Ventures, is an affiliate of NewSpring Capital, a significant debt holder of Fastech.

On May 8, 2007, we entered into a letter of intent (LOI) with Fastech for the purchase by us of all assets of Fastech.  The LOI was subsequently terminated effective July 17, 2007.

Director Independence

Our Board of Directors currently consists of Daniel W. Rumsey, Jane F. Hoffer, Patrick L. Kiernan, Warren D. Jones, Mary Lou Fox and Michael A. DiPiano.  In applying the definition of “independent director” established by NASDAQ, the Board has determined that Patrick L. Kiernan, Warren D. Jones and Mary Lou Fox, who constitute a majority of our board of directors, qualify as “independent directors”.

We maintain separately designated audit, compensation and nominating committees. In applying the “independence standards” applicable to audit, compensation and nominating committee members established by NASDAQ, each of the members of such committees are considered “independent."

Table of Contents for the 10-KSB

ITEM 13.	Exhibits

 The following are included as exhibits to this report. Exhibits incorporated by reference are so indicated.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of May 24, 2004, by and among the Company, viaLink Acquisition, Inc. and Prescient Systems, Inc. (1)

3.1	Amended and Restated Certificate of Incorporation of the Company (2)

3.2	First Amendment to Amended and Restated Certificate of Incorporation of the Company (3)

3.3	Amended and Restated Bylaws of the Company (4)

3.4	Certificate of Designation of the Series E Convertible Preferred Stock of the Company (3)

3.5	Certificate of Correction of the Certificate of Designation relating to the Series E Convertible Preferred Stock of the Company (5)

3.6	Certificate of Designation relating of the Series G Convertible Preferred Stock of the Company (6)

3.7	Certificate of Correction of the Certificate of Designation of Series G Convertible Preferred Stock of the Company (5)

3.8	Certificate Increasing the Maximum Number of the Series G Convertible Preferred Stock of the Company (5)

4.1	Form of Certificate of Common Stock (16)

4.2	Form of Certificate of Series E Convertible Preferred Stock (16)

4.3	Form of Certificate of Series G Convertible Preferred Stock (16)

4.4	Form of Warrant for Series F Preferred Holders to Purchase Shares of Common Stock of the Company (6)

4.5	Form of Warrant to purchase shares of Common Stock of Company issued to certain note holders (7)

4.6	Form of Warrant to purchase shares of Common Stock of Company issued to Purchasers of Series E and Series F Convertible Preferred Stock and Related Senior Secured Notes (8)

Table of Contents for the 10-KSB

10.1**	1999 Stock Option/Stock Issuance Plan (9)

10.2	1999 Stock Option/Stock Issuance Plan Form of Incentive Stock Option Agreement (16)

10.3**	1999 Employee Stock Purchase Plan (10)

10.4**	2007 Equity Incentive Plan (17)

10.5	Form of Series F Convertible Preferred Stock Purchase Agreement dated as of December 31, 2004 (3)

10.6**	Employment Agreement dated as of December 8, 2005, between the Company and Jane F. Hoffer (5)

10.7**	Employment Agreement dated as of December 8, 2005, between the Company and Thomas W. Aiken (5)

10.8	5% Demand Promissory Note between the Company as Issuer and Tak Investments, Inc. as Holder (15)

10.9	Financing Agreement dated as of May 25, 2006, between the Company and Sand Hill Finance, LLC. (11)

10.10	Office Lease Agreement dated as of May 26, 2006, between the Company and Trizec Partners Real Estate, L.P. (12)

10.11	Lease Termination Agreement dated as of May 26, 2006, between the Company and Trizec Partners Real Estate, L.P. (12)

10.12	Settlement and Mutual Release Agreement dated July 31, 2006, between the Company and Tak Investments, LLC. (14)

10.13	Promissory Note dated as of August 8, 2006, between the Company as Issuer and Tak Investments, LLC. (16)

10.14	Security Agreement dated as of August 8, 2006, between the Company and Tak Investments, LLC. (16)

10.15	Services Agreement dated as of August 4, 2006, between the Company and Fastech Integrated Solutions. (15)

23.1*	Consent of Amper, Politziner & Mattia, P.C.

31.1*	Certification of Chief Executive Officer

31.2*	Certification of Chief Financial Officer

32.1*	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by the Chief Financial Officer

32.2*	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by the Chief Executive Officer

99.1*	Press release announcing results for the quarter ending December 31, 2007.

 *           Filed Herewith

**	Compensation plans and arrangements for executives and others.

Table of Contents for the 10-KSB

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 26, 2004.

(2)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed on March 31, 2005.

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 4, 2005.

(4)	Incorporated by reference to the Company’s Post Effective Amendment No. 3 to Form SB-2/A filed on January 15, 2004 (File No. 333-101523).

(5)	Incorporated by reference to the Company’s Amendment No. 1 to form S-3 on Form SB-2 filed on January 20, 2006 (File No. 333-128752).

(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2005.

(7)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 11, 2003.

(8)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 1, 2004.

(9)	Incorporated by reference to the Company’s Definitive Proxy Statement filed on September 6, 2005

(10)	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on November 24, 1999 (File No. 333-91651).

(11)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 31, 2006.

(12)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 1, 2006.

(13)	Incorporated by reference to Amendment No. 4 of the Company’s Quarterly Report on Form 10-QSB for the three months ended June 30, 2005 as filed with the SEC on December 6, 2005.

(14)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 31, 2006.

(15)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 10, 2006.

(16)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 28, 2006.

(17)	Incorporated by reference to the Company's Definitive Schedule 14A filed on September 5, 2007.

Table of Contents for the 10-KSB

ITEM 14.	Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed by Amper, Politziner & Mattia, P.C. during 2007 and 2006 for assurance and related services that are reasonably related to the performance of the audit and interim quarterly review of our financial statements and registration filings totaled $190,000 and $205,000, respectively.

Audit-Related Fees

Our independent auditors did not render any additional professional services relating to the audit or review our financial statements during 2007 and 2006.

Tax Fees

During 2007 and 2006, we received billings in the amount of $20,800 and $37,300, respectively, from Amper, Politziner & Mattia, P.C. in connection with preparation of tax returns and other tax compliance services.

All Other Fees

Amper, Politziner & Mattia, P.C. provided due diligence services related to Fastech in the amount of $4,900 during 2007.

Pre-Approval Policies and Procedures

Our audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditors. This policy provides for pre-approval by our audit committee of all audit and non-audit services. Our audit committee has delegated to the Chair of our audit committee authority to approve permitted services up to a certain amount provided that the Chair reports any decisions to our audit committee at our next scheduled meeting.

Table of Contents for the 10-KSB
SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned, thereunto duly authorized.

Prescient Applied Intelligence, Inc.

Date: March 12, 2008	By:	/s/ Jane F. Hoffer
	Name:	Jane F. Hoffer
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Prescient and in the capacities and on the dates indicated.

Each person, in so signing also makes, constitutes, and appoints Jane F. Hoffer and Daniel W. Rumsey, and each of them acting alone, as his or her true and lawful attorneys-in-fact, with full power of substitution, in his name, place, and stead, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this report.

Signature	Title	Date

/s/ Jane F. Hoffer Jane F. Hoffer	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2008

/s/ Daniel W. Rumsey Daniel W. Rumsey	Interim Chief Financial Officer and Chairman of the Board of Directors (Principal Financial and Accounting Officer)	March 12, 2008

/s/ Michael A. DiPiano Michael A. DiPiano	Director	March 12, 2008

/s/ Warren D. Jones Warren D. Jones	Director	March 12, 2008

/s/ Mary Lou Fox Mary Lou Fox	Director	March 12, 2008

/s/ Patrick L. Kiernan Patrick L. Kiernan	Director	March 12, 2008

Table of Contents for the 10-KSB

Table of Contents for the 10-KSB

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Prescient Applied Intelligence, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prescient Applied Intelligence, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Amper, Politziner & Mattia P.C.

March 12, 2008
Edison, New Jersey

Prescient Applied Intelligence, Inc.
CONSOLIDATED BALANCE SHEETS
December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,594,149	$1,016,568
Accounts receivable - net of allowance for doubtful accounts of $43,000 in 2007 and $135,000 in 2006	1,236,603	1,437,218
Prepaid and other current assets	100,504	108,624
Total current assets	3,931,256	2,562,410
Furniture, equipment and leasehold improvements, net	200,057	183,311
Intangible assets, net	1,300,000	1,700,000
Goodwill	17,257,483	17,257,483
Other assets	49,342	50,342
Total Assets	$22,738,138	$21,753,546

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under accounts receivable financing arrangement	$-	$260,117
Current portion note payable	169,696	106,038
Accounts payable	163,526	118,314
Accrued expenses	632,648	571,311
Income taxes payable	29,071	-
Deferred revenues	1,357,953	1,419,972
Total current liabilities	2,352,894	2,475,752

Deferred maintenance - long-term portion	67,884	30,412
Long term portion note payable, net of discount of $15,889 in 2007 and $25,442 in 2006	2,228,314	2,394,128
	2,296,198	2,424,540

Stockholders’ equity:
Series E Preferred Stock, $.001 par value; 1,660 shares authorized; 1,657 shares issued and outstanding at December 31, 2007 and 2006 (liquidation value $18,889,955 and $17,893,167 at December 31, 2007 and 2006, respectively)	16,567,747	16,567,747
Series G Preferred Stock, $.001 par value; 480 shares authorized; 479.9 shares issued and outstanding at December 31, 2007 and 2006 (liquidation value $4,798,838 at December 31, 2007 and 2006)	4,798,838	4,798,838
Common stock, $.001 par value; 400,000,000 shares authorized; 33,600,251 and 33,326,670 shares issued and outstanding at December 31, 2007 and 2006, respectively	33,600	33,326
Additional paid-in-capital	104,754,887	103,348,018
Accumulated deficit	(108,066,026)	(107,886,943)
Cumulative translation adjustment	-	(7,732)
Total stockholders’ equity	18,089,046	16,853,254
Total liabilities and stockholders’ equity	$22,738,138	$21,753,546

The accompanying notes are an integral part of these consolidated financial statements.

Prescient Applied Intelligence, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31,

	2007	2006
Revenue:
Subscription services	$5,830,449	$5,792,739
Licenses	595,527	649,081
Maintenance	1,592,097	1,621,330
Professional services	1,385,530	1,181,075
Total revenue	9,403,603	9,244,225

Operating expenses:
Customer operations and support	2,653,359	3,463,293
Development	1,154,035	1,354,044
Selling and marketing	1,807,364	1,966,846
General and administrative	1,978,554	3,087,015
Depreciation and amortization	472,231	506,366
Total operating expenses	8,065,543	10,377,564

Income (loss) from operations	1,338,060	(1,133,339)

Other income (expense):
Interest expense	(265,332)	(121,069)
Accrued damages to stockholders	-	(45,000)
Loss on Tak Settlement	-	(1,193,896)
Total other expense	(265,332)	(1,359,965)

Net income (loss) before provision for income taxes:	1,072,728	(2,493,304)
Provision for income taxes	29,071	-

Net income (loss):	1,043,657	(2,493,304)

Deemed Dividend on Series E Preferred Stock	(1,222,740)	(359,477)
Undeclared Dividend on Series E Preferred Stock	(996,788)	(1,325,420)
Payment of damages to certain preferred stockholders	(20,250)	(74,250)

Net loss applicable to common stockholders	$(1,196,121)	$(4,252,451)

Net loss applicable per common share - basic and diluted	$(0.04)	$(0.11)

Weighted average common shares outstanding - basic and diluted	33,398,626	39,942,178

The accompanying notes are an integral part of these consolidated financial statements.

Table of Contents for the 10-KSB
Prescient Applied Intelligence, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2006 and 2007

	Preferred Stock		Common Stock		Additional paid-in capital	Accumulated deficit	Cumulative translation adjustment	Total
	Shares	Amount	Shares	Amount
Balance, January 1, 2006	2,137	$21,366,585	43,558,282	$43,558	$103,501,265	$(105,034,162)	$(4,018)	$19,873,228
Deemed dividend on Series E Preferred Stock					359,477	(359,477)		-
Non-cash compensation expense pursuant to SFAS 123R					300,297			300,297
Foreign currency translation adjustment							(3,714)	(3,714)
Accrued damages to certain preferred stockholders					(74,250)			(74,250)
Warrants issued in connection with Tak Settlement					28,600			28,600
Common Stock cancelled in connection with Tak Settlement			(10,231,612)	(10,232)	(767,371)			(777,603)
Net loss for the year ended December 31, 2006						(2,493,304)		(2,493,304)

Balance, December 31, 2006	2,137	$21,366,585	33,326,670	$33,326	$103,348,018	$(107,886,943)	$(7,732)	$16,853,254

Deemed dividend on Series E Preferred Stock					1,222,740	(1,222,740)		-
Non-cash compensation expense related to stock options pursuant to SFAS 123R					191,886			191,886
Non-cash compensation expense related to restricted stock grants pursuant to SFAS 123R			273,581	274	12,493			12,767
Foreign currency translation adjustment							7,732	7,732
Accrued damages to certain preferred stockholders					(20,250)			(20,250)
Net income for the year ended December 31, 2007						1,043,657		1,043,657

Balance, December 31, 2007	2,137	$21,366,585	33,600,251	$33,600	$104,754,887	$(108,066,026)	$-	$18,089,046

The accompanying notes are an integral part of these consolidated financial statements.

Table of Contents for the 10-KSB
Prescient Applied Intelligence, Inc.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years ended December 31,

	2007	2006
Cash flows from operating activities:
Net income (loss)	$1,043,657	$(2,493,304)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Provision for doubtful accounts	17,990	157,666
Depreciation and amortization	472,231	509,544
Loss on sale of assets	-	25,853
Loss on Tak Settlement	-	1,193,896
Non-cash stock compensation expense	204,653	300,297
Non-cash interest expense	9,533	3,176
Increase (decrease) in cash for changes in:
Accounts receivable	182,625	362,289
Prepaid expenses and other assets	9,120	28,384
Income taxes payable	29,071	-
Accounts payable and accrued expenses	86,299	(315,180)
Deferred revenue	(24,547)	354,496
Net cash provided by operating activities	2,030,632	127,117

Cash flows from investing activities:
Capital expenditures	(88,977)	(47,361)
Net cash used in investing activities	(88,977)	(47,361)

Cash flows from financing activities:
(Payments) proceeds from accounts receivable financing agreement, net	(260,117)	260,117
Payment of note payable-Tak	(111,689)	(35,936)
Net cash (used in) provided by financing activities	(371,806)	224,181

Net increase in cash and cash equivalents	1,569,849	303,937
Effect of foreign currency translation on cash balances	7,732	(3,714)
Cash and cash equivalents, beginning of period	1,016,568	716,345

Cash and cash equivalents, end of period	$2,594,149	$1,016,568

Supplemental schedule of non-cash transactions:
Deemed dividend on Series E Preferred Stock	$1,222,740	$359,477
Warrants issued in connection with Tak Settlement (See Note 7)	$-	$28,600
Provision for damages due to certain preferred stockholders	$(20,250)	$(74,250)
Adjustment to accruals related to previous acquisition	$-	$122,973

Supplemental disclosure of cash paid:
Interest	$255,799	$117,893

The accompanying notes are an integral part of these consolidated financial statements.

Table of Contents for the 10-KSB

Prescient Applied Intelligence, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Business and Summary of Significant Accounting Policies

General Description of Business -We provide subscription-based business-to-business electronic commerce services that enable companies in the consumer packaged goods, retail and automotive industries to efficiently manage their highly complex supply chain information. These activities are referred to as advanced commerce offerings. We also sell supply chain planning solutions to consumer products companies, referred to as supply chain offerings. Our offerings allow manufacturers, wholesalers, distributors, sales agencies (such as food brokers) and retailers to plan, communicate and synchronize item, pricing and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods. We offer both advance commerce and supply chain applications in combined offerings to existing and potential customers and considers this one business segment.

Our customers range from small, rapidly growing companies to large corporations in the consumer products, retail and automotive parts industries and are geographically dispersed throughout the United States, Canada and Europe.

Basis of Presentation - The consolidated financial statements include Prescient Applied Intelligence, Inc. and our wholly owned subsidiaries which consist of Prescient Systems, Inc. (a Delaware corporation), Prescient Systems Limited (a U.K. company) and viaLink Operations, Inc. (a Pennsylvania corporation). Intercompany transactions and balances have been eliminated. Certain prior year balances have been reclassified to conform to the current year presentation. Such reclassifications did not affect total revenues, operating income or net income.  Effective December 31, 2006, we closed our U.K. subsidiary office and transferred all operations to the U.S. corporate office.  There were no significant closing costs incurred as part of this transfer.

A calculation of Comprehensive Income (Loss) is as follows:

	2007	2006
Net income	$1,043,657	$(2,493,304)
Foreign currency translation adjustment	-	(3,714)
Comprehensive income (loss)	$1,043,657	$(2,497,018)

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management’s estimates and assumptions in determining the carrying values of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates include the carrying amount of long-lived assets, intangible assets and goodwill, stock-based compensation, certain accrued expense and valuation allowances for accounts receivable and deferred income tax assets.

Table of Contents for the 10-KSB

Cash and Cash Equivalents - We consider all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. At December 31, 2007, we had cash equivalents of $1.0 million, as compared to 2006 when we had no cash equivalents.

Risks from Concentrations - Financial instruments which potentially subject us to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. Temporary cash investments are placed with high credit quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of individual accounts and their dispersion across different regions. We do not believe a material risk of loss exists with respect to the financial position due to concentrations of credit risk.

Revenues are dependent on large implementation and subscription fees from a limited number of customers. One customer accounted for 16% and 12% of our revenues in 2007 and 2006, respectively.  During 2007, we experienced client cancellations attributable to the loss of a single retail hub, which accounted for 13% of revenue in 2006 and 6% in 2007.  We will continue to be dependent upon revenues from a limited number of customers until we achieve market penetration.

Trade Accounts Receivable - Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Our allowance for doubtful accounts is an estimate prepared by management based on identification of the collectability of specific accounts and the overall condition of the receivable portfolios. We specifically analyze individual customer balances in trade receivables, historical bad debts, customer credit, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Likewise, should we determine that we would be able to realize more of our receivables in the future than previously estimated, an adjustment to the allowance would increase income in the period such determination was made. The allowance for doubtful accounts is reviewed on a quarterly basis and adjustments are recorded as deemed necessary. We do not have any off-balance-sheet credit exposure related to our customers. During 2007 and 2006 our statement of operations includes provisions for bad debt of $18,000 and $158,000, respectively. The allowance for doubtful accounts at December 31, 2007 and 2006 is $43,000 and $135,000, respectively. During 2007 and 2006, we wrote-off uncollectible accounts receivable of $92,000 and $203,000, respectively.

Furniture, equipment and leasehold improvements - Furniture, equipment and leasehold improvements are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations for the period. Furniture and equipment are deprecated using the straight-line method over their estimated useful lives ranging from 2 to 10 years. Leasehold improvements are amortized over the lesser of the useful life or the lease term using the straight-line method.

 Goodwill and Other Intangible Assets - Goodwill and intangible assets acquired in the purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long−Lived Assets. The occurrence of certain events may be indicators that goodwill is impaired and therefore require us to test for impairment other than annually.

Table of Contents for the 10-KSB

Determining fair value of a reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk−adjusted discount rates, future economic and market conditions and determination of appropriate market comparables. We base our fair value estimates on assumptions we believe to be reasonable but that are unpredictable and inherently uncertain. Actual results may differ from those estimates. We have only one reporting unit.  Our goodwill impairment analysis, which was performed as of December 31, 2007, did not result in an impairment charge.

Impairment of long-lived assets. We review long-lived assets for impairment in accordance with SFAS No. 144, which required us to identify events or changes in circumstances, which indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the long-lived assets, the carrying value is reduced to the estimated fair value as measured by the discounted cash flows.

Losses from operations are one factor that could be an indicator that the carrying amounts of any of our assets may not be recoverable. We performed an analysis comparing estimated future cash flows to the carrying value of our assets at December 31, 2007. The analysis did not indicate that impairment exists as of December 31, 2007. The estimated future cash flows were based upon certain assumptions and are dependent upon future performance. See -Additional Factors That May Affect Future Results- for factors that may cause operations to vary from our estimates. If actual results differ from the estimated future cash flows impairment may be evident in future periods.

Revenue Recognition

We generate revenues from monthly subscriptions to our advance commerce services. Additionally, we generate revenues from the sale of licenses of our supply chain planning software along with related maintenance revenue. We also provide professional services to our customers.

Subscriptions - For use of our subscription advance commerce services, customers pay a flat monthly subscription rate, a rate based on the number of trading partners and the size and complexity of the trading relationships, or the dollar volume of the transactions that go through the advanced commerce engine. Supply chain subscription services are based on the modules selected, the number of users, and the number of trading partners with whom our customer does business. Other services are available for additional monthly subscription fees. Subscription services are provided by and are resident on our database servers. Customers gain access to and use our services through means ranging from Internet web browsers to fully automated batch interfaces imbedded in the customer’s IT systems. For new advanced commerce transactions, customers are typically charged an implementation fee ranging from $200 for an on-line implementation to more than $100,000 for complex supplier and retailer installations. Such fees are separately priced from the use of advance commerce services on a time and materials basis and are included in professional services revenue described below. We have no obligation to perform any future implementation services and no additional implementation services are necessary upon renewal of the service by the customer.

We recognize revenues for our subscription services ratably over the term of the subscription arrangement. Revenues collected in advance are deferred and recognized as earned. In cases where customers are charged a “per use” fee, we recognize revenues for subscription fees for customer use of services as these services are provided. Revenues collected in advance and revenues dependent upon future performance criteria are deferred and recognized as earned and those performance criteria are met.

Table of Contents for the 10-KSB

License and maintenance - Software license revenue is recognized upon shipment of the software product, where no significant obligations by us exist, the payment is fixed or determinable, the arrangement is evidenced by an agreement and collection is probable. Maintenance revenues are recognized ratably over the maintenance period, in accordance with the terms of the related agreements. We use the residual method of allocating a portion of the total fee to maintenance and license fees when both are included in the total contract fee (license and maintenance).

Professional services - Professional services revenue is recognized as the services are performed, based upon the fair value of services performed. A Professional Services Agreement is a time and materials agreement for services provided by us for new and existing customers. Professional services performed include implementation, training, audit assessment, upgrades, and enhancements.

Development - Capitalization of costs for internal use software begins after the preliminary project stage and ends when the software is substantially complete and ready for its intended use. We also capitalize certain of these costs for software to be sold beginning when technological feasibility has been established and ending when the product is available for customers. Capitalized software development costs are amortized using the straight-line method over the estimated useful life of three to five years and are subject to impairment evaluation in accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” We incurred costs and expenses of approximately $1.2 million and $1.4 million for product development in 2007 and 2006, respectively. We have not capitalized these costs as they did not meet the above criteria for capitalization.

Earnings Per Share - Basic earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share are calculated by dividing net income (loss) available to common stockholders by the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted earnings per share also includes the impact of convertible debt, if dilutive, using the if-converted method. Our diluted earnings per share are the same as the basic earnings per share for 2007 and 2006 because our common stock equivalents are anti-dilutive.
Income Taxes - We account for income taxes using the asset and liability method. Deferred tax liabilities or assets are recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the carrying amounts and tax bases of assets and liabilities and for loss carry forwards and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The company records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Table of Contents for the 10-KSB

On January 1, 2007, we adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of SFAS 109” (FIN 48).  FIN 48 provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.  Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.

Preferred Stock Classification - We follow SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (SFAS No. 150). SFAS No. 150 modifies the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. SFAS No. 150 requires that those instruments be classified as liabilities. We do not have any preferred stock or other financial instruments outstanding at December 31, 2007 that should be classified as a liability.

Stock Based Compensation - We adopted SFAS No. 123R, effective January 1, 2006, which requires that share-based payments be reflected as an expense based upon the grant-date fair value of those awards. The expense is recognized over the remaining vesting period of the awards.

Recently Issued Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities", which includes an amendment to FASB Statement No. 115 (SFAS 159). SFAS 159 permits entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value (referred to as the “fair value” option) and report associated unrealized gains and losses in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We do not expect SFAS 159 to have a material effect on our financial position or results of operations.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157).  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, SFAS 157 does not require any new fair value measurements. However, for some entities, the application of SFAS 157 will change current practice. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The future implementation of SFAS 157 is not expected to have a significant effect on our financial statements.

2.           Liquidity

Our principal sources of liquidity are cash on hand and cash generated from current operations. As of December 31, 2007, we had cash and cash equivalents of $2.6 million.  While we generated net income for the year ended December 31, 2007, we generated a net loss for the year ended December 31, 2006, and have an accumulated deficit of $108 million as of December 31, 2007.  We have incurred operating losses and negative cash flow in the past and may incur operating losses and negative cash flow in the future.  We continue to pursue sales efforts with (a) new retailers to create new communities, (b) small to medium size suppliers for the use of the supply chain software and (c) suppliers that will become subscribers to our advanced commerce services within existing and new hub communities.  Our existing cash and cash equivalents, and expected cash flow from operations, are expected to be sufficient to meet our operating and capital requirements for the next 12 months.

Table of Contents for the 10-KSB

During the year ended December 31, 2007, $2.0 million was provided by our operating activities.

Our Financing Agreement with Sand Hill allows us to assign certain accounts receivable to Sand Hill and for Sand Hill to advance up to $1.0 million to us in contemplation of the collection of those accounts receivable. As of December 31, 2007, no amounts were owed to Sand Hill under the terms of the Financing Agreement. (See Note 6).

 On July 31, 2006, we entered into the Settlement Agreement with Tak. In connection with the Settlement Agreement, we issued a three year secured promissory note, in the amount of $2,558,348, that bears interest at the prime rate plus 2% (9.25% at December 31, 2007) (Tak Note).  The Tak Note is payable at a rate of $30,000 per month which includes interest with the remaining amounts of principal and interest, equal to approximately $2,152,000, due in August  2009.  (See Note 7).

3.	Goodwill and Other Intangible Assets

As of December 31, 2007 and 2006, the remaining goodwill balance was $17,257,483.  Our goodwill impairment analysis, which was performed as of December 31, 2007, did not result in an impairment charge.

The gross carrying amount and accumulated amortization of the Company’s other intangible assets as of December 31, 2007 and 2006 are as follows:
	December 31, 2007		December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized Intangible Assets
Software and customer contract rights	$2,200,000	$1,110,000	$2,200,000	$740,000
Trademark valuation	300,000	90,000	300,000	60,000
Domain Name	62,500	62,500	62,500	62,500

Total	$2,562,500	$1,262,500	$2,562,500	$862,500

Amortization expense recorded on intangible assets for the years ended December 31, 2007 and 2006 was $400,000 and $443,750, respectively. The estimated amortization expense for the Company’s other intangible assets for the five succeeding fiscal years is as follows:
December 31,
2008	$400,000
2009	400,000
2010	100,000
2011	100,000
2012	100,000

Table of Contents for the 10-KSB

4.         Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Furniture and fixtures	$181,119	$181,119
Computer equipment	3,023,325	2,948,440
Computer software	2,316,393	2,302,301
Leasehold improvements	68,514	68,514
	5,589,351	5,500,374
Less: accumulated depreciation	(5,389,294)	(5,317,063)
Furniture, equipment and leasehold improvements, net	$200,057	$183,311

Depreciation expense was approximately $72,200 and $65,800 for the years ended December 31, 2007 and 2006, respectively.

5.	Accrued Expenses

Accrued expenses at December 31, 2007 and 2006 consisted of the following:

	December 31,
	2007	2006
Accrued employee compensation	$239,333	$189,993
Accrued professional fees and contract labor	183,548	148,880
Accrued damages to stockholders	141,750	121,500
Other accrued expenses	68,017	110,938
Total accrued expenses	$632,648	$571,311

Table of Contents for the 10-KSB

6.	Accounts Receivable and Financing Agreement

On May 25, 2006, we entered into the Financing Agreement with Sand Hill, which allows us to assign certain accounts receivable to Sand Hill and for Sand Hill to advance 80% of the underlying receivable for domestic receivables and 65% for foreign receivables, up to a $1.0 million total advance to us in contemplation of the collection of those accounts receivable. The remaining balance (20% for domestic, 35% for foreign) less interest of approximately 1.9% per month plus other administration fees, is paid to us once the customer has paid. As of December 31, 2007, no accounts receivable were assigned to Sand Hill, and there were no borrowings under the Financing Agreement. Sand Hill is entitled to full recourse against us for any uncollected accounts. Accordingly, the Financing Agreement is accounted for as a debt instrument collateralized by accounts receivable. We address the risk of loss associated with these repurchased receivables in our allowance for doubtful accounts. The Financing Agreement has an initial term of one year with automatic renewals on an annual basis, but either party may terminate it at any time upon notice to the other.

To secure prompt payment and performance of all fees, amounts and obligations we now or hereafter owe to Sand Hill, we granted Sand Hill a security interest in all of our property, now owned or hereafter acquired, including all assets and available credit facilities or the proceeds thereof (collectively the “Collateral”). The Collateral shall not include any equipment acquired in connection with financing provided by a lender other than Sand Hill, or any equipment which, as of May 25, 2006 was subject to a lien or purchase money security interest in favor of a lender other than Sand Hill.

7.         Note Payable and Tak Settlement

On July 31, 2006, we entered into the Settlement Agreement with Tak. The Settlement Agreement was approved by the holders of two-thirds of our Series E Convertible Preferred Stock on August 10, 2006 and the transaction closed on August 25, 2006. The Settlement Agreement resolved a dispute arising from the May 4, 2005 Common Stock and Warrant Purchase Agreement and a concurrently executed Outsourcing Agreement.

Upon the approval of the Settlement Agreement we issued on August 25, 2006 a three-year promissory note in favor of Tak in the principal amount of $2,558,348 (Tak Note). The Tak Note bears interest at the prime rate plus 2% (9.25% at December 31, 2007) which is payable at a rate of $30,000 per month including interest, with the remaining amounts of principal and interest, equal to approximately $2,152,000 due August 2009. In addition, in the event that we close any equity or equity based financing with gross proceeds totaling at least $1,000,000, we are required to prepay a portion of the Tak Note equal to 15% of the proceeds from such financing, up to $500,000 in the aggregate. The Tak Note is secured by all of our assets, subordinated only to the rights of Sand Hill, or any such replacement financing providing working capital to us in an aggregate principal amount not to exceed $1.0 million.

Table of Contents for the 10-KSB

As part of the Settlement Agreement, on August 25, 2006, we issued to Tak a warrant to purchase 1,000,000 shares of our common stock at an exercise price equal to $0.0825 per share. The warrant expired December 31, 2006.  The fair value of the warrant was $28,600 which was recorded as a discount to the note payable and is being amortized to interest expense over the term of the Tak Note.  At December 31, 2007, the unamortized discount on the Tak Note payable is $15,889. During the years ended December 31, 2007 and 2006, we recorded interest expense of $9,533 and $3,176, respectively, related to the amortization of debt discount.

As of December 31, 2007, the outstanding principal balance on the Tak Note, net of discount, is $2,398,010, of which the current portion due is $169,696  and the remaining balance is classified as long term debt in the amount of $2,228,314, which is net of the discount of $15,889.

The terms of the Settlement Agreement also provided for the termination of the Outsourcing Agreement with Tak; the cancellation of all of Tak’s equity securities in Prescient (10,231,612 shares of our common stock and warrants to purchase 1,534,091 shares of our common stock); and a mutual general release by Tak and us of all claims against each other. We recorded a loss on settlement of $1.2 million for the year ended December 31, 2006. This loss, resulting from the recognition of costs and fees, reversal of certain accruals and the effect of recapitalization related to this settlement, is summarized as follows:

Year ended December 31, 2006
Fair value of common stock cancelled	$777,603
Release of accrued expenses for Data Center usage and penalties	600,000
Balance due from Tak	(13,151)
Note payable issued	(2,558,348)

Loss on Tak Settlement	$(1,193,896)

The fair value of the common stock was determined based upon the average stock price a few days before and after the transaction date. Penalty expense represents previously accrued expenses due under a registration right agreement.

8.	Common Stock and Earnings per Share

A reconciliation of the numerator and the denominator used in the calculation of earnings (loss) per share is as follows:

	For the Years ended December 31,
	2007	2006
Basic and diluted:
Net loss applicable to common stockholder	$(1,196,121)	$(4,252,451)
Weighted average common shares outstanding	33,398,626	39,942,178

Net loss per common share	$(0.04)	$(0.11)

For the year ended December 31, 2007 we had outstanding (a) options to purchase 7,066,093 shares at a weighted average exercise price of $0.72, (b) 9,865,879 shares of common stock to be issued upon the conversion of Series E Preferred Stock at a conversion price of $1.68 per share, (c) 10,905,909 shares of common stock to be issued upon the conversion of Series G Preferred Stock at a conversion price of $.44 per share, and (d) warrants to purchase 5,685,568 common shares at exercise prices in the following table.

Table of Contents for the 10-KSB

For the year ended December 31, 2006 we had outstanding (a) options to purchase 2,941,944 shares at a weighted average exercise price of $1.66 (b) 8,629,047 million shares of common stock to be issued upon the conversion of Series E Preferred Stock at a conversion price of $1.92 per share (c) 10,905,909 shares of common stock to be issued upon the conversion of Series G Preferred Stock at a conversion price of $.44 per share, and (d) warrants to purchase 5,685,568 common shares at exercise prices in the following table.

These securities were outstanding but were not included in the computation of diluted earnings per share because the effect of these outstanding options, stock issuable upon conversion of Preferred Stock and warrants would be anti-dilutive.

There were no warrants issued or exercised during 2007.  Below is a summary of the warrants outstanding as of December 31, 2006 and 2007:

Underlying Common Shares attributable to outstanding warrants at December 31, 2006 and 2007	Exercise Price	Expiration Date

10,459	$0.02	August 2009
409,091	$0.48	May 2008
2,766,018	$0.85	May 2008
2,500,000	$2.00	August 2009
5,685,568

All warrants are currently exercisable.

9.	Stock Option and Stock Purchase Plans

Stock Option and Grant Plans -On September 26, 2007, the shareholders approved the 2007 Equity Incentive Plan (2007 Plan) which replaced the 1999 Stock Option Plan/Stock Issuance Plan (1999 Plan). The 2007 Plan offers certain employees, outside directors and consultants the opportunity to acquire a proprietary interest in the Company by the grant of awards in the form of options (non-statutory and incentive), restricted stock and stock appreciation rights on stock units.  The aggregate number of shares of common stock that may be issued under the 2007 Plan pursuant to all types of awards shall not exceed 6,065,674 which includes, 65,674 shares which remained for issuance under the 1999 Plan. In addition, options previously granted under the 1999 Plan also remain outstanding until they are either exercised of forfeited.  However, any forfeitures under the 1999 Plan will not increase availability under the 2007 Plan.  Options may be granted under the 2007 Plan at an exercise price per share not less than the fair market value per share of common stock on the option grant date.  Options are granted with a term of up to 10 years and generally become exercisable in installments over periods of up to six years.  Awards of restricted stock may be granted under the 2007 Plan and may or may not be subject to vesting.  Vesting shall incur in full installments upon satisfaction of the conditions specified in the restricted stock agreement.  As of December 31, 2007 there were 3,380,935 shares of common stock available to be issued under the 2007 Plan.

We adopted SFAS No. 123R effective January 1, 2006. For the years ended December 31, 2007 and 2006, we recorded $204,653 and $300,297, respectively, of compensation cost for share-based payment arrangements. No stock options were exercised during the year ended December 31, 2007 or 2006.

Table of Contents for the 10-KSB

The fair value of restricted stock is determined based on the market values as of the date of the grant.  The fair value of stock options is determined using the Black-Scholes valuation model. The fair value of each stock option award was determined as of the date of grant using the Black-Scholes option-pricing model with the following assumptions in each of the years ended December 31:
	2007	2006
Expected volatility	89%-102%	105%-110%
Expected term (years)	5.5 - 6.0	6.0
Risk-free interest rate	4.3% - 4.6%	4.7% - 5.3%
Expected dividend yield	0%	0%
Forfeiture rate	0%-17%	0%-9%
Resulting weighted average grant date fair value	$0.07	$0.17

Expected volatility is based solely on historical volatility of our common stock over the period commensurate with the expected term of the stock options.  We rely solely on historical volatility because our traded options do not have sufficient trading activity to allow us to incorporate the mean historical implied volatility from traded options into our estimate of future volatility. The expected term calculation for stock options is based on the “simplified” method described in Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for an instrument with a maturity that is commensurate with the expected term of the stock options. The dividend yield of zero is based on the fact that we have never paid cash dividends on our common stock, and we have no present intention to pay cash dividends.  The forfeiture rate is estimated at 17% for most options, with options granted to directors estimated at a 0% forfeiture rate.

 As of December 31, 2007, there was approximately $97,000 of total unrecognized compensation cost, which includes the impact of expected forfeitures related to unvested share-based compensation arrangements. That cost is expected to be recognized over a weighted-average period of 1.6 years.

A summary of the stock option activity and related information for the year ended December 31, 2007 and 2006 is as follows:

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (years)
Outstanding at January 1, 2006	2,958,411	$2.02	-
Granted	680,000	0.20	-
Exercised	-	-
Expired	(270,023)	4.13	-
Forfeited	(426,444)	0.21	-
Outstanding at December 31, 2006	2,941,944	$1.66	-	7.60
Granted	4,494,434	0.09
Exercised	-	-
Expired	(188,511)	1.36
Forfeited	(181,774)	0.15
Outstanding December 31, 2007	7,066,093	$0.72	$24,112	8.09
Vested at December 31, 2007 and expected to vest	6,888,917	$0.73	$23,473	8.06
Exercisable at December 31, 2007	3,988,165	$1.21	$-	7.10

Table of Contents for the 10-KSB

The following table summarizes information about stock options outstanding at December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Outstanding	Weighted Average Exercise $	Weighted Average Remaining Life	Exercisable	Weighted Average Exercise $

$0.07	2,411,158	0.07	9.42	-	-
$0.09	1,388,890	0.09	8.34	1,388,890	0.09
$0.10	50,000	0.10	8.53	23,612	0.10
$0.12	50,000	0.12	7.99	33,335	0.12
$0.14	529,557	0.14	9.36	-	-
$0.19 to $0.21	2,075,240	0.21	7.06	1,981,080	0.21
$1.00	257,844	1.00	4.57	257,844	1.00
$1.90 to $2.00	102,400	2.00	5.86	102,400	2.00
$2.30	45,000	2.30	4.69	45,000	2.30
$2.49	48,230	2.49	3.14	48,230	2.49
$5.00	22,575	5.00	3.82	22,575	5.00
$5.20 to $5.40	19,475	5.25	3.71	19,475	5.25
$5.67	33,390	5.67	0.88	33,390	5.67
$11.80	2,400	11.80	3.59	2,400	11.80
$15.00	16,134	15.00	0.75	16,134	15.00
$20.80	450	20.80	3.53	450	20.80
$32.00	300	32.00	3.50	300	32.00
$58.76	1,200	58.76	3.25	1,200	58.76
$72.25 to $76.25	1,600	74.75	1.91	1,600	74.75
$120.00	1,000	120.00	1.78	1,000	120.00
$178.12	4,750	178.12	2.74	4,750	178.12
$201.20	400	201.20	2.43	400	201.20
$304.38	3,300	304.38	1.97	3,300	304.38
$805.00	800	805.00	2.19	800	805.00
At December 31, 2007	7,066,093	0.72		3,988,165	1.21
At December 31, 2006	2,941,944	1.66		2,478,610	1.94

In addition to the outstanding options detailed above, 273,581 shares of restricted stock were awarded to five senior executives under the 2007 Plan in September 2007.  Under the restricted stock agreements, 100% of the grants will vest in May 2008 as long as the recipient remains employed by the Company.  The restricted stock was granted with a weighted average price per share of $0.07, which was the market value of the stock at the date of grant.

Table of Contents for the 10-KSB

10.	Convertible Preferred Stock

Series E

As of December 31, 2007 and December 31, 2006 there were a total of 1,657 shares of Series E Preferred Stock outstanding. The Series E Preferred Stock was convertible into shares of our common stock at an initial conversion price of $2.00 per share, and in July 2006 the Series E preferred shares began accumulating dividends at a rate of 4% per annum calculated from the date of issuance, which increased to 8% per annum July 2007. Accumulated earned but undeclared dividends were $2,322,208 and $1,325,420 as of December 31, 2007 and 2006, respectively.   Since these dividends have not yet been declared, they are not recognized as a liability, but are reflected in loss applicable to common stockholders. The dividends will be recognized as a liability when declared by the board of directors. At our option, the dividends can be paid in cash or in shares of common stock. In connection with dilutive issuances of stock options and warrants, the conversion price for the Series E Preferred Stock was subsequently reduced to $1.92 per share as of December 31, 2006, and further reduced to $1.68 per share in September 2007. As a result, we recognized a deemed dividend to the Series E Preferred Stockholders in the amount of $1,222,740 and $359,477 for the years ended December 31, 2007 and 2006, respectively. The liquidation preference for the Series E Preferred Stock is $10,000 per share plus accumulated dividends.

Series G

As of December 31, 2007 and December 31, 2006, we had 479.9 shares of Series G Preferred Stock outstanding.  The Series G Preferred Stock earns no dividends and can be converted to common stock at an exchange rate of $0.44. The liquidation preference for the Series G Preferred Stock is $10,000 per share.

We are contractually obligated to register with the Securities and Exchange Commission (SEC) certain shares of our common stock, including shares underlying outstanding warrants and preferred stock.  Under such contractual arrangements, we are required to pay penalties if we do not meet certain timelines in such required registration.  We did not meet these timelines for these stockholders and therefore we accrued monthly cash penalty payments through the end of the quarter ending June 30, 2007.  Under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, we have estimated that the fair value of the liability of such rights was $141,750 and $121,500 as of December 31, 2007 and December 31, 2006, respectively. Because of the availability of Rule 144 under the Securities Act of 1933, which provides for the resale of restricted securities provided certain requirements have been met, no further liabilities beyond July 1, 2007 have been recorded.

11. Income Taxes

The reconciliation between income taxes at the U.S. federal statutory rate and the amount recorded in the accompanying consolidated financial statements is as follows:
	Year ended December 31,
	2007	2006
Tax at U.S. federal statutory rate	$364,727	$(847,723)
(Decrease) increase in valuation allowance	(530,411)	292,587
Expenses not deductible for tax purposes	169,231	172,540
Effect of net change in foreign valuation allowance and difference between U.S. and foreign rates	-	(9,268)
State income taxes, net of federal benefit	64,364	(152,295)
Other	(38,840)	544,159
Provision for income taxes	$29,071	$-

Table of Contents for the 10-KSB

The components of the Company's deferred tax assets (liabilities) at December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006
Deferred tax assets and liabilities:
Net operating loss carry forwards	$34,449,666	$34,975,044
Allowance for doubtful accounts	17,063	54,000
Compensated Absences	28,693	35,357
Deferred rent	3,585	3,457
Deferred service fees	557,097	567,989
Property and equipment	(31,930)	(52,191)
Tax credit carry forwards	33,210	4,139
	35,057,384	35,587,795
Less: Valuation allowance	(35,057,384)	(35,587,795)
	$-	$-

 As of December 31, 2007, the Company had generated Federal tax loss carry forwards of approximately $101.2 million and state tax loss carry forwards of $0.4 million, both of which expire from 2012 to 2026.  Our ability to utilize the tax loss carry forwards to reduce future taxable income has likely been limited under Internal Revenue Code Section 382 as a result of our change in ownership as a result of our 2004 acquisition of Prescient Systems.

FASB Statement No. 109, “Accounting for Income Taxes” (SFAS 109),  requires the recording of a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of the deferred tax asset depends on our ability to generate sufficient taxable income in the future.  We have recognized a full valuation allowance for the amount of the net deferred tax asset at December 31, 2007 and 2006 since there is uncertainty of realization.  The valuation allowance decreased $0.5 million and increased $0.3 million during 2007 and 2006, respectively.

On January 1, 2007, we adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48).  FIN 48 provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.  Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.   The Company had no tax positions relating to open income tax returns that were considered to be uncertain.  Accordingly, we have not recorded a liability for unrecognized tax benefits upon adoption of FIN 48.  There continues to be no liability related to unrecognized tax benefits at December 31, 2007.

The Company’s 2004, 2005 and 2006 tax years remain subject to examination by the IRS.  The expiration of the statute of limitations related to various state income tax returns varies by state.  The Company’s consolidated Federal tax returns and any significant state tax returns are not currently under examination.

In May 2006, the state of Texas enacted House Bill 3, which replaces the state’s current franchise tax with a “margin tax”.  This legislation significantly affects the tax system for most corporate taxpayers.  The margin tax, which is based on revenues less certain allowed deductions, will be accounted for as an income tax, following the provisions of SFAS 109.  The Company has reviewed the provisions of this legislation and has concluded that the impact on its deferred taxes is immaterial.

Table of Contents for the 10-KSB

The tax deduction for stock-based compensation for prior periods in 2001 through 2004 exceeds the cumulative expense for those options and warrants recognized for financial statement purposes by approximately $12.2 million.  This excess deduction is a component of the tax loss carry forwards for which a deferred tax asset and corresponding valuation allowance of approximately $4.9 million have been recorded at December 31, 2007.  When the loss carry forwards are subsequently utilized, this portion of the benefit will be credited directly to additional paid-in capital.

12.	Related Parties

On August 4, 2006, we entered into a services agreement with Fastech Integrated Solutions, LLC (Fastech) for hardware relocation/migration services and on demand hosting services. The services agreement shall remain in effect for a period of 36 months and shall renew each term for a consecutive 36 month period until terminated by one party 120 days prior to the expiration of the then current term. Michael A. DiPiano is a member of our Board of Directors and a General Partner of NewSpring Ventures, which is one of our significant stockholders. Mr. DiPiano is also an affiliate of a significant debt holder of Fastech, NewSpring Capital. During 2007 and 2006 we recorded expense of $477,020 and $164,000, respectively, under the services agreement, of which approximately $40,000 is included in accounts payable at December 31, 2007.

Future minimum payments under the services agreement at December 31, 2007 are as follows:
Service Agreement
2008	$477,000
2009	255,000
2010	-
Future minimum lease payments	$732,000

On May 8, 2007, we entered into a letter of intent (LOI) with Fastech for the purchase by us of all of the assets of Fastech.  The LOI was subsequently terminated effective July 17, 2007.

The Company pays Mr. Rumsey, our Chairman of the Board of Directors and Interim Chief Financial Officer, $10,000 per month in consideration for his services as principal financial and accounting officer of the Company.  In addition, Mr. Rumsey is paid $3,000 quarterly for his service on the Board of Directors, consistent with our Director compensation policy.

13.	Commitments and Contingencies

We lease our office and storage space under operating leases. The terms range from month-to-month up to five years. We also lease office equipment under various non-cancelable lease agreements. Total facility and equipment rental expense in 2007 and 2006 were $306,000 and 395,000, respectively.

Future minimum lease payments under non-cancelable operating leases at December 31, 2007 are as follows:

Operating Leases
2008	$360,000
2009	345,000
2010	245,000
2011	68,000
2012	-
Future minimum lease payments	$1,018,000

Table of Contents for the 10-KSB

14.	Retirement Plan

We have a 401(k) /profit sharing plan (Retirement Plan) for certain eligible employees who have attained the age of 18 and completed one year of service. Participant contributions are discretionary to a maximum of 15% of eligible compensation, for any Retirement Plan year. Starting in 2007, the Company matches 33% of the employees’ contributions up to 6% of employee compensation.  The Company has the right to make additional discretionary contributions.  There were no discretionary contributions in 2007 or 2006.  For the years ended December 31, 2007 and 2006, employer contributions were $47,000 and $0, respectively.

15.           Selected Quarterly Data (unaudited)

Selected unaudited quarterly data are as follows:

	2007
	March 31,	June 30,	September 30,	December 31,
Revenues	$2,444,375	$2,510,765	$2,442,968	$2,005,495
Income from operations	287,747	400,024	432,002	218,287
Net income	218,117	330,695	365,012	129,833
Net loss applicable to common stockholder	(288,013)	(27,589)	(676,274)	(204,245)
Net loss applicable to common stockholder per share	$(0.01)	$(0.00)	$(0.02)	$(0.01)

	2006
	March 31,	June 30,	September 30,	December 31,
Revenues	$2,412,541	$2,379,233	$1,986,331	$2,466,120
(Loss) income from operations	(606,039)	(405,266)	(298,111)	176,077
Net loss	(608,065)	(451,177)	(1,529,391)	95,329
Net loss applicable to common stockholder	(691,740)	(451,177)	(2,997,324)	(112,210)
Net loss applicable to common stockholder per share	$(0.02)	$(0.01)	$(0.08)	$0.00

Table of Contents for the 10-KSB

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Prescient Applied Intelligence, Inc:

We consent to the incorporation by reference in the following registration statement, Form S-8 (File number 333-41320), of Prescient Applied Intelligence, Inc. of our report dated March 12, 2008, with respect to the consolidated balance sheets of Prescient Applied Intelligence, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, which report appears in the December 31, 2007 Annual Report on Form 10-KSB of Prescient Applied Intelligence, Inc.

/s/ Amper, Politziner & Mattia P.C.

March 12, 2008
Edison, New Jersey

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Jane F. Hoffer, certify that:

1.	I have reviewed this report on Form 10-KSB of Prescient Applied Intelligence, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the consolidated financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and Internal Control over financial reporting (as defined in Exchance Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting in the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 12, 2008	By:	/s/ Jane F. Hoffer
Jane F. Hoffer President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF INTERIM CHIEF FINANCIAL OFFICER

I, Daniel W. Rumsey, certify that:

1.	I have reviewed this report on Form 10-KSB of Prescient Applied Intelligence, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the consolidated financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and Internal Control over financial reporting (as defined in Exchance Act Rules 13a-15(f) and 15d-15(f))  for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting in the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 12, 2008	By:	/s/ Daniel W. Rumsey
Daniel W. Rumsey Interim Chief Financial Officer

Table of Contents for the 10-KSB

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Prescient Applied Intelligence, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Jane F. Hoffer, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C.  350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

By:	/s/ Jane F. Hoffer
Jane F. Hoffer President and Chief Executive Officer March 12, 2008

This certification is made solely for purposes of 18 U.S.C. 1350, subject to the knowledge standard set forth therein, and not for any other purpose.  It is not being filed as part of this Report or as a separate disclosure document.

Table of Contents for the 10-KSB

EXHIBIT 32.2

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Prescient Applied Intelligence, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Daniel W. Rumsey, principal financial officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to  906 of the Sarbanes-Oxley Act of 2002, that:

By:	/s/ Daniel W. Rumsey
Daniel W. Rumsey Interim Chief Financial Officer March 12, 2008

This certification is made solely for purposes of 18 U.S.C. 1350, subject to the knowledge standard set forth therein, and not for any other purpose.  It is not being filed as part of this Report or as a separate disclosure document.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Prescient Applied Intelligence Reports Fourth Quarter and
Full Year 2007 Results

Company Achieves First Full Year of Profitability, Resulting in a Substantial Increase in its Cash Position, and the Removal of the Going Concern Qualification by its Independent Auditors

Focus on Client Base and New Product Launches Positions Company for Growth

West Chester, Penn. - March 12, 2008 - Prescient Applied Intelligence, Inc. (OTCBB:  PPID), a leading provider of supply chain and advanced commerce solutions for retailers and suppliers, today reported financial results for the fourth quarter and full year ended December 31, 2007.

“Our strategy of increasing revenues from our base of clients helped to offset the loss of a significant client during 2007.  These increases, together with continued focus on our operating expenses, resulted in our first full year of profitability.  We have been profitable for five consecutive quarters and have dramatically improved our cash position, resulting in the removal of the going concern opinion from our auditors,” said Jane Hoffer, president and CEO of Prescient.  “Our financial condition positions us to increase shareholder value, while continuing to bring innovative and value added solutions to our retailer and supplier clients,” continued Hoffer.

“In 2007 we launched two new products - Visibility & Analytics, a business intelligence tool, and Store Level Replenishment, a store ordering solution - and announced the availability of Prescient 8.0 for supply chain planning. This innovation, along with our recognition by Consumer Goods Technology, for the fifth consecutive year, as one of the top 10 Supply Chain Planning providers positions us well as we head into 2008,” added Hoffer.

HIGHLIGHTS - Fourth Quarter 2007

Revenues

Total revenues were $2 million for the fourth quarter of 2007, which represented a decrease of 18% compared to the third quarter of 2007 and a decrease of 19% over the fourth quarter of 2006.  The prior quarter and comparable quarter in 2006 included non-recurring revenue resulting from the loss of a significant client during 2007.

Operating Expenses

Total operating expenses in the fourth quarter 2007 were $1.8 million, including $0.1 million of depreciation and amortization.  Operating expenses decreased $0.5 million or 22% compared to the same period in 2006 and decreased by 11% from the third quarter of 2007.

Table of Contents for the 10-KSB

Income

*	Operating income for the fourth quarter of 2007 was $0.2 million, representing a 24% increase over the same period in 2006.
*
The net loss applicable to common stockholders for the 2007 fourth quarter was $0.2 million (Q307: $0.7 million), or $(0.01) per share (Q307: $(0.02) per share) representing a 70% improvement from the third quarter 2007.

HIGHLIGHTS - Year ending December 31, 2007

Revenues

*	Total revenues were $9.4 million in 2007, which represented a 2% increase from 2006.
*	Subscription revenues in 2007 were $5.8 million, which represented an increase of less than 1% from 2006.
*
License revenues were $0.6 million in 2007 and 2006; maintenance revenues were $1.6 million in 2007 and 2006; and services revenues in 2007 were $1.4 million, which represented an increase of 17% from 2006.

Operating Expenses

Total operating expenses in 2007 were $8.1 million as compared to $10.4 million in 2006, a 22% decrease year over year.

Income

*	The Company reported operating income of $1.3 million for the year ended December 31, 2007, as compared to an operating loss of $1.1 million for the year ended December 31, 2006.
*
The net loss applicable to common stockholders reported for 2007 was $1.2 million (2006: $4.3 million), or $(0.04) per share (2006: $(0.11) per share).  The net loss applicable to common stockholders for 2007 includes a deemed dividend to the Series E Preferred stockholders of $1.2 million and accumulated undeclared dividends to the Series E Preferred stockholders of $1 million.

Cash & Cash Equivalents

Cash provided by operations was $2 million during the year ended December 31, 2007 as compared to $0.1 million provided in 2006.  Cash and cash equivalents were $2.6 million as of December 31, 2007, up from $1.0 million at December 31, 2006.

Table of Contents for the 10-KSB

BUSINESS HIGHLIGHTS

* Prescient introduced new positioning -- “Shelf Improvement Experts” -- to more accurately reflect the solutions we offer to the retail industry:
-	solutions for trading partners to collaborate across supply chains and achieve efficiencies across the chain, while assuring consumer demand is met where it matters most … at the store shelf.
* Two new product offerings were launched in 2007
-
Visibility & Analytics (V&A), a business intelligence tool for analyzing shrink, sales, and inventory.  The solution was adopted by traditional DSD clients as well as general merchandise and seasonal vendors

-	Store Level Replenishment (SLR), a store level ordering solution for direct store delivery suppliers. We saw enthusiastic adoption by our DSD dairy clients.
*	Prescient clients continue to publish their successes
-
Pentel, a world leader in the manufacture and sale of writing instruments and art materials, is using Prescient’s VMI solution to gain greater visibility into inventory movement and generate more accurate orders. The solution has helped Pentel cut returns in half.

-
Ranir is a leading private label and contract manufacturer of dental products.  The company uses Prescient’s Sales & Operations Planning solution to generate enterprise-wide forecasts. Since implementing Prescient, Ranir’s forecast accuracy has gone from 50 to 95%, fill rates have increased by 10%, and there is lower on-hand inventory.

“We have systematically executed on the plan we envisioned over three years ago.  It began with a financial turnaround, followed by stabilization in our client base and new product introductions to expand our solution and the value that we offer prospective and existing clients.  We are now focused on ways to grow our business in 2008 and beyond, building on the solid foundation that is now in place,” said Jane Hoffer, president and CEO of Prescient.

About Prescient Applied Intelligence:
Prescient, founded in 1985 (OTCBB: PPID), is a leading provider of supply chain and advanced commerce solutions for retailers and suppliers. Prescient’s solutions capture information at the point of sale, provide greater visibility into real-time demand and turn data into actionable information across the entire supply chain. As a result, the company’s products and services enable trading partners to compete effectively, increase profitability and excel in today’s retail business climate. Household brand names like Ahold, Coors, Domino’s Pizza, Meijer, Rite Aid, Sara Lee, Schwan’s, SUPERVALU, and Wyeth rely on Prescient.  For more information, go to www.prescient.com.

Forward-Looking Statement:
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” ”believe, ” ”estimate, ” ”expect, ” ”forecast, ” ”intend,” ”may, ” ”plan, ” ”project, ” ”predict, ” ”if”, ”should” and ”will” and similar expressions as they relate to Prescient Applied Intelligence, Inc. are intended to identify such forward-looking statements.  Prescient may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur.  These projections are subject to change and could differ materially from final reported results.  For a discussion of such risks and uncertainties, see ”Risk Factors” in Prescient’s report on Form 10-KSB filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Annex G

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

Form 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2008

Commission file number: 000-21729

Prescient Applied Intelligence, Inc.
(Exact Name of Small Business Issuer as Specified in its Charter)

Delaware	73-1247666
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1247 Ward Avenue Suite 200
West Chester, Pennsylvania	19380
(Address of Principal Executive Offices)	(Zip Code)

(610) 719-1600
(Issuer's Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [X] No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
  Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐    No  ☑

     Indicate the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date.

As of October 29, 2008, the issuer had 33,560,791 outstanding shares of common stock.

PART 1 — FINANCIAL INFORMATION
ITEM 1. Financial Statements
Prescient Applied Intelligence, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2008 and December 31, 2007
	September 30,	December 31,
	2008	2007
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,181,843	$2,594,149
Accounts receivable - net of allowance for doubtful accounts of $35,000 at September 30, 2008 and $43,000 at December 31, 2007	994,503	1,236,603
Prepaid and other current assets	217,034	100,504
Total current assets	4,393,380	3,931,256
Furniture, equipment and leasehold improvements, net	170,207	200,057
Intangible assets, net	1,000,000	1,300,000
Goodwill	7,434,476	17,257,483
Other assets	46,835	49,342
Total Assets	$13,044,898	$22,738,138

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion note payable, net of discount of $8,739 at September 30, 2008	$2,269,670	$169,696
Accounts payable	207,240	163,526
Accrued expenses	701,625	632,648
Income taxes payable	22,500	29,071
Deferred revenues	961,706	1,357,953
Total current liabilities	4,162,741	2,352,894

Deferred maintenance - long-term portion	18,700	67,884
Long term portion note payable, net of discount of $15,889 at December 31, 2007	-	2,228,314
	18,700	2,296,198

Stockholders' equity:
Series E Preferred Stock, $.001 par value; 1,660 shares authorized; 1,657 shares issued and outstanding at September 30, 2008 and December 31, 2007 (liquidation value $19,884,928 and $18,889,955 at September 30, 2008 and December 31, 2007, respectively)	16,567,747	16,567,747
Series G Preferred Stock, $.001 par value; 480 shares authorized; 479.9 shares issued and outstanding at September 30, 2008 and December 31, 2007 (liquidation value $4,798,838 at September 30, 2008 and December 31, 2007)	4,798,838	4,798,838
Common stock, $.001 par value; 400,000,000 shares authorized; 33,560,791 and 33,600,251 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	33,561	33,600
Additional paid-in-capital	104,821,360	104,754,887
Accumulated deficit	(117,358,049)	(108,066,026)
Total stockholders' equity	8,863,457	18,089,046
Total liabilities and stockholders' equity	$13,044,898	$22,738,138

The accompanying notes are an integral part of these condensed consolidated financial statements.

Table of Contents for the 10-Q
Prescient Applied Intelligence, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine months ended September 30, 2008 and 2007
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenue:
Subscription services	$1,477,287	$1,412,394	$4,316,794	$4,504,656
Licenses	110,000	217,320	200,000	576,541
Maintenance	381,348	408,548	1,132,626	1,193,260
Professional services	227,966	404,706	720,871	1,123,651
Total revenue	2,196,601	2,442,968	6,370,291	7,398,108

Operating expenses:
Customer operations and support	560,970	631,353	1,711,109	2,028,833
Development	366,511	289,604	990,153	835,733
Selling and marketing	423,357	472,748	1,369,003	1,513,722
General and administrative	463,605	498,961	1,284,823	1,549,200
Impairment of goodwill	2,369,808	-	9,823,007	-
Depreciation and amortization	121,582	118,300	355,509	350,847
Total operating expenses	4,305,833	2,010,966	15,533,604	6,278,335
Income (loss) from operations	(2,109,232)	432,002	(9,163,313)	1,119,773

Other income (expense):
Interest expense	(43,516)	(66,990)	(142,710)	(205,950)
Interest income	15,695	-	37,429	-
Total other expense	(27,821)	(66,990)	(105,281)	(205,950)

Net income (loss) before provision for income taxes	(2,137,053)	365,012	(9,268,594)	913,823
Provision for income taxes	7,500	-	23,429	-
Net income (loss)	(2,144,553)	365,012	(9,292,023)	913,823
Deemed dividend on Series E Preferred Stock	-	(707,208)	-	(1,222,740)
Undeclared dividend on Series E Preferred Stock	(334,078)	(334,078)	(994,973)	(662,710)
Accrued damages to certain preferred shareholders	-	-	-	(20,250)
Net loss applicable to common stockholders	$(2,478,631)	$(676,274)	$(10,286,996)	$(991,877)

Net loss applicable per common share -
basic and diluted	$(0.07)	$(0.02)	$(0.31)	$(0.03)
Weighted average common shares outstanding -
basic and diluted	33,560,791	33,338,565	33,568,424	33,330,679

The accompanying notes are an integral part of these condensed consolidated financial statements.

Table of Contents for the 10-Q

Prescient Applied Intelligence, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine months ended September 30, 2008
(unaudited)

					Additional
	Preferred Stock		Common Stock		paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total

Balance, January 1, 2008	2,137	$21,366,585	33,600,251	$33,600	$104,754,887	$(108,066,026)	$18,089,046

Non-cash compensation expense related to stock options pursuant to SFAS 123R					62,812		62,812

Non-cash compensation expense related to restricted stock grants pursuant to SFAS 123R					5,923		5,923

Forfeiture of restricted stock grants			(39,460)	(39)	(2,262)		(2,301)

Net loss						(9,292,023)	(9,292,023)

Balance, September 30, 2008	2,137	$21,366,585	33,560,791	$33,561	$104,821,360	$(117,358,049)	$8,863,457

The accompanying notes are an integral part of these condensed consolidated financial statements

Table of Contents for the 10-Q
Prescient Applied Intelligence, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine months ended September 30, 2008 and 2007
(unaudited)

	Nine months ended September 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(9,292,023)	$913,823
Adjustments to reconcile net income to net cash from operating activities:
Provision for (recovery of) doubtful accounts	(5,268)	17,990
Depreciation and amortization	355,509	353,644
Non-cash stock compensation expense	66,434	161,342
Non-cash interest expense	7,150	7,150
Impairment of goodwill	9,823,007	-
Increase (decrease) in cash for changes in:
Accounts receivable	247,368	202,725
Prepaid expenses and other assets	(114,023)	6,063
Accounts payable and accrued expenses	112,691	264,121
Income taxes payable	(6,571)	-
Deferred revenue	(445,431)	(217,164)
Net cash provided by operating activities	748,843	1,709,694

Cash flows from investing activities:
Capital expenditures	(25,659)	(48,261)
Net cash used in investing activities	(25,659)	(48,261)

Cash flows from financing activities:
Payments for accounts receivable financing agreement, net	-	(260,117)
Payment of note payable-Tak	(135,490)	(78,343)
Net cash used in financing activities	(135,490)	(338,460)

Net increase in cash and cash equivalents	587,694	1,322,973

Effect of foreign currency translation on cash balances	-	7,732

Cash and cash equivalents, beginning of period	2,594,149	1,016,568

Cash and cash equivalents, end of period	$3,181,843	$2,347,273

The accompanying notes are an integral part of these condensed consolidated financial statements.

Table of Contents for the 10-Q

Prescient Applied Intelligence, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.           Description of Business – Proposed Merger

Summary -  We provide innovative software solutions and services that enable retailers and suppliers to work collaboratively as strategic partners to improve efficiencies, customer service, and sales.  Our tailored solutions capture, manage, and share critical data, giving companies the power to make better and more informed decisions.  Our offerings include Vendor Managed Inventory, Store Level Replenishment, Scan Based Trading, and Visibility & Analytics™ business intelligence solution, which are all powered by our Demand Signal Repository (DSR).  The comprehensive commerce data aggregated by the DSR brings greater visibility throughout the supply chain enabling businesses to forecast with more accuracy, reduce stock-outs, and improve performance at the store shelf.

Our customers range from small, rapidly growing companies to large corporations in the consumer products and retail industries and are geographically dispersed throughout the United States.  In addition, less than 2% of our sales are to customers in Canada and Europe.

Proposed Merger with Park City Group, Inc. - On August 28, 2008, we entered into an Agreement and Plan of Merger (the “Agreement”) with Park City Group, Inc., a Delaware corporation (“Park City”), PAII Transitory Sub, Inc. (the “Sub”), a Delaware corporation and wholly owned subsidiary of Park City, and Randy Fields (“Fields”), an individual who serves as the Chairman and CEO of Park City and, as of August 28, 2008, as Chief Executive Officer of the Company.  The Agreement contemplates a merger (the “Merger”) of Sub with and into the Company pursuant to which we will become a wholly owned subsidiary of Park City.

Pursuant to the Agreement, at the effective time (the “Effective Time”) of the Merger, (i) holders of shares of our common stock, $.001 par value per share (the “Common Stock “), other than shares held by Park City or for which holders have perfected appraisal rights under applicable Delaware law, will receive cash payment of $.055 per share, (ii) holders of shares of our Series G Convertible Preferred Stock, $.001 par value per share (the “Series G Stock”), other than shares held by Park City or for which holders have perfected appraisal rights under applicable Delaware law, will receive cash payment of $1,136.36 per share, and (iii) holders of shares of our Series E Convertible Preferred Stock, $.001 par value per share (the “Series E Stock”), other than shares held by Park City or for which holders have perfected appraisal rights, will receive cash payment of $4,098 per share.  At the Effective Time, all of our officers and directors will resign and our Common Stock will no longer be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or eligible for trading on the OTCBB.

The Merger Agreement provides for the immediate appointment of Fields to serve as our Chief Executive Officer.  Until the Effective Time, the Agreement prohibits Fields from (i) executing any checks (except as a co-signor) or authorizing any transfer of any funds of the Company; (ii) causing us to make, offer or agree to make any loan to any person; (iii) causing us to incur or agree to incur any debt except for trade debt in the ordinary course of business consistent with past practice; (iv) selling or offering or agreeing to sell any of our assets except in the ordinary course of business consistent with past practice; or (v) causing us to enter into any agreement with Park City.

Table of Contents for the 10-Q

The Merger must be approved by our stockholders.  The Agreement requires Park City to place into escrow $2,500,000 prior to the date we mail a definitive proxy statement to our stockholders and the balance of the funds necessary to complete the Merger (approximately $2,300,000) at least one day prior to the date of our stockholders meeting to approve the Merger.

Closing is conditioned upon approval of the Merger by our stockholders, there being no preliminary or permanent injunction or other court order that prohibits the consummation of the Merger, and Park City’s and Fields’ compliance in all material respects all obligations required to be performed by them under the Agreement.  While no assurances can be given, we currently anticipate that the Merger will close prior to December 31, 2008.

We may terminate the Agreement if Park City or Fields breaches any provision of the Agreement, after an opportunity to cure in some cases, in which event: (i) all amounts placed into escrow will be transferred to us and become our property; and (ii) we will be able to purchase from Park City at a purchase price of $.001 per share, 100% of the Privately Purchased Shares, as defined below, if $2,500,000 has been placed into escrow or 50% of the Privately Purchased Shares if the full escrow amount has been placed into escrow.  We may also terminate the Agreement in the event we withdraw our recommendation that the Merger be approved by our stockholders as a result of an alternative acquisition proposal or otherwise in which event we will be obligated to pay Park City $250,000.  The Agreement may also be terminated by mutual consent of us and Park City or in the event that the closing shall not have occurred by March 31, 2009.

Concurrent with the execution of the Agreement, Park City entered into separate securities purchase agreements with certain principal shareholders of the Company pursuant to which it purchased an aggregate of 715.96 shares of Series E Stock, and intends to purchase an additional 382.536 shares of Series E Stock (collectively, the “Privately Purchased Shares”) at a purchase price of $3,865.00 per share.  The Privately Purchased Shares constitute 66% of the issued and outstanding shares of Series E Stock.  Park City intends to purchase all shares of Series G Stock and Common Stock held by such persons at or prior to the Effective Time at per share purchase prices of $1,136.36 and $0.05, respectively.  In connection with the forgoing, these holders entered into voting agreements with Park City pursuant to which each has agreed to vote all shares beneficially owned by them in favor of the Merger.  The forgoing covers 458.68 shares of Series G Stock, representing 96% of the issued and outstanding shares of Series G Stock, and 12,176,700 shares of Common Stock, representing 37% of the issued and outstanding shares of Common Stock.  The voting agreement terminates in the event that the Agreement is terminated.

2.           Liquidity

Our principal sources of liquidity are cash on hand and cash generated from current operations. As of September 30, 2008, we had cash and cash equivalents of $3.2 million.  We generated a net loss for the nine months ended September 30, 2008 and have an accumulated deficit of $117 million as of September 30, 2008.  During the nine months ended September 30, 2008, $749,000 of cash was provided by our operating activities.  We have incurred operating losses and negative cash flow in the past and may incur operating losses and negative cash flow in the future.  In connection with the proposed Merger, we have incurred substantial transaction and other costs that will have a material adverse affect on our cash flow and results from operations.  In addition, Park City has advised the Company of its intent to repay certain indebtedness incurred in connection with financing the Merger from cash and cash equivalents following consummation of the Merger, which may further impact the Company’s liquidity.

Table of Contents for the 10-Q

We continue to pursue sales efforts with (a) new retailers to create new communities, (b) small to medium size suppliers for the use of the supply chain software and (c) suppliers that will become subscribers to our advanced commerce services within existing and new hub communities.  In addition, in anticipation of the consummation of the proposed Merger, we have further reduced costs, and are leveraging Park City’s and the Company’s client base to increase revenue opportunities. Our existing cash and cash equivalents, and expected cash flow from operations, are expected to be sufficient to meet our operating and capital requirements for the next 12 months.

Our Financing Agreement with Sand Hill allows us to assign certain accounts receivable to Sand Hill and for Sand Hill to advance up to $1.0 million to us in contemplation of the collection of those accounts receivable. As of September 30, 2008, and for the nine months then ended, no amounts were owed to Sand Hill under the terms of the Financing Agreement.

On July 31, 2006, we issued a three year secured promissory note to Tak Investments, LLC, in the amount of $2,558,348, that bears interest at the prime rate plus 2% (7% at September 30, 2008) (Tak Note).  The Tak Note is payable at a rate of $30,000 per month which includes interest with the remaining amounts of principal and interest, equal to approximately $2,109,000 due in August 2009.  (See Note 6).

3.           Basis of Presentation

The consolidated financial statements include Prescient Applied Intelligence, Inc. and our wholly owned subsidiaries which consist of Prescient Systems, Inc. (a Delaware corporation), and viaLink Operations, Inc. (a Pennsylvania corporation).  Intercompany transactions and balances have been eliminated.  Operating results for the nine month period ended September 30, 2008 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2008.

Results of operations for the period ended September 30, 2008 do not include results from operations of Park City or the anticipated financial impact resulting from the proposed Merger.  However, expenses incurred during the period include $265,000, representing costs incurred in connection with the proposed Merger, consisting of severance costs for employees whose employment was terminated during the period, legal and related professional fees.

4.           Impairment of Goodwill and Other Intangible Assets

Goodwill and intangible assets acquired in the purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. The occurrence of certain events may be indicators that goodwill is impaired and therefore require us to test for impairment other than annually.

Table of Contents for the 10-Q

In furtherance of the Company’s strategy to seek growth opportunities through mergers, acquisitions and strategic transactions, we engaged an investment banking firm during the quarter ended December 31, 2007.  Based on management’s analysis of the opportunities presented, and the absence of anticipated revenue growth during the six months ending June 30, 2008, management determined that this provided a strong indicator that goodwill should be tested for impairment at June 30, 2008.  The first step of the goodwill impairment test indicated that net book value exceeded estimated fair value of the Company, which consists of one reporting unit.  The Company performed the second step of the goodwill impairment analysis which requires the Company to assign the estimated fair value to the assets and liabilities and determine the residual amount that represents the implied fair value of goodwill.  The difference in the implied fair value of goodwill and the book value of goodwill resulted in an impairment charge of $7.5 million during the six months ended June 30, 2008.

On August 28, 2008, we entered into the Agreement with Park City, which contemplates consummation of the Merger of the Company with and into a wholly owned subsidiary of Park City (see Note 1).  The total value of the Merger is approximately $8.9 million.  As a result, and based on management’s assessment of the likelihood of shareholder approval of the Merger, management determined that a further impairment to goodwill during the three months ended September 30, 2008 was necessary to reflect the value anticipated to be paid for the Company in connection with the Merger, resulting in an additional impairment charge of $2,370,000 for the three months ended September 30, 2008.  Total goodwill impairment expense was approximately $9,823,000 for the nine months ended September 30, 2008.  There was no impairment noted related to other intangible assets.

5.           Accrued Liabilities

Accrued expenses at September 30, 2008 and December 31, 2007 consisted of the following:

	September 30, 2008	December 31, 2007

Accrued employee compensation	$254,983	$239,333
Accrued severance	86,137	-
Accrued professional fees and contract labor	178,287	183,548
Accrued damages to stockholders	141,750	141,750
Other accrued expenses	40,468	68,017
Total accrued expenses	$701,625	$632,648

6.           Note Payable

On July 31, 2006, we entered into the Settlement Agreement with Tak. The Settlement Agreement was approved by the holders of two-thirds of our Series E Convertible Preferred Stock on August 10, 2006, and the transaction closed on August 25, 2006. The Settlement Agreement resolved a dispute arising from the May 4, 2005 Common Stock and Warrant Purchase Agreement and a concurrently executed Outsourcing Agreement.

Upon the approval of the Settlement Agreement we issued on August 25, 2006 a three-year promissory note in favor of Tak in the principal amount of $2,558,348 (Tak Note). The Tak Note bears interest at the prime rate plus 2% (7% at September 30, 2008) which is payable at a rate of $30,000 per month including interest, with the remaining amounts of principal and interest, equal to approximately $2,109,000 due August 2009. In addition, in the event that we close any equity or equity based financing with gross proceeds totaling at least $1,000,000, we are required to prepay a portion of the Tak Note equal to 15% of the proceeds from such financing, up to $500,000 in the aggregate. The Tak Note is secured by all of our assets, subordinated only to the rights of Sand Hill, or any such replacement financing providing working capital to us in an aggregate principal amount not to exceed $1.0 million.

Table of Contents for the 10-Q

At September 30, 2008, the unamortized discount on the Tak Note payable is $8,739. During each of the nine months ended September 30, 2008 and 2007, we recorded interest expense of $7,150, related to amortization of debt discount.

As of September 30, 2008, the outstanding principal balance on the Tak Note, net of discount, is $2,269,670, of which all is current.

7.           Common Stock and Earnings (Loss) per Share (EPS)

A reconciliation of the numerator and the denominator used in the calculation of earnings (loss) per share is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Basic and diluted:
Net loss applicable to common stockholder	$(2,478,631)	$(676,274)	$(10,286,996)	$(991,877)
Weighted average common shares outstanding	33,560,791	33,338,565	33,568,424	33,330,679
Net loss per common share	$(0.07)	$(0.02)	$(0.31)	$(0.03)

For the nine months ended September 30, 2008 we had outstanding (a) options to purchase 6,803,788 shares at a weighted average exercise price of $0.69 (b) 9,865,879 shares of common stock to be issued upon the conversion of Series E Preferred Stock at a conversion price of $1.68 per share (c) 10,905,909 shares of common stock to be issued upon the conversion of Series G Preferred Stock at a conversion price of $0.44 per share, and (d) warrants to purchase 2,510,459 common shares at exercise prices reflected in the table below.

For the nine months ended September 30, 2007, we had outstanding (a) options to purchase 7,072,029 shares at a weighted average exercise price of $0.72 (b) 9,866,090 shares of common stock to be issued upon the conversion of Series E Preferred Stock at a conversion price of $1.68 per share (c) 10,905,909 shares of common stock to be issued upon the conversion of Series G Preferred Stock at a conversion price of $0.44 per share, and (d) warrants to purchase 5,685,568 common shares at exercise prices reflected in the table below.

These securities were outstanding but were not included in the computation of diluted earnings per share because the effect of these outstanding options, stock issuable upon conversion of Preferred Stock and warrants would be antidilutive.

Table of Contents for the 10-Q

There were no warrants issued or exercised during 2008.  Below is a summary of the warrants outstanding as of September 30, 2008 and December 31, 2007:

Underlying Common Shares attributable to outstanding warrants at December 31, 2007	Granted	Exercised	Expired/ Cancelled	Underlying Common Shares attributable to outstanding warrants at September 30, 2008	Exercise Price	Expiration Date
10,459				10,459	$0.02	August 2009
409,091			(409,091)	-	$0.48
2,766,018			(2,766,018)	-	$0.85
2,500,000				2,500,000	$2.00	August 2009
5,685,568	-	-	(3,175,109)	2,510,459

All warrants are currently exercisable.

8.           Stock-Based Compensation

Stock Option and Grant Plans — We have one equity incentive plan, the 2007 Equity Incentive Plan (2007 Plan), under which a total of 6,065,674 shares of common stock have been authorized.  The 2007 Plan offers certain employees, outside directors and consultants the opportunity to acquire a proprietary interest in the Company by the grant of awards in the form of options (non-statutory and incentive), restricted stock and stock appreciation rights on stock units.  In addition, options previously granted under the former 1999 Plan also remain outstanding until they are either exercised of forfeited.  However, any forfeiture under the 1999 Plan will not increase availability under the 2007 Plan.  Options may be granted under the 2007 Plan at an exercise price per share not less than the fair market value per share of common stock on the option grant date.  Options are granted with a term of up to 10 years and generally become exercisable in installments over periods of up to six years.  Awards of restricted stock may be granted under the 2007 Plan and may or may not be subject to vesting.  Vesting shall incur in full installments upon satisfaction of the conditions specified in the restricted stock agreement.  As of September 30, 2008 there were 3,425,725 shares of common stock available to be issued under the 2007 Plan.

In our condensed consolidated statements of operations and comprehensive loss, for the nine months ended September 30, 2008 and 2007, we recorded $66,000 and $161,000, respectively, of compensation cost for share-based payment arrangements including restricted stock.  No stock options were exercised during the nine months ended September 30, 2008 and 2007.
The fair value of stock options is determined using the Black-Scholes valuation model. The fair value of each stock option award was determined as of the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the nine months ended September 30, 2007:

Table of Contents for the 10-Q

2007
Expected volatility	89%-102%
Expected term (years)	5.5-6.0
Risk-free interest rate	4.3%-4.6%
Expected dividend yield	0%
Forfeiture rate	0%-17%
Resulting weighted average grant date fair value	$0.08

There were no stock option grants for the nine months ended September 30, 2008.

Expected volatility is based solely on historical volatility of our common stock over the period commensurate with the expected term of the stock options. We rely solely on historical volatility because our traded options do not have sufficient trading activity to allow us to incorporate the mean historical implied volatility from traded options into our estimate of future volatility. The expected term calculation for stock options is based on the “simplified” method described in Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for an instrument with a maturity that is commensurate with the expected term of the stock options. The dividend yield of zero is based on the fact that we have never paid cash dividends on our common stock, and we have no present intention to pay cash dividends.  The forfeiture rate is estimated at 17% for most options, with options granted to directors at a 0% forfeiture rate.

As of September 30, 2008, there was approximately $22,000 of total unrecognized compensation cost, which includes the impact of expected forfeitures related to unvested share-based compensation arrangements. That cost is expected to be recognized over a weighted-average period of 1.72 years.

A summary of the stock option activity and related information for the nine months ended September 30, 2008 is as follows:

	Shares	Weighted-average exercise price	Aggregate intrinsic value	Weighted-average remaining contractual life (years)

Outstanding at December 31, 2007	7,066,093	$0.72	$24,112	8.09
Granted	-	-
Exercised	-	-
Expired	(123,247)	2.84
Forfeited	(139,058)	0.13
Outstanding at September 30, 2008	6,803,788	$0.69	$-	7.34
Vested at September 30, 2008 and expected to vest	6,717,643	$0.70	$-	7.32
Exercisable at September 30, 2008	6,130,379	$0.76	$-	7.18

In addition, during the nine months ended September 30, 2008, there were 39,460 shares of restricted stock that were forfeited.  The remaining 234,121 restricted stock shares fully vested in May 2008.

Table of Contents for the 10-Q

9.           Convertible Preferred Stock

Series E

As of September 30, 2008 and December 31, 2007 there were a total of 1,657 shares of Series E Preferred Stock outstanding. The Series E Preferred Stock was convertible into shares of our common stock at an initial conversion price of $2.00 per share, and in July 2006 the Series E Preferred shares began accumulating dividends at a rate of 4% per annum calculated from the date of issuance, which increased to 8% per annum July 2007. Earned but undeclared dividends were $994,973 and $662,710 for the nine months ended September 30, 2008 and 2007.  Cumulative earned but undeclared dividends were $3,317,181 at September 30, 2008.  Since these dividends have not yet been declared, they are not recognized as a liability, but are reflected in loss applicable to common stockholders. The dividends will be recognized as a liability when declared by the board of directors. At our option, the dividends can be paid in cash or in shares of common stock. In connection with dilutive issuances of stock options and warrants, the conversion price for the Series E Preferred Stock was subsequently reduced at each issuance and with the last reduction set at $1.68 per share in September 2007. As a result, we recognized a deemed dividend to the Series E Preferred Stockholders in the amount of $1,222,740 for the nine months ended September 30, 2007.  There was no deemed dividend to the Series E Preferred Stockholders recognized for the nine months ended September 30, 2008.  The liquidation preference for the Series E Preferred Stock is $10,000 per share plus accumulated dividends.

10.           Income Taxes

FASB Statement No. 109, Accounting for Income Taxes (SFAS 109), requires the recording of a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on our ability to generate sufficient taxable income in the future. We have recognized a full valuation allowance for the amount of net deferred tax asset at September 30, 2008 and December 31, 2007 since there is uncertainty of realization.

On January 1, 2007, we adopted the provisions of Financial Standards Accounting Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48) an interpretation of SFAS 109. FIN 48 provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.

The Company had no tax positions relating to open income tax returns that were considered to be uncertain.  Accordingly, we have not recorded a liability for unrecognized tax benefits prior to adoption of FIN 48.  There continues to be no liability related to unrecognized tax benefits at September 30, 2008.

Table of Contents for the 10-Q

11.           Related Parties

On August 4, 2006, we entered into a services agreement with Fastech Integrated Solutions, LLC (Fastech) for hardware relocation/migration services and on demand hosting services. The services agreement shall remain in effect for a period of 36 months and shall renew each term for a consecutive 36 month period until terminated by one party 120 days prior to the expiration of the then current term. Michael A. DiPiano is a member of our Board of Directors and a General Partner of NewSpring Ventures, which is one of our significant stockholders. Mr. DiPiano is also an affiliate of a significant debt holder of Fastech, NewSpring Capital. During each of the nine months ended September 30, 2008 and 2007 we recorded expense of $358,000, under the services agreement, of which approximately $40,000 is included in accounts payable at September 30, 2008 and 2007.
The Company pays Daniel W. Rumsey, our Chairman of the Board of Directors and Interim Chief Financial Officer, $10,000 per month in consideration for his services as principal financial and accounting officer of the Company, and $3,000 quarterly for his service on the Board of Directors, consistent with our director compensation policy.  In addition, the Company paid $3,000 for services provided by SEC Connect during the nine months ended September 30, 2008.  SEC Connect is an EDGAR filing agent founded and controlled by Mr. Rumsey.

ITEM 2.            Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operation in conjunction with our financial statements and related notes. In addition to historical information, this discussion and analysis contains forward-looking statements based on current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the “Additional Factors That May Affect Future Results” section in this Quarterly Report on Form 10-Q.

This Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects”,”if”,” forecasts”,” projects”, and similar expressions, involve risks and uncertainties, and relate to, without limitation, statements about our market opportunities, our strategy, our competition, our projected revenue and expense levels and the adequacy of our available cash resources.

Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Quarterly Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Table of Contents for the 10-Q

Overview

We were originally formed in 1985 as Applied Intelligence Group, an Oklahoma corporation.  In 1998, we changed our name to The viaLink Company. In 1999, we reorganized as a Delaware corporation. On December 31, 2004, we merged with Prescient Systems, Inc. (Prescient Systems) and changed our name to Prescient Applied Intelligence, Inc.

We are a leading provider of on-demand solutions for the retail marketplace, including both retailers and suppliers. Our solutions capture information at the point of sale, provide greater visibility into real-time demand and turn data into actionable information across the entire supply chain. As a result, our products and services enable trading partners to compete effectively, increase profitability and excel in today’s retail business climate.  This represents our one operating segment.

On August 28, 2008,  we entered into an Agreement and Plan of Merger (the “Agreement”) with Park City Group, Inc., a Delaware corporation (“Park City”), PAII Transitory Sub, Inc. (the “Sub”), a Delaware corporation and wholly owned subsidiary of Park City, and Randy Fields (“Fields”), an individual who serves as the Chairman and Chief Executive Officer of Park City and, as of August 28, 2008, as Chief Executive Officer of the Company.  The Agreement contemplates a merger (the “Merger”) of Sub with and into the Company pursuant to which we will become a wholly owned subsidiary of Park City.  Closing of the Merger is conditioned upon, among other things, approval of the Merger by our stockholders. See Note 1 for full details of the Agreement.  Results of operations for the period ended September 30, 2008 do not include results from operations of Park City or the anticipated financial impact resulting from the proposed Merger.  However, expenses incurred during the period include $265,000, representing costs incurred in connection with the proposed Merger, consisting of severance costs for employees whose employment was terminated during the period, legal and related professional fees.

Sources of Revenue

We derive our revenue primarily from (i) subscription services; (ii) software licenses; (iii) maintenance and support and; (iv) professional services.  See “Critical Accounting Policies” for a more detailed description of our revenue recognition policies.

Subscription Services. We provide our advance commerce hosting solutions to customers for a monthly fee. Subscription revenue is recognized as the services are provided to the customer. Monthly service fees are charged to customers based on negotiated rates in individual contracts.

Software Licenses. Revenue from software license fees is recognized upon contract execution, provided delivery has occurred, fees are fixed and determinable, and collection of the related receivable is deemed probable. Typically, our license fees are non-refundable. If a software license contains customer-specific acceptance criteria or a cancellation right, recognition of the software revenue is deferred until the earlier of customer acceptance or the expiration of the acceptance period or cancellation right.

Table of Contents for the 10-Q

Maintenance and Support. Maintenance revenue includes post-contract customer support and the rights to unspecified software upgrades and enhancements. Maintenance revenues, including those sold with an initial license fee, are deferred based on vendor-specific objective evidence, determined by the renewal rate of the annual maintenance contract and recognized ratably over the maintenance contract period, which is typically one year.

Professional Services. Professional services, which include project management, systems planning, design and implementation, customer configurations and training, are billed on an hourly basis (time and materials) or under fixed price contracts. Revenue is recognized as the work is performed. On fixed price contracts, services revenue is recognized using the proportional performance method of accounting by relating labor hours incurred to date to total estimated labor hours. In the event services are billed in advance of work being performed, the billed amount is initially recorded as deferred services revenue and recognized as services revenue when the work is performed.

We generate substantially all of our revenue from within the United States. During the quarters ended June 30, 2008 and 2007, approximately 98% of our total revenue was generated within the United States. Approximately 2% of our total revenue was generated from Europe and Canada in the nine months ended September 30, 2008 and 2007.

Operating Expenses

We classify our operating expenses as follows:

Customer Operations and Support. Customer operations expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing our technical operations and hosting facilities. Customer operations expense also includes the cost of providing support and maintenance to customers.

Development. Development expense includes personnel and contract labor costs and professional fees incurred for product development, enhancements, upgrades, quality assurance and testing.

Selling and Marketing. Selling and marketing expense consists primarily of personnel costs, travel, seminars and technical conferences, and limited advertising and public relations programs.

General and Administrative (G&A). G&A expense consists primarily of the personnel and other costs for the administration of our financial and human resources requirements and the fees and expenses associated with legal, accounting and other services.

Table of Contents for the 10-Q

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to valuation allowances for accounts receivable, deferred income taxes and long-lived assets, certain accrued expenses, and certain equity instruments valuation. We base these estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates.

We believe that the following critical accounting policies affect our more significant estimates and judgments used in the preparation of our consolidated financial statements:

Revenue Recognition. We generate revenues from monthly subscriptions to our advance commerce and supply chain services. Additionally, we generate revenues from the sale of licenses of our supply chain planning software along with related maintenance revenue.  We also provide professional services to our customers.

Subscriptions - For use of our subscription advance commerce services, customers pay a flat monthly subscription rate, a rate based on the number of trading partners and the size and complexity of the trading relationships, or the dollar volume of the transactions that go through the advanced commerce engine. Supply chain subscription services are based on the modules selected, the number of users, and the number of trading partners with whom our customer does business. Other services are available for additional monthly subscription fees. Subscription services are provided by and are resident on our database servers. Customers gain access to and use our services through means ranging from Internet web browsers to fully automated batch interfaces imbedded in the customer’s IT systems. For new advanced commerce transactions, customers are typically charged an implementation fee ranging from $200 for an on-line implementation to more than $100,000 for complex supplier and retailer installations. Such fees are separately priced from the use of advance commerce services on a time and materials basis and are included in professional services revenue described below. We have no obligation to perform any future implementation services and no additional implementation services are necessary upon renewal of the service by the customer.

We recognize revenues for our subscription services ratably over the term of the subscription arrangement. Revenues collected in advance are deferred and recognized as earned. In cases where customers are charged a “per use” fee, we recognize revenues for subscription fees for customer use of services as these services are provided. Revenues collected in advance and revenues dependent upon future performance criteria are deferred and recognized as earned and those performance criteria are met.

License and maintenance - Software license revenue is recognized upon shipment of the software product, where no significant obligations by us exist, the payment is fixed or determinable, the arrangement is evidenced by an agreement and collection is probable. Maintenance revenues are recognized ratably over the maintenance period, in accordance with the terms of the related agreements. We use the residual method of allocating a portion of the total fee to maintenance and license- fees when both are included in the total contract fee (license and maintenance).

Table of Contents for the 10-Q

Professional services - Professional services revenue is recognized as the services are performed and is based upon the fair value of services performed. A Professional Services Agreement is a time and materials agreement for services provided by us for new and existing customers. Professional services performed include implementation, training, audit assessment, upgrades, and enhancements.

Allowance for Doubtful Accounts. Our allowance for doubtful accounts relates to trade accounts receivable. The allowance for doubtful accounts is an estimate prepared by management based on identification of the collectibility of specific accounts and the overall condition of the receivable portfolios. We specifically analyze individual customer balances in trade receivables, historical bad debts, customer credit, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Likewise, should we determine that it would be able to realize more of our receivables in the future than previously estimated, an adjustment to the allowance would increase income in the period such determination was made. The allowance for doubtful accounts is reviewed on a quarterly basis and adjustments are recorded as deemed necessary.

Asset Impairment.  We review long-lived assets for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  SFAS No. 144 required us to identify events or changes in circumstances, which indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the long-lived assets, the carrying value is reduced to the estimated fair value as measured by the discounted cash flows.

Losses from operations are one factor that the carrying amounts of any of our assets may not be recoverable. We performed an analysis comparing estimated future cash flows to the carrying value of our assets at December 31, 2007. The analysis did not indicate that impairment exists as of December 31, 2007. The estimated future cash flows were based upon certain assumptions and are dependent upon future performance. See Additional Factors That May Affect Future Results in the Form 10-K for the year ended December 31, 2007  for factors that may cause operations to vary from our estimates. If actual results differ from the estimated future cash flows, impairment may be evident in future periods.

Impairment of Goodwill and Other Intangible Assets – Goodwill and intangible assets acquired in the purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. The occurrence of certain events may be indicators that goodwill is impaired and therefore require us to test for impairment other than annually.

In furtherance of the Company’s strategy to seek growth opportunities through mergers, acquisitions and strategic transactions, we engaged an investment banking firm during the quarter ended December 31, 2007.  Based on management’s analysis of the opportunities presented, and the absence of anticipated revenue growth during the six months ending June 30, 2008, management determined that this provided a strong indicator that goodwill should be tested for impairment at June 30, 2008.  The first step of the goodwill impairment test indicated that net book value exceeded estimated fair value of the Company, which consists of one reporting unit.  The Company performed the second step of the goodwill impairment analysis which requires the Company to assign the estimated fair value to the assets and liabilities and determine the residual amount that represents the implied fair value of goodwill.  The difference in the implied fair value of goodwill and the book value of goodwill resulted in an impairment charge of $7.5 million during the six months ended June 30, 2008.

Table of Contents for the 10-Q

On August 28, 2008, we entered into the Agreement with Park City, which contemplates consummation of the Merger of the Company with and into a wholly owned subsidiary of Park City (see Note 1).  The total value of the Merger is approximately $8.9 million.  As a result, and based on management’s assessment of the likelihood of shareholder approval of the Merger, management determined that a further impairment to goodwill during the three months ended September 30, 2008 was necessary to reflect the value anticipated to be paid for the Company in connection with the Merger, resulting in an additional impairment charge of $2,370,000 for the three months ended September 30, 2008.  Total goodwill impairment expense was approximately $9,823,000 for the nine months ended September 30, 2008.  There was no impairment noted related to other intangible assets.

Stock Based Compensation — We account for stock-based compensation under SFAS No. 123R which requires that share-based payments be reflected as an expense based upon the grant-date fair value of those awards. The expense is recognized over the remaining vesting period of the awards. The Company estimates the fair value of these awards using the Black-Scholes model.  This model requires management to make certain estimates in the assumptions used in this model, including the expected term the award will be held, volatility of the underlying common stock, discount rate and forfeiture rate.  We develop our assumptions based on our past historical trends as well as consider changes for future expectations.

Results of Operations

Comparison of the Three Months Ended September 30, 2008 to the Three Months Ended September 30, 2007

Revenues. Our revenues are comprised of revenues for subscriptions and implementation fees for our advanced commerce solutions, as well as license, maintenance and services revenues for our retail-centric solutions. The following table sets forth for the periods indicated the components of revenue included in our condensed consolidated statements of operations:

	Three months ended September 30,
Revenues:	2008	2007
Subscription services	$1,477,287	$1,412,394
Licenses	110,000	217,320
Maintenance	381,348	408,548
Professional services	227,966	404,706
	$2,196,601	$2,442,968

Subscription revenues increased 5% to $1,477,000 for the three months ended September 30, 2008, as compared to $1,412,000 for the same period in 2007.  Continued subscription revenue growth is dependent upon the number of subscribers to these services, how many trading partners with which they are exchanging data (connections), and upon increasing the number of connections between our existing customers and adding new customers.  The rate at which the connections increase can vary significantly from one customer to another depending upon each company’s deployment strategy.  Our two largest hub communities grew 16% and 13%, respectively, in the three months ended September 30, 2008 as compared to the same period in the prior year.  These customers account for 30% and 14%, respectively, of total subscription revenue in the three months ended September, 30, 2008.  In the second quarter of 2007, we received notice from one of our retail hub customers of their intent to discontinue the use of the SBT product and cancellation of the related subscription for both it and its suppliers effective August, 2007.  These customers accounted for approximately 8% of total subscription revenue for the three months ended September 30, 2007.  Management does not believe that the loss of revenue as a result of the cancellations of these retail hubs will be completely offset by revenue gains in other business verticals throughout the remainder of 2008 or from the addition of new customers and the continued expansion of existing customers.

Table of Contents for the 10-Q

License revenues decreased $107,000 or 49% to $110,000 for the three months ended September 30, 2008, as compared to $217,000 for the same period in 2007.  License revenue recognition is dependent upon finalization of new arrangements and is comprised of perpetual license sales to both new customers and upgrades to existing customers.  The decrease in license revenue is due to lower revenue associated with contracts sold in the current period as compared to the revenue associated with contracts sold in the comparable period in 2007.  The terms of each new license sale vary depending on such factors as the number and type of products sold and permitted number of users.

Maintenance revenues decreased $27,000 or 7% to $381,000 for the three months ended September 30, 2008, as compared to $409,000 for the same period in 2007.  Maintenance revenue is primarily associated with new license sales sold in the period and services performed with existing accounts.  The decrease in 2008 was primarily the result of the decrease in the new licenses sold in the third quarter of 2008 as compared to the same period in 2007.

Professional services revenue, which includes implementation, decreased $177,000 or 44% to $228,000 for the three months ended September 30, 2008, as compared to $405,000 for the same period in 2007.  Professional services revenue mainly results from new license installation, training, application analysis and custom enhancements and varies depending on the scope of each engagement.  The decrease in the three months ended September 30, 2008 as compared to the same period in 2007 is due primarily to one large contract for enhancement services that was completed in the third quarter in 2007, without a comparable contract in the same period in 2008.  This contract accounted for approximately $104,000 or 26% of the total professional services revenue for the three months ended September 30, 2007.

Customer Operations and Support.  Customer operations and support expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing technical operations and hosting facilities in support of our advance commerce offerings. Customer operations and support expense also includes the cost of providing support and maintenance to customers. Our customer operations and support expense decreased $70,000 or 11% to $561,000 for the three months ended September 30, 2008, as compared to $631,000 for the same period in 2007. This decrease is due to decreased professional fees of $17,000 and a reduction in personnel costs due to decreased commission expense of $15,000 and the allocation of development resources to a custom development project in the third quarter of 2007.

Development.  Development expense includes personnel and professional fees incurred for product development, enhancements, upgrades, and quality assurance and testing across both advanced commerce and supply chain product offerings. Our development expenses increased $77,000 or 27% to $367,000 for the three months ended September 30, 2008, as compared to $290,000 for the same period in 2007.  This increase is primarily due to the allocation of development resources to customer operations and support for a custom development project in the third quarter of 2007.

Selling and Marketing. Selling and marketing expense consists primarily of personnel costs, travel, sales lead generation fees, public relations fees, seminars and conferences. Selling and marketing expense decreased $49,000 or 10% to $423,000 for the three months ended September 30, 2008, as compared to $473,000 for the same period in 2007. The decrease for the three months ended September 30, 2008, as compared to the same period in the prior year, was primarily due to decreases in professional fees of $38,000, seminar and conference fees of $7,000 and decrease in telephone charges of $4,000.

Table of Contents for the 10-Q

General and Administrative. G&A expense consists primarily of the personnel and other costs for the administration of our financial, human resources and executive requirements and the fees and expenses associated with legal, accounting and other services. G&A expense decreased $35,000 or 7% to $464,000 for the three months ended September 30, 2008, as compared to $499,000 for the same period in 2007.  This decrease was due to a reduction in personnel costs of $42,000 due to the resignation of our principal finance and accounting officer in August of 2007, decreases of $20,000 in general liability insurance, $19,000 in print and copy charges and a decrease of $58,000 in stock compensation expense.  These decreases were offset by increases in professional fees of $19,000 and an increase of $84,000 in legal fees related to the Agreement and Plan of Merger with Park City Group, Inc.  It is anticipated that we will incur additional material costs in the quarter ending December 31, 2008 in anticipation of consummation of the Merger, and in connection with the integration of the Prescient and Park City.

Impairment of Goodwill.   On August 28, 2008, we entered into the Agreement with Park City, which contemplates consummation of the Merger of the Company with and into a wholly owned subsidiary of Park City.  The total value of the Merger is approximately $8.9 million.  As a result, and based on management’s assessment of the likelihood of shareholder approval of the Merger, management determined to further impair goodwill to reflect the value anticipated to be paid for the Company in connection with the Merger, resulting in an impairment charge of $2,370,000 at September 30, 2008.  There was no impairment noted related to other intangible assets, nor was there an impairment noted in the three month period ended September 30, 2007

Depreciation and Amortization. Depreciation and amortization expense increased to $122,000 for the three months ended September 30, 2008 as compared to $118,000 for the same period in 2007.

Other income (expense) – We recorded interest expense of $44,000 in the three months ended September 30, 2008, pursuant to the Tak Note, as compared to $67,000 for the same period in 2007.  The expense recorded reflects payments required under the terms of the Tak Note through September 30, 2008 and 2007, plus amortization of the warrant issued to Tak under the terms of the Settlement Agreement. The warrant was recorded as a discount on the Tak Note payable, and is being amortized to interest expense over the term of the Note.   Additional interest of $400 and $1,000 related to financing our director’s and officer’s insurance policy was recorded in the three months ended September 30, 2008 and 2007, respectively.

Tax provision.  For the three months ended September 30, 2008, we had a taxable profit that was offset by previously unrecognized Federal and state tax loss carryforwards.  However, the Federal alternative minimum tax system imposes an overall 90% limitation on the amount of tax loss carryforwards that can be utilized to reduce taxable income in any given year.  As a result of these limitations, we were subject to the Federal alternative minimum tax on approximately 10% of annual taxable income and recorded an income tax provision of $7,500 for the three months ended September 30, 2008.

Deemed Dividend – Beneficial Conversion Feature of Series E Preferred Stock.  In connection with conversion price reset provisions of our Series E Preferred Stock we recorded non-cash charges of $707,000 during the three months ended September 30, 2007,  that represented the deemed dividend relating to the intrinsic value of the beneficial conversion feature of the preferred stock (see Note 9 to our consolidated financial statements).  There were no charges recorded for the three months ended September 30, 2008.

Table of Contents for the 10-Q

Comparison of the Nine Months Ended September 30, 2008 to the Nine Months Ended September 30, 2007

Revenue. Our revenue is comprised of revenue for subscriptions and implementation fees for our advanced commerce solutions, as well as license, maintenance and services revenues for our retail-centric solutions. The following table sets forth for the periods indicated the components of revenue included in our condensed consolidated statements of operations:

	Nine months ended September 30,
Revenues:	2008	2007
Subscription services	$4,316,794	$4,504,656
Licenses	200,000	576,541
Maintenance	1,132,626	1,193,260
Professional services	720,871	1,123,651
	$6,370,291	$7,398,108

Subscription revenue decreased $188,000 or 4% to $4,317,000 for the nine months ended September 30, 2008, as compared to $4,505,000 for the same period in 2007.  Continued subscription revenue growth is dependent upon the number of subscribers to these services and how many trading partners with which they are exchanging data (connections) and is also dependent upon increasing the number of connections between our existing customers and adding new customers.  The rate at which the connections increase can vary significantly from one customer to another depending upon each company’s deployment strategy.  Our two largest hub communities grew 16% and 19%, respectively, in the nine months ended September 30, 2008 as compared to the same period in the prior year.  These customers account for 29% and 14%, respectively, of total subscription revenue in the nine months ended September 30, 2008.   In the second quarter of 2007, we received notice from one of our retail hub customers of their intent to discontinue the use of the SBT product and the cancellation of the related subscription for both it and its suppliers effective August, 2007. These customers accounted for approximately 13% of total subscription revenue for the nine month period ended September 30, 2007.  Management does not believe that the loss of revenue as a result of the cancellations of this retail hub will be completely offset by revenue gains in other business verticals throughout the remainder of 2008 or from the addition of new customers and the continued expansion of existing customers.

Table of Contents for the 10-Q

License revenue was $200,000 for the nine months ended September 30, 2008, as compared to $577,000 for the same period in 2007. Revenue recognition is dependent upon finalization of new arrangements and is comprised of perpetual license sales to both new customers and upgrades to existing customers. The decrease in license revenue is due to lower revenue associated with contracts sold in the current period as compared to the revenue associated with contracts sold in the comparable period in 2007.  The terms of each new license sale vary depending on such factors as the number and type of products sold and permitted number of users.

Maintenance revenue decreased $61,000 or 5% to $1,133,000 for the nine months ended September 30, 2008, as compared to $1,193,000 for the same period in 2007.  The decrease in 2008 was primarily the result of the decrease in the new licenses sold in 2008 as compared to the same period in 2007.

Professional services revenue, which includes implementation, decreased $403,000 or 36% to $721,000 for the nine months ended September 30, 2008, as compared to $1,124,000 for the same period in 2007.  The revenue for each sale varies depending on the scope of each engagement. The decrease in total professional services revenue, year over year, is attributable mainly to fewer, larger scoped engagements in the nine months ended September 30, 2007 as compared to more, smaller engagements in the nine months ended September 30, 2008.

Customer Operations and Support.  Customer operations and support expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing technical operations and hosting facilities in support of our advance commerce offerings. Customer operations and support expense also includes the cost of providing support and maintenance to customers. Our customer operations and support expense decreased $318,000 or 16% to $1,711,000 for the nine months ended September 30, 2008, as compared to $2,029,000 for the same period in 2007.  This decrease is due to decreased personnel costs due to the cost of development resources allocated to a custom development project in the second and third quarters of 2007, and decreases of $14,000 in travel expenses and $23,000 in professional fees offset by an increase of $24,000 in maintenance agreements.

Development.  Development expense includes personnel and professional fees incurred for product development, enhancements, upgrades, and quality assurance and testing across both advanced commerce and supply chain product offerings. Our development expenses increased $154,000 or 18% to $990,000 for the nine months ended September 30, 2008, as compared to $836,000 for the same period in 2007. This increase is due primarily to the allocation of development resources to customer operations and support for a custom development project in the second and third quarters of 2007.
Selling and Marketing. Selling and marketing expense consists primarily of personnel costs, travel, sales lead generation fees, public relations fees, seminars and conferences. Selling and marketing expense decreased $145,000 or 10% to $1,369,000 for the nine months ended September 30, 2008, as compared to $1,514,000 for the same period in 2007. The most significant changes for the nine months ended September 30, 2008, as compared to the same period in the prior year, are decreases in personnel costs of $213,000, travel expenses of $35,000, and tradeshow and conference support of $28,000.  These decreases are offset by increases in recruiting fees of $34,000, advertising and marketing expenses of $31,000, public relations expense of $41,000, and an increase in professional services fees of $43,000 related to the hiring of an outside consultant for sales management and training.

Table of Contents for the 10-Q

General and Administrative (G&A). G&A expense consists primarily of the personnel and other costs for the administration of our financial, human resources and executive requirements and the fees and expenses associated with legal, accounting and other services. G&A expense decreased $264,000 or 17% to $1,285,000 for the nine months ended September 30, 2008, as compared to $1,549,000 for the same period in 2007.  The largest decrease is a reduction in personnel fees totaling $160,000. This decrease from the prior year is due to the resignation of our principal finance and accounting officer and less bonuses accrued in the nine months ended September 30, 2008.  Other significant changes were decreases in stock compensation expense of $95,000, and decreases in insurance costs of $60,000 due to a worker’s compensation rate reduction.  There were also decreases in bad debt expense of $23,000 and print and copy charges of $32,000 which were offset by an increase in legal fees of $38,000 and professional fees of $69,000, which are principally related to the Agreement and Plan of Merger with Park City Group, Inc.  It is anticipated that we will incur additional material costs in the quarter ending December 31, 2008 in anticipation of consummation of the Merger, and in connection with the integration of the Prescient and Park City.

Impairment of Goodwill.  In furtherance of the Company’s strategy to seek growth opportunities through mergers, acquisitions and strategic transactions, we engaged an investment banking firm during the quarter ended December 31, 2007.  Based on management’s analysis of the opportunities presented, and the absence of anticipated revenue growth during the six months ending June 30, 2008, management determined that this provided a strong indicator that goodwill should be tested for impairment at June 30, 2008.  As a result of management’s assessment that the implied fair value of goodwill exceeded the book value of goodwill, an impairment charge of $7.5 million was recorded in the period ended June 30, 2008.

On August 28, 2008, we entered into the Agreement with Park City, which contemplates consummation of the Merger of the Company with and into a wholly owned subsidiary of Park City.  The total value of the Merger is approximately $8.9 million.  As a result, and based on management’s assessment of the likelihood of shareholder approval of the Merger, management determined to further impair goodwill to reflect the value anticipated to be paid for the Company in connection with the Merger, resulting in an  additional impairment charge of $2,370,000 at September 30, 2008.  Total goodwill impairment expense was approximately $9,823,000 for the nine months ended September 30, 2008.  There was no impairment noted related to other intangible assets, nor was there an impairment noted in the nine month period ended September 30, 2007.

Depreciation and Amortization. Depreciation and amortization expense increased to $356,000 for the nine months ended September 30, 2008 as compared to $351,000 for the same period in 2007.

Other income (expense).  We recorded interest expense of $142,000 and $199,000 in the nine months ended September 30, 2008 and 2007, respectively, pursuant to the Tak Note.  The expense recorded reflects payments required under the terms of the Tak Note through September 30, 2008, plus amortization of the warrant issued to Tak under the terms of the Settlement Agreement. The warrant was recorded as a discount on the Tak Note payable, and is being amortized to interest expense over the term of the Tak Note.  Additional interest of $1,000 and $5,000 related to financing our director’s and officer’s insurance policy was recorded in the nine months ended September 30, 2008 and 2007, respectively, and $3,000 was paid to Sand Hill in conjunction with the Financing Agreement in the nine months ended September 30, 2007.

Tax provision.  For the nine months ended September 30, 2008, we had a taxable profit that was offset by previously unrecognized Federal and state tax loss carryforwards.  However, the Federal alternative minimum tax system imposes an overall 90% limitation on the amount of tax loss carryforwards that can be utilized to reduce taxable income in any given year.  As a result of these limitations, we were subject to the Federal alternative minimum tax on approximately 10% of annual taxable income and recorded an income tax provision of $23,000 for the nine months ended September 30, 2008.

Table of Contents for the 10-Q

Deemed Dividend – Beneficial Conversion Feature of Series E Preferred Stock.  In connection with conversion price reset provisions of our Series E Preferred Stock, we recorded non-cash charges of $1,223,000 during the nine months ended September 30, 2007, that represented the deemed dividend relating to the intrinsic value of the beneficial conversion feature of the preferred stock (see Note 9 to our condensed consolidated financial statements).  There were no charges recorded for the nine months ended September 30, 2008.

Liquidity and Capital Resources

Our principal sources of liquidity are cash on hand and cash generated from current operations. As of September 30, 2008, we had cash and cash equivalents of $3.2 million.  We generated a net loss for the nine months ended September 30, 2008 and have an accumulated deficit of $117 million as of September 30, 2008.  We have incurred operating losses and negative cash flow in the past and may incur operating losses and negative cash flow in the future.  In connection with the proposed Merger, we have incurred substantial transaction and other costs that will have a material adverse affect on our cash flow and results from operations.  In addition, Park City has advised the Company of its intent to repay certain indebtedness incurred in connection with financing the Merger from cash and cash equivalents following consummation of the Merger, which may further impact the Company’s liquidity.

We continue to pursue sales efforts with (a) new retailers to create new communities, (b) small to medium size suppliers for the use of the supply chain software and (c) suppliers that will become subscribers to our advanced commerce services within existing and new hub communities.  In addition, in anticipation of the consummation of the proposed Merger, we have further reduced costs, and are leveraging Park City’s and the Company’s client base to increase revenue opportunities. Our existing cash and cash equivalents, and expected cash flow from operations, are expected to be sufficient to meet our operating and capital requirements for the next 12 months.

During the nine months ended September 30, 2008, $749,000 was provided by our operating activities. Cash provided by operating activities reflects a net loss of $9,292,000 which includes non cash items such as, $356,000 of depreciation and amortization, non-cash compensation expense of $66,000, and impairment of goodwill of $9,823,000.  Other primary provisions of cash include an increase in accounts payable and accrued liabilities of $142,000 and a decrease in accounts receivable of $247,000 due to improved collection efforts during the quarter.

During the nine months ended September 30, 2008, approximately $26,000 was used in our investing activities reflecting capital expenditures.

Our Financing Agreement with Sand Hill allows us to assign certain accounts receivable to Sand Hill and for Sand Hill to advance up to $1.0 million to us in contemplation of the collection of those accounts receivable. As of September 30, 2008, and for the nine months then ended, no amounts were owed to Sand Hill under the terms of the Financing Agreement. Sand Hill is entitled to full recourse against us for any uncollected accounts. Accordingly, the Financing Agreement is accounted for as a debt instrument collateralized by accounts receivable. The Financing Agreement has an initial term of one year with automatic renewals on an annual basis, but either party may terminate it at any time upon notice to the other.

Advances made under the Financing Agreement are subject to finance charges, an annual facility fee and other administrative charges. The finance charge is paid on a monthly basis and equals 1.9% on the net outstanding account balance for the month, calculated on a daily basis. The annual facility fee currently equals $10,000 of which $5,000 is paid and we will not be required to pay the balance of the fee until our obligations under the Financing Agreement exceed $500,000. We will also be charged certain administrative fees for wire transfers and returned checks for insufficient funds in connection with collection of our accounts receivable.

Table of Contents for the 10-Q

On July 31, 2006, we entered into the Settlement with Tak. Under the terms of the Settlement Agreement, we issued a three year secured promissory note, in the principal amount of $2,558,348 that bears interest at the prime rate plus 2% (7% at September 30, 2008).  The Tak Note is payable in monthly payments of $30,000, which includes interest, with the remaining amounts of principal and interest, equal to approximately $2,109,000, due in August 2009.  The Tak Note has an outstanding principal balance, net of the debt discount, of $2,269,670 at September 30, 2008.

Off Balance Sheet Agreements

As of September 30, 2008, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, which had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.  As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Recently Issued Accounting Pronouncements

On January 1, 2008, we adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which includes an amendment to FASB Statement No. 115 (SFAS 159).  SFAS 159 permits entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value (referred to as the “fair value option”) and report associated unrealized gains and losses in earnings.  We have elected not to implement the fair value option with respect to any existing assets or liabilities; therefore, the adoption of SFAS 159 had no impact on our financial position or results of operations.

On January 1, 2008, we partially adopted SFAS No. 157, Fair Value Measurements (SFAS 157).  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, SFAS 157 does not require any new fair value measurements. However, for some entities, the application of SFAS 157 will change current practice.  FASB Staff Positions  SFAS 157-2 delays the effective date of SFAS 157 from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized of disclosed at fair value in the financial statements on a recurring basis (at least annually).  The partial adoption of SFAS 157 had no impact on our financial position or results of operations.

ITEM 3.	Quantitative and Qualitative Disclosure about Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Table of Contents for the 10-Q

ITEM 4T.                                Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), as of the end of the period covered by this Quarterly Report. Based on that evaluation, our management with the participation of or principal executive officer and principal financial officer concluded that these controls and procedures are effective as of the end of the period covered by this Quarterly Report to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.  There were no changes in these controls or procedures identified in connection with the evaluation of such controls and procedures that occurred during our last fiscal quarter, or in other factors that have materially affected, or are reasonably likely to materially affect, these controls or procedures.

(b) Changes in Internal Control Over Financial Reporting

There was no change in our internal control over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Table of Contents for the 10-Q

PART II

ITEM 6.                      Exhibits

(a)	Exhibits

Exhibit Number	Description
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by the Chief Executive Officer
32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 by the Chief Financial Officer

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this Quarterly Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 29, 2008	Prescient Applied Intelligence, Inc. By: /s/ Randy Fields Name: Randy Fields Title: Chief Executive Officer (Principal Executive Officer)
Date: October 29, 2008	By: /s/ Daniel W. Rumsey Name: Daniel W. Rumsey Title: Interim Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Randy Fields, certify that:

1.    I have reviewed this Quarterly Report on Form 10-Q of Prescient Applied Intelligence, Inc.;

2.    Based on my knowledge, this Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly Report;

3.    Based on my knowledge, the consolidated financial statements, and other financial information included in this Quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Quarterly Report;

4.           The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial report (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

            (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Quarterly Report is being prepared;

            (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

            (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this Quarterly Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Quarterly Report based on such evaluation; and

            (d)  Disclosed in this Quarterly Report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.            The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:

            (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

            (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: October 29, 2008

By:          /s/ RANDY FIELDS
Randy Fields
Chief Executive Officer

Table of Contents for the 10-Q
EXHIBIT 31.2

CERTIFICATION OF INTERIM CHIEF FINANCIAL OFFICER

I, Daniel W. Rumsey, certify that:

1.    I have reviewed this Quarterly Report on Form 10-Q of Prescient Applied Intelligence, Inc.;

2.    Based on my knowledge, this Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly Report;

3.          Based on my knowledge, the consolidated financial statements, and other financial information included in this Quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Quarterly Report;
4.           The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

            (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Quarterly Report is being prepared;

            (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

             (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this Quarterly Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Quarterly Report based on such evaluation; and

    (d) Disclosed in this Quarterly Report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.            The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors:

            (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

            (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: October 29, 2008

By:           /s/ Daniel W. Rumsey
Daniel W. Rumsey
Interim Chief Financial Officer

Table of Contents for the 10-Q
EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Prescient Applied Intelligence, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Randy Fields, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Randy Fields
Randy Fields
Chief Executive Officer
October 29, 2008

Table of Contents for the 10-Q
EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Prescient Applied Intelligence, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Daniel W. Rumsey, Interim Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel W. Rumsey
Daniel W. Rumsey
Interim Chief Financial Officer
October 29, 2008

PRESCIENT APPLIED INTELLIGENCE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Jane F. Hoffer and Daniel W. Rumsey, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock, Series E Convertible Preferred Stock and shares of Series G Convertible Preferred Stock  of Prescient Applied Intelligence, Inc. (“Prescient”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of Prescient to be held at 1247 Ward Avenue, West Chester, Pennsylvania 19380, at 9:00 a.m., local time, on January 13, 2009, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3 which have been proposed by our Board of Directors, and in his or her discretion, upon other matters as may properly come before the Special Meeting.

(continued and to be signed on reverse side)

Please Detach and Mail in the Envelope Provided

☐ Please mark your votes as indicated in this example.

		FOR	AGAINST	ABSTAIN
1.	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER BY AND AMONG THE COMPANY, PARK CITY GROUP, INC., PAII TRANSITORY SUB, INC. AND RANDY FIELDS	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF THE SERIES E CONVERTIBLE PREFERRED STOCK TO PROVIDE THAT THE MERGER AGREEMENT SHALL GOVERN THE TREATMENT OF SUCH STOCK IN THE MERGER	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF THE SERIES G CONVERTIBLE PREFERRED STOCK TO PROVIDE THAT THE MERGER AGREEMENT SHALL GOVERN THE TREATMENT OF SUCH STOCK IN THE MERGER	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

☐	I WILL ATTEND THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Shareholder _________________ Signature of Shareholder __________________ Dated: ____________
IF HELD JOINTLY

Note:     This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by authorized person.